UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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☐ Preliminary proxy statement
☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e) (2))
☒ Definitive proxy statement.
☐ Definitive additional materials.
☐ Soliciting material pursuant to Section 240.14a-12

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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110 Pitts Bay Road
Pembroke HM 08, Bermuda
______________

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

The Annual General Meeting (the “Annual General Meeting”) of Argo Group International Holdings, Ltd. (“Argo Group”), a Bermuda corporation, will be held on November 13, 2007 at 10:30 am local time at the corporate offices of Argo Group, located at 110 Pitts Bay Road, Pembroke HM 08, Bermuda and at any adjournments or postponements thereof.

The Annual General Meeting is called for the following purposes:

1.	To elect five Class III directors to our Board of Directors for a term of three years;

2.	To approve the Argo Group International Holdings, Ltd. 2007 Employee Share Purchase Plan;

3.	To approve the Argo Group International Holdings, Ltd. 2007 Annual Incentive Compensation Plan;

4.	To approve the Argo Group International Holdings, Ltd. 2007 Long-Term Incentive Plan;

5.	To consider and approve the recommendation of the Audit Committee of our Board of Directors that Ernst & Young LLP be appointed as our independent auditors for the fiscal year ending December 31, 2007 and to refer the determination of the independent auditors’ remuneration to the Audit Committee of our Board of Directors;

6.	To consider and act upon such other business as may properly come before the Annual General Meeting or any adjournments or postponements thereof.

The Board of Directors of Argo Group (the “Board” or “Board of Directors”) has fixed the close of business on October 1, 2007 as the record date for determining those shareholders who will be entitled to vote at the Annual General Meeting.

The vote of each shareholder is important. I urge you to sign, date and return the enclosed proxy card as promptly as possible. In this way, you can be sure your shares will be voted at the Annual General Meeting.

By Order of the Board of Directors

David J. Doyle
Secretary
October 2, 2007

REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL GENERAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

TABLE OF CONTENTS

PART 1: ARGO GROUP PROXY STATEMENT INFORMATION AND PROPOSALS
PROXY STATEMENT	1
Cost of Soliciting Proxies	2
VOTING SECURITIES AND VOTING RIGHTS	2
CORPORATE GOVERNANCE	2
Board Independence	2
Code of Business Ethics and Conduct	3
Committees and Meetings of the Board of Directors	3
Executive Session of Non-Management Directors	3
Executive Committee	3
Audit Committee	3
Audit Committee Financial Expert	3
Investment Committee	3
Compensation Committee	4
Compensation Committee Interlocks and Insider Participation	4
Corporate Governance and Nominating Committee	4
Process for Nominating Directors	4
Shareholder Communication with Board Members	5
Policy for Evaluating Related Person Transactions	5
BENEFICIAL OWNERSHIP	6
Security Ownership of Principal Shareholders and Management	6
Section 16(a) Beneficial Ownership Reporting Compliance	8
PROPOSAL 1 – ELECTION OF DIRECTORS	8
Biographical information for nominees to be elected this year	8
Biographical information for nominees whose terms do not expire this year	9
Director Compensation	10
EXECUTIVE OFFICERS	10
Business Experience of Executive Officers	10
ARGO GROUP COMPENSATION PHILOSOPHY	11
Objectives of Argo Group’s Compensation Program	11
The Compensation Program is Structured to Achieve Argo Group’s Objectives	11
Base Salary	12
Annual Incentive Compensation Plan	12
Long Term Incentive Plan	12
Executive Deferred Compensation Plan	12
Perquisites	12
Interaction of the Elements of the Compensation Program	13
Employee Agreements	13
Tax Deductibility of Compensation	13
PROPOSAL 2: APPROVAL OF THE ARGO GROUP 2007 EMPLOYEE SHARE PURCHASE PLAN	14
PROPOSAL 3: APPROVAL OF THE ARGO GROUP 2007 ANNUAL INCENTIVE COMPENSATION PLAN	17
PROPOSAL 4: APPROVAL OF THE ARGO GROUP 2007 LONG-TERM INCENTIVE PLAN	19
PROPOSAL 5: APPOINTMENT OF INDEPENDENT AUDITORS	24
Argo Group Pre-Approval Process	25
Fees Paid to Independent Auditors by Argonaut in 2005 and 2006	25
Argonaut Pre-Approval Process	26
Fees Paid to Independent Auditors by PXRE in 2005 and 2006	26
PXRE Pre-Approval Policies and Procedures	26
FORM 10-K AVAILABILITY	27
SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS	27
APPENDIX I: Argo Group International Holdings, Ltd. 2007 Employee Share Purchase Plan
APPENDIX II: Argo Group International Holdings, Ltd. 2007 Annual Incentive Compensation Plan
APPENDIX III – Argo Group International Holdings, Ltd. 2007 Long-Term Incentive Plan

PART 2: 2006 ARGONAUT Related Party, Financial and Executive Compensation Information
Related Person Information	1
Consolidated Financial Statements	3
Executive Compensation	43
PART 3: 2006 PXRE Compensation and Corporate Governance Information
Corporate Governance	1
Executive Compensation	4
PART 4: 2006 PXRE 10-K

110 Pitts Bay Road
Pembroke HM 08, Bermuda

PART 1

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by Argo Group International Holdings, Ltd. (“Argo Group”) of the enclosed proxy to vote shares of Argo Group’s Common Shares (the “Common Shares”) at the Annual General Meeting of shareholders (the “Annual General Meeting”) to be held on November 13, 2007, at 10:30 am local time at the principal executive offices of Argo Group, located at 110 Pitts Bay Road, Pembroke HM 08, Bermuda and at any postponements or adjournments thereof.

On March 14, 2007, Argonaut Group, Inc. (“Argonaut”) entered into an agreement and plan of merger with PXRE Group Ltd. (“PXRE”) and PXMS Inc., a wholly owned subsidiary of PXRE, under which PXMS, Inc. was to merge with and into Argonaut, with Argonaut continuing after the merger as the surviving corporation and as a wholly owned subsidiary of PXRE (the “Merger”). The Merger provided for Argonaut's shareholders to receive PXRE shares in exchange for their Argonaut shares. On July 25, 2007 the shareholders of both Argonaut and PXRE approved the Merger and the transaction subsequently closed on August 7, 2007. Upon the closing of the Merger, PXRE was renamed Argo Group International Holdings, Ltd. Although PXRE was the surviving entity and legal acquirer in the Merger, immediately following the Merger the former shareholders of Argonaut owned approximately 73% of Argo Group and the former shareholders of PXRE owned 27% of Argo Group. As such, Argonaut was the acquirer for financial accounting purposes. Please refer to PXRE's S-4 as filed with the Securities and Exchange Commission ("SEC") on June 18, 2007 for additional information about the Merger and the combined company, a copy of which is available on Argo Group’s web site at www.argolimited.com. The reference to Argo Group’s web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement.

As discussed above, because PXRE was the legal acquirer in the Merger and is the entity which was renamed Argo Group, it remains the registrant for SEC reporting purposes and this proxy must include certain historical information for it including 2006 compensation information. However, because: (i) former Argonaut shareholders own the majority interest in Argo Group, (ii) Argonaut is the acquirer for financial accounting purposes, (iii) all of the Argonaut directors became members of the Argo Group Board, and (iv) Argonaut executives will hold many key positions in the merged group of companies, we believe that historical information about Argonaut is relevant to an understanding of Argo Group. Finally, we believe that current information about the governance and compensation philosophy at Argo Group will contribute to an understanding of Argo Group. Accordingly, Part 1 of this document, in addition to setting forth each of the proposals on which we are asking for your vote, provides (except where otherwise specified) information with respect to the post-Merger Argo Group, including its management, compensation philosophy and its corporate governance procedures. Part 2 of this document includes 2006 related party, executive compensation and financial information for Argonaut. Part 3 includes 2006 executive compensation and corporate governance information for PXRE, some of which was included in the 2006 10-K/A filed by PXRE on April 23, 2007. PXRE’s 2006 10-K can be found at Part 4. All references to the "Company" or other similar references or information in Part 2 refer to Argonaut and in Parts 3 and 4 refer to PXRE.

The Annual General Meeting to which this Notice of Annual General Meeting of Shareholders and this proxy statement apply is being convened solely for the purposes discussed in this document. Shares represented by duly executed proxies in the accompanying form received before the Annual General Meeting will be voted at the Annual General Meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of Argo Group either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Annual General Meeting who expresses a desire to vote in person. If a shareholder specifies a choice on any matter to be acted upon by means of the ballot provided in the accompanying proxy, the shares will be voted accordingly. If no specification is made, the shares represented by the proxy will be voted in favor of the proposals set forth in the Notice of Annual General Meeting.

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This proxy statement and the accompanying form of proxy are being mailed to shareholders beginning on or about October 8, 2007.

Cost of soliciting proxies

Argo Group will bear the cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith. Our directors, officers and employees may solicit proxies orally or in writing, without additional compensation. Argo Group has also engaged Georgeson, Inc. to assist in the solicitation of proxies for a fee of $12,500 plus reimbursement of certain expenses. Argo Group and its proxy solicitor will also request that banks, brokerage houses and other custodians, nominees and fiduciaries send proxy materials to the beneficial owners of Argo Group Common Shares and will, if requested, reimburse the record holders for their reasonable out-of-pocket expenses in so doing.

VOTING SECURITIES AND VOTING RIGHTS

Securities Outstanding

October 1, 2007 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual General Meeting or any adjournments or postponements thereof. On that date, there were 30,651,180 Common Shares issued, outstanding and entitled to vote. Argo Group has no other voting securities outstanding. Pursuant to Argo Group’s Bye-laws, a majority of all the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual General Meeting. Each shareholder of record is entitled to one vote per share held on all matters submitted to a vote of shareholders.

All matters referenced in this Proxy Statement upon which the shareholders will be asked to consider and vote will, in accordance with our Bye-Laws, be decided by an ordinary resolution; that is, a resolution passed by a simple majority of votes entitled to vote on such matter cast in person or by proxy at the Annual General Meeting. A resolution put to a vote at the Annual General Meeting will be decided on by a show of hands, unless a poll has been demanded pursuant to our Bye-Laws. Shares represented at the Annual General Meeting whose votes are withheld on any matter, shares that are represented by “broker non-votes” (that is shares held by brokers or nominees that are represented at the Annual General Meeting but with respect to which the broker or nominee has not received voting instructions from the beneficial owner and is not empowered to vote on a particular proposal) and the shares that abstain from voting on any particular matter are not included in the tabulation of the shares voting on such matter, but are counted for quorum purposes. Member brokerage firms of the New York Stock Exchange, Inc. that hold shares in street name for beneficial owners, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, may vote in their discretion upon the proposals for the election of directors and the ratification of the appointment of Ernst & Young (“E&Y”).

Under our Bye-Laws, absent a Board waiver, no person is entitled to exercise voting power on a matter in excess of a maximum limitation of 9.5% of the votes conferred on all of our shares entitled to vote on such matter, after taking into consideration all votes held directly, indirectly, beneficially or through attribution.

CORPORATE GOVERNANCE

Board Independence

Prior to the Merger, the Argonaut Board determined that each of its directors (all of whom are now directors of Argo Group) except Mark E. Watson, III, the Chief Executive Officer of Argo Group, and Fayez Sarofim, was “independent” in accordance with the applicable corporate governance listing standards of the Nasdaq Stock Market, Inc. (“Nasdaq”) as currently in effect. Prior to the Merger, the PXRE Board determined that Messrs Browne, Cooper, Josephson and McLoughlin were “independent” within the meaning of the applicable rules of the NYSE and the Commission.

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Code of Business Ethics and Conduct

Argo Group has adopted a Code of Business Ethics and Conduct (the “Ethics Code”) that applies to all its directors, officers and employees, including the principal executive officer and the principal financial officer. A copy of the Ethics Code is available through Argo Group’s web site at www.argolimited.com. In addition, copies of the Ethics Code can be obtained, free of charge, upon written request to Investor Relations, 110 Pitts Bay Road, Pembroke HM 08, Bermuda. Any amendments to or waivers of the Ethics Code that apply to Argo Group’s Board or its executive officers will be disclosed on the web site. The reference to Argo Group’s web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement.

Committees and Meetings of the Board of Directors

During the initial Argo Group Board of Directors meeting, the Argo Group Board of Directors established the following committees: the Executive Committee, the Audit Committee, the Investment Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. The Board of Directors has no other committees. While Argo Group does not have a policy requiring directors to attend the Annual General Meeting of shareholders, a meeting of the Board of Directors is customarily held on the same day as the Annual General Meeting of shareholders and Argo Group encourages directors to attend the shareholder meeting.

Executive Sessions of Non-Management Directors.

In order to promote open discussion among the non-management directors, the Board schedules regular executive sessions, at least two times each year, in which those directors meet without management participation. Any interested party may contact the independent directors as a group by using the procedures set forth above under “Procedures for Contacting the Board”.

Executive Committee

The Executive Committee consists of Messrs. Woods, De Leon, and Watson. Except for certain powers which, under Bermuda law, may only be exercised by the full Board of Directors, the Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business of Argo Group.

Audit Committee

The Audit Committee consists of Messrs. Cash, De Leon, Maresh, Power, Josephson and Browne, each of whom is “independent” as defined by Rule 4200(a)(15) of the Nasdaq’s listing standards, and also meets the additional independence and other requirements for audit committee membership under Rule 4350(d)(2) of those standards.

The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing, and financial reporting processes of Argo Group. The Audit Committee is primarily responsible for, among other things, (a) review of quarterly and annual financial results and other financial information, (b) the appointment, replacement, compensation and oversight of independent auditors, (c) reviewing all recommendations of the auditors with respect to accounting methods and internal controls of Argo Group, (d) reviewing and approving in advance audit and non-audit services and reviewing the scope of the audits conducted by the auditors, and (e) overseeing Argo Group’s internal audit procedures. The Audit Committee’s role includes discussing with management, internal audit and the independent auditors Argo Group’s processes to manage its business and financial risk, and processes for compliance with significant applicable legal and regulatory requirements. The Board of Directors has adopted a written charter that specifies the scope of the Audit Committee’s responsibilities, which is available on Argo Group’s web site at www.argolimited.com. The reference to Argo Group’s web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement.

Audit Committee Financial Expert

Prior to the Merger, the Argonaut Board determined that Frank W. Maresh was qualified as an “audit committee financial expert” within the meaning of applicable SEC rules and regulations governing the composition of the Audit Committee. In addition, the Argonaut Board determined that he has appropriate experience and background to satisfy the “financial sophistication” requirements of Nasdaq’s listing standards. Prior to the Merger, the PXRE Board determined that Messrs. McLoughlin and Josephson each qualified as an “audit committee financial expert” as that term is defined by the rules and regulations of the Commission.

Investment Committee

The Investment Committee consists of Messrs. Fulkerson, Hartoch, Watson, Cooper and Woods. The Investment Committee sets Argo Group’s investment policy. All investment transactions are ratified by the full Board of Directors. The Board of Directors has adopted a written charter for the Investment Committee that specifies the scope of the Investment Committee’s responsibilities, which is available on Argo Group’s web site at www.argolimited.com. The reference to Argo Group’s web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement.

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Compensation Committee

The Compensation Committee is responsible for overseeing the administration of Argo Group’s compensation policies. A discussion of the Compensation Committee’s procedures and Compensation Committee Interlocks begins immediately below this introduction. A discussion of Argo Group’s Compensation Philosophy begins on page 11. Detailed disclosure related to the compensation received by the principal executive officer, the principal financial officer and each of the three other most highly compensated executive officers (collectively the “Named Executive Officers”) of Argonaut in 2006 can be found in the Summary Compensation Table and the supporting tables and footnotes which begin on page 43 of Part 2. Detailed disclosure related to the compensation received by the Named Executive Officers of PXRE in 2006 can be found in the Summary Compensation Table and the supporting tables and footnotes which begin on page 4 of Part 3.

The Compensation Committee consists of Messrs. De Leon, Power, McLoughlin and Woods, each of whom is “independent” in accordance with the applicable corporate governance listing standards of Nasdaq as currently in effect. The Compensation Committee determines, approves and reports to the Board of Directors on the annual compensation of the executive officers. The Board of Directors has adopted a written charter that specifies the scope of the Compensation Committee’s responsibilities, which is available on Argo Group’s web site at www.argolimited.com. The reference to Argo Group’s web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement.

The Compensation Committee reviews and determines compensation for all senior executives of Argo Group and it’s subsidiaries including those designated as Named Executive Officers. The Compensation Committee also oversees Argo Group’s employee compensation programs. Argo Group’s Legal Department and its Human Resources Department support the Compensation Committee in its oversight of Argo Group’s compensation programs and act pursuant to authority delegated by the Compensation Committee. In addition, the Compensation Committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist the Compensation Committee.

In determining the amount and form of compensation for Argo Group’s senior executives, the Compensation Committee receives and considers recommendations from Argo Group’s management, including recommendations regarding the compensation for the five Named Executive Officers.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2006 or as of the date of this proxy statement is or has been an officer or employee of Argo Group and no executive officer of Argo Group served on the compensation committee or board of any company that employed any member of Argo Group’s Compensation Committee or Board of Directors.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of Messrs. Fulkerson, Maresh, and Woods, each of whom is “independent” in accordance with the applicable director independence standards of Nasdaq as currently in effect. The purpose of the Corporate Governance and Nominating Committee is to establish criteria for Board member selection and retention, identify individuals qualified to become Board members, and recommend to the Board the individuals to be nominated and re-nominated for election as directors. The Board of Directors has adopted Corporate Governance Guidelines and a written charter for the Corporate Governance and Nominating Committee that specifies the scope of the Committee’s responsibilities, copies of which are available on Argo Group’s web site at www.argolimited.com. The reference to Argo Group’s web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement.

Process for Nominating Directors

The Corporate Governance and Nominating Committee identifies director nominees from various sources such as officers, directors, shareholders and third party consultants to assist in identifying and evaluating potential nominees. The Corporate Governance and Nominating Committee will consider and evaluate a director candidate recommended by a shareholder in the same manner as a candidate recommended by a current director. The Corporate Governance and Nominating Committee will assess all director nominees taking into account several factors including, but not limited to, the current needs of the Board and the nominee's: (i) integrity, honesty and accountability; (ii) successful leadership experience and strong business acumen; (iii) forward-looking, strategic focus; (iv) collegiality; (v) independence and absence of conflicts of interests; and (vi) ability to devote necessary time to meet director responsibilities. The Corporate Governance and Nominating Committee will ultimately recommend nominees that it believes will enhance the Board's ability to manage and direct, in an effective manner, the affairs and business of Argo Group.

4

Shareholders wishing to recommend a director candidate to serve on the Board may do so by providing advance written notice to Argo Group. To make a director nomination at the 2008 Annual General Meeting, a shareholder must follow the same procedures required for submitting a shareholder proposal. See “Shareholder Proposals for the Next Annual General Meeting of Shareholders” beginning on page 27. Notices should be sent to Argo Group International Holdings, Ltd. c/o David J. Doyle, Secretary, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The notice must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) the number and class of all shares of each class of capital shares of Argo Group beneficially owned by the person or persons to be nominated; (c) a representation that the nominating shareholder is a shareholder of record of Argo Group's shares entitled to vote at such meeting, including setting forth the number and class of all shares of each class of capital shares of Argo Group beneficially owned by the nominating shareholder, and that he or she intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (e) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board; and (f) the signed consent of each nominee to serve as a director of Argo Group if so elected. The presiding officer of the Annual General Meeting of shareholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Shareholder Communication with Board Members

Argo Group has a process for shareholders to communicate with the Board of Directors, a specific director or the non-management or independent directors as a group. Shareholders may send written communications to Argo Group International Holdings, Ltd. c/o David J. Doyle, Secretary, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The Secretary will review the communication and forward such communication to the individual director or directors to whom the communication is directed, if any. If the communication does not specify a recipient, the Secretary will forward it to the full Board of Directors or to the director or directors the Secretary believes is most appropriate.

Policy for Evaluating Related Person Transactions

The Board of Directors has adopted a written policy relating to the Audit Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements by SEC regulations (“related person transactions”). A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers and 5% or more beneficial owners of our Common Shares. The General Counsel administers procedures adopted by the Board of Directors with respect to related person transactions and the Audit Committee reviews and approves all such transactions. At times, it may be advisable to initiate a transaction before the Audit Committee has evaluated it, or a transaction may begin before discovery of a related person’s participation. In such instances, management consults with the Chairman of the Audit Committee to determine the appropriate course of action. Approval of a related person transaction requires the affirmative vote of the majority of disinterested directors on the Audit Committee. In approving any related person transaction, the Audit Committee must determine that the transaction is fair and reasonable to Argo Group. The Audit Committee periodically reports on its activities to the Board of Directors. The written policy relating to the Audit Committee’s review and approval of related person transactions is available on our website under “Corporate Governance” at www.argolimited.com. The reference to Argo Group’s web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement.

Information about Argonaut’s 2006 related person transactions can be found in Part 2 beginning on page 1. Information about PXRE’s 2006 related person transactions can be found in Part 3 beginning on page 4. The Argo Group Audit Committee has not identified any additional related person transactions.

5

     BENEFICIAL OWNERSHIP

Security Ownership of Principal Shareholders and Management

The following table sets forth certain information regarding the beneficial ownership of Argo Group common shares (“Common Shares”) as of October 1, 2007 of each person known to Argo Group to beneficially own more than 5 percent of the Common Shares.

	Common Shares
	Number of Shares Beneficially Owned (1)		Percent of Class (1)
Name and Address of Beneficial Owner
Singleton Group LLC	2,718,637	(2)	8.9%
335 Maple Drive, Suite 177
Beverly Hills, CA 90210
____________________

(1)	The information in this table is based on information reported on Schedules 13D, 13F-HR or 13G, or Forms 3 or 4 filed with the Securities and Exchange Commission. A person is deemed to be the beneficial owner of shares if such person, either alone or with others, has the power to vote or to dispose of such shares. Shares beneficially owned by a person include shares of which the person has the right to acquire beneficial ownership within 60 days, including under stock options that were exercisable on October 1, 2007 or that become exercisable within 60 days after October 1, 2007. Unless otherwise indicated in the footnote below, the persons and entities named in this table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)	The Singleton Group LLC (the “LLC”), a limited liability company formed under the laws of Delaware, is engaged in investing in and holding domestic and foreign equity securities, government securities and related instruments. The LLC and William W. Singleton, Christina Singleton Mednick, and Donald E. Rugg, as managers of the LLC, share voting power with respect to 2,718,637 shares of Common Shares.

6

The following table sets forth certain information regarding the beneficial ownership of the Common Shares as of October 1, 2007 of (i) each director of Argo Group, (ii) each individual who has been identified as a senior executive of Argo Group or its subsidiaries, and (iii) all directors and individuals who have been identified as senior executives of Argo Group or its subsidiaries as a group:

	Number of Shares Beneficially Owned (1)		Percent of Class (1)
Name of Beneficial Owner
Gary V. Woods	7,833	(2)	*
F. Sedgwick Browne	6,824	(2)	*
H. Berry Cash	3,976	(2)	*
Bradley E. Cooper	600	(2)	*
Hector De Leon	6,283	(2)	*
Allan W. Fulkerson	9,036	(2)	*
David Hartoch	4,866	(2)	*
Mural R. Josephson	2,107	(2)	*
Philip R. McLoughlin	4,668	(2)	*
Frank W. Maresh	5,512	(2)	*
John R. Power, Jr.	7,184	(2)	*
Fayez S. Sarofim	713,968	(3)	2.3%
Mark E. Watson III	414,664		1.4%
Barbara C. Bufkin	67,834.2%
Ronald B. Given	0		-
Robert P. Myron	2,185	(2)	*
Gregory M. Vezzosi	12,032		*
All directors, individuals identified as senior
executives of Argo Group and its subsidiaries
as a group (17 persons)	1,269,573	(4)	4.1%

*	Less than 0.1 percent of the outstanding Common Shares
____________________

(1)	The information in this table is based on information supplied directly to Argo Group by directors and on information reported on Forms 3, 4 or 5 or on any Schedule 13G filed with the Securities and Exchange Commission. A person is deemed to be the beneficial owner of shares if such person, either alone or with others, has the power to vote or to dispose of such shares. Shares beneficially owned by a person include shares of which the person has the right to acquire beneficial ownership within 60 days, including stock options that were exercisable on October 1, 2007 or that become exercisable within 60 days after October 1, 2007. Unless otherwise indicated in the footnotes below, the persons and entities named in this table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)	Includes beneficial ownership of Common Shares which are issuable upon the exercise of options and vesting of restricted stock, as follows: Mr. Woods – 3,242; Mr. Browne – 4,775; Mr. Cash – 3,242, Mr. Cooper – 500, Mr. De Leon – 3,242; Mr. Fulkerson – 3,242; Mr. Hartoch – 3,242; Mr. Josephson – 1,357, Mr. Maresh – 3,242; Mr. McLoughlin – 4,537, Mr. Myron – 647, Mr. Power – 3,242; Mr. Watson – 202,744; Ms. Bufkin – 55,093; and Mr. Vezzosi – 9,726.

(3)	Mr. Sarofim may be deemed to be the beneficial owner of 713,968 of Common Shares. Of those shares, Mr. Sarofim has sole voting and dispositive power with respect to 438,173 shares. Mr. Sarofim is Chairman of the Board and President, a director and owner of a majority of the outstanding capital stock of Fayez Sarofim & Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Mr. Sarofim has shared dispositive power over 265,523 shares of Common Shares which are owned by Sarofim International Management Company, a wholly owned subsidiary of Fayez Sarofim & Co, for its own account and 10,272 shares which are held in investment advisory accounts managed by Fayez Sarofim & Co. for numerous clients.

(4)	This total does not include shares held by Jeff Radke and Bruce Byrnes, two former Named Executive Officers of PXRE. In a Form 4 filed on September 4, 2007, Bruce Byrnes disclosed that he no longer held any Argo Group stock. Immediately following the Merger, Jeff Radke owned 19,481 Common Shares. The table also does not include John Daly, Guy D. Hengesbaugh, or John M. Modin, three former employees of PXRE who left PXRE during 2006 but were required to be listed in the 2006 PXRE Executive Compensation tables.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, executive officers and holders of more than 10% of Common Shares to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of Argo Group’s securities. Argo Group believes that during 2006 all reports for the registrant’s executive officers, directors and 10% shareholders that were required to be filed under Section 16(a) of the Exchange Act were timely filed.

PROPOSAL 1 ELECTION OF DIRECTORS

Our Bye-Laws provide for the election of directors by our shareholders. In accordance with the Bye-Laws, our Board of Directors is divided into three classes (Classes I, II and III). The classes are determined by dividing the number of directors by 3. If this results in a whole number, there will be an equal number of directors in each class. If this results in a fraction of 1/3, one additional director will be placed into Class III. If this results in a fraction of 2/3 one director will be placed into Class II and one into Class III. Each class of directors serves for a term of three (3) years.

Five Class III directors are to be elected at the Annual General Meeting, The Board of Directors has nominated F. Sedgwick Browne, Hector DeLeon, Frank Maresh, John R. Power and Gary V. Woods, each of whom is presently serving on the Board, for re- election as Class III directors to serve three-year terms until the Annual General Meeting of shareholders in 2010 or until their successors have been elected and qualified. It is intended that proxies will be voted in favor of these persons. If, for any reason, any of the nominees is not able or willing to serve as a director when the election occurs (a situation which is not presently contemplated), it is intended that the proxies will be voted for the election of a substitute nominee in accordance with the judgment of the proxy holder.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS AND, UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR SUCH NOMINEES AS DIRECTORS.

Biographical information for the five Class III nominees to be elected this year:

F. Sedgwick Browne (65) will continue to serve as a Class III director of Argo Group. Before the Merger, Mr. Browne had been a director of PXRE since 1999. Mr. Browne served as Vice-Chairman of the board of directors of PXRE from 2003 until the Merger. He retired as counsel at Sidley Austin Brown & Wood LLP (now known as Sidley Austin LLP), a law firm, on September 30, 2004. Mr. Browne previously was a partner at Morgan, Lewis & Bockius LLP and prior thereto at Lord Day & Lord, Barrett Smith, where he specialized in the insurance and reinsurance industry.

Hector De Leon (60) became a director of Argo Group immediately following the Merger in August 2007. Mr. De Leon had been a director of Argonaut since February 2003. Mr. De Leon is the managing partner of De Leon, Boggins & Icenogle, P.C., a law firm in Austin, Texas, which he founded in 1977. Prior to 1977, Mr. De Leon was General Counsel of the Texas State Insurance Board and previously served as a director of Titan Holdings, Inc., a publicly traded property and casualty insurance company based in San Antonio, Texas.

Frank Maresh (68) became a director of Argo Group immediately following the Merger in August 2007. Mr. Maresh had been a director of Argonaut since December 2003. Mr. Maresh is a consultant, investor and owner in numerous private enterprises. He was formerly the Vice Chairman of KPMG in the United States. Mr. Maresh sat on the Texas State Board of Public Accountancy from 1993 to 1999 where he served as both Chairman of the Board and Chairman of the Major Case Committee. In addition, Mr. Maresh is a member of the board of Eagle Materials, Inc., a member of the board of the McCombs School of Business at the University of Texas, a member of the board of the University of Texas Accounting Department and a trustee of Schreiner University.

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John R. Power, Jr. (51) became a director of Argo Group immediately following the Merger in August 2007. Mr. Power had been a director of Argonaut since January 2000. He is President of the Patrician Group, a private investment firm located in Lisle, Illinois. Mr. Power currently serves as a board member of Case Corporation’s financial subsidiary.

Gary V. Woods (63) became a director of Argo Group immediately following the Merger in August 2007. Mr. Woods had been a director of Argonaut since March 2000 and Chairman of the Board of Directors of Argonaut since April 2001. Mr. Woods is President of McCombs Enterprises and currently serves on the board of the Cancer Therapy and Research Center, which is based in San Antonio, Texas.

Biographical information for directors whose terms of office do not expire at this meeting:

The following biographical information is for the four Class I directors whose terms will expire in 2008:

H. Berry Cash (68) became a director of Argo Group immediately following the Merger in August 2007. Mr. Cash had been a director of Argonaut since May 2005. Mr. Cash has been a general partner of InterWest Partners, a venture capital fund, since 1985. Mr. Cash currently serves on the board of directors of the following publicly held companies: Ciena Corporation, Silicon Laboratories Inc., i2 Technologies, Inc., Staktek Holdings, Inc. and First Acceptance Corporation.

Bradley E. Cooper (41) will continue to serve as a Class I director of Argo Group. Before the Merger, Mr. Cooper had been a director of PXRE since April 2002. Mr. Cooper is a Partner of Union Square Partners, an investment firm he joined as a founding partner upon its formation in February 2007. He previously held similar positions at Capital Z Partners (which he joined as a founding partner in 1998), and before that at Insurance Partners, L.P. and International Insurance Advisers, L.P. Mr. Cooper serves on the board of directors of Universal American Finance Corp. and NewStar Financial, Inc.

Fayez S. Sarofim (78) became a director of Argo Group immediately following the Merger in August 2007. Mr. Sarofim had been a director of Argonaut since 1986. He is Chairman of the Board and President of Fayez Sarofim & Co., a registered investment advisor. He is currently a director of Kinder Morgan, Inc. and Unitrin, Inc.

Mark E. Watson III (43) became a director of Argo Group immediately following the Merger in August 2007. He has been President and Chief Executive Officer of Argo Group since August 2007 and President and Chief Executive Officer of Argonaut since January 2000. Mr. Watson had been a director of Argonaut since June 1999. Mr. Watson joined Argonaut as Vice President in September 1999. He was a principal of Aquila Capital Partners, a San Antonio, Texas-based investment firm in 1998 and 1999, and served from 1992 to 1998 as a director and Executive Vice President, General Counsel and Secretary of Titan Holdings, Inc., a publicly traded property and casualty insurance holding company.

The following biographical information is for the four Class II directors whose terms will expire in 2009:

Allan W. Fulkerson (74) became a director of Argo Group immediately following the Merger in August 2007. Mr. Fulkerson had been a director of Argonaut since May 2004. Mr. Fulkerson is currently a managing member of Red Hill Capital, LLC. Mr. Fulkerson was President and a director of Century Capital Management, Inc., which we refer to as CCMI, a registered investment advisor that specialized in the insurance industry until January 2004. He has been associated with CCMI and its successor in interest, Century Capital Management, LLC, for at least the last five years. Mr. Fulkerson is a director of Asset Allocation & Management Company, L.L.C., HCC Insurance Holdings, Inc. and Montpelier Re Holdings, Ltd.

David Hartoch (68) became a director of Argo Group immediately following the Merger with Argonaut in August 2007. Mr. Hartoch had been a director of Argonaut since May 2004. Mr. Hartoch is currently the Chairman of Swett & Crawford. From April 1, 2005 until November 15, 2005, Mr. Hartoch was the acting Chairman and Chief Executive Officer of Swett & Crawford, where he had served as Chairman and Chief Executive Officer from 1997 to 2003. Between January 1, 2004 and April 1, 2005, Mr. Hartoch served as a consultant to Swett & Crawford. He was elected President of the NAPSLO trade association from 1993 to 1994 and was President and Chief Operating Officer of Sherwood Insurance Services from 1991 to 1997.

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Mural R. Josephson (59) will continue to serve as a Class II director of Argo Group. Before the Merger, Mr. Josephson had been a director of PXRE since August 2004. Mr. Josephson retired from Kemper Insurance Companies in 2002. During his 5-year tenure at Kemper, he held key management positions, including senior vice president and chief financial officer and senior vice president of finance. Prior to joining Kemper, Mr. Josephson held several senior level positions at KPMG, including 19 years as a senior audit partner. While at KPMG, he was a member of the National Insurance Practice Committee and a member of the Professional Practice Review Committee. Mr. Josephson is currently a member of the board of directors and chairman of the Audit Committee of HealthMarkets, Inc., an insurance holding company. He also serves on the board of directors of SeaBright Insurance Holdings, Inc., a NASDAQ traded insurance holding company, and its wholly owned subsidiary, SeaBright Insurance Company, and is the Chairman of their Audit Committee.

Philip R. McLoughlin (60) will continue to serve as a Class II director of Argo Group. Before the Merger, Mr. McLoughlin had been a director of PXRE since its organization in 1999 and was elected a director of PXRE Delaware in 1986. Mr. McLoughlin was a director, Chairman and Chief Executive Officer of Phoenix Investment Partners, Ltd. from October 1995 to September 2002. Mr. McLoughlin was also Executive Vice President, Chief Investment Officer and a director of The Phoenix Companies, Inc. from November 2000 to July 2002. He also served in various positions, including Chief Investment Officer, for Phoenix Life Insurance Company and its subsidiaries until September 2002. Mr. McLoughlin currently serves as a director of many of Phoenix’s mutual funds.

Director Compensation

Board Fees for Non-Employee Directors (paid quarterly):

Retainer (paid quarterly)	$50,000 annual retainer of which $20,000 is based upon Board meeting attendance
Board meetings	Attendance = $2,000 per day Audit Committee Attendance = $1,000 per meeting provided that the Audit Committee meeting is not held on the same day as a Board meeting
Committee fees (paid quarterly)	Chair, Executive Committee = $20,000 annual retainer
Member, Executive Committee = $8,000 annual retainer
Chair, Audit Committee = $40,000 annual retainer
Member, Audit Committee = $15,000 annual retainer
Chair, Compensation Committee = $30,000 annual retainer
Member, Compensation Committee = $8,000 annual retainer

EXECUTIVE OFFICERS

The following table sets forth, for senior executive officers of Argo Group and its subsidiaries, such person’s name, age and position with Argo Group and its principal subsidiaries. Each such executive officer serves at the pleasure of the Board of Directors.

Name	Position	Age
Mark E. Watson III	President and Chief Executive Officer, Argo Group	43
Barbara C. Bufkin	Senior Vice President, Business Development, Argo Group	51
Ronald B. Given	Senior Vice President & General Counsel, Argonaut	55
Robert P. Myron	Executive Vice President & Chief Financial Officer, Argo Group	38
Gregory M. Vezzosi	Executive Vice President and Chief Operating Officer, Argonaut	53
____________________

Business Experience of Executive Officers

Mark E. Watson III has been President and Chief Executive Officer of Argo Group since August 2007. Mark E. Watson III had previously been President and Chief Executive Officer of Argonaut since January 2000. Please refer to “Election of Directors-- Biographical information for directors whose terms of office do not expire at this meeting” on page 9 for a description of Mr. Watson’s business experience.

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Barbara C. Bufkin has been Senior Vice President, Business Development of Argo Group since August 2007. Prior to joining Argo Group, she was Argonaut's Senior Vice President, Corporate Business Development, a position she assumed on August 3, 2004. She had served Argonaut as Vice President, Corporate Business Development since September 2002 after previously serving as a reinsurance consultant to Argonaut for a year. Before Ms. Bufkin’s association with Argonaut, she served as Director of Swiss Re New Markets and Chairman, President and Chief Executive Officer of Swiss Re subsidiary Facility Insurance Corporation. During her tenure at Swiss Re, Ms. Bufkin led the insurance privatization practice. Her background includes nearly 15 years in executive positions in the reinsurance intermediary field.

Ronald B. Given was named to the position of Senior Vice President and General Counsel for Argonaut Group, Inc., effective June 1, 2007. Prior to this, Mr. Given was in private practice since 1978 with the international law firm of Mayer Brown and became a partner of the firm in 1985. While in private practice, he counseled numerous insurance companies, multinational corporations and financial institutions in acquisitions, divestitures and joint ventures and assisted them with operational and business issues. Mr. Given attended the Indiana School of Law.

Robert P. Myron has been Executive Vice President & Chief Financial Officer of Argo Group since August 2007. Prior to the Merger, Mr. Myron had been Executive Vice President and Chief Financial Officer of PXRE since 2005, Treasurer of PXRE since 2003, and Chief Financial Officer of PXRE Reinsurance Ltd., PXRE’s Bermuda-based operating subsidiary, since 2003. From 1999 to 2003, Mr. Myron served as an officer of Select Reinsurance Ltd., a privately held Bermuda-based reinsurance company, most recently as President and a Director of that company. From 1991 to 1999, he worked in the Boston and Bermuda offices of PricewaterhouseCoopers, principally for clients in the financial services arena. Mr. Myron is a certified public accountant.

Gregory M. Vezzosi joined Argonaut as Executive Vice President and Chief Operating Officer on January 1, 2007. Prior to joining Argonaut, Mr. Vezzosi served as senior vice president of St. Paul Travelers since August 2003 where he oversaw specialty commercial businesses, including Global Technology Underwriting, Excess Casualty, Ocean Marine, United Kingdom, Ireland, Canada, Lloyd's, and Global Underwriting. Prior to joining The St. Paul, Mr. Vezzosi held various senior management and executive positions for two insurance companies. He spent 20 years at Chubb & Son in underwriting management and branch executive management roles. He also served in executive management roles at Royal & SunAlliance in Charlotte, N.C., most recently as senior vice president and chief underwriting officer. Mr. Vezzosi earned his Bachelor of Arts degree in Economics from Brown University.

ARGO GROUP COMPENSATION PHILOSOPHY

Following the Merger with Argonaut, the Compensation Committee adopted new compensation philosophies that were largely consistent with the philosophies used at Argonaut prior to the Merger. Those compensation philosophies are described below. For a discussion of the pre-Merger PXRE compensation philosophies, see the discussion beginning on page 4 of Part 3, and for a discussion of the pre-Merger Argonaut compensation philosophies, see the discussion beginning on page 43 of Part 2.

Objectives of Argo Group’s Compensation Program

Argo Group’s compensation philosophy links pay to business performance and is designed to meet the following objectives:

  Create shareholder value through sustainable earnings and stock price performance;
  Reward participants for value creation commensurate with competitive industry standards;
  Provide a competitive, performance based compensation program which allows Argo Group to attract and retain superior talent; and
  Develop a strong linkage between financial results, team affiliation, and employee pay

The Compensation Program is Structured to Achieve Argo Group’s Objectives

The following components are included in Argo Group’s compensation program:

  Base Salary
  Annual Incentive Compensation Awards
  Annual Long Term Incentive Awards
  Executive Deferred Compensation Plan
  Perquisites

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The Compensation Committee of the Board has responsibility for establishing, implementing and monitoring adherence with Argo Group’s compensation philosophy. The Compensation Committee strives to ensure that the total compensation paid to our management is fair, reasonable and competitive. Generally, the management of Argo Group and it’s subsidiaries is tasked with the administration of the compensation program within the limits approved by the Compensation Committee. However, the Compensation Committee reviews and approves individually the compensation for each of the senior executives of Argo Group and it’s subsidiaries, a group which includes the Named Executive Officers.

Base Salary

Consistent with Argo Group’s desire to provide compensation that is sufficient to attract and retain superior employees, when establishing base pay we consider both:

  The skill and experience level of the employee; and
  The pay practices of companies with whom we compete for employees.

Annual Incentive Compensation Plan

If approved by shareholders, the Argo Group International Holdings Ltd. 2007 Annual Incentive Compensation Plan will provide incentive compensation to those officers, executives, and key employees of Argo Group and its subsidiaries who contribute significantly to the growth and success of Argo Group. Participants in the Annual Incentive Plan will receive awards under the plan after the end of a plan year if certain specified performance objectives are met during such plan year. The performance objectives will be set by the Compensation Committee at the start of each calendar year and are based on one or more of the performance criteria identified in the plan. Generally, awards will not be made under this plan if the performance goal is not met. However, it should be noted that the Board may, at its discretion, adjust a performance goal for an unexpected significant event that occurs during the year. The performance goals for Named Executive Officers can only be decreased. Depending upon the nature of the unexpected significant event the financial performance goal for all other employees may be either increased or decreased.

Long-Term Incentive Plan

In addition to the cash awards to be granted under the Annual Incentive Compensation Plan if the Annual Incentive Plan is approved by shareholders, employees and non-employee directors may also receive equity grants under the Long-Term Incentive Plan after it is approved by the shareholders. These grants will generally be conditioned upon the achievement of established individual performance goals during the year. The employee will be notified of both the grant and the performance goal for the year at the time the contingent grant is made. The Compensation Committee subsequently reviews achievement of the performance goals and if the Compensation Committee decides that performance substantially met expectations the awards are allowed to continue to vest. Either stock options and/or restricted stock may be awarded under this program. These awards will generally vest over a four year period beginning on the initial grant date.

In addition, the Compensation Committee may grant special equity awards to employees, including Named Executive Officers, to recognize an exceptional achievement or to establish an incentive for a specific performance goal. Awards may also be granted to new employees or to mark a significant event. The awards may take a number of forms but generally stock options or restricted stock will be granted. The grants may or may not include performance triggers.

Executive Deferred Compensation Plan

This plan allows a select group of management and highly compensated executives to defer a portion of their compensation. It is intended to enhance long-term performance and retention of eligible participants. The plan is offered annually at the discretion of the Compensation Committee. Each year the plan is offered, eligible employees are allowed to defer up to 100% of salary, annual bonus and other eligible compensation for a three year period. Participants may select one of the deemed investment options offered by Argo Group. The Compensation Committee may establish a matching contribution for compensation that is deemed to be invested in Argo Group stock. Generally participants may revise the deemed investment option as desired except that participants who select the Argo Group stock option cannot revise the election for a three year period.

Perquisites

Named Executive Officers may be provided with limited perquisites as part of the compensation program. Perquisites provided to one or more Named Executive Officers include: club membership, personal use of a pool car, company car allowance, data services, physical exams, and financial planning assistance. If a Named Executive Officer uses available time in Argo Group’s aircraft time-share plan for personal purposes, the employee is required to reimburse Argo Group for the incremental cost of the trip.

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In addition, Argo Group will provide Named Executive Officers who are headquartered in Bermuda with perquisites and other personal benefits that Argo Group and the Compensation Committee believe are similar to those provided to executive officers holding comparable positions in other insurance and reinsurance companies operating in the Bermuda reinsurance marketplace.

Interaction of the Elements of the Compensation Program

As discussed above, the Compensation Committee has structured Argo Group’s compensation program to achieve Argo Group’s goals with each element of the program included for a specific purpose:

a.	Argo Group’s base salary and benefit package is designed to allow Argo Group to successfully compete for and retain superior employees;

b.	The Annual Incentive Compensation Plan is designed to develop a strong linkage between financial results, team affiliation, and employee pay by rewarding Annual Incentive Plan participants who contribute to the growth and success of Argo Group by achieving pre-established goals;

c.	The Long-Term Incentive Awards are intended to motivate employees to attain superior performance, to reward employees who achieve individual goals which are established to further Argo Group’s strategic goals and to encourage the acquisition of an ownership interest in Argo Group by employees.

Employee Agreements

Argo Group has entered into the following two agreements with employees since the Merger was concluded:

 On August 17, 2007, Argo Group executed an employment agreement with Mark E. Watson III, Argo Group’s President and Chief Executive Officer, that terminates on February 7, 2011. The agreement replaces and supersedes the employment agreement previously entered into between Argonaut and Mr. Watson. The agreement provides that Mr. Watson will receive an annualized base salary of $1,000,000 (effective as of June 1, 2007) less applicable withholding and deductions (the “Base Salary”). Argo Group’s Board of Directors will review the base salary annually and may increase (but not decrease) it. Pursuant to the agreement, Mr. Watson is also entitled to receive housing, relocation and home leave travel allowances. Mr. Watson’s relocation allowance was a lump sum payment of $1,500,000 which must be refunded to Argo Group if Mr. Watson terminates the agreement without good reason prior to August 7, 2008. In addition, Mr. Watson received a payment of $1,400,000 upon the execution of the agreement, a percentage of which will be refunded to Argo Group if Mr. Watson terminates the Agreement without good reason prior to August 7, 2011, depending on the termination date, if such termination was not in connection with a change of control (as defined in the agreement). The Board of Directors will determine any annual bonus to which Mr. Watson may be entitled. He also is entitled to participate in any equity plans which may be established by Argo Group.

On August 17, 2007, Argo Group entered into a letter agreement setting forth certain compensatory arrangements for Barbara Bufkin, Argo Group’s Senior Vice President, Business Development. Under the terms of the letter agreement, Ms. Bufkin will receive an annual base salary of $350,000 effective as of June 25, 2007. In addition to her base salary, any incentive and equity bonuses and any other benefits available to Ms. Bufkin as described in the letter agreement, Ms. Bufkin shall also receive (i) a $14,000 per month housing allowance, (ii) a one-time relocation bonus of $107,650, (iii) reimbursement for moving expenses to Bermuda of up to $50,000, along with a one-time payment of $15,000, (iv) a car allowance of $20,000 for use in Bermuda and (v) a home leave allowance of $10,000 per year; provided that the net after tax amounts provided in (i), (ii) and (iii) shall be repaid by Ms. Bufkin within 5 business days of her resignation if she resigns from the employ of Argo Group or its affiliates prior to March 16, 2009.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four other most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limitation if they satisfy requirements under Section 162(m). If shareholders approve the Annual Incentive Plan and the Long-Term Incentive Plan, compensation awarded under those plans is intended to qualify as “performance-based”. While the Compensation Committee considers the impact of 162(m) when developing and implementing Argo Group’s executive compensation programs, the Compensation Committee believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Compensation Committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

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Argo Group is a Bermuda based company. None of the compensation paid to any of the named executive officers by Argo Group is deductible for U.S. federal income tax purposes. Mr. Vezzosi and Mr. Given are employed by a U.S. subsidiary of Argo Group, and all of their compensation is deductible for U.S. federal income tax purposes. In addition to their employment by Argo Group, Mr. Watson and Ms. Bufkin also provide services to a U.S. subsidiary of Argo Group, and their compensation for such services paid by such subsidiary is deductible for U.S. federal income tax purposes.

PROPOSAL 2

APPROVAL OF THE ARGO GROUP INTERNATIONAL HOLDINGS, LTD 2007 EMPLOYEE SHARE
PURCHASE PLAN

Shareholders are being asked to approve the adoption of the Argo Group International Holdings, Ltd. 2007 Employee Share Purchase Plan (the “2007 Employee Share Purchase Plan”). 500,000 shares of Common Shares will be reserved for issuance initially. On the first trading day of January each calendar year, beginning in calendar year 2009, the share reserve will automatically increase by 200,000 shares. This plan will replace the Argonaut Group, Inc. 2004 Employee Stock Purchase Plan which was approved by Argonaut shareholders in 2004 and the PXRE Group Ltd. Employee Stock Purchase Plan as amended and restated February 13, 2002 which was approved by PXRE shareholders in 2002. No further post-Merger purchases can be made from either plan. The 2007 Employee Share Purchase Plan was adopted by the Argo Group Board of Directors on August 7, 2007, and will become effective on November 14, 2007, if approved by the shareholders at the Annual General Meeting.

The 2007 Employee Share Purchase Plan is designed to allow eligible employees to purchase Common Shares at quarterly intervals through accumulated periodic payroll deductions under the 2007 Employee Share Purchase Plan. The Board of Director believes that the 2007 Employee Share Purchase Plan will promote the interests of Argo Group by providing eligible employees with the opportunity to acquire a proprietary interest in Argo Group through participation in a payroll deduction based employee share purchase plan while taking advantage of the benefits provided by Section 423 of the Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED ADOPTION OF THE 2007 EMPLOYEE SHARE PURCHASE PLAN AND, UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF THE PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR THE APPROVAL OF SUCH PROPOSAL.

Summary Description of the Plan

The following is a summary of the principal features of the 2007 Employee Share Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Employee Share Purchase Plan. The full text of the 2007 Employee Share Purchase Plan is attached as Appendix I to this proxy statement. The Board of Directors encourages you to review it for more details on the 2007 Employee Share Purchase Plan.

A. Administration

The 2007 Employee Share Purchase Plan will be administered by the Compensation Committee of the Board. Such committee, as plan administrator, will have full authority to adopt administrative rules and procedures and to interpret the provisions of the 2007 Employee Share Purchase Plan.

Securities Subject to the 2007 Employee Share Purchase Plan

The number of Common Shares initially reserved for issuance under the 2007 Employee Share Purchase Plan will be limited to 500,000 shares. On the first trading day of January each calendar year, beginning in calendar year 2009, the share reserve will automatically increase by 200,000 shares.

The shares issuable under the 2007 Employee Share Purchase Plan may be made available from authorized but unissued Common Shares or from Common Shares repurchased by Argo Group, including shares repurchased on the open market. In the event that any change is made to the outstanding Common Shares (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without the receipt of consideration), appropriate adjustments will be made. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2007 Employee Share Purchase Plan or the outstanding purchase rights thereunder.

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Offering Periods and Purchase Rights

The Plan will be structured as a series of periods each of which will have a duration of between three and twenty-four months (“Offering Period”) except the first Offering Period which will begin on December 1, 2007 and end on January 31,2008. Each Offering Period will include one or more intervals at the end of which Common Shares will be purchased (“Purchase Interval”). Each individual who is not currently participating in an Offering Period and who is an eligible employee on the start date of an Offering Period may enter that Offering Period on its start date. At the time a participant joins an Offering Period, he or she will be granted a purchase right to acquire Common Shares of Argo Group on the last day of each Purchase Interval within that Offering Period. All payroll deductions collected from the participant for each Purchase Interval will be automatically applied to the purchase of Common Shares at the end of that Purchase Interval, subject to certain limitations.

Eligibility and Participation

Any individual who is employed by a participating company on a basis under which he or she is regularly expected to work for more than twenty hours per week for more than five months per calendar year will be eligible to participate in the 2007 Employee Share Purchase Plan. As of August 31, 2007, approximately 1,200 employees were eligible to participate in the 2007 Employee Share Purchase Plan.

Payroll Deductions and Stock Purchases

Each participant may authorize periodic payroll deductions in any multiple of one percent (up to a maximum of ten percent) of his or her base salary to be applied to the acquisition of Common Shares at the end of a Purchase Interval.

Purchase Price

The purchase price of the Common Shares acquired on each quarterly purchase date will be equal to eighty-five percent of the lower of (i) the fair market value per share of the Common Shares on the participant’s entry date into the Offering Period or (ii) the fair market value on the quarterly purchase date. The fair market value per share of the Common Shares on any particular date under the 2007 Employee Share Purchase Plan will be deemed to be equal to the closing selling price per share on such date on Nasdaq. On October 1, 2007, the fair market value of the Common Shares determined on such basis was $43.92 per share.

Special Limitations

The 2007 Employee Share Purchase Plan imposes certain limitations upon a participant’s rights to acquire Common Shares, including the following limitations:

  Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Common Shares (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

  Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Argo Group’s outstanding shares.

  No participant may purchase more than 1,000 Common Shares on any one purchase date.

  The maximum number of Common shares purchasable in total by all participants on any one purchase date will be limited to 100,000 shares.

The plan administrator will have the discretionary authority to increase or decrease the per participant and total participant purchase limitations as of the start date of any new Offering Period under the 2007 Employee Stock Purchase Plan, with the new limits to be in effect for that Offering Period and each subsequent Offering Period.

Termination of Purchase Rights

A participant may withdraw from the 2007 Employee Share Purchase Plan at any time, and his or her accumulated payroll deductions will, at the participant’s election, either be applied to the purchase of shares on the next quarterly purchase date or be refunded immediately.

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A participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the Purchase Interval in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of Common Shares.

Shareholder Rights

No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Change in Control

Should Argo Group be acquired by merger, sale of substantially all of its assets or sale of securities possessing more than fifty percent of the total combined voting power of its outstanding securities, then all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition.

Share Proration

Should the total number of Common Shares to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the 2007 Employee Share Purchase Plan, the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Shares pro-rated to such individual, will be refunded.

Amendment and Termination

The 2007 Employee Share Purchase Plan will terminate upon the earliest to occur of (i) November 14, 2017, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with a change in control or ownership of Argo Group.

The Board of Directors may at any time alter, suspend or discontinue the 2007 Employee Share Purchase Plan. However, the Board may not, without shareholder approval, (i) increase the number of shares issuable under the 2007 Employee Share Purchase Plan (except as permissible adjustments in the event of changes to Argo Group’s capitalization), (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the 2007 Employee Share Purchase Plan.

New Plan Benefits

No purchase rights will be granted and no shares will be issued under the 2007 Employee Share Purchase Plan, unless the 2007 Employee Share Purchase Plan is approved by shareholders

U.S. Federal Tax Consequences

The following discussion of U.S. federal income tax consequences is not intended to provide a complete analysis of all of the potential tax effects of the 2007 Employee Share Purchase Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws, or estate and gift tax considerations. In addition, the tax consequences to a particular participant may be affected by matters not discussed below.

The 2007 Employee Share Purchase Plan is intended to be a stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the”Code”). Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to Argo Group, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2007 Employee Share Purchase Plan or in the event the participant should die while still owning the purchased shares.

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If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the Offering Period in which such shares were acquired or within one year after the purchase date on which those shares were actually acquired, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and Argo Group will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, in an amount equal to such excess. Any additional gain upon the disposition will be taxed as either long-term or short-term capital gain, depending upon the holding period.

If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the Offering Period in which the shares were acquired and more than one year after the purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent of the fair market value of the shares on the participant’s entry date into that Offering Period; and any additional gain upon the disposition will be taxed as a long-term capital gain. Argo Group will not be entitled to an income tax deduction with respect to such disposition.

The 2007 Employee Share Purchase Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended and is not qualified under Section 401 of the Code.

None of the compensation paid to any of the named executive officers by Argo Group is deductible for U.S. federal income tax purposes. Mr. Vezzosi and Mr. Given are employed by a U.S. subsidiary of Argo Group, and all of their compensation is deductible for U.S. federal income tax purposes. In addition to their employment by Argo Group, Mr. Watson and Ms. Bufkin also provide services to a U.S. subsidiary of Argo Group, and their compensation for such services paid by such subsidiary is deductible for U.S. federal income tax purposes.

PROPOSAL 3

APPROVAL OF THE ARGO GROUP INTERNATIONAL HOLDINGS, LTD. 2007 ANNUAL INCENTIVE
COMPENSATION PLAN

Shareholders are being asked to approve the adoption of the Argo Group International Holdings Ltd. 2007 Annual Incentive Compensation Plan (the “Annual Incentive Plan”). This plan is designed to provide incentive compensation to those officers, executives, and key employees of Argo Group and its subsidiaries who contribute significantly to the growth and success of Argo Group. The plan supports Argo Group’s compensation philosophy of linking pay to business performance and is designed to meet the following objectives: (i) create shareholder value through sustainable earnings and share price performance, (ii) reward Annual Incentive Plan participants for value creation commensurate with competitive industry standards, (iii) provide a competitive, performance based compensation plan which allows Argo Group to attract and retain superior talent and (iv) develop a strong linkage between financial results, team affiliation, and employee pay.

Adoption of this plan will preserve Argo Group’s federal income tax deduction when payments are made to certain executives based on established performance goals. Argo Group generally seeks to preserve its ability to claim tax deductions for compensation paid to executives to the greatest extent practicable; therefore, the Annual Incentive Plan is intended to comply with the requirements of Section 162(m) of the Code. Section 162(m) of the Code limits how much Argo Group can deduct on its federal income tax return for compensation paid in a taxable year to an individual who, on the last day of the fiscal year, was either (i) the Chief Executive Officer or (ii) among the four other highest-compensated executive officers. Compensation that is considered “performance-based compensation” under Section 162(m) of the code is not subject to this limit on deductible compensation if certain conditions are met. One such condition is that the shareholders initially approve the material terms of the performance goals and re-approve those material terms every five years. Approval of this proposal will help assure that Argo Group is able to receive tax-deductions for the full amount of performance based compensation paid to officers under the Annual Incentive Plan.

The Annual Incentive Plan was adopted by the Argo Group Board of Directors on August 7, 2007, and will be effective as of November 14, 2007, if approved by the shareholders at the Annual General Meeting.

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THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED ADOPTION OF THE 2007 ANNUAL INCENTIVE COMPENSATION PLAN AND, UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF THE PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR THE APPROVAL OF SUCH PROPOSAL.

The more significant features of the Annual Incentive Plan are described below. This summary is subject, in all respects, to the terms of the Annual Incentive Plan, which is attached to this proxy statement as Appendix II.

Administration

The Annual Incentive Plan will be administered by the Compensation Committee. The Compensation Committee will have full authority and discretion with respect to Awards made under the Annual Incentive Plan. Any decision of the Compensation Committee in the administration of the Annual Incentive Plan will be conclusive and binding.

Eligibility

Any person who, during the term of the Annual Incentive Plan, is an employee of Argo Group or any subsidiary of Argo Group working in excess of 20 hours per week is eligible to participate under the Annual Incentive Plan, subject to eligibility guidelines contained in the Annual Incentive Plan. The approximate number of employees eligible to participate in the Annual Incentive Plan on August 31, 2007 is 1,200.

Performance Objectives

Participants will receive awards under the Annual Incentive Plan after the end of a plan year if certain specified performance objectives are met during such plan year. The performance objectives are set by the Compensation Committee at the start of each fiscal year and are based on one or more of the following performance criteria:: (a) operating income/profit; (b) underwriting income/profit; (c) profitability ratios, such as combined ratio, loss ratio and expense ratio; (d) earnings (either in aggregate or on a per-share basis); (e) net income; (f) cash flow; (g) shareholder returns/including return on assets, investment, invested capital, and equity, (including income applicable to common shareholders or other class of shareholders); (h) return measures (including return on assets, equity, or invested capital); (i) earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA); (j) gross revenues; (k) share price (including growth measures and total shareholder return or attainment by the shares of a specified value for a specified period of time); (l) reduction in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more subsidiaries or business units thereof; (m) economic value; (n) market share; (o) annual net income to common shares; (p) earnings per share; (q) annual cash flow provided by operations; (r) changes in annual revenue; (s) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, business expansion goals, objectively identified project milestones, volume levels, cost targets, and goals relating to acquisitions or divestitures; or (t) operational performance measures. Awards are subject to the achievement of pre-established goals and administered to comply with the requirements of Section 162(m) of the Code. Performance objectives use objective and quantifiable performance criteria.

Payment of Awards

All awards made under the Annual Incentive Plan will be made in cash. No individual payment made pursuant to any Award in respect of any year shall exceed $5 million.

Adjustments

The Compensation Committee may make appropriate adjustments, without the consent of any affected Participant, to any Award granted under the Annual Incentive Plan to take into account any event affecting the financial performance criteria listed above, including a stock split, share dividend, recapitalization, reorganization, consolidation, merger, combination of shares, distribution to shareholders (including cash dividends that the board of directors determines are not in ordinary course of business but excluding normal cash dividends), liquidation or other similar event.

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Termination of Employment

In the event an employee’s employment terminates during the performance period by reason of Retirement or Disability (both as defined in the Annual Incentive Plan) or death, a percentage of the amount earned by the employee according to the terms of the award equal to the portion of the performance period through the termination event shall be paid to the employee, or the employee's estate if applicable (subject to the Compensation Committee’s discretion to reduce an award). In the event of a termination of employment for any other reason prior to the end of the performance period, or if the employee works for a subsidiary that ceases to be a subsidiary of Argo Group, the award shall be immediately forfeited and the employee shall have no right to payment thereafter, provided, however, that the Compensation Committee has the discretion to provide for Participants who are not “covered employees” under Section 162(m) of the Code for the payment of a percentage of the amount earned by the employee according to the terms of the award equal to the portion of the performance period through the termination event. In the event of a Reduction in Force (RIF), management reserves the right to grant an exception that may establish a discretionary award to participants affected by the RIF.

Amendment and Termination

No Awards may be granted after December 31, 2011. The Board may suspend or terminate the Annual Incentive Plan or any portion thereof at any time, and may amend the Annual Incentive Plan from time to time in such respects as the Board may deem advisable in order that awards under the Annual Incentive Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of Argo Group; provided, however, that no amendments to the Annual Incentive Plan will be effective without the approval of the shareholders of Argo Group if shareholder approval of the amendment is then required for the Annual Incentive Plan to continue to be a qualified performance-based compensation plan pursuant to Section 162(m) of the Code. Any termination, suspension, or amendment of the Annual Incentive Plan may adversely affect any outstanding award without the consent of the affected participant.

Federal Income Tax Consequences

The Annual Incentive Plan is intended to constitute a qualified performance-based compensation plan under Section 162(m)(4)(C) of the Code, and shall be administered and interpreted so as to ensure such compliance and entitle Argo Group to claim a federal income tax deduction for the full amount of any cash award paid under the Plan at the time the payments are made. All awards paid under the Annual Incentive Plan are taxable to the participant as ordinary income when the payments are made. The Annual Incentive Plan is intended to comply with Section 409A of the Code.

None of the compensation paid to any of the named executive officers by Argo Group is deductible for U.S. federal income tax purposes. Mr. Vezzosi and Mr. Given are employed by a U.S. subsidiary of Argo Group, and all of their compensation is deductible for U.S. federal income tax purposes. In addition to their employment by Argo Group, Mr. Watson and Ms. Bufkin also provide services to a U.S. subsidiary of Argo Group, and their compensation for such services paid by such subsidiary is deductible for U.S. federal income tax purposes.

Benefits to Named Executive Officers and Others

As of the date of this proxy statement, no awards had been granted or approved for grant under the Annual Incentive Plan. Any awards under the Annual Incentive Plan will be made at the discretion of the Compensation Committee. Consequently, it is not presently possible to determine either the benefits or amounts that will be received by any particular person or group pursuant to the Annual Incentive Plan.

PROPOSAL 4

APPROVAL OF THE ARGO GROUP INTERNATIONAL HOLDINGS, LTD. 2007 LONG-TERM
INCENTIVE PLAN

Shareholders are being asked to approve the Argo Group International Holdings, Ltd. 2007 Long-Term Incentive Plan (the “LTIP”) and to reserve a pool of 4,500,000 Common Shares for issuance under the plan. The LTIP permits the grant of options to purchase common shares from Argo Group (“options”), share appreciation rights (“SARs”), restricted shares, restricted share units, performance units, performance shares, or other share-based incentive awards, each of which we refer to as an Award. Each grant of an option will reduce the share pool by 1 share. Each grant of a restricted share will reduce the share pool by 2.75 shares. The Board of Directors of Argo Group believes that the LTIP will foster and promote the long-term financial success of Argo Group and materially increase shareholder value by (a) motivating superior performance by means of long-term performance-related incentives, and (b) encouraging and providing for the acquisition of an ownership interest in Argo Group by employees of Argo Group and its subsidiaries and by non-employee directors.

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This plan will replace the Argonaut Group, Inc. Amended and Restated Stock Incentive Plan which was approved by Argonaut shareholders in 2004 and the PXRE Group Ltd. Incentive Bonus Compensation Plan which was approved by PXRE shareholders in 2004. No other equity plans exist and no new grants were able to be issued from either of the existing plans after the Merger. All equity awards outstanding as of the effective time of the Merger were converted into equivalent equity awards of Argo Group. The following table shows the outstanding grants for the two plans:

			Weighted
		Weighted	Average
		Average	Remaining
Plan name and award description	Number	Exercise Price	Term
Stock options	1,122,800	$53.1834	4.95 years
Restricted stock	182,704

The Board of Directors believes that the availability of an adequate number of shares in a competitive long-term incentive plan has been and, in the future, will be an important factor in attracting and retaining the highest caliber employees. Thus the Board is asking Argo Group’s shareholders to approve the LTIP to assist it in achieving its goals of increasing profitability and shareholder value, while also receiving a federal income tax deduction for certain compensation paid under the LTIP under the Code.

In order to address potential shareholder concerns regarding the number of options or stock awards to be granted by Argo Group, the Board of Directors has determined that for fiscal years 2007, 2008 and 2009, grants that can result in the delivery of shares to employees and non-employee directors (excluding issuances under the Employee Stock Purchase Plan) will be limited so that the three-year average “burn rate” will not exceed 2.22% . For this purpose, burn rate is defined as the adjusted total value of grants made in a given year divided by the number of Argo Group Common Shares outstanding at the end of that year. The adjusted total value of grants is equal to the sum of the number of options granted during the year plus the number of shares of restricted stock granted during the year adjusted to reflect “full value”. The full value adjustment will count one restricted stock share as equivalent to (i) 1.5 option shares if Argo Group’s annual stock price volatility is 53% or higher, (ii) 2 option shares if Argo Group’s annual stock price volatility is between 25% and 52%, and (iii) 4 option shares if Argo Group’s annual stock price volatility is less than 25%.

The LTIP was adopted by the Argo Group Board of Directors on August 7, 2007, and will become effective on November 14, 2007, if approved by the shareholders at the Annual General Meeting.

When voting on Proposal No. 4, shareholders should bear in mind that share options inherently provide option holders with the ability, in the event that the market price of the Common Shares is higher than or rises above the exercise price of the options, to acquire shares of Common Shares at prices that are dilutive to the equity interests and voting power of existing holders of Common Shares. In addition, if the Board of Directors determines to grant incentive share options pursuant to the LTIP, Argo Group would generally not be entitled to a deduction for the gain inherent in such options at the time of their exercise, and there would be certain other differences in the tax treatment of Argo Group and option holders relative to non-qualified stock options.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED ADOPTION OF THE 2007 LONG-TERM INCENTIVE PLAN AND, UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF THE PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR THE APPROVAL OF SUCH PROPOSAL.

The more significant features of the LTIP are described below. This summary is subject, in all respects, to the terms of the LTIP, which is attached to this proxy statement as Appendix III.

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Administration

The Compensation Committee of Argo Group’s Board of Directors will administer the LTIP. The Compensation Committee will have the authority to select the individuals who will participate in the LTIP, to determine the type, size, and terms of the Awards to be made to each individual selected and to determine the time when Awards will be granted. In addition, the Compensation Committee will have complete authority to interpret all provisions of the LTIP, to prescribe the form agreements evidencing awards under the LTIP, to establish, amend and rescind rules and regulations pertaining to the administration of the LTIP and to make all other determinations necessary or advisable for the administration of the LTIP. Any decision of the Compensation Committee in the administration of the LTIP will be final and conclusive.

Eligibility

Any employee of Argo Group and its subsidiaries is eligible to participate in the LTIP if the Compensation Committee so determines. Directors of Argo Group who are not regular employees of Argo Group are also eligible to participant in the LTIP. The approximate number of persons eligible to participate in the LTIP is approximately 1,200 on August 31, 2007.

Share Authorization

The aggregate number of shares issuable pursuant to all Awards under the LTIP cannot exceed 4,500,000. The aggregate number of shares subject to Awards granted under the LTIP during any calendar year to any one employee will not exceed 300,000, except that in connection with his or her initial service, a new employee may be granted Awards covering up to an additional 300,000 shares (subject to calculation and adjustment for changes in Argo Group’s capitalization to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as performance-based compensation under Section 162(m) of the Code). The maximum amount payable pursuant to performance units or other share-based incentives granted to any employee that is intended to qualify as performance-based compensation under Section 162(m) of the Code and which is payable in cash shall not exceed $10 million.

Awards

Options. Options granted under the LTIP may be incentive share options (“ISOs”) or nonqualified share options. A share option entitles the participant to purchase Common Shares from Argo Group at the per share option price. The option price will be fixed by the Compensation Committee at the time the option is granted and cannot be less than the fair market value of a Common Share on the date of grant or, in the case of an ISO grant to a 10% shareholder, the exercise price must be at least 110% of the fair market value of the Common Shares on the date of grant. The option price may be paid in cash or with common shares, or a combination of cash and common shares, as determined by the Compensation Committee. Options will become exercisable and may be exercised at such times and subject to such conditions as may be prescribed by the Compensation Committee and set forth in a grant agreement. The maximum period in which an option may be exercised will be fixed by the Compensation Committee at the time the option is granted and cannot exceed seven years or, in the case of an ISO grant to a 10% shareholder, five years. The aggregate fair market value of ISOs (determined as of the date the option is granted) for a participant that will become exercisable in a single calendar year cannot exceed $100,000.

SARs. SARs generally entitle a participant to receive the excess of the fair market value of a Common Share on the date of exercise over the initial value of the SAR. The initial value of the SAR will be determined by the Compensation Committee at the time that the SAR is granted and cannot be less than the fair market value of the common shares on the date of grant. SARs may be granted in relation to other award grants (“Tandem SARs”) or independently of other award grants. Tandem SARs will have the same terms and conditions applicable to the related Award. Freestanding SARs will have the same terms and conditions applicable to options. SARs may be exercised at such times and subject to such conditions as may be prescribed by the Compensation Committee.

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Restricted Share Awards and Restricted Share Units. The LTIP also permits the grant of Common Shares as restricted share and restricted share unit Awards. A restricted share Award shall be forfeitable or otherwise restricted until certain conditions and terms which the Compensation Committee believes are appropriate are satisfied. Restricted share units are Awards denominated in units of Common Shares under which the issuance of Common Shares is subject to satisfaction of certain conditions and terms which the Compensation Committee believes are appropriate. These conditions may include, for example, a requirement that the participant complete a specified period of service or that certain performance objectives be achieved. Each grant of restricted shares and restricted share units shall be evidenced by a grant agreement. Unless determined otherwise by the Compensation Committee, each restricted share unit will be equal to one Common Share and will entitle a participant to either the issuance of Common Shares or payment of an amount of cash determined with reference to the value of the Common Shares. At the discretion of the Compensation Committee, restricted share and restricted share units granted pursuant to the LTIP may provide recipients with the right to receive dividends or dividend equivalents subject to such terms and conditions as the Compensation Committee shall establish. Unless otherwise determined by the Compensation Committee, to the extent permitted or required by applicable laws, recipients who are granted restricted shares may exercise full voting rights with respect to those shares during the restricted period. To the extent determined by the Compensation Committee, restricted shares and restricted share units may be satisfied or settled in Common Shares, cash or a combination thereof.

Performance Units and Performance Shares. The LTIP also permits the award of performance units and performance shares. A performance unit is an Award stated with an initial value established by the Compensation Committee at the time of the grant. A performance share is an Award stated with an initial value equal to the fair value of a Common Share at the close of business on the date of the grant. The performance objectives for these Awards may be stated with respect to the criteria described below. After the applicable performance period has ended, the recipient of the grant is entitled to payment based upon the level of achievement of the performance goals set by the Compensation Committee. To the extent that a performance share Award is earned, it may be settled in cash, with common shares, or a combination of cash and common shares as set forth in the grant agreement.

Other Share-Based Incentives. The Compensation Committee is authorized to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares.

Restorative Options. Beginning on January 1, 2010, a participant who uses Common Shares he or she owns to pay for all or a portion of the exercise cost and income tax withholding of a share option exercise will receive a restorative option grant. The number of shares used becomes the number of shares awarded in the restorative option grant. The strike price is the fair market value on the date of exercise. A restorative option grant fully vests in 6 months. The expiration date of the restorative option grant is the expiration date of the option that was exercised.

Performance Measures

As noted above, a participant’s rights under an Award may be subject to the satisfaction of performance objectives. Those performance objectives may be stated with reference to one or any combination of the following: (a) operating income/profit; (b) underwriting income/profit; (c) profitability ratios, such as combined ratio, loss ratio and expense ratio; (d) earnings (either in aggregate or on a per-share basis); (e) net income; (f) cash flow; (g) shareholder returns/including return on assets, investment, invested capital, and equity, (including income applicable to common shareholders or other class of shareholders); (h) return measures (including return on assets, equity, or invested capital); (i) earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization; (j) gross revenues; (k) share price (including growth measures and total shareholder return or attainment by the shares of a specified value for a specified period of time); (l) reduction in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more subsidiaries or business units thereof; (m) economic value; (n) market share; (o) annual net income to common share; (p) earnings per share; (q) annual cash flow provided by operations; (r) changes in annual revenue; (s) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration or business expansion goals, objectively identified project milestones, volume levels, cost targets, and goals relating to acquisitions or divestitures; or (t) operational performance measures.

Change-in-Control Provisions

Unless the Compensation Committee shall otherwise determine, notwithstanding any other provision of the plan or a grant agreement to the contrary, upon a Change in Control, as defined in the plan document, all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of Award.

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Adjustment Upon Changes in Capitalization

In the event of any change in the shares by reason of any stock split, share dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, spin-off, share purchase, liquidation or other similar change in capitalization affecting or involving the shares, or any distribution to common shareholders other than regular cash dividends, the Compensation Committee shall make such substitution or adjustment, if any, as it deems equitable, as to the number or kind of shares that may be issued under the limits as set forth in the LTIP and the number or kind of shares subject to, or the price per share under or terms of any outstanding Award. The amount and form of the substitution or adjustment shall be determined by the Compensation Committee and any such substitution or adjustment will be conclusive and binding on all parties for all purposes of the LTIP.

Amendment and Termination

No Awards may be granted after August 7, 2017. Argo Group’s Board of Directors may amend, alter or discontinue the LTIP at any time. However, without approval of Argo Group’s shareholders, the LTIP may not be amended in a manner that would:

  increase the maximum number of shares for which Awards may be granted under the LTIP;
  reduce the price at which options may be granted below the price provided for in Section 7 of the LTIP;
  reduce the exercise price of outstanding options;
  extend the term of the LTIP;
  change the class of persons eligible to be participants;
  otherwise amend the LTIP in any manner requiring shareholder approval by law or under the Nasdaq listing requirements; or
  increase the individual maximum limits included therein.

Awards previously granted under the Plan may not be impaired or affected by any amendment of the LTIP, without the consent of the affected participants. Consent of the participant is not required if Argo Group determines that such amendment is necessary to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Termination of Employment

Unless otherwise determined by the Compensation Committee at the time of grant, in the event an employee’s employment is terminated by reason of Retirement or Disability (both as defined in the LTIP), death, or not for cause, any options granted to such employee which are then vested and outstanding may be exercised by the employee’s beneficiary or the employee’s legal representative at any time prior to the expiration date of the term of the options or within twelve (12) months following the employee’s termination of employment, whichever period is shorter, and any Restricted Shares then outstanding shall be prorated for all restricted periods then in effect based on the number of months of actual participation.

Unless otherwise determined by the Compensation Committee at the time of grant, in the event an employee's employment is terminated for any other reason other than as described above, any options granted to the employee which are then outstanding shall be cancelled on the date that the employment is terminated and any shares of Restricted Share then outstanding as to which the restricted period has not lapsed shall be forfeited.

Except as noted above, the treatment of any Award upon termination of employment shall be determined by the Compensation Committee at the time of grant.

Federal Income Tax Consequences

Nonqualified Share Options and SARs. A participant will not recognize taxable income upon the grant of a nonqualified share option or SAR. Upon exercise, the employee will recognize ordinary income equal to the amount the fair market value of the shares on the exercise date exceeds the exercise or grant price. Upon subsequent sale of the acquired shares, any additional gain or loss will be capital gain or loss, long-term if the shares have been held for more than one year.

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ISOs. A participant will not recognize taxable income when an ISO is granted or exercised. However, the excess of the fair market value of the covered shares over the exercise price on the date of exercise is an item of tax preference for alternative minimum tax purposes. If the participant exercises the option and holds the acquired shares for more than two years following the date of option grant and more than one year after the date of exercise, the difference between the sale price and exercise price will be taxed as long-term capital gain or loss. If the participant sells the acquired shares before the end of the two-year and one-year holding periods, he or she generally will recognize ordinary income at the time of sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain will be capital gain, long-term if the shares have been held for more than one year.

Restricted Shares, Restricted Share Units, Performance Shares, Performance Units. A participant will not recognize taxable income upon the grant of Restricted Shares, Restricted Share Units, Performance Shares, or Performance Units. Instead, the employee will recognize ordinary income at the time of vesting equal to the fair market value of the shares (or cash) received minus any amounts the employee paid. Any subsequent gain or loss will be capital gain or loss, long-term if the shares have been held for more than one year. For Restricted Shares only, the participant may instead elect to be taxed at the time of grant. If the participant makes such an election, the one year long-term capital gains holding period begins on the date of grant.

Tax Effect for Argo Group. Argo Group generally will receive a deduction for any ordinary income recognized by a participant with respect to an Award at the same time that the employee recognizes ordinary income. However, special rules limit the deductibility of compensation paid to named executive officers. Under Section 162(m) of the Code, as amended, the annual compensation paid to named executive officers may not be deductible to the extent it exceeds $1,000,000. However, Argo Group may preserve the deductibility of compensation over $1,000,000 if certain conditions are met. These conditions include shareholder approval of the LTIP, setting limits on the number of shares that may be issued pursuant to awards, and, for awards other than options and share appreciation rights, establishing performance criteria that must be met before the award will be paid or vest. As described above, the LTIP has been designed to permit the Compensation Committee to grant awards that qualify as "performance-based compensation" for purposes of Section 162(m). This means the value of these awards may be excluded from the $1,000,000 calculation. The LTIP is intended to comply with Section 409A of the Code.

None of the compensation paid to any of the named executive officers by Argo Group is deductible for U.S. federal income tax purposes. Mr. Vezzosi and Mr. Given are employed by a U.S. subsidiary of Argo Group, and all of their compensation is deductible for U.S. federal income tax purposes. In addition to their employment by Argo Group, Mr. Watson and Ms. Bufkin also provide services to a U.S. subsidiary of Argo Group, and their compensation for such services paid by such subsidiary is deductible for U.S. federal income tax purposes.

Benefits to Named Executive Officers and Others

As of the date of this proxy statement, no awards had been granted or approved for grant under the LTIP. Any awards under the LTIP will be made at the discretion of the Compensation Committee. Consequently, it is not presently possible to determine either the benefits or amounts that will be received by any particular person or group pursuant to the LTIP.

PROPOSAL 5

APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors is recommending that the firm of Ernst & Young (“E&Y”) be appointed as our independent auditors for the fiscal year ending December 31, 2007. This recommendation is being presented to the shareholders for their approval at the Annual General Meeting. E&Y has audited the financial statements of Argonaut Group since 2001. A representative of E&Y is expected to attend the Annual General Meeting, with the opportunity to make a statement if he or she so desires and to respond to questions. Shareholders at the Annual General Meeting will also be asked to vote to refer the determination of the auditors’ remuneration to the Audit Committee of the Board of Directors.

KPMG LLP (“KPMG”) was the independent auditor for PXRE before the Merger. Argo Group is recommending E&Y as the 2007 independent auditor based on the fact that E&Y was Argonaut's independent auditor prior to the Merger with PXRE and that Argonaut was the accounting acquirer in the Merger with PXRE. E&Y accepted the appointment as Argo Group’s independent registered public accounting firm as of August 7, 2007 (and at the same time KPMG was dismissed), subject to shareholder approval.

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KPMG did not resign and did not decline to stand for re-election as Argo Group's independent auditor. Furthermore, during PXRE's two fiscal years ended December 31, 2006, and the subsequent interim period through August 7, 2007, there were no (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement or (2) reportable events.

The audit reports of KPMG on the consolidated financial statements of PXRE as of and for the fiscal years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the independent auditors’ report as of and for the year ended December 31, 2005, which was modified as to consistency in the application of accounting principles. In addition, the auditor’s report as of and for the year ended December 31, 2005 referred to a subsequent event in Note 15. The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During PXRE’s two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 through August 7, 2007, the date as of which E&Y accepted the appointment as Argo Group’s independent registered public accounting firm, E&Y has not consulted with Argo Group regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Argo Group’s financial statements; or (ii) any matter that was either the subject of a disagreement or reportable event identified in paragraph (a)(1)(iv) or (a)(1)(v) and related instructions of Item 304 of Regulation S-K. We have furnished a copy of this disclosure to E&Y and provided E&Y the opportunity to furnish us with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of our expression of E&Y’s views, or the respects in which it does not agree with the statements made by Argo Group in response to Item 304(a) of Regulation S-K. We also furnished a copy of this disclosure to KPMG and requested KPMG to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by Argo Group in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of KPMG’s letter was filed as Exhibit 16.1 to Argo Group’s Current Report filed on Form 8-K on August 8, 2007.

Argo Group Pre-Approval Process

All services to be provided by E&Y in 2007 after the Merger will be permissible under applicable laws and regulations and will be specifically pre-approved by the Audit Committee, as required under its charter. The Audit Committee may delegate authority to subcommittees or an individual committee member to approve services by E&Y in the event there is a need for such approval prior to the next full Audit Committee meeting. A full report of any such interim approvals must be given at the next Audit Committee meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO RATIFY THE APPOINTMENT OF ERNST AND YOUNG AS OUR INDEPENDENT AUDITOR AND TO REFER DETERMINATION OF THE AUDITORS’ REMUNERATION TO THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS. UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF THE PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR THE APPROVAL OF SUCH PROPOSAL.

FEES PAID TO INDEPENDENT AUDITOR BY ARGONAUT IN 2005 AND 2006

The fees incurred by Argonaut in 2005 and 2006 for services provided by E&Y to Argonaut were as follows:

Category	2005	2006
Audit Fees (1)	$2,040,970	$2,061,446
Audit-Related Fees (2)	18,000	41,500
Tax Fees (3)	18,295	2,555

TOTAL	$2,077,265	$2,105,501

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____________________

(1)	“Audit Fees” are the aggregate fees incurred for professional services rendered by E&Y for the audits of Argonaut's annual consolidated financial statements for the years ended December 31, 2005 and December 31, 2006 and the reviews of the consolidated financial statements included in Argonaut’s quarterly reports on Form 10-Q during 2005 and 2006. “Audit Fees” also include fees incurred for professional services related to other statutory and regulatory filings and comfort letters and consents related to registration statements filed with the Securities and Exchange Commission. The 2005 and 2006 fees include E&Y’s estimate of unbilled fees related to services for the respective years.

(2)	“Audit-Related Fees” include fees incurred for assurance and related services that are reasonably related to the performance of the audit and not included in the “Audit Fees” described above. These services include audits of the employee benefit plans for both 2005 and 2006.

(3)	“Tax Fees” are fees incurred in either 2005 or 2006 for E&Y tax services, which include tax planning, advice and assistance for Argonaut regarding statutory, regulatory or administrative developments and other federal, state and local and non-income tax minimization and planning.

Argonaut Pre-Approval Process

All services provided by E&Y in 2006 were, and all services provided by E&Y in 2007 prior to the Merger were permissible under applicable laws and regulations and were specifically pre-approved by the Audit Committee of Argonaut , as required under its charter. The Audit Committee could delegate authority to subcommittees or an individual committee member to approve services by E&Y in the event there is a need for such approval prior to the next full Audit Committee meeting. A full report of such interim approvals, if any, were required to be given at the next Audit Committee meeting.

FEES PAID TO INDEPENDENT AUDITOR BY PXRE IN 2005 AND 2006

The following table sets forth the aggregate fees billed to PXRE and its subsidiaries by KPMG, its independent auditors, for each of the fiscal years ended December 31, 2005 and 2006:

Category	2005	2006
Audit Fees (1)	$1,207,422	$983,713
Audit-Related Fees (2)	215,000	21,000
Tax Fees (3)	64,020	0
Other Fees (4)	2,400	2,400

TOTAL	$1,488,842	$1,007,113
____________________

(1)	The aggregate audit fees billed by KPMG in 2005 and 2006 were for professional services rendered for the audit of PXRE’s annual consolidated financial statements and review of the consolidated financial statements included in its Form 10-Q Quarterly Reports, including services related thereto such as fees for statutory audits required by insurance regulatory authorities and audit requirements for Capital Trust I.
(2)	Audit-Related fees billed related to an S-3 filing and comfort letter in 2005 and an SEC comfort letter and examiner work paper review in 2006.
(3)	In 2005, services comprising Tax Fees related to tax compliance and expatriate tax services (including tax advice and tax planning). There were no Tax Fees billed in 2006.
(4)	Services comprising All Other Fees in 2005 and 2006 related to the purchase of online accounting research software.

PXRE Pre-approval Policies and Procedures

Either the Audit Committee or the Chairman of the Audit Committee was required to pre-approve all audit and permitted non-audit services performed by PXRE's independent auditor. If the Chairman of the Audit Committee pre-approved any services to be performed by PXRE's independent auditor, he reported the pre-approval to the full Audit Committee at its next scheduled meeting.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. None of the services characterized above as Audit-Related Fees, Tax Fees and All Other Fees were billed pursuant to these provisions in fiscal 2005 or 2006 without pre-approval.

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FORM 10-K AVAILABILITY

PXRE’s Annual Report on Form 10-K for the year ended 2006 is included as Part 4 of this proxy statement. PXRE also filed a Form 10-K/A for the year ended 2006, parts of which are included in Parts 1 and 3 of this proxy statement. Collectively, this proxy statement includes all of PXRE's annual report information required to be provided with this proxy statement. Argonaut’s Annual Report on Form 10-K for the year ended 2006 and both PXRE’s 2006 Annual Report on Form 10-K and its Form 10-K/A are available on Argo Group’s website at www.argolimited.com. The reference to Argo Group’s web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement. A copy of PXRE's Annual Report on Form 10-K and its Form 10-K/A for the year ended 2006, as well as Argonaut's 2006 Annual Report on Form 10-K, may be obtained from the company without charge upon written request to Investor Relations, Argo Group International Holdings, Ltd. 110 Pitts Bay Road, Pembroke HM 08, Bermuda.

Argonaut’s Annual Report contains financial and other information about Argonaut, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy-soliciting materials or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act. PXRE’s Annual Report contains financial and other information about PXRE, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy-soliciting materials or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the Argonaut and PXRE “Compensation Committee Reports” and the PXRE “The Audit Committee Report to the Board of Directors” shall not be deemed filed with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of the Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing of Argo Group under the Securities Act of 1933, as amended (the “1933 Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS

If a shareholder desires to present a proposal for inclusion in next year’s Proxy Statement, such shareholder must submit such proposal in writing to us for receipt not later than December 1, 2007. Proposals must comply with the proxy rules relating to shareholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in our 2008 proxy materials.

For any proposal that is not intended for inclusion in the 2008 Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s Annual General Meeting, Commission rules permit the Proxy holders to vote Proxies in their discretion if Argo Group does not receive notice of the proposal prior to the close of business on November 15, 2007. Notices of intention to present proposals at the 2008 Annual General Meeting should be addressed to Argo Group’s Secretary, Argo Group International Holdings Ltd., P.O. Box 1282, Hamilton HM FX, Bermuda, Attention: Secretary. Shareholders who wish to submit a proposal for consideration at our 2008 Annual General Meeting of shareholders, but who do not wish to submit a proposal for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, should deliver a copy of their proposal no later than March 1, 2008 and otherwise comply with the notice provisions of our Bye-Laws. If a shareholder fails to provide such 45-day notice, the respective proposal need not be addressed in the proxy materials and the proxies may exercise their discretionary voting authority when the proposal is raised at the 2008 Annual General Meeting. In either case, proposals should be delivered to Argo Group International Holdings, Ltd., P.O. Box 1282, Hamilton HM FX, Bermuda, Attention: Secretary.

By Order of the Board of Directors

David J. Doyle
Secretary
October 2, 2007

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APPENDIX I

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
2007 EMPLOYEE SHARE PURCHASE PLAN

I. PURPOSE OF THE PLAN

This 2007 Employee Share Purchase Plan is intended to promote the interests of Argo Group International Holdings, Ltd., a Bermuda exempted holding company, by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee share purchase plan designed to qualify under Section 423 of the Code.

II. REFERENCES, CONSTRUCTION AND DEFINITIONS

Unless otherwise indicated, all references made in this Plan shall be to articles and sections contained in this Plan. The headings and subheadings have been inserted for convenience of reference only and are to be ignored in construction of the provisions of this Plan. In the construction of this Plan, the singular shall include the plural wherever appropriate.

The following terms (in alphabetical order) shall have the meanings set forth opposite such terms for purposes of this Plan:

A.	Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan. Base Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Company Affiliate. However, Base Salary shall not include (i) any overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payments received during the Participant’s period of participation or (ii) any contributions made by the Company or any Company Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from his or her Base Salary).

B.	Board shall mean the Company’s Board of Directors.

C.	Change in Control shall be deemed to occur if:

Any Person, other than (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities, or 35% or more of the then outstanding Common Shares of the Company, excluding any Person who becomes such a Beneficial Owner in connection with a merger or consolidation of the Company described in below.

There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, except if: (A) the merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (B) the merger or consolidation is effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the combined voting power of the Company’s then outstanding securities;

The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by the Shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale;

During any period of two consecutive years (the “Period”), individuals who at the beginning of the Period constitute the Board of Directors of the Company and any new director cease for any reason to constitute a majority of the Board of Directors.

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D.	Code shall mean the United States Internal Revenue Code of 1986, as amended.

E.	Company shall mean Argo Group International Holdings, Ltd, a Bermuda exempted holding company, and any corporate successor to all or substantially all of the assets or voting shares of Argo Group International Holdings, Ltd. that shall by appropriate action adopt the Plan.

F.	Common Share shall mean the Company’s common shares.

G.	Company Affiliate shall mean any parent or subsidiary company of the Company (as determined in accordance with Section 424 of the Code), whether now existing or subsequently established.

H.	Eligible Employee shall mean any person who is employed by a Participating Company on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Section 3401(a) of the Code.

I.	Fair Market Value The fair market value of a Common Share shall be determined for purposes of the Plan by reference to the closing price on the principal Share exchange on which such shares are then listed or, if such shares are not then listed on an exchange, by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through Nasdaq (or its successor in function), in each case as reported by The Wall Street Journal, for the date with respect to which such term is used (or, if for any reason no such price is available, in such other manner as the Board of Directors or the Committee may deem appropriate to reflect the then fair market value thereof).

J.	1933 Act shall mean the United States Securities Act of 1933, as amended.

K.	Participant shall mean any Eligible Employee of a Participating Company who is actively participating in the Plan.

L.	Participating Company shall mean the Company and such Company Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Companies in the Plan are listed in attached Schedule A.

M.	Plan shall mean the Company’s 2007 Employee Share Purchase Plan, as set forth in this document.

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N.	Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

O.	Purchase Date shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be January 31, 2008.

P.	Purchase Interval shall mean each three (3)-month period coincident with (or otherwise occurring within) a particular offering period at the end of which there shall be purchased Common Shares on behalf of each Participant.

Q.	Quarterly Entry Date shall mean, for each offering period with more than one Purchase Interval, the first day of each Purchase Interval within that offering period.

R.	Stock Exchange shall mean either the American Stock Exchange, NASDAQ or the New York Stock Exchange.

III. ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

IV. SHARES SUBJECT TO PLAN

A.	The shares purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Shares, including Common Shares purchased on the open market. The number of Common Shares initially reserved for issuance over the term of the Plan shall be limited to 500,000 shares.

B.	Beginning in calendar year 2009, the number of Common Shares available for issuance under the Plan shall automatically increase by an amount equal to 200,000 shares on the first trading day of January of each calendar year.

C.	Should any change be made to the Common Shares by reason of any share split, share dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Shares as a class without the Company’s receipt of consideration, appropriate adjustment shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date, (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section IV.B and (v) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

V. OFFERING PERIODS

A.	Common Shares shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of Common Shares available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.	Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. Offering periods shall commence at quarterly intervals on the first business day of February, May, August and November each year over the term of the Plan. However, the initial offering period under the Plan shall commence on December 1, 2007.

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C.	Each offering period shall consist of a series of one or more successive Purchase Intervals. Purchase Intervals shall begin on the first business day in February, May, August and November each year, and shall end on the last business day of April, July, October and January, respectively. However, the first Purchase Interval in effect under the Plan shall begin on December 1, 2007 and end on January 31, 2008.

VI. ELIGIBILITY

A.	Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or, if such offering period has more than one Purchase Interval, on any Quarterly Entry Date within that offering period, provided he or she remains an Eligible Employee.

B.	An individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Quarterly Entry Date within that offering period on which he or she in an Eligible Employee. However, if the offering period is to have only one Purchase Interval and the individual is not an Eligible Employee on the start date of that offering period, then such individual must wait until the start date of the first offering period thereafter on which he or she is an Eligible Employee in order to enter the Plan.

C.	An Eligible Employee must, in order to participate in the Plan for a particular offering period, complete the enrollment forms prescribed by the Plan Administrator (including a share purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before the start date of that offering period. The enrollment forms filed by a Participant for a particular offering period shall continue in effect for each subsequent offering period unless the Participant files new enrollment forms on or before the start date of any subsequent offering period or withdraws from the Plan.

D.	The date an individual enters an offering period shall be designated as his or her Entry Date for purposes of that offering period.

VII. PAYROLL DEDUCTIONS

A.	The payroll deduction authorized by the Participant for purposes of acquiring Common Shares during an offering period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the offering period and shall continue from offering period to offering period, except to the extent such rate is changed in accordance with the following guidelines:

	(i)	The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

	(ii)	The Participant may, prior to the commencement of any new Purchase Interval under the Plan, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

B.	Payroll deductions shall begin on the first pay day administratively feasible following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

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C.	Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

D.	The Participant’s acquisition of Common Shares under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Shares on any subsequent Purchase Date, whether within the same or a different offering period.

VIII. PURCHASE RIGHTS

A.	Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase Common Shares, in one or more installments during that offering period, upon the terms set forth below. The Participant shall execute a share purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Section 424(d) of the Code) or hold outstanding options or other rights to purchase, shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any Company Affiliate.

B.	Exercise of the Purchase Right. Each purchase right shall be automatically exercised on each successive Purchase Date within the offering period, and Common Shares shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole Common Shares at the purchase price in effect for the Participant for that Purchase Date.

C.	Purchase Price. The purchase price per share at which Common Shares will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per Common Share on the start date of that offering period or (ii) the Fair Market Value per Common Share on that Purchase Date.

D.	Number of Purchasable Shares. The number of Common Shares purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of Common Shares purchasable per Participant on any one Purchase Date shall not exceed 1,000 shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. In addition, the maximum number of Common Shares purchasable in total by all Participants in the Plan on any one Purchase Date shall not exceed 100,000 shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular offering period on each Purchase Date which occurs during that offering period.

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E.	Excess Payroll Deductions. Any payroll deductions not applied to the purchase of Common Shares on any Purchase Date because they are not sufficient to purchase a whole Common Share shall be held for the purchase of Common Shares on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Shares by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

F.	Suspension of Payroll Deductions. If a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional Common Shares on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article IX.

G.	Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an offering period:

	(i)	A Participant may withdraw from the offering period in which he or she is enrolled at any time prior to the next scheduled Purchase Date by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to that offering period. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date as elected by the Participant. If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Purchase Interval in which such withdrawal occurs shall be refunded as soon as possible.

	(ii)	The Participant’s withdrawal from a particular offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period at a later date.

In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of that offering period.

H.	Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

	(i)	Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded.

	(ii)	However, should the Participant cease to remain in active service by reason of an approved leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Company is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began (whether or not a new offering period may have commenced), unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent offering period in which he or she wishes to participate.

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I.	Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole Common Shares at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per Common Share on the start date of the offering period in which the Participant is enrolled at the time such Change in Control occurs or (ii) the Fair Market Value per Common Share immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of Common Shares purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of Common Shares purchasable in total by all Participants on any one Purchase Date.

The Company shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

J.	Proration of Purchase Rights. Should the total number of Common Shares to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Shares pro-rated to such individual, shall be refunded.

K.	ESPP Broker Account. The shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the ESPP Broker Account. The following policies and procedures shall be in place for the shares deposited into the Participant’s ESPP Broker Account until those shares have been held for the requisite period necessary to avoid a disqualifying disposition of the shares under the federal tax laws --- the shares must be held in the ESPP Broker Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the start date of the Purchase Period in which the shares were purchased and (ii) the end of the one (1)- year period measured from the actual purchase date of those shares.

Common Shares purchased under the Plan shall not be transferable (either electronically or in certificate form) from the ESPP Broker Account until the required holding period for those shares is satisfied. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the Participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Account. In addition, the Participant may request a share certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan, unless those shares have been held for the required holding period.

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The foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues in Employee status.

L.	Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

M.	Shareholder Rights. A Participant shall have no Shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

IX. ACCRUAL LIMITATIONS

A.	No Participant shall be entitled to accrue rights to acquire Common Shares pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Shares accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee Share purchase plans (within the meaning of Section 423 of the Code) of the Company or any Company Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of Common Shares of the Company or any Company Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.	For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i) The right to acquire Common Shares under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.

(ii) No right to acquire Common Shares under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Shares under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Shares (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C.	If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D.	In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

X. EFFECTIVE DATE AND TERM OF THE PLAN

A.	The Plan was adopted by the Board on August 7, 2007 and shall become effective on November 14, 2007 provided (i) the Plan shall have been approved by the shareholders of the Company at the 2007 Annual Meeting of Shareholders to be held on November 13, 2007; and (ii) the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the Common Shares issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any Stock exchange (or the Nasdaq National Market, if applicable) on which the Common Shares are listed for trading and all other applicable requirements established by law or regulation. The Plan shall be deemed approved by the shareholders of the Company by the affirmative vote of the holders of a majority of the voting shares of the Company represented and entitled to vote at a duly held meeting at which a quorum is present.

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B.	Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) November 14, 2017, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

XI. AMENDMENT OF THE PLAN

A.	The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval and, subject to B, without the approval of the shareholders.

B.	In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Company’s shareholders: (i) increase the number of Common Shares issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the Common Shares purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

XII. GENERAL PROVISIONS

A.	All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B.	Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Company Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Company Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C.	Except to the extent in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration, and effect of the Plan and any rules, regulations, and actions relating to the Plan will be governed by and construed exclusively in accordance with the internal, substantive laws of the state of Texas, without regard to the conflict of law rules of Texas or any other jurisdiction.

Schedule A

Companies Participating in Employee Share Purchase Plan

Argo Group International Holdings Limited
Argonaut Management Services, Inc.
Argonaut Insurance Company
Argonaut Great Central Insurance Company
Colony Management Services, Inc.
Peleus Reinsurance Ltd.
Rockwood Casualty Insurance Company
Trident Insurances Services, LLC

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APPENDIX II

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

2007 ANNUAL INCENTIVE COMPENSATION PLAN

SECTION 1 PLAN OBJECTIVES

The purpose of the Annual Incentive Compensation Plan for Argo Group International Holdings, Ltd. (“Argo Group” or “Company”) is to provide incentive compensation to those officers, executives, and key employees who, in the opinion of the Company, contribute significantly to the growth and success of the Company; to attract and retain individuals of outstanding ability; and to align the interests of those who hold positions of major responsibility in the Company with the interests of Company shareholders. The Plan supports the Company’s compensation philosophy of linking pay to business performance and is designed to meet the following objectives:

Create shareholder value through sustainable earnings and stock price performance.
Reward Plan participants for value creation commensurate with competitive industry standards.
Provide a competitive, performance based compensation plan which allows the Company to attract and retain superior talent.
Develop a strong linkage between financial results, team affiliation, and employee pay.

The Plan is designed to focus efforts on the accomplishment of earnings goals established each year through the annual business planning process. This is achieved by linking a significant element of variable cash compensation to the accomplishment of increasing levels of earnings. At Target Performance Levels, the Plan provides incentive compensation opportunities which, in combination with base salary, will yield competitive total cash compensation levels. For performance above targeted levels, the Plan provides incentive opportunities that are highly competitive in the market.

The Plan is intended to constitute a qualified performance-based compensation plan under Section 162(m)(4)(c) of the Code and shall be administered and interpreted to ensure such compliance.

SECTION 2 DEFINITIONS

Unless the context otherwise indicates, the following definitions shall be applicable:

A.	“Award” shall mean a right granted to a Participant pursuant to Section 4 of the Plan to receive a cash payment from the Company (or a Subsidiary) based upon the extent to which the Participant’s Performance Goal(s) are achieved during the relevant Performance Period and subject to the Committee’s discretion pursuant to Section 5 of the Plan.

B.	“Base Salary” shall mean the actual base salary in effect on the date the Performance Goals are established for a Participant who is a Covered Employee as shown in the personnel/payroll records of the Company; for all other Participants, Base Salary shall mean the Base Salary actually paid during the Plan Year as shown in the payroll/personnel records of the Company.

C.	“Board” shall mean the Board of Directors of Argo Group International Holdings, Ltd.

D.	“Budget” shall mean the level at which expected payout is obtained which results in the payment of 100 percent based on the Financial Goals for a Participant.

E.	“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time; references to particular sections of the Code include references to regulations and rulings thereunder and to successor provisions.

F.	“Committee” shall mean the Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under the United States Securities Exchange Act of 1934, or such rule or any successor rule thereto which is in effect from time to time and Section 162(m) of the Code.

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G.	“Company” shall mean Argo Group International Holdings, Ltd. (a Bermuda exempted holding company), its successors and assigns, and each of its Subsidiaries designated by the Committee for participating in this Plan.

H.	“Covered Employee” shall mean an Employee who, as of the date that the value of an Award is recognizable as income, is one of the group of “covered employees,” within the meaning of Section 162(m) of the Code, with respect to the Company.

I.	“Disability” shall mean a physical or mental impairment sufficient to make a Participant eligible for benefits under the Company’s Long-Term Disability Plan; provided, however, that if payment or settlement of an award subject to Section 409A of the Code is to be accelerated solely as a result of a Participant’s Disability, Disability shall have the meaning set forth in Section 409A of the Code.

J.	“Discretionary Plan” shall mean an incentive compensation plan that is administered, funded, and paid at the sole discretion of the Company.

K.	“Eligible Employee” shall mean regular status full-time and part-time employees working in excess of 20 hours per week as further described in Section 4 of the Plan.

L.	“Employee” shall mean any regular employee of the Company.

M.	“Financial Goals” shall mean defined measures of financial success established for Argo Group and subsidiary organizations.

N.	“GAAP” shall mean generally accepted accounting principles set forth in the opinions, statements and pronouncements of the Financial Accounting Standards Board, United States (or predecessors or successors thereto or agencies with similar functions), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination and in any event applied in a manner consistent with the application thereof used in the preparation of the Company’s financial statements.

O.	“Individual Goals” shall mean defined measures of individual success generally aligned with key result areas.

P.	“Normal Termination” shall mean a termination of employment (i) at Retirement, (ii) for permanent and total Disability, or (iii) death.

Q.	“Operational Goals” shall mean defined measures of operating success. Goals may be financial or non-financial and aligned with key business initiatives, critical operational milestones, or key result areas.

R.	“Participant” shall mean any officer, executive, or key employee of the Company selected by the Committee to receive an Award under the Plan.

S.	“Performance Goal” shall mean a performance objective established by the Committee for a particular Participant for a Performance Period pursuant to Section 5 of the Plan for the purpose of determining the extent to which an Award has been earned for such Performance Period. Each Performance Goal will consist of (a) “Performance Criteria,” as defined in Section 5.B of the Plan, which are one or more objectively determinable measures related to individual, business unit, or Company performance, and (b) a “Performance Target,” which is the level at which the relevant Performance Criteria must be achieved for purposes of determining whether a cash payment is to be made under an Award, which may be stated as a threshold level below which no payment will be made, a maximum level at or above which full payment will be made, and intermediate targets which will result in payment between such threshold and maximum level.

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T.	“Performance Period” shall mean a Plan Year or, for a Participant who is first hired as a Participant after the first day of the Plan Year and who becomes a Participant during the Plan Year, such portion of the Plan Year as determined by the Committee.

U.	“Plan” shall mean this Argo Group International Holdings, Ltd. Annual Incentive Compensation Plan.

V.	“Plan Year” shall mean the fiscal year of the Company.

W.	“Regular Status” shall mean employees of Argo Group or subsidiary organizations who complete 90 days of continuous service.

X.	“Retirement” shall mean termination of a Participant’s employment on or after the participant’s fifty-fifth (55th) birthday and after the participant has attained at least five full years of service with the Company.

Y.	“Stretch Performance Level” shall mean the maximum level of performance achievement of the Performance Goals which results in the payment of 200 percent of the Financial Goals for a Participant.

Z.	“Subsidiary” shall mean any entity that is directly or indirectly controlled by the Company; as determined by the Committee.

AA.	“Target Incentive Award Opportunity” shall mean the amount awarded to each Participant in the Plan upon achievement of 100 percent of the Performance Goals at 100 percent performance attainment established within the Performance Criteria of the Plan.

BB.	“Target Performance Level” shall mean performance that achieves Budget financial objectives.

CC.	“Threshold Performance Level” shall mean the level at which incentive payout begins which results in a payment of 50 percent of the Financial Goals for a Participant.

SECTION 3 PLAN ADMINISTRATION

A. The Committee.

The Plan will be administered by a committee appointed by the Board consisting of two or more directors, each of whom is an “outside director” within the meaning of Section 162(m)(4)(c)(i) of the Code (the “Committee”). In accordance with and subject to the provisions of the Plan, the Committee will have full authority and discretion with respect to Awards made under the Plan, including without limitation the following (a) selecting the officers, executives, or other key Employees to be Participants; (b) establishing the terms of each Award; (c) determining the time or times when Awards will be granted; and (d) establishing the restrictions and other conditions to which the payment of Awards may be subject. The Committee will have no authority under the Plan to amend or modify, in any manner, the terms of any outstanding Award; provided, however, that the Committee shall have the authority to reduce or eliminate the compensation or other economic benefit due pursuant to an Award upon the attainment of one or more Performance Goals included in such Award. Each determination, interpretation, or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

B. Adjustments

In the event of (a) any amalgamation, merger, reorganization, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights, offering, extraordinary dividend (including a spin-off), or other similar change affecting the Company’s shares; (b) any purchase, acquisition, sale, or disposition of a significant amount of assets other than in the ordinary course of business, or of a significant business; (c) any change resulting from the accounting effects of discontinued operations, extraordinary income or loss, changes in accounting as determined under GAAP, or restatement of earnings; or (d) any charge or credit resulting from an item which is classified as “non-recurring,” “restructuring,” or similar unusual item on the Company’s audited annual Statement of Income which, in the case of (a) – (d), results in a change in the components of the calculations of any of the Performance Criteria, as established by the Committee, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Performance Goal included in an Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, a committee of the board of directors of the surviving corporation consisting solely of two or more “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code) shall, without the consent of any affected Participant, amend or modify the terms of any outstanding Award that includes any Performance Goal based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event or events, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Performance Goal) will be substantially the same (as determined by the Committee or the committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the Committee shall not take any action pursuant to this Section which would constitute an impermissible exercise of discretion pursuant to Section 162(m) of the Code.

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SECTION 4 PARTICIPANTS

The Participants for any Performance Period shall be those officers, executives, and key Employees who are granted Awards by the Committee under the Plan for such Performance Period.

Eligibility extends to all full-time, and part-time Employees working in excess of 20 hours per week, subject to the eligibility terms defined in the respective plans below. Employees must have a hire date on or before October 1st of the applicable Plan year, and maintain satisfactory performance as solely determined by the Company. An employee with a start date later than January 1 of the Plan year will be eligible to participate on a prorated basis.

Employees on approved leaves of absence will participate on a prorated basis reflecting the actual number of service days during the performance period.

SECTION 5 GRANT OF AWARDS

A. Nature of Awards

An Award granted under the Plan shall provide for a cash payment to be made solely on account of the attainment of one or more pre-established Performance Goals included in such Award, subject to the Committee’s authority pursuant to Section 3 and Section 5 of the Plan.

B. Performance Criteria

Performance Criteria which the Committee may include in Awards made under the Plan include the following measurements, or changes in such measurements between different Plan Years (or combination thereof) as applied to the Company or a Subsidiary. The Performance Criteria may include measurements on either an absolute basis or relative basis (as compared to an external benchmark or performance of a designated peer group of companies). The Performance Criteria may be measured either at the corporate, subsidiary or business unit levels or combination thereof.

(a)	Operating income/profit;
(b)	Underwriting income/profit;
(c)	Profitability ratios, such as Combined Ratio, Loss Ratio, and Expense Ratio;
(d)	Earnings (either in aggregate or on a per-share basis);
(e)	Net income;
(f)	Cash flow;
(g)	Shareholder returns including return on assets, investment, invested capital, and equity (including income applicable to common shareholders or other class of shareholders);
(h)	Return measures (including return on assets, equity, or invested capital);
(i)	Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA);
(j)	Gross revenues;

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(k)	Share price (including growth measures and total shareholder return or attainment by the shares of a specified value for a specified period of time);
(l)	Reduction in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more Subsidiaries or business units thereof;
(m)	Economic value;
(n)	Market share;
(o)	Annual net income to Common Shares;
(p)	Earnings per share;
(q)	Annual cash flow provided by operations;
(r)	Changes in annual revenue;
(s)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration or business expansion goals, objectively identified project milestones, volume levels, cost targets, and goals relating to acquisitions or divestitures; or
(t)	Operational performance measures.

For the Performance Criteria listed above, the Committee, on the grant date of an Award may designate whether a particular Performance Measure is to be measured on a pre-tax basis or post-tax basis and on a trade basis or financial basis. Further, the Committee may select any one or more of the Performance Criteria applicable to a Participant and Performance Criteria may differ for Awards for one Participant to the next.

The weighting of the performance measures may vary. Employees whose compensation is not potentially subject to the provisions of Section 162(m) of the Code may have performance measures based on their individual performance in addition to corporate, subsidiary or business unit performance measures.

C. Establishment of Performance Goals

Not later than 90 days after the commencement of the Plan Year, (or such earlier date as may be required pursuant to Section 162(m) of the Code), the Committee shall determine in writing for each Participant:

(a)	the Performance Goal(s) for the Participant including in each case one or more of the Performance Criteria set forth in Section 5.B of the Plan and the Performance Target for each Performance Criteria;
(b)	if more than one Performance Goal is specified for a Participant, the relative weight assigned to each Performance Goal; and
(c)	the cash award expressed as a percentage of the base salary for the Participant for the Performance Period, provided that the Committee shall also place a maximum dollar amount on such cash award which may not exceed $5 million.

For an executive officer who is first hired as an executive officer and who becomes a Participant after the first day of the Plan Year, the Performance Goals shall be established by the Committee as set forth in this Section within the time period permitted by Section 162(m) of the Code.

D. Individual Award Targets and Adjustments

Each Participant shall have a Target Award Opportunity expressed as a percentage of the Participant’s Base Salary. In addition, the Plan shall stipulate for each participant a Target Award Opportunity as well as a Threshold Performance Level and Maximum Performance Level associated with each Performance Goal established for the Plan Year.

(a)	If a Participant is a Covered Employee, the Committee may exercise only negative discretion in adjusting an individual Participant’s Award. No Award earned under the Plan with respect to a Plan Year may exceed two hundred fifty percent (250%) times the Target Award Opportunity or $5 million whichever amount is less.
(b)	For any Participant who is not a Covered Employee, the Committee may exercise full discretion, both positive and negative, in adjusting an individual Participant’s Award. In addition, the Maximum Performance Level for a Participant’s Award shall not exceed 200 percent times the Target Award.

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SECTION 6 PAYMENT OF AWARDS

As soon as practicable after the Committee has received the appropriate financial and other data after the end of a Plan Year, the Committee will for each Participant certify in writing the extent to which the applicable Performance Goals for such Participant have been met and the corresponding amount of the Award earned by such Participant. Payment of each Award, less applicable withholding taxes pursuant to Section 8 of the Plan, shall be made as soon as practicable thereafter. Notwithstanding anything in the Plan to the contrary, no payment made pursuant to any Award in respect of any Performance Period shall exceed $5 million.

SECTION 7 EFFECT OF TERMINATION OF EMPLOYMENT

A. Termination Due to Normal Termination.

In the event a Participant’s employment with the Company and all Subsidiaries is terminated by reason of Normal Termination during a Performance Period, the Participant (or the Participant’s estate) (subject to the Committee’s discretion as allowed by Section 3.A of the Plan) shall be paid (pursuant to Section 6 of the Plan after the completion of the Plan Year) a percentage of the amount earned according to the terms of the Award equal to the portion of the Performance Period through the Participant’s Normal Termination, as the case may be, as determined by the Committee.

B. Termination for Reasons Other than Normal Termination

In the event a Participant’s employment is terminated with the Company and all Subsidiaries prior to the end of the Performance Period for any reason other than Normal Termination, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary), the Participant’s Award for such Performance Period shall be immediately forfeited and the Participant shall have no right to any payment thereafter; provided, however, that under such circumstances the Committee may pay a Participant who is not a Covered Employee an amount not to exceed a percentage of the amount earned according to the terms of the Award equal to the portion of the Performance Period through the Participant’s termination.

C. Reduction in Force

In the event of a Reduction in Force (RIF), management reserves the right to grant an exception that may establish a discretionary award to participants affected by the RIF.

SECTION 8 PAYMENTS OF WITHHOLDING TAXES

The Company is entitled to withhold and deduct from the payment made pursuant to an Award or from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all United States, Bermuda or other federal, state, and local withholding and employment-related tax requirements attributable to any payment made pursuant to an Award.

SECTION 9 PLAN AMENDMENTS, MODIFICATION, AND TERMINATION

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without the approval of the shareholders of the Company if shareholder approval of the amendment is then required for the Plan to continue to be a qualified performance-based compensation plan pursuant to Section 162(m) of the Code. Any termination, suspension, or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Participant.

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SECTION 10 NON-FUNDED, UNSECURED OBLIGATIONS

A Participant’s only interest under the Plan shall be the right to receive a cash payment under an Award pursuant to the terms of the Award and the Plan (subject to the authority of the Committee pursuant to Sections 3 and 6 of the Plan). No portion of the amount payable to Participants upon the achievement of any Performance Goal therein shall be held by the Company or any Subsidiary in trust or escrow or any other form of asset segregation. To the extent that a participant acquires a right to receive such a cash payment under the Plan, such right shall be no greater than the right of any unsecured, general creditor of the Company.

SECTION 11 EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan was approved by the Board on August 7, 2007. The Plan is subject to shareholder approval as required by Section 162(m) of the Code, and no benefits will be granted or amounts will be paid pursuant to the Plan unless and until such time shareholder approval is obtained. If approved, the Plan will become effective November 14, 2007 and will remain in effect through and including the Plan Year ending December 31, 2011. The Plan may be terminated at any time by the Board. Any payments pursuant to Awards outstanding upon termination of the Plan may continue to be made in accordance with the terms of the Awards, subject to the authority of the Committee pursuant to Sections 3 and 6 of the Plan.

SECTION 12 MISCELLANEOUS

A. Employment

Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or otherwise modify the terms and conditions of the employment of any Employee or Participant at any time, nor confer upon any Employee or Participant any right to continue in the employ of the Company or any Subsidiary.

B. Restrictions on Transfer

Except pursuant to testamentary will or the laws of descent and as otherwise expressly permitted by the Plan, no right or interest of any Participant in an Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

C. Governing Law

Except to the extent in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration, and effect of the Plan and any rules, regulations, and actions relating to the Plan will be governed by and construed exclusively in accordance with the internal, substantive laws of the state of Texas, without regard to the conflict of law rules of Texas or any other jurisdiction.

D. Successors

The Plan will be binding upon and inure to the benefit of the successors of the Company and the Participants.

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APPENDIX III

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
2007 LONG-TERM INCENTIVE PLAN

SECTION 1
PURPOSE

The purpose of the Argo Group International Holdings, Ltd. 2007 Long-Term Incentive Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of long-term performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees as well as Non-Employee Directors, and (c) enabling the Company to attract and retain qualified and competent persons to serve as members of an outstanding management team and the Board of Directors of the Company upon whose judgment, interest, and performance are required for the successful and sustained operations of the Company.

SECTION 2
DEFINITIONS

Unless the context otherwise indicates, the following definitions shall be applicable for the purpose of the 2007 Long-Term Incentive Plan:

A.	“Agreement” or “Grant Agreement” shall mean a written agreement setting forth the terms of an Award.

B.	“Award” shall mean any Option (which may be designated as a Nonqualified or Incentive Share Option), Share Appreciation Right, Restricted Share, Restricted Share Unit, Performance Unit (which may be paid in either Shares or cash), Performance Share, Dividend Equivalent, or Other Share-Based Incentive Award, in each case granted under this Plan.

C.	“Beneficial Owner” shall have the meaning provided in Rule 13d-3 promulgated by the Securities and Exchange Commission under the United States Securities Exchange Act of 1934, or such rule or any successor rule thereto which is in effect from time to time.

D.	“Beneficiary” shall mean the person, persons, trust, or trusts designated by a Participant or if no designation has been made, the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of the Participant’s death.

E.	“Board” shall mean the Board of Directors of the Company.

F.	“Code” means the United States Internal Revenue Code of 1986, as amended from time to time; references to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

G.	“Committee” shall mean the Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under the United States Securities Exchange Act of 1934, or such rule or any successor rule thereto which is in effect from time to time and Section 162(m) of the Code.

H.	“Common Share” or “Common Shares” shall mean the Common Shares of the Company, $1.00 par value.

I.	“Company” shall mean Argo Group International Holdings, Ltd., a Bermuda exempted holding company.

J.	“Covered Employee” shall mean an Employee who, as of the date that the value of an Award is recognizable as income, is one of the group of “covered employees,” within the meaning of Section 162(m) of the Code, with respect to the Company and its subsidiaries.

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K.	“Designated Section 162(m) Group” shall mean that group of persons whom the Committee believes may be Covered Employees with respect to a fiscal year of the Company.

L.	“Disability” shall mean a physical or mental impairment sufficient to make a Participant eligible for benefits under the Company’s Long-Term Disability Plan; provided, however, that if payment or settlement of an award subject to Section 409A of the Code is to be accelerated solely as a result of a Participant’s Disability, Disability shall have the meaning set forth in Section 409A of the Code.

M.	“Dividend Equivalent” shall mean a right to receive or accrue, to the extent provided under the respective Award, dividends on Restricted Shares and Restricted Share Units which may be paid currently or credited to an account for the Participants, and may be settled in cash and/or Shares.

N.	“Employee” shall mean any person employed on a full-time basis by the Company or by a subsidiary that does not have in effect for its personnel any plan similar to the Plan, including officers and employee directors thereof.

O.	“Grant Date” shall mean the date on which an Award is granted.

P.	“Incentive Share Option” or “ISO” shall mean an Option that is intended by the Committee to meet the requirements of Section 422 of the Code or any successor provision.

Q.	“Non-Employee Director” or “Director” shall mean a member of the Board who is not an employee of the Company or any affiliate or subsidiary of the Company.

R.	“Nonqualified Share Option” or “NQSO” shall mean an Option granted pursuant to this Plan which does not qualify as an Incentive Share Option.

S.	“Normal Termination” shall mean a termination of employment (i) at Retirement, (ii) for permanent and total Disability, (iii) death or (iv) without being terminated for cause.

T.	“Option” shall mean the right to purchase Common Shares at a price to be specified and upon terms to be designated by the Committee pursuant to this Plan. An Option shall be designated by the Committee as a Nonqualified Share Option or an Incentive Share Option at the time of grant.

U.	“Option Price” shall mean the price at which a Share may be purchased by a Participant pursuant to an Option.

V.	“Option Term” shall mean the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

W.	“Other Share-Based Award” shall mean a right, granted under Section 11 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

X.	“Participant” shall mean an Employee or Non-Employee Director to whom an Award has been granted pursuant to the Plan.

Y.	“Performance-Based Exception” shall mean the performance-based exception from the tax deductibility limitations of Section 162(m)(4)(C) of the Code (including the special provisions for Options thereunder).

Z.	“Performance Measures” shall mean the performance measures as set forth in Section 13.B of the Plan.

AA.	“Performance Period” shall mean the time period during which the performance goals must be met.

BB.	“Performance Share” and “Performance Unit” shall have the respective meanings set forth in Section 10 of the Plan.

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CC.	“Person” shall have the meaning given in Section 3(a)(9) of the 1934 Act as modified and used in Sections 13(d) and 14(d) of the 1934 Act.

DD.	“Personal Representative” shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

EE.	“Plan” shall mean this 2007 Long-Term Incentive Plan.

FF.	“Restricted Period” shall mean the period during which Restricted Shares or Restricted Share Units are subject to forfeiture if the conditions set forth in the Agreement are not satisfied.

GG.	“Restricted Shares” shall mean those Common Shares issued pursuant to a Restricted Share Award which are subject to the restrictions, terms, and conditions specified by the Committee pursuant to Section 9.

HH.	“Restricted Share Award” shall mean an award of Restricted Shares pursuant to Section 9 hereof.

II.	“Restricted Share Unit” shall mean a right, granted in accordance with Section 9 of the Plan, to receive a Share, subject to such Restricted Period and/or Performance Period as the Committee shall determine.

JJ.	“Retirement” shall mean termination of a Participant’s employment after the Participant’s fifty-fifth (55th) birthday and with at least five full years of service with the Company or one of its subsidiaries.

KK.	“Share” shall mean a Common Share.

LL.	“Share Appreciation Right” or “SAR” shall mean the right of the holder to receive, upon exercise thereof, payment of an amount determined by multiplying: (a) any increase in the fair market value of a Common Share at the date of exercise over the price fixed by the Committee at the date of grant, by (b) the number of shares with respect to which the SAR is exercised; provided, however, that at the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR. The amount payable upon exercise may be paid in cash or other property, including without limitation, Common Shares, or any combination thereof as determined by the Committee.

SECTION 3
ADMINISTRATION

The Plan shall be administered by the Committee. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have all of the powers vested in it by the terms of the Plan, including exclusive authority to select the Employees to be granted Awards under the Plan, to determine the type, size, and terms of the Awards to be made to each Employee selected, to determine the time when Awards will be granted, and to prescribe the form of the Agreements embodying Awards made under the Plan. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to make any other determinations which it believes necessary or advisable for the administration of the Plan, and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

SECTION 4
EFFECTIVE DATE AND TERMINATION OF THE PLAN

The Plan was adopted by the Board on August 7, 2007 and will become effective as of November 14, 2007 (the “Effective Date”), subject to the approval by the Company’s shareholders. All Awards granted under this Plan are subject to, and may not be exercised or earned before, the approval of this Plan by the shareholders prior to the first anniversary date of the effective date of the plan, by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s shareholders provided that if such approval by the shareholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

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SECTION 5
SHARES SUBJECT TO THE PLAN AND TO AWARDS

A. Aggregate Limits

The aggregate number of Shares issuable pursuant to all Awards under this Plan shall not exceed 4,500,000 shares. The number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 16. The Shares issued pursuant to Awards granted under this Plan may be Shares that are authorized and unissued or Shares that were reaquired by the Company, including Shares purchased in the open market.

(a)	A Share Option or a Share Appreciation Right shall be counted as one Share for purposes of the limit set forth in Section 5 A at the time of grant. A combination of tandem SAR and Share Option, where the exercise of the tandem SAR or Share Option results in the cancellation of the other, shall be counted as one share for purposes of the limit set forth in Section 5 A at the time of grant.

(b)	A Restricted Share, Restricted Share Unit, Performance Unit, Performance Share, or Other Share-Based Incentive award shall be counted as two and three-quarters’ shares (2.75) for purposes of the limit set forth in Section 5 A at the time of grant.

B. Issuance of Shares

For purposes of Section 5.A, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award under this Plan. Notwithstanding the foregoing, Shares subject to an Award under this Plan may not again be made available for issuance under this Plan if such Shares are: (i) Shares that were subject to a Share-settled Share Appreciation Right and were not issued under the net settlement or net exercise of such Share Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related an Option or a Share Appreciation Right, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan.

C. Tax Code Limits

The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 300,000, except that in connection with his or her initial service, a new Employee may be granted Awards covering up to an additional 300,000 shares, which number shall be calculated and adjusted pursuant to Section 16 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Code but which number shall not count any tandem SARs. The maximum amount payable pursuant to that portion of Performance Units or Other Share-Based Incentives granted in any calendar year to any Participant under this Plan that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code which is payable in cash shall not exceed $10 million.

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SECTION 6
ELIGIBILITY

Any Employee or Non-Employee Director of the Company shall be eligible to participate in the Plan.

SECTION 7
SHARE OPTIONS

A. Option Awards

Options may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee. No Participant shall have any rights as a Shareholder until said Shares have been issued. Each Option shall be evidenced by an Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

B. Option Price

The Committee will establish the exercise price per Share under each Option, which, in no event will be less than the fair market value of the Shares on the date of Grant (as defined in Section 12); provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash, or a combination thereof, as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares, and withholding of Shares deliverable upon exercise.

C. No Repricing

Other than in connection with a change in the Company’s capitalization (as described in Section 16) the exercise price of an Option may not be reduced. The Company is prohibited from canceling previously awarded Options and regranting them with a lower exercise price.

D. Provisions Applicable to Options

The date on which Options become exercisable shall be determined at the sole discretion of the Committee and set forth in an Agreement.

E. Term of Options

The Committee shall establish the term of each Option, which in no case shall exceed a period of seven (7) years from the Grant Date.

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F. Exercise of Options

The aggregate fair market value (determined at the time the options are granted) of the shares covered by Incentive Share Options granted to any one Participant under this Plan or any other Incentive Share Option plan of the Company which may become exercisable for the first time in any one calendar year shall not exceed $100,000; provided, however, that if the Code or the regulations thereunder shall permit a greater amount of Incentive Share Options to vest in any calendar year, then such higher limit shall be applicable, subject to the provisions of the specific option agreement. Subject to the foregoing, each option granted under this Plan shall be exercisable in such installments during the period prior to its expiration date as the Board of Directors or Committee shall determine; provided that, unless otherwise determined by the Board of Directors or Committee, if the Option holder shall not in any given installment period purchase all of the Shares which the Option holder is entitled to purchase in such installment period, then the Option holder's right to purchase any Shares not purchased in such installment period shall continue until the expiration date or sooner termination of the Option holder's Option.

G. Incentive Share Options

Notwithstanding anything to the contrary in this Section 7, in the case of the grant of an Option intending to qualify as an Incentive Share Option: (i) if the Participant owns Shares possessing more than 10 percent of the combined voting power of all classes of Shares of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110 percent of the fair market value of the Shares on the Grant Date and the Option must expire within a period of not more than five (5) years from the Grant Date, (ii) the Committee shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the Grant Date; and (iii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding anything in this Section 7 to the contrary, Options designated as Incentive Share Options shall not be eligible for treatment under the Code as Incentive Share Options (and will be deemed to be Nonqualified Share Options) to the extent that either (a) the aggregate fair market value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

H. Restorative Options

This paragraph applies to Options granted pursuant to the Plan with an unexpired term of six months or more.

A “Restorative Option” shall be granted to any Participant exercising all or a portion of an Option described above who elects to remit Shares owned by the Participant for not less than six months as of the date of exercise as part of the purchase price or in payment of withholding taxes due on exercise. Upon delivering Shares as described above, the Participant shall receive an Option to purchase additional Shares (“Restorative Option”) in an amount equal to the number of Shares being surrendered at a purchase price determined under Section 12 to be equal to the fair market value of the Company’s Common Shares as of the date the underlying Option is exercised. No action of the Committee or the Board shall be required in connection with such grant. The Restorative Option shall contain terms identical to those of the Option being exercised except as follows:

(a)	The Restorative Option shall have a duration equal to the unexpired term of the Option being exercised;
(b)	The Restorative Option shall omit any vesting conditions based on performance already satisfied as of the date of exercise; and
(c)	Subject only to any remaining performance based vesting conditions, the Restorative Option shall become fully vested six months after the date granted.

Pursuant to the Plan and Options granted pursuant to the Plan, no Options can be granted with any Restorative Options rights under the terms of this Plan until January 1, 2010.

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SECTION 8
SHARE APPRECIATION RIGHTS

Share Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 7. The provisions of Share Appreciation Rights need not be the same with respect to each grant or each recipient. Any Share Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 7 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 7 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Share Appreciation Right as it shall deem appropriate. Share Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Committee and set forth in the applicable Agreement. Other than in connection with a change in the Company’s capitalization (as described in Section 16) the exercise price of Share Appreciation Rights may not be reduced without shareholder approval (including canceling previously awarded Share Appreciation Rights and regranting them with a lower exercise price).

SECTION 9
RESTRICTED SHARE AND RESTRICTED SHARE UNITS

A. Grants of Awards

Restricted Share and Restricted Share Units may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee. A Restricted Share is an Award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment and/or performance conditions) and terms as the Committee deems appropriate. Restricted Share Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment and/or performance conditions) and terms as the Committee deems appropriate. Each grant of Restricted Share or Restricted Share Units shall be evidenced by an Agreement. Unless determined otherwise by the Committee, each Restricted Share Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Committee, Restricted Share and Restricted Share Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Share and Restricted Share Units granted pursuant to the Plan need not be identical but each grant of Restricted Share and Restricted Share Units must contain and be subject to the terms and conditions set forth below.

B. Contents of Agreement

Each Agreement shall contain provisions regarding (i) the number of Restricted Shares or Restricted Share Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Restricted Shares and the means of payment, if any, (iii) the Performance Measures, if any, and the level of achievement versus these Performance Measures that shall determine the number of Restricted Shares or Restricted Share Units granted, issued, retainable, and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, and/or forfeiture of the Restricted Shares or Restricted Share Units as may be determined from time to time by the Committee, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Restricted Shares or Restricted Share Units, and (vi) restrictions on the transferability of the Restricted Shares or Restricted Share Units. Restricted Shares issued under a Restricted Share Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

C. Vesting and Performance Criteria

The grant, issuance, retention, vesting, and/or settlement of shares of Restricted Share and Restricted Share Units will occur when and in such installments as the Committee determines or under criteria the Committee establishes, which may include Performance Measures. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on Performance Measures and level of achievement versus such criteria will be subject to a performance period of not less than six months. Notwithstanding anything in this Plan to the contrary, the Performance Measures for any Restricted Share or Restricted Share Unit that is intended to satisfy the requirements for “Performance-Based Exception” under Section 162(m) of the Code will be a measure based on one or more Performance Measures selected by the Committee and specified when the Award is granted.

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D. Discretionary Adjustments and Limits

Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “Performance-Based Exception,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Share or Restricted Share units on account of either financial performance or personal performance evaluations may, to the extent specified in the Agreement, be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

E. Privileges of Ownership

At the discretion of the Committee, Restricted Share and Restricted Share Units granted pursuant to the Plan may provide Participants with the right to receive Dividends or Dividend Equivalents, which may be paid currently or credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

Unless otherwise determined by the Committee and set forth in a Participant's Agreement, to the extent permitted or required by applicable laws, Participants who are granted Restricted Share may exercise full voting rights with respect to those Shares during the Restricted Period.

No person entitled to exercise any Option, Share Appreciation Right or to receive Restricted Shares granted under the Plan shall have any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon exercise of such Option or Share Appreciation Right until certificates representing such Shares shall have been issued and delivered. In the case of Awards consisting of Restricted Share grants, at the discretion of the Committee, the Company may defer the issuance and delivery of such certificates until the shares subject to such Restricted Share grants have vested and been earned. Shares subject to Awards shall not be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933 (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

SECTION 10
PERFORMANCE UNITS AND PERFORMANCE SHARES

A. Grants of Awards

Performance Units and Performance Shares may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee.

B. Values/Performance Measures

The Committee shall set Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Participant. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, the performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

(a)	Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.
(b)	Performance Share. Each Performance Share shall have an initial value equal to the fair market value of a Share at the close of business on the Grant Date.

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C. Earning of Performance Units and Performance Shares

After the applicable Performance Period has ended, the Participant who holds Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled. At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

SECTION 11
OTHER SHARE-BASED INCENTIVES

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Section 11 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

SECTION 12
FAIR MARKET VALUE OF COMMON SHARES

The fair market value of a Common Share shall be determined for purposes of the Plan by reference to the closing price on the principal Share exchange on which such shares are then listed or, if such shares are not then listed on an exchange, by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through Nasdaq (or its successor in function), in each case as reported by The Wall Street Journal, for the date on which the Award is granted or exercised, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

SECTION 13
COMPLIANCE WITH SECTION 162(m) OF THE CODE

A. Section 162(m) Compliance

All Awards granted to persons in the Designated Section 162(m) Group may comply with the requirements of the Performance-Based Exception; provided that to the extent Section 162(m) of the Code requires periodic shareholder approval of Performance Measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Section 162(m) of the Code to permit flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 13.A, make any adjustments to such Awards as it deems appropriate. The authority to specify which Awards are to be granted in compliance with Section 162(m) and subject to the Performance-Based Exception rests with the Committee.

B. Performance-Based Exception

Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general Performance Measures set forth in this Section 13, for Awards (other than Options) designed to qualify for the Performance-Based Exception, the Performance Measure(s) shall be chosen from among the following:

(a)	Operating income/profit;
(b)	Underwriting income/profit;
(c)	Profitability ratios, such as combined ratio, loss ratio, and expense ratio;
(d)	Earnings (either in aggregate or on a per-share basis);
(e)	Net income;
(f)	Cash flow;

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(g)	Shareholder returns including return on assets, investment, invested capital, and equity (including income applicable to common shareholders or other class of shareholders);
(h)	Return measures (including return on assets, equity, or invested capital);
(i)	Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA);
(j)	Gross revenues;
(k)	Share price (including growth measures and total shareholder return or attainment by the shares of a specified value for a specified period of time);
(l)	Reduction in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more subsidiaries or business units thereof;
(m)	Economic value;
(n)	Market share;
(o)	Annual net income to common share;
(p)	Earnings per share;
(q)	Annual cash flow provided by operations;
(r)	Changes in annual revenue;
(s)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration or business expansion goals, objectively identified project milestones, volume levels, cost targets, and goals relating to acquisitions or divestitures; or
(t)	Operational performance measures.

The Performance Measure(s) may be measured either at the corporate, subsidiary or business unit levels or combination thereof. For the Performance Measures listed above, the Committee, on the grant date of an Award may designate whether a particular Performance Measure is to be measured on a pre-tax basis or post-tax basis and on a trade basis or financial basis. Further, the Committee may select any one or more of the Performance Measures applicable to a Participant and Performance Measure(s) may differ from Awards from one Participant to the next.

The Committee shall have the discretion to adjust the determination of the degree of attainment of the pre-established performance goals; provided that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

SECTION 14
TERMINATION OF EMPLOYMENT

Unless otherwise determined by the Committee at the time of grant, in the event an Employee’s employment is terminated by reason of Normal Termination, any Options granted to such Employee which are then vested and outstanding may be exercised by the Employee’s Beneficiary or the Employee’s legal representative at any time prior to the expiration date of the term of the Options or within twelve (12) months following the Employee’s termination of employment, whichever period is shorter, and any shares of Restricted Share then outstanding shall be prorated for all restricted periods then in effect based on the number of months of actual participation.

Unless otherwise determined by the Committee at the time of grant, in the event the employment of the Employee shall terminate for any reason other than Normal Termination, any Options granted to such Employee which are then outstanding shall be canceled on the termination date and any Restricted Shares then outstanding as to which the Restricted Period has not lapsed shall be forfeited.

Unless otherwise determined by the Committee at the time of grant, in the event the employment of the Participant shall terminate for any reason, any Options granted to such Employee which are then unvested and outstanding shall be canceled on the termination date.

Except as set forth above in this Section 14, the treatment of any Award upon termination of employment shall be determined by the Committee at the time of grant.

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A change in employment from the Company or one Subsidiary to another Subsidiary of the Company shall not be considered a termination.

SECTION 15
CHANGE IN CONTROL

Unless the Committee shall otherwise determine, notwithstanding any other provision of this Plan or an Agreement to the contrary, upon a Change in Control, as defined below, all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of Award.

A “Change in Control” shall be deemed to have occurred if:

Any Person, other than (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Share of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities, or 35% or more of the then outstanding common Share of the Company, excluding any Person who becomes such a Beneficial Owner in connection with a merger or consolidation of the Company described in below.

There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, except if: (A) the merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (B) the merger or consolidation is effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the combined voting power of the Company’s then outstanding securities;

The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by the Shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale;

During any period of two consecutive years (the “Period”), individuals who at the beginning of the Period constitute the Board of Directors of the Company and any new director cease for any reason to constitute a majority of the Board of Directors.

SECTION 16
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

In the event of any change in the Common Share by reason of any share split, share dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, spin-off, share purchase, liquidation or other similar change in capitalization affecting or involving the Common Shares, or any distribution to common shareholders other than regular cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems equitable, as to the number or kind of shares that may be issued under the Plan pursuant to Section 5 and the number or kind of shares subject to, or the price per share under or terms of any outstanding Award. The amount and form of the substitution or adjustment shall be determined by the Committee and any such substitution or adjustment shall be conclusive and binding on all parties for all purposes of the Plan.

11

SECTION 17
COMPLIANCE WITH LAWS AND REGULATIONS

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, Share exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Employees employed outside their home country.

SECTION 18
WITHHOLDING

To the extent required by applicable United States or other federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Share Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may provide for or permit the minimum statutory withholding obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired.

SECTION 19
AMENDMENT OF THE PLAN OR AWARDS

The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 16, no such amendment shall, without the approval of the shareholders of the Company:

(a)	increase the maximum number of Shares for which Awards may be granted under this Plan;
(b)	reduce the price at which Options may be granted below the price provided for in Section 7;
(c)	reduce the exercise price of outstanding Options;
(d)	extend the term of this Plan;
(e)	change the class of persons eligible to be Participants;
(f)	otherwise amend the Plan in any manner requiring shareholder approval by law or under the NASDAQ listing requirements; or
(g)	increase the individual maximum limits in Section 5.

12

No amendment or alteration to the Plan or an Award or Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of, or avoid adverse financial accounting consequences under, any accounting standard.

SECTION 20
MISCELLANEOUS PROVISIONS

(a)	No Participant or other person shall have any claim or right to be granted an Award under the Plan and no Award shall confer any right to continued employment.
(b)	A Participant in the Plan may not assign or transfer his or her rights and interest under the Plan or any Award in whole or in part, either directly or by operation of law or otherwise (except in the event of death, to the Beneficiaries or by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan or in any Award shall be subject to any obligation or liability of such individual; provided, however, that if permitted by the Compensation Committee in its sole discretion, an Award may be transferred to the employer of a Non-Employee Director if such Non- Employee Director is required to transfer any compensation received as a Non-Employee Director to his or her employer.
(c)	The expense of the Plan shall be borne by the Company.
(d)	Awards granted under the Plan shall be binding upon the Company, its successors and assigns.
(e)	Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval of any such additional arrangement is required.
(f)	The Board intends that, except as may be otherwise determined by the Committee, any Awards under the Plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income taxes, thereunder. If the Committee determines that an Award, Agreement, payment distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to Section 409A. unless the Committee expressly determines otherwise, such Award, Agreement, payment distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provision of the Plan and/or Award Agreement will be deemed modified, or, if necessary, rescinded in order to comply with the requirements of Section 409A which is to be paid out when vested, such payment shall be made as soon as administratively feasible after the Award became vested, but in no event shall such payment be made later than 2½ months after the end of the calendar year in which the Award became vested unless otherwise permitted under the exemption provisions of Section 409A.

SECTION 21
GOVERNING LAW

Except to the extent in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration, and effect of the Plan and any rules, regulations, and actions relating to the Plan will be governed by and construed exclusively in accordance with the internal, substantive laws of the state of Texas, without regard to the conflict of law rules of Texas or any other jurisdiction.

13

PART 2

2006 Argonaut Related Party, Financial Information and Executive Compensation

ALL REFERENCES IN THIS PART 2 (INCLUDING WITH RESPECT TO THE “COMPANY,” THE “BOARD,” “WE,” “US,” “OUR” AND OTHERWISE) ARE WITH RESPECT TO ARGONAUT BEFORE THE MERGER AND WERE ACCURATE AT THE TIME TO WHICH THEY PERTAIN.

Policy for Evaluating Related Person Transactions.

The Board of Directors has adopted a written policy relating to the Audit Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements by SEC regulations (“related person transactions”). A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers and 5% or more beneficial owners of our Common Shares. The Corporate Secretary administers procedures adopted by the Board of Directors with respect to related person transactions and the Audit Committee reviews and approves all such transactions. At times, it may be advisable to initiate a transaction before the Audit Committee has evaluated it, or a transaction may begin before discovery of a related person’s participation. In such instances, management consults with the Chairman of the Audit Committee to determine the appropriate course of action. Approval of a related person transaction requires the affirmative vote of the majority of disinterested directors on the Audit Committee. In approving any related person transaction, the Audit Committee must determine that the transaction is fair and reasonable to Argonaut Group, Inc. The Audit Committee periodically reports on its activities to the Board of Directors. The written policy relating to the Audit Committee’s review and approval of related person transactions is available on our website under “Corporate Governance.” The reference to the Company’s web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement.

In determining the independence of Directors, the Board considered the following transactions and relationships that occurred during 2006. The company believes that the following transactions and relationships were reasonable and in the best interest of the company.

Century Capital Entities

Allan W. Fulkerson, who is a member of the Company's Board of Directors, has an indirect ownership interest in Asset Allocation & Management Company, L.L.C. (“AAM”) equal to less than one-half of one percent. The Company and AAM are parties to the AAM Investment Management Agreement, dated as of March 1, 2004, pursuant to which AAM agrees to make investment decisions with respect to and otherwise manage certain funds deposited by the Company for that purpose guided by the Investment Policy and Guidelines Statement approved by the Company's Board of Directors. As of December 31, 2006, AAM managed $880.9 million of the Company’s investments. The Company paid AAM $0.7 million for services provided in 2006, which constituted less than 5% of AAM’s consolidated gross revenues for 2006. It is anticipated that for calendar year 2007 revenue generated from the Company under the AAM Investment Management Agreement will again comprise less than 5% of the gross consolidated revenues of AAM. The AAM Investment Management Agreement does not have a specified term but is terminable by either party at any time on 30 days advance written notice.

In addition, in August 2002, the Company committed to a $5.0 million investment, as a limited partner, in Century Capital Partners III, LP (“CCP III”), an investment partnership which specializes in investing in the insurance industry. Century Capital Management, LLC (“CCML”) is the Investment Advisor to Century Capital Partners II, L.P. (“CCPII”) and CCPIII that collectively hold a majority ownership interest in AAM. Mr. Fulkerson serves as a consultant to CCML and retains fractional ownership interests in the general partners of CCPII and CCPIII.

1

Fayez Sarofim & Co.

The Company and Fayez Sarofim & Co. (“Investment Manager”) are parties to an agreement dated November 11, 1995 (the “Investment Management Agreement”), whereby the Investment Manager has agreed to make investment decisions with respect to and otherwise manage certain funds deposited by the Company for those purposes. The Investment Manager is owned 100% by the Sarofim Group, Inc. the majority of which is owned by Fayez Sarofim, a director of the Company. As of December 31, 2006, Fayez Sarofim & Co. managed $252.9 million fair market value of the Company’s investments. Argonaut Group paid Fayez Sarofim & Co. approximately $0.5 million for services provided in 2006. The Investment Management Agreement does not have a specified term but is terminable by either party at any time on 30 days advance written notice.

Swett & Crawford

Swett & Crawford is the largest wholesale insurance broker in the country, placing nearly $2.6 billion in premium volume in their most recent fiscal year. David Hartoch, who is a member of the Company’s Board of Directors, is currently the Chairman of Swett & Crawford. Mr. Hartoch served as the Chairman and Chief Executive Officer of Swett & Crawford from 1997 to 2003, as a consultant to Swett & Crawford from 2003 to 2005 and as acting Chairman and Chief Executive Officer of Swett & Crawford from April 1, 2005 to November 15, 2005. During 2006, Swett & Crawford placed insurance with the Company’s Colony Group totaling $37.7 million in gross written premiums. Swett & Crawford earned $6.8 million in commissions on this business.

2

3

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of Argonaut Group, Inc.:

We have audited the accompanying consolidated balance sheets of Argonaut Group, Inc. (the Company) as of December 31, 2006 and 2005, and the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006. Our audits also included the financial statement schedules listed in the Index at Item 15(a)(2). These consolidated financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Argonaut Group, Inc. at December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

As discussed in Note 1 to the financial statements, in 2006 the Company changed its method of accounting for share-based payments and its method of accounting for defined benefit pension plans.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Argonaut Group, Inc.’s internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 23, 2007 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

San Antonio, Texas
February 23, 2007

4

ARGONAUT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	December 31,
	2006	2005
Assets
Investments:
Fixed maturities, at fair value (cost: 2006 - $2,052.6; 2005 - $1,698.8)	$2,024.8	$1,675.8
Equity securities, at fair value (cost: 2006 - $166.8; 2005 - $135.6)	260.1	200.7
Other long-term investments, at fair value (cost: 2006 - $16.4; 2005 - $20.6)	16.0	23.9
Short-term investments, at fair value, which approximates cost	213.2	272.6
Total investments	2,514.1	2,173.0

Cash and cash equivalents	43.8	29.7
Accrued investment income	19.5	17.4
Premiums receivable	174.5	178.3
Reinsurance recoverables	551.9	558.2
Note receivable	-	18.1
Goodwill	106.3	106.3
Current income taxes receivable, net	-	4.2
Deferred tax asset, net	50.4	63.0
Deferred acquisition costs, net	92.1	88.9
Ceded unearned premiums	114.0	103.3
Other assets	54.9	64.2
Total assets	$3,721.5	$3,404.6
Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$2,029.2	$1,875.4
Unearned premiums	516.4	475.8
Funds held	53.1	62.7
Accrued underwriting expenses	61.5	71.1
Ceded reinsurance payable, net	48.4	47.7
Junior subordinated debentures	144.3	144.3
Current income taxes payable, net	1.2	-
Other liabilities	19.7	11.5
Total liabilities	2,873.8	2,688.5
Shareholders' equity:
Preferred stock - $0.10 par, 5,000,000 shares authorized; Series A mandatory convertible preferred stock - 1,000,000 and 2,453,310
shares issued and outstanding at December 31, 2006 and 2005, respectively	0.1	0.2
Common stock - $0.10 par, 70,000,000 shares authorized; 32,457,514 and 30,511,604
shares issued and outstanding at December 31, 2006 and 2005, respectively	3.2	3.1
Additional paid-in capital	299.9	293.1
Retained earnings	505.7	400.7
Deferred stock compensation	-	(10.3)
Accumulated other comprehensive income, net of taxes	38.8	29.3
Total shareholders' equity	847.7	716.1
Total liabilities and shareholders' equity	$3,721.5	$3,404.6

See accompanying notes.

5

ARGONAUT GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	For the Years Ended December 31,
	2006	2005	2004
Premiums and other revenue:
Earned premiums	$813.0	$699.0	$633.9
Net investment income	104.5	83.9	65.1
Realized investment and other gains, net	21.2	3.3	5.2
Total revenue	938.7	786.2	704.2

Expenses:
Losses and loss adjustment expenses	477.6	427.2	409.7
Underwriting, acquisition and insurance expense	285.1	262.5	222.8
Interest expense	13.0	15.0	11.0
Total expenses	775.7	704.7	643.5

Income before income taxes	163.0	81.5	60.7
Provision (benefit) for income taxes	57.0	1.0	(11.1)
Net income	$106.0	$80.5	$71.8

Net income per common share:
Basic	$3.32	$2.73	$2.51
Diluted	$3.13	$2.53	$2.33

See accompanying notes.

6

ARGONAUT GROUP, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in millions)

	For the Years Ended December 31,
	2006	2005	2004
Net income	$106.0	$80.5	$71.8
Other comprehensive income (loss):
Minimum pension liability adjustment	-	0.2	(0.7)
Unrealized gains (losses) on securities:
Gains (losses) arising during the period	33.3	(35.7)	(10.4)
Less: reclassification adjustment for gains
included in net income	(13.6)	(3.3)	(5.2)
Other comprehensive income (loss) before tax	19.7	(38.8)	(16.3)
Income tax provision (benefit) related to other
comprehensive income (loss)	6.9	(13.6)	(5.7)
Other comprehensive income (loss), net of tax	12.8	(25.2)	(10.6)
Comprehensive income	$118.8	$55.3	$61.2

See accompanying notes.

7

ARGONAUT GROUP, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(in millions except per share amounts)

						Accumulated
			Additional		Deferred	Other
	Preferred	Common	Paid-In	Retained	Stock	Comprehensive	Shareholders'
	Stock	Stock	Capital	Earnings	Compensation	Income (Loss)	Equity
Balance, January 1, 2004	$0.3	$2.8	$220.5	$253.1	$(2.6)	$65.1	$539.2
Net income	-	-	-	71.8	-	-	71.8
Minimum pension liability, net of taxes	-	-	-	-	-	(0.4)	(0.4)
Change in net unrealized
appreciation on securities, net of taxes	-	-	-	-	-	(10.2)	(10.2)
Common stock offering expenses	-	-	(0.2)	-	-	-	(0.2)
Preferred stock offering expenses	-	-	(0.2)	-	-	-	(0.2)
Activity under stock incentive plans	-	-	9.4	-	(4.3)	-	5.1
Exercise of stock options	-	-	0.6	-	-	-	0.6
Employee stock purchase plan	-	-	0.2	-	-	-	0.2
Cash dividend declared - preferred
stock ($0.84/share)	-	-	-	(2.5)	-	-	(2.5)
Balance, December 31, 2004	0.3	2.8	230.3	322.4	(6.9)	54.5	603.4
Net income	-	-	-	80.5	-	-	80.5
Minimum pension liability, net of taxes	-	-	-	-	-	0.1	0.1
Change in net unrealized
appreciation on securities, net of taxes	-	-	-	-	-	(25.3)	(25.3)
Issue 1,610,000 shares common stock in
secondary offering, net of offering expenses	-	0.2	40.8	-	-	-	41.0
Series A preferred stock conversion	(0.1)	0.1	-	-	-	-	-
Activity under stock incentive plans	-	-	10.8	-	(3.4)	-	7.4
Retirement of common shares (tax
payments on non-vested stock)	-	-	(0.5)	-	-	-	(0.5)
Exercise of stock options	-	-	9.6	-	-	-	9.6
Deferred taxes - option exercises	-	-	1.4	-	-	-	1.4
Employee stock purchase plan	-	-	0.7	-	-	-	0.7
Cash dividend declared - preferred
stock ($0.84/share)	-	-	-	(2.2)	-	-	(2.2)
Balance, December 31, 2005	0.2	3.1	293.1	400.7	(10.3)	29.3	716.1
Net income	-	-	-	106.0	-	-	106.0
Change in net unrealized
appreciation on securities, net of taxes	-	-	-	-	-	12.8	12.8
Common stock secondary offering expenses	-	-	(0.2)	-	-	-	(0.2)
Series A preferred stock conversion	(0.1)	0.1	-	-	-	-	-
Activity under stock incentive plans	-	-	8.7	-	-	-	8.7
Retirement of common shares (tax
payments on non-vested stock)	-	-	(1.0)	-	-	-	(1.0)
Exercise of stock options	-	-	7.0	-	-	-	7.0
Deferred taxes - option exercises	-	-	1.8	-	-	-	1.8
Employee stock purchase plan	-	-	0.8	-	-	-	0.8
Cash dividend declared - preferred
stock ($0.72/share)	-	-	-	(1.0)	-	-	(1.0)
Adoption of SFAS No. 123(R)	-	-	(10.3)	-	10.3	-	-
Adoption of SFAS No. 158, net of tax	-	-	-	-	-	(3.3)	(3.3)
Balance, December 31, 2006	$0.1	$3.2	$299.9	$505.7	$-	$38.8	$847.7

See accompanying notes.

8

ARGONAUT GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	For the Years Ended December 31,
	2006	2005	2004
Cash flows from operating activities:
Net income	$106.0	$80.5	$71.8
Adjustments to reconcile net income to
net cash provided by operating activities:
Amortization and depreciation	10.5	10.0	11.1
Share-based payments expense	8.7	7.4	5.1
Excess tax benefits from share-based payment arrangements	(2.3)	-	-
Deferred tax provision (benefit)	7.5	(3.7)	(12.7)
Tax benefit from exercise of stock options	-	1.4	-
Realized gains on investments	(13.6)	(3.3)	(5.2)
Gain on sale of real estate	(7.6)	-	-
Change in:
Accrued investment income	(2.1)	(0.5)	(2.3)
Receivables	10.1	110.8	(66.2)
Deferred acquisition costs	(3.2)	(18.9)	(7.5)
Ceded unearned premiums	(10.7)	(27.6)	(16.4)
Reserves for losses and loss adjustment expenses	153.8	267.9	126.7
Unearned premiums	40.6	85.0	37.5
Accrued underwriting expenses and funds held	(18.8)	(125.5)	13.2
Ceded reinsurance payable	0.7	15.5	3.4
Income taxes payable	7.2	(0.6)	(23.3)
Deferred gain, retroactive reinsurance	-	(45.1)	1.8
Other assets and liabilities, net	12.2	(20.1)	(9.0)
Cash provided by operating activities	299.0	333.2	128.0
Cash flows from investing activities:
Sales of fixed maturity investments	173.9	161.9	326.0
Maturities and mandatory calls of fixed maturity investments	112.4	123.2	232.3
Sales of equity securities	4.9	27.6	9.4
Sales of other long-term investments	17.3	-	-
Purchases of fixed maturity investments	(645.4)	(540.5)	(868.9)
Purchases of equity securities	(35.7)	(44.2)	(14.2)
Change in short-term investments	59.7	(160.2)	66.7
Purchases of fixed assets	(5.3)	(2.2)	(5.1)
Sale of real estate	7.7	-	-
Payment received on notes receivable	18.1	19.7	8.6
Acquisition, net of cash received	-	-	(0.6)
Other, net	-	-	(5.1)
Cash used by investing activities	(292.4)	(414.7)	(250.9)
Cash flows from financing activities:
Issuance of junior subordinated debentures	-	30.9	85.9
Stock options exercised, employee stock purchase plan issuance, and
retirement of common shares (tax payments on non-vested stock)	6.8	9.8	0.8
Secondary common stock offering, net of offering expenses	(0.2)	41.0	(0.2)
Preferred stock offering expenses	-	-	(0.2)
Excess tax benefits from share-based payment arrangements	2.3	-	-
Payment of cash dividend to preferred shareholders	(1.4)	(2.2)	(2.5)
Cash provided by financing activities	7.5	79.5	83.8
Change in cash and cash equivalents	14.1	(2.0)	(39.1)
Cash and cash equivalents, beginning of period	29.7	31.7	70.8
Cash and cash equivalents, end of period	$43.8	$29.7	$31.7

See accompanying notes.

9

ARGONAUT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Business and Significant Accounting Policies

Business. Argonaut Group, Inc. (the Company) is a national provider of specialty insurance products focused on high-quality customer service for specific niches of property-casualty insurance. Colony Insurance Group, located in Richmond, Virginia, and Argonaut Specialty Insurance Services, headquartered in New York, New York, write excess and surplus lines products. Select markets products are written by Argonaut Great Central Insurance Company, headquartered in Peoria, Illinois, Rockwood Casualty Insurance Company, headquartered in Rockwood, Pennsylvania, and Grocers Insurance, headquartered in Portland, Oregon. Public entity products are provided by Trident Insurance Services, a wholly-owned subsidiary of the Company, headquartered in San Antonio, Texas. Argonaut Insurance Company provides risk management solutions and is headquartered in Chicago, Illinois. In the third quarter of 2005, the Company sold a substantial portion of its risk management business (see Note 17 - Restructuring). The Company has one run-off segment relating to liabilities associated with policies it no longer underwrites that were issued in the 1970s and into the 1980s.

Basis of Presentation. The consolidated financial statements of the Company and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements include the accounts and operations of the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated. Certain items in prior years’ financial statements have been reclassified to conform to the current presentation.

In December 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46-Revised, “Consolidation of Variable Interest Entities” (FIN 46-R). It requires that the assets, liabilities and results of the activity of variable interest entities be consolidated into the financial statements of the company that has a controlling financial interest. It also provides the framework for determining whether a variable interest entity should be consolidated based on voting interest or significant financial support provided to it. The Company evaluated its investment in the following entities: Argonaut Group Statutory Trust, Argonaut Group Statutory Trust III, Argonaut Group Statutory Trust IV, Argonaut Group Statutory Trust V, Argonaut Group Statutory Trust VI, Argonaut Group Statutory Trust VII, Argonaut Group Statutory Trust VIII, Argonaut Group Statutory Trust IX and Argonaut Group Statutory Trust X (the Trusts) under the requirements of FIN 46-R. The Company determined that the Trusts are variable interest entities due to the fact that the Trusts do not have sufficient equity to finance their activities without additional subordinate financial support from other parties. The Company is not entitled to receive a majority of the Trusts’ residual returns nor is it responsible to absorb the majority of the Trusts’ expected losses; therefore, the Company is not the primary beneficiary and, accordingly, the Trusts are not included in the Company’s consolidated financial statements.

Cash. Cash consists of cash deposited in banks, generally in concentration and operating accounts.

Investments. Investments in fixed maturities at December 31, 2006 and 2005 include bonds, notes and redeemable preferred stocks. Equity securities include common and nonredeemable preferred stocks. Short-term investments consist of funds in excess of the Company's near-term operating and claims paying needs and are invested in certificates of deposit, commercial paper, and money market funds. Short-term investments are classified as investments in the consolidated financial statements as they relate principally to the Company’s investment activities.

The amortized cost of fixed maturity securities is adjusted for amortization of premiums and accretion of discounts. This amortization or accretion is included in net investment income.

For the mortgage-backed bond portion of the fixed maturity securities portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. Premium or discount on high investment grade securities (rated AA or higher) is amortized into income using the retrospective method. Premium or discount on lower investment grade securities (rated less than AA) is amortized into income using the prospective method.

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Investments are considered available for sale and are carried at fair value. The Company measures the fair value of the investments based upon quoted market prices. The cost of securities sold is based on the specific identification method. The Company evaluates its investment portfolio for impairments of individual securities that are deemed to be other than temporary. The Company evaluates each individual security based on a variety of factors, such as trends in the market price, degree to which market price is below cost, length of time security has been trading below cost, changes in dividend and interest payment pattern, and the intent and ability of the Company to hold the security to allow for recovery. For those securities where the Company's cost or amortized cost is more than fair market value, the Company reviews such securities internally and with its investment advisors. During the year ended December 31, 2006, realized investment gains for the equity and bond portfolios were reduced by $0.2 million and $1.0 million, respectively, due to the recognition of other-than-temporary impairment on certain securities. During the year ended December 31, 2005, realized investment gains for the equity and bond portfolios were reduced by $0.6 million and $0.4 million, respectively, due to the recognition of other-than-temporary impairment on certain securities. During the year ended December 31, 2004, realized investment gains for the bond portfolio were reduced by $0.1 million due to the recognition of other-than-temporary impairments on certain securities. During 2004, no other-than-temporary impairments were recognized on the Company’s equity portfolio.

Receivables. Premiums receivable, representing amounts due from insureds, are presented net of a reserve for doubtful accounts of $8.9 million and $11.2 million at December 31, 2006 and 2005, respectively.

Reinsurance recoverables represent amounts of paid losses and loss adjustment expenses, case reserves and incurred but not reported amounts ceded to reinsurers under reinsurance treaties. These amounts are presented in the balance sheets net of a reserve for doubtful accounts of $19.3 million and $18.8 million at December 31, 2006 and 2005, respectively (see Note 3 - Reinsurance for related disclosures).

Premiums receivable and reinsurance recoverables are charged off after a determination has been made that a specific balance will not be collected based upon the collection efforts of Company personnel. An estimate of amounts that are likely to be charged off is established as a reserve for doubtful accounts as of the balance sheet date. The estimate is primarily comprised of specific insured and reinsurance balances that are considered probable to be charged off after all collection efforts have ceased, as well as other industry factors.

Goodwill. The Company accounts for goodwill under the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets.” As required by SFAS No. 142, the Company performed its annual test for goodwill impairment as of September 30, 2006, and determined that no impairment of goodwill was indicated. If impairment indicators exist between the annual testing periods, management will perform an impairment of goodwill test to determine if the fair value of the reporting unit is below the carrying value and, therefore, requires a write-down of goodwill for that reporting unit.

Earned Premiums. Premium revenue is recognized ratably over the policy period. Premiums that have yet to be earned are reported as unearned premiums on the balance sheet.

Retrospectively Rated Policies. The Company has written a number of workers compensation and other liability policies that are retrospectively rated. Under this type of policy, the policyholder may be entitled, subsequent to policy expiration, to a refund or may owe additional premiums based on the amount of losses incurred under the policy. The retrospective premium adjustments are limited to a minimum or maximum premium adjustment, which is calculated as a percentage of the standard amount of premium charged during the life of the policy. Accrued retrospectively rated premiums have been determined based on estimated ultimate loss experience of the individual policyholder accounts. The estimated liability for return of premiums under retrospectively rated workers compensation policies is included in unearned premiums and was $7.9 million at December 31, 2006 and $11.9 million at December 31, 2005. The estimated amount included in premiums receivable for additional premiums due under retrospectively rated policies was $3.8 million at December 31, 2006 and $9.0 million at December 31, 2005.

Deferred Acquisition Costs. Policy acquisition costs, which include commissions, premium taxes, fees and certain other costs of underwriting policies, are deferred, when such policies are profitable, and amortized over the same period in which the related premiums are earned. Anticipated investment income is considered in determining whether the deferred acquisition costs are recoverable and whether a premium deficiency exists. The Company continually reviews the methods of making such estimates and establishing the deferred costs, and any adjustments are made in the accounting period in which the adjustment arose.

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Reserves for Losses and Loss Adjustment Expenses. Liabilities for unpaid losses and loss adjustment expenses include the accumulation of individual case estimates for claims reported as well as estimates of incurred but not reported claims and estimates of claim settlement expenses. Reinsurance recoverables on unpaid claims and claim expenses represent estimates of the portion of such liabilities that will be recoverable from reinsurers. Amounts recoverable from reinsurers are recognized as assets at the same time and in a manner consistent with the unpaid claims liabilities associated with the reinsurance policy (for additional information, see heading “Reinsurance” below).

Estimates are based upon past claim experience modified for current trends as well as prevailing economic, legal and social conditions. While management believes that amounts included in the accompanying financial statements are adequate, such estimates may be more or less than the amounts ultimately paid when the claims are settled. The estimates are continually reviewed and any changes are reflected in current operations. Further, the nature of loss exposures involve significant variability due to the long tailed payments on claims related to asbestos and environmental coverages and workers compensation coverages. As such, losses and loss adjustment expenses could vary significantly from the recorded amounts.

Property and Equipment. Property and equipment used in operations, including certain costs incurred to develop or obtain computer software for internal use, are capitalized and carried at cost less accumulated depreciation. Depreciation is calculated using a straight-line method over the estimated useful lives of the assets, generally 2 to 40 years. The accumulated depreciation for property and equipment was $21.7 million and $38.5 million as of December 31, 2006 and 2005, respectively.

Foreign Currency Translation. The Company has entered into a reinsurance program that is conducted in multiple foreign currencies. Assets and liabilities resulting from this program are translated into the United States dollar using the exchange rates in effect at the balance sheet date. Revenues and expenses resulting from this program are translated using a spot rate on the date of the individual transactions. Gains and losses arising from transactions denominated in a foreign currency are included in net income (loss). As of December 31, 2006, the Company recorded a gain from foreign currency translation of $0.5 million, compared to a loss of $0.4 million as of December 31, 2005.

Share-Based Payments. On January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R) “Share-Based Payment” using the modified prospective transition method. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, non-vested stock grants and employee stock purchase plans that contain a look-back provision and allow employees to purchase stock at a discount, to be recognized in the financial statements based on their fair values. Under the chosen transition method, the Company recognized compensation cost in 2006 that included compensation cost for all share-based payments granted prior to, but not vested as of January 1, 2006. Compensation cost is also recognized for all share-based payments granted after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). Additionally, under the requirements of SFAS No. 123(R), the performance non-vested stock awards were no longer subject to variable accounting, as the performance measures are not market based. Effective January 1, 2006, all compensation expense for share-based payments is being recognized on a straight-line basis over each award’s vesting period, replacing the multiple options method used prior to January 1, 2006 (see Note 11 - Share-Based Payments for related disclosures).

Prior to 2006, the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion (APB) No. 25, “Accounting for Stock Issued to Employees,” whereby the options that were granted were at market price, and no compensation expense was recognized. Compensation expense for stock options, if any, would have been measured as the excess of the quoted market price of the Company’s stock at the date of grant over the amount an employee must pay to acquire the stock. Non-vested stock awards were recorded as compensation expense over the required vesting period based on the market value on the date of grant. Unearned compensation expense on non-vested stock awards was shown as a reduction to shareholders’ equity. SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosures,” established accounting and disclosures requirements using a fair-value based method of accounting for stock-based employee compensation plans. The Company utilized the method of accounting prescribed by APB No. 25 and the disclosure requirements of SFAS Nos. 123 and 148.

Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period in which the change is enacted.

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Reinsurance. In the normal course of business, the Company’s insurance subsidiaries reinsure certain risks above certain retention levels with other insurance enterprises. Reinsurance recoverables include claims paid by the Company and estimates of unpaid losses and loss adjustment expenses that are subject to reimbursement under reinsurance and retrocessional contracts. The method for determining reinsurance recoverables for unpaid losses and loss adjustment expenses involves reviewing actuarial estimates of gross unpaid losses and loss adjustment expenses to determine the Company's ability to cede unpaid losses and loss adjustment expenses under its existing reinsurance contracts. This method is continually reviewed and updated and any resulting adjustments are reflected in earnings in the period identified. Reinsurance premiums, commissions and expense reimbursements are accounted for on a basis consistent with those used in accounting for the original policies issued and the term of the reinsurance contracts. Amounts recoverable from reinsurers for benefits and losses for which the Company's insurance subsidiaries have not been relieved of their legal obligations to the policyholder are reported as assets.

Supplemental Cash Flow Information.

Income taxes paid. The Company paid income taxes of $42.3 million in 2006, $12.1 million in 2005, and $24.6 million in 2004.

Interest paid. The Company paid interest on the junior subordinated debentures of $12.5 million, $8.6 million, and $3.1 million during 2006, 2005, and 2004, respectively.

New Accounting Pronouncements.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - an amendment of SFAS No. 133 and SFAS No. 140.” SFAS No. 155 (i) permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, (ii) clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, (iii) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, (iv) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and (v) amends SFAS No. 140 to eliminate the exemption from applying the requirements of SFAS No. 133 on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006 (the fiscal year beginning January 1, 2007 for the Company). The adoption of SFAS No. 155 did not have a material impact on the Company’s financial position or results of operations and financial condition.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of SFAS No. 109” (FIN 48). FIN 48 provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns. FIN 48 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities. Tax positions that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company has evaluated the requirements of FIN 48 and has determined that adoption of this statement will not have a material impact on its financial position or results of operations and financial condition.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company does not expect the adoption of SFAS No. 157 to have a material impact on its financial position or results of operations and financial condition.

In September 2006, the FASB issued SFAS No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS No. 158 requires an employer to recognize the overfunded or underfunded status of defined benefit postretirement plans as an asset or liability in its statement of financial position and recognize changes in the funded status in the year in which the changes occur. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. Recognition of the funded status under SFAS No. 158 is effective for fiscal years ending after December 15, 2006, with the measurement date requirement effective for fiscal years ending after December 15, 2008. The Company’s has determined that its measurement date is already consistent with the new requirement.

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The following table illustrates the incremental effect of adopting SFAS No. 158 on individual line items in the consolidated balance sheet at December 31, 2006:

	Before		After
	Application of		Application of
(in millions)	SFAS No. 158	Adjustments	SFAS No. 158
Pension asset (a)	$5.5	$(2.8)	$2.7
Deferred federal income tax asset	48.6	1.8	50.4
Total assets	3,722.5	(1.0)	3,721.5
Other postretirement liability (b)	-	2.3	2.3
Total liabilities	2,871.5	2.3	2,873.8
Accumulated other comprehensive income, net of taxes	42.1	(3.3)	38.8
Total shareholders' equity	851.0	(3.3)	847.7
Total liabilities and shareholders' equity	3,722.5	(1.0)	3,721.5

(a)	included in Other assets at December 31, 2006
(b)	included in Other liabilities at December 31, 2006

2. Investments

The amortized cost, gross unrealized gains, gross unrealized losses and fair value of investments available for sale as of December 31 were as follows:

(in millions)		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
2006	Cost	Gains	Losses	Value
Fixed maturities
U.S. Treasury securities	$51.0	$0.2	$0.5	$50.7
U.S. Government agencies	283.0	0.7	5.2	278.5
Obligations of states and political
subdivisions	153.8	0.2	1.4	152.6
Corporate securities	610.9	4.0	11.4	603.5
Mortgage backed securities	937.1	2.1	16.4	922.8
Foreign government	15.6	0.1	0.2	15.5
Redeemable preferred stock	1.2	-	-	1.2
Total fixed maturities	2,052.6	7.3	35.1	2,024.8
Equity securities
Banks, trusts and insurance companies	27.1	16.7	0.2	43.6
Industrial, miscellaneous and all other	139.7	79.9	3.1	216.5
Total equity securities	166.8	96.6	3.3	260.1
Other long-term investments	16.4	-	0.4	16.0
Short-term investments	213.2	-	-	213.2
Total invested assets	$2,449.0	$103.9	$38.8	$2,514.1

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(in millions)		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
2005	Cost	Gains	Losses	Value
Fixed maturities
U.S. Treasury securities	$84.0	$0.9	$0.5	$84.4
U.S. Government agencies	284.7	1.2	5.4	280.5
Obligations of states and political
subdivisions	98.7	0.7	1.8	97.6
Corporate securities	499.7	6.3	9.1	496.9
Mortgage backed securities	725.9	0.4	15.5	710.8
Foreign government	4.6	-	0.3	4.3
Redeemable preferred stock	1.2	0.1	-	1.3
Total fixed maturities	1,698.8	9.6	32.6	1,675.8
Equity securities
Banks, trusts and insurance companies	18.1	10.6	0.1	28.6
Industrial, miscellaneous and all other	117.5	57.5	2.9	172.1
Total equity securities	135.6	68.1	3.0	200.7
Other long-term investments	20.6	3.3	-	23.9
Short-term investments	272.6	-	-	272.6
Total invested assets	$2,127.6	$81.0	$35.6	$2,173.0

The amortized cost and fair values of fixed maturity investments as of December 31, 2006, by contractual maturity, were as follows:

	Amortized	Fair
(in millions)	Cost	Value
Due in one year or less	$64.2	$63.7
Due after one year through five years	586.6	577.3
Due after five years through ten years	336.9	332.0
Thereafter	127.8	129.0
Mortgage-backed	937.1	922.8
Total	$2,052.6	$2,024.8

The expected maturities may differ from the contractual maturities because debtors may have the right to call or prepay obligations without penalties.

Investment income and expenses for the years ended December 31 were as follows:

(in millions)	2006	2005	2004
Investment income:
Interest and dividends on fixed maturities	$89.2	$72.5	$57.9
Dividends on equity securities	6.2	5.2	4.9
Interest on short-term investments	10.5	4.9	1.7
Interest on long-term investments	1.2	4.6	2.6
Other	1.3	0.2	1.7
	108.4	87.4	68.8
Investment expenses	(3.9)	(3.5)	(3.7)
Net investment income	$104.5	$83.9	$65.1

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Proceeds from sales of fixed maturity investments were $173.9 million, $161.9 million and $326.0 million in 2006, 2005, and 2004, respectively. Proceeds from sales of equity securities were $4.9 million, $27.6 million and $9.4 million in 2006, 2005, and 2004, respectively. In 2006, proceeds from sales of other long-term invested assets were $17.3 million. The following table presents the Company’s realized investment and other gains (losses):

(in millions)	2006	2005	2004
Realized gains
Fixed maturities	$2.3	$0.8	$3.7
Equity securities	1.1	4.4	3.6
Other long-term investments	11.8	0.3	-
Short-term investments	0.2	-	-
Gain on sale of real estate	7.6	-	-
Gross realized gains	23.0	5.5	7.3
Realized losses
Fixed maturities	(0.7)	(1.5)	(1.4)
Equity securities	(0.7)	(0.7)	(0.2)
Other long-term investments	(0.4)	-	(0.5)
Gross realized losses	(1.8)	(2.2)	(2.1)
Net realized investment and other gains	$21.2	$3.3	$5.2

On September 20, 2006, Argonaut Insurance Company, a subsidiary of the Company, sold the land and building located in Menlo Park, California, that served as its original headquarters. Cash proceeds of $7.7 million, net of closing costs, were received on the sale. The sale of the property met full gain recognition under SFAS No. 66, “Accounting for Real Estate Sales” and resulted in a pre-tax realized gain of $7.6 million.

Included in realized losses for the years ended December 31, 2006, 2005, and 2004 were write downs of approximately $1.2 million, $1.0 million and $0.1 million, respectively, from the recognition of other-than-temporary impairments on certain investment securities.

At December 31, 2006, the amortized cost and fair value of investments on deposit with various insurance regulatory agencies were $278.1 million and $275.0 million, respectively.

Additionally, securities with an amortized cost of $2.2 million (which approximated fair value) were pledged as collateral for surety bonds, which were issued to various states in lieu of depositing bonds. Investments with an amortized cost of $77.1 million and fair value of $74.9 million were pledged as collateral for various other reasons such as reinsurance.

An aging of unrealized losses on the Company’s investments in fixed maturities, equity securities and other long-term investments at December 31, 2006 and 2005 is presented below:

2006	Less Than One Year		One Year or Greater		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(in millions)	Value	Loss	Value	Loss	Value	Loss
Fixed maturities
U.S. Treasury securities	$16.8	$0.1	$15.6	$0.4	$32.4	$0.5
U.S. Government agencies	26.0	0.2	194.9	5.0	220.9	5.2
Obligations of states and political
subdivisions	83.8	0.5	31.8	0.9	115.6	1.4
Corporate securities	63.7	0.5	363.1	10.9	426.8	11.4
Mortgage backed securities	175.9	1.2	541.4	15.2	717.3	16.4
Foreign government	-	-	7.1	0.2	7.1	0.2
Redeemable preferred stock	-	-	-	-	-	-
Total fixed maturities	366.2	2.5	1,153.9	32.6	1,520.1	35.1
Equity securities
Banks, trusts and insurance
companies	2.9	0.2	-	-	2.9	0.2
Industrial, miscellaneous
and all other	19.0	1.9	15.4	1.2	34.4	3.1
Total equity securities	21.9	2.1	15.4	1.2	37.3	3.3
Other long-term investments	5.6	0.4	-	-	5.6	0.4
Total	$393.7	$5.0	$1,169.3	$33.8	$1,563.0	$38.8

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2005	Less Than One Year		One Year or Greater		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(in millions)	Value	Loss	Value	Loss	Value	Loss
Fixed maturities
U.S. Treasury securities	$12.9	$0.1	$20.5	$0.4	$33.4	$0.5
U.S. Government agencies	126.5	2.6	99.8	2.8	226.3	5.4
Obligations of states and political
subdivisions	39.7	0.6	34.1	1.2	73.8	1.8
Corporate securities	195.2	3.9	144.0	5.2	339.2	9.1
Mortgage backed securities	412.1	7.7	214.6	7.8	626.7	15.5
Foreign government	-	-	4.4	0.3	4.4	0.3
Redeemable preferred stock	-	-	-	-	-	-
Total fixed maturities	786.4	14.9	517.4	17.7	1,303.8	32.6
Equity securities
Banks, trusts and insurance
companies	4.9	0.1	0.2	-	5.1	0.1
Industrial, miscellaneous
and all other	37.5	2.2	3.3	0.7	40.8	2.9
Total equity securities	42.4	2.3	3.5	0.7	45.9	3.0
Other long-term investments	-	-	-	-	-	-
Total	$828.8	$17.2	$520.9	$18.4	$1,349.7	$35.6

The Company holds a total of 2,474 securities, of which 348 were in an unrealized loss position for less than one year and 978 were in an unrealized loss position for a period one year or greater as of December 31, 2006. For substantially all equity securities with an unrealized loss greater than 12 months, such unrealized loss was less than 20% of the Company’s carrying value of each equity security. For investments in U.S. Treasury securities, obligations of states and political subdivisions, and foreign governments with an unrealized loss greater than 12 months, such unrealized loss was the result of interest rate fluctuations. As the Company has the ability and intent to hold these securities until a recovery of fair value, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2006.

The unrealized losses on the Company’s investment in direct obligations of United States government agencies were caused by interest rate increases. The contractual terms of these securities do not permit the issuer to settle the securities at a price less than the amortized cost of those investments. The Company has the ability and intent to hold these securities until a recovery of fair value, which may be maturity; therefore, the Company does not consider these securities to be other-than-temporarily impaired at December 31, 2006.

The unrealized loss on the Company’s corporate bond portfolio was primarily due to increased interest rates. All corporate bonds were of investment grade as of December 31, 2006. The contractual terms of the securities do not allow the issuer to settle the securities at a price less than the amortized cost of the investment. The Company continually monitors the bond portfolio and will recognize an other-than-temporary impairment on any securities which are downgraded to below investment grade. The Company has the ability and intent to hold these securities until recovery, which may be maturity; therefore, the Company does not consider these securities to be other-than-temporarily impaired at December 31, 2006.

The Company’s portfolio of mortgage-backed securities consists of investments in securities backed by the United States government, as well as those issued by corporations. The unrealized losses on these securities were caused by interest rate increases. The contractual cash flows of the securities issued by agencies of the United States government are guaranteed by the governmental agency. The securities issued by the corporate entities, though not guaranteed, were all of investment grade as of December 31, 2006. The Company has no indications that the securities will settle at a price less than the amortized cost of the securities. The Company believes the decline in fair value is due solely to rising interest rates. As the decline in market value is attributable to changes in interest rates and not credit quality, and as the Company has the ability and intent to hold these securities until recovery, which may be maturity, the Company does not consider these securities to be other-than-temporarily impaired at December 31, 2006.

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The Company considers various factors when considering if a decline in the fair value of a fixed income or equity security is other than temporary, including but not limited to, the length of time and magnitude of the unrealized loss; the volatility of the investment; analyst recommendations and price targets; opinions of the Company’s external investment advisors; market liquidity; and the Company’s intentions to sell or ability to hold the investments. Management has the ability and intent to hold these investments until such time as their value recovers. Based on an evaluation of these factors, the Company has concluded that the declines in the fair values of the Company’s investments in equity and fixed income securities, as shown above, at December 31, 2006, are temporary.

3. Reinsurance

The Company reinsures certain risks with other insurance companies. Such arrangements serve to limit the Company’s maximum loss on catastrophes and large or unusually hazardous risks. The Company is liable for reinsurance ceded in the event its reinsurers do not meet their obligations. Thus, a credit exposure exists with respect to reinsurance ceded to the extent that any reinsurer is unable or unwilling to meet the obligations assumed under the reinsurance contracts. The Company’s reserves for uncollectible reinsurance balances receivable on paid losses and incurred claims were $19.3 million and $18.8 million as of December 31, 2006 and 2005, respectively. Under certain reinsurance agreements, collateral and letters of credit are held to secure performance of reinsurers in meeting their obligations. The amount of such collateral and letters of credit were $126.2 million and $107.3 million at December 31, 2006 and 2005, respectively.

The long-term nature of the reinsurance contracts creates a credit risk to the Company over time arising from potentially uncollectible reinsurance. To mitigate that counter-party risk, the Company evaluates its reinsurers to assess their financial condition. The factors that underlie these reviews include a financial risk assessment as well as an internal assessment of the capitalization and the operational risk of the reinsurer. As a result of these reviews, certain members of management make changes to the approved markets that are utilized in both its treaty and facultative reinsurance programs.

Estimated losses recoverable from reinsurers and the ceded portion of unearned premiums are reported as assets in the consolidated balance sheets. Included in reinsurance recoverables are paid loss recoverables of $53.2 million and $76.2 million as of December 31, 2006 and 2005, respectively. Premiums earned and losses and loss adjustment expenses are reported net of reinsurance in the consolidated statements of income.

Losses and loss adjustment expenses of $477.6 million, $427.2 million, and $409.7 million for the years ended December 31, 2006, 2005 and 2004, respectively, are net of amounts ceded to reinsurers of $144.9 million, $226.6 million, and $128.8 million, respectively.

While the Company is generally not in the business of assuming reinsurance risks, it is required to accept certain assigned risks and other legally mandated reinsurance obligations. However, in previous years, the Company actively assumed various forms of casualty reinsurance for which it continues to maintain reserves for losses and loss adjustment expenses (see Note 13 - Run-off Lines). For such assumed reinsurance transactions, the Company engages in various monitoring steps that are common with assumed reinsurance such as ongoing underwriting and claims reviews.

Premiums for the years ended December 31, were as follows:

(in millions)	2006	2005	2004
Direct written premiums	$1,112.0	$928.4	$853.0
Reinsurance ceded to other companies	(308.6)	(286.3)	(233.9)
Reinsurance assumed from other companies	43.6	127.3	50.4
Net written premiums	$847.0	$769.4	$669.5
Direct earned premiums	$1,031.5	$872.6	$795.5
Reinsurance ceded to other companies	(302.5)	(264.4)	(217.7)
Reinsurance assumed from other companies	84.0	90.8	56.1
Net earned premiums	$813.0	$699.0	$633.9
Percentage of reinsurance assumed to net
earned premiums	10.3%	13.0%	8.8%

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The Company commuted a reinsurance treaty with Trenwick America Reinsurance Corporation (Trenwick) on December 31, 2005, and received a $20.0 million settlement during 2006. During 2005 and prior to the commutation, the Company recorded a $10.0 million increase to the reserve for doubtful accounts for potential commutations of reinsurance treaties. Of the $10.0 million, $8.0 million was related to the Trenwick treaty commuted on December 31, 2005. During 2004, the Company recorded a $5.0 million increase to the reserve for doubtful accounts by reducing ceded loss reserves for this treaty, for a total $13.0 million reserve for doubtful accounts as of the December 31, 2005, commutation date. The $13.0 million reduction of ceded loss reserves represents management’s best estimate of losses that will be retained by the Company as a result of commuting this treaty. Upon receipt of the commutation settlement, the amounts previously reserved as bad debt were written off by the Company. As of December 31, 2006, the Company has approximately $1.8 million of reinsurance balances due for other reinsurance contracts with Trenwick, of which $0.9 million is reserved as a bad debt.

The Company entered into a retroactive adverse loss development reinsurance agreement (the ADC) with Inter-Ocean N.A. Reinsurance Company, Ltd. effective December 31, 2002, for the workers compensation, commercial multiple peril, general liability and asbestos, environmental and other latent losses lines of business. Effective September 15, 2005, the Company commuted the ADC based on the most current actuarial data and the settlement of claims subject to the ADC subsequent to the ADC’s effective date. As a result of the commutation, the Company recognized a gain of $7.0 million, which was recorded as a reduction of losses and loss adjustment expenses in 2005. The Company reported ceded reserves in 2004 of $174.1 million related to the ADC.

4. Income Taxes

The Company’s income tax provision (benefit) includes the following components:

(in millions)	2006	2005	2004
Current tax provision	$49.5	$4.7	$1.6
Deferred tax provision (benefit) related to:
Future tax deductions	(7.5)	13.7	1.4
Net operating loss carryforward	-	-	4.2
Deferred alternative minimum tax provision	15.0	7.7	5.7
Valuation allowance change	-	(25.1)	(24.0)
Income tax provision (benefit)	$57.0	$1.0	$(11.1)

The income tax benefit as of December 31, 2004, was the result of the Company reducing its accrued tax liabilities by $10.9 million due to the State of California enacting a law providing for a partial tax deduction for certain intercompany dividends paid by subsidiary insurance companies to a company subject to California corporate income tax.

A reconciliation of the Company’s income tax provision or benefit to the provision or benefit that would have resulted if the tax had been computed at the statutory rate is as follows:

(in millions)	2006	2005	2004
Income tax provision at statutory rate (35%)	$57.0	$28.5	$21.2
Tax effect of:
Tax-exempt interest	(0.1)	(0.1)	(0.1)
Dividends received deduction	(1.0)	(0.9)	(0.8)
Valuation allowance change	-	(25.1)	(24.0)
Other permanent adjustments, net	1.1	(0.5)	(0.2)
State tax expense	-	(0.9)	(7.2)
Income tax provision (benefit)	$57.0	$1.0	$(11.1)

Deferred taxes arise from temporary differences in the recognition of revenue and expenses for tax and financial reporting purposes. Net deferred tax assets as of December 31, 2006, 2005 and 2004 resulted from the tax-effected temporary differences shown in the following table. Tax provision of $6.9 million and tax benefits of $13.6 million and $5.5 million relating to changes in the unrealized gains on available-for-sale investment securities were recorded as of December 31, 2006, 2005 and 2004, respectively. As a result of the implementation of SFAS No. 158, deferred tax benefits of $1.8 million were recorded as of December 31, 2006. No tax benefits relating to minimum pension liability adjustments were recorded during this period.

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(in millions)	2006	2005	2004
Deferred tax liability:
Unrealized gains on investment securities	$(22.8)	$(15.9)	$(29.5)
Deferred acquisition costs	(32.2)	(31.2)	(24.5)
Other	(3.3)	(4.6)	(4.2)
Deferred tax liability, gross	(58.3)	(51.7)	(58.2)
Deferred tax assets:
Losses and loss adjustment expense reserve discounting	55.2	50.1	52.3
Unearned premiums	28.2	26.0	22.7
Alternative minimum tax	-	15.5	19.1
Adverse development reinsurance contract	-	-	15.8
Allowance for bad debt	6.9	7.6	7.3
Net operating loss carryforward	0.3	0.4	0.5
Other	18.1	15.1	11.2
Deferred tax asset, gross	108.7	114.7	128.9
Deferred tax asset, net before valuation allowance	50.4	63.0	70.7
Valuation allowance	-	-	(25.1)
Deferred tax asset, net	$50.4	$63.0	$45.6

Realization of deferred tax assets is dependent upon the Company's generation of sufficient taxable income in the future to recover tax benefits that cannot be recovered from taxes paid in the carryback period, generally two years. Management regularly evaluates the recoverability of deferred tax assets. During 2005, the Company reduced its deferred tax asset valuation allowance to zero based on management’s evaluation of the recoverability of the deferred tax asset. As of December 31, 2006, the Company has a regular federal tax net operating loss carryforward of $0.7 million which relates to the acquisition of the Front Royal Companies. This carryforward will expire if not utilized by December 31, 2009. The Company’s deferred tax assets are supported by the reversal of taxable temporary differences and the recognition of future income.

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5. Reserves for Losses and Loss Adjustment Expenses

The following table provides a reconciliation of reserves for losses and loss adjustment expenses (LAE) for the years ended December 31, 2006, 2005 and 2004, respectively.

(in millions)	2006	2005	2004
Net beginning of the year	$1,394.8	$1,060.8	$965.5
Add:
Net reserves ceded - retroactive reinsurance contract (1)	-	175.7	(1.8)
Losses and LAE incurred during current calendar
year, net of reinsurance:
Current accident year	522.5	447.5	408.7
Prior accident years	(44.9)	(20.3)	1.0
Losses and LAE incurred during calendar year,
net of reinsurance	477.6	427.2	409.7
Deduct:
Losses and LAE payments made during current
calendar year, net of reinsurance:
Current accident year	106.3	85.8	82.1
Prior accident years	235.6	183.1	230.5
Losses and LAE payments made during current
calendar year, net of reinsurance	341.9	268.9	312.6
Net reserves - end of period	1,530.5	1,394.8	1,060.8
Add:
Reinsurance recoverable on unpaid losses and
LAE, end of period	498.7	480.6	546.7
Gross reserves - end of period	$2,029.2	$1,875.4	$1,607.5

(1) On September 15, 2005, the Company commuted the ADC (see Note 3 - Reinsurance). Reserves previously ceded under the contract net of the ADC cession activity are added back to net reserves for 2005.

Reserves for losses and loss adjustment expenses represent the estimated indemnity cost and related adjustment expenses necessary to investigate and settle claims. Such estimates are based upon individual case estimates for reported claims, estimates from ceding companies for reinsurance assumed, and actuarial estimates for losses which have been incurred but not yet reported to the insurer. Any change in probable ultimate liabilities is reflected in current operating results.

Net favorable loss development recognized in 2006 for prior accident years was a $44.9 million reduction to losses and LAE. The Excess and Surplus Lines segment had favorable development of $33.7 million which was mainly caused by lower than expected loss emergence on the 2004 and 2005 accident years resulting from lower loss frequency. The Public Entity segment had $6.7 million of favorable development in both casualty and property business written in 2005 and prior. The Risk Management segment had $10.3 million of favorable development with a $9.6 million reduction to prior accident years' workers compensation reserves, including $2.6 million of favorable involuntary pool loss development, and the remaining $0.7 million attributable to other lines. The Select Markets segment had $4.1 million of favorable development caused by a $3.0 million reduction in lead paint reserves due to claims settlements and $4.0 million of favorable loss development from ongoing actuarial reviews, offset by unfavorable prior year development of $2.3 million from the unwinding of workers compensation discount and $0.6 million of unallocated loss adjustment expenses. The Run-off segment had $9.9 million of net unfavorable development attributable to $12.2 million in increased general liability asbestos losses and a $4.7 million increase in unallocated loss adjustment expenses, offset by $7.0 million of favorable development as a result of lower medical malpractice losses due to favorable claim closings.

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Net favorable loss development recognized in 2005 for prior accident years was a $20.3 million reduction to losses and LAE. Activity related to the ADC resulted in an $8.6 million reduction to prior accident years’ loss expense. The ADC deferred gain amortization during the year prior to the commutation reduced prior accident years’ loss by $1.6 million. The netting of liabilities in excess of ceded balances recoverable resulting from the commutation reduced prior accident years’ loss by $7.0 million. The Excess and Surplus Lines segment had favorable development of $12.7 million consisting of a $5.1 million reduction for 2004 hurricane losses mainly for property lines, and a $7.6 million reduction spread across other lines as losses developed favorably. The Public Entity segment had $3.8 million of favorable development related to favorable trends in both the casualty and property lines of business, which is net of $2.0 million of adverse development on property losses for 2004 hurricanes. The Risk Management segment had $1.1 million of favorable development including $6.6 million of favorable development primarily driven by other liability losses from favorable trends on older accident years, offset by $5.5 million of unfavorable development in workers compensation. The unfavorable workers compensation development was driven by $8.0 million of reduced ceded losses from a reinsurance commutation with Trenwick America Reinsurance Corporation, partially offset by favorable development on involuntary pool losses. The Risk Management segment experienced favorable workers compensation development on the 2001 through 2004 accident years, which was largely offset by adverse development on older accident years. The Select Markets segment had $0.4 million of favorable development resulting from regular and ongoing actuarial analyses. The Run-off segment had $6.3 million of unfavorable development with $4.1 million due to an increase in unallocated loss adjustment expenses and $2.2 million of unfavorable development primarily related to reduced ceded losses resulting from an increase to the reserve for doubtful accounts for unpaid ceded losses for certain reinsurance treaties.

Net unfavorable loss development recognized in 2004 for prior accident years was $1.0 million. The Excess and Surplus Lines segment had unfavorable development of $4.2 million which was caused by an increase in the other liability line of business due to higher than anticipated claims frequency and severity. The Select Markets segment had unfavorable development of $3.5 million which was caused by the impact of the workers compensation loss reserve discount on prior accident years along with some minor actuarial adjustments. There was a net $5.3 million of favorable development on the Risk Management segment primarily attributable to the 2001, 2002 and 2003 accident years; this amount is after considering unfavorable development for accident years prior to those years. Amortization of the deferred gain on the ADC reduced prior accident year loss expense by $2.3 million during 2004.

In the opinion of management, the Company's reserves represent the best estimate of its ultimate liabilities, based on currently known facts, current law, current technology, and assumptions considered reasonable where facts are not known. Due to the significant uncertainties mentioned above and related management judgments, there can be no assurance that future loss development, favorable or unfavorable, will not occur.

Pension-type reserves (tabular reserves) are indemnity reserves that are calculated using discounts determined with reference to actuarial tables, which incorporate interest and contingencies such as mortality, remarriage, inflation, or recovery from disability applied to a reasonably determinable payment stream. The Company discounted certain workers compensation pension-type reserves using a maximum interest rate of 3.5% in 2006, 2005 and 2004. The amount of unamortized discount was $43.6 million, $43.8 million and $46.7 million at December 31, 2006, 2005 and 2004, respectively.

6. Junior Subordinated Debentures

During 2005, Argonaut Group Statutory Trust X (Trust X), a wholly owned subsidiary of the Company, sold 30,000 Floating Rate Capital Securities (the 2005 Capital Securities) (liquidation amount $1,000 per Capital Security) in a private sale for $30.0 million. The statutory trust is not consolidated with the Company as the primary beneficiaries are the investors of the floating rate securities. Trust X used the proceeds from this sale, together with the proceeds from its sale of 928 shares of Floating Rate Common Securities (liquidation amount $1,000 per Common Security) to the Company, to buy a series of Floating Rate Junior Subordinated Debentures due 2035 from the Company. The Debentures have the same payment terms as the 2005 Capital Securities.

The initial interest rate on the Debentures and the 2005 Capital Securities issued by Trust X is fixed at 7.75% for the first 5 years. After 5 years, the interest rate is equal to 3-month LIBOR plus 3.40%, which is reset quarterly. The Debentures are unsecured and subordinated in right of payment to all of the Company’s existing and future senior indebtedness. After September 15, 2010, the Company will have the right to redeem the Debentures, in whole or in part, but in all cases in a principal amount in integral multiples of $1,000, at a price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest to the date of redemption. The Company also has the right to redeem all of the Debentures prior to September 15, 2010 upon the occurrence of specified events at the greater of (i) 107.5% of the principal amount of the Debentures, plus accrued and unpaid interest to the date of redemption, or (ii) the sum of (a) the discounted present value of the principal amount of the Debentures, (b) the discounted present value of the interest payable on the Debentures during the fixed rate period remaining life, and (c) the accrued and unpaid interest on the Debentures through the redemption date.

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During 2004, the Company, through a series of statutory trusts, sold $83.0 million of Floating Rate Capital Securities (the 2004 Capital Securities) (liquidation amount $1,000 per Capital Security) in a series of private sales. In conjunction with the sales of the 2004 Capital Securities, the trusts sold $2.6 million of Floating Rate Common Securities to the Company. The trusts used the proceeds from these sales to purchase $85.6 million of Floating Rate Junior Subordinated Debentures (the Debentures) from the Company. The interest rates on the Debentures and the 2004 Capital Securities are equal to the 3-Month LIBOR plus a margin ranging from 3.55% to 3.85%, reset quarterly. For selected Debentures, the interest rates are not to exceed 12.5% prior to the coupon cap date, which is approximately 5 years after the issuance date. The remaining debentures have interest rates that are not to exceed the highest rate permitted by New York Law prior to the coupon cap date. The Debentures are unsecured and are subordinate in right of payment to all of the Company’s future senior indebtedness. The Debentures are due 30 years after issuance, but may be redeemed after the five-year anniversary at a price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest on the date of redemption. The Debentures may be redeemed prior to the five-year anniversary date upon the occurrence of specific events at a price equal to 107.5% to 101% plus accrued and unpaid interest to the date of redemption.

During 2003, the Company, through a series of statutory trusts, sold $27.0 million of Floating Rate Capital Securities (the 2003 Capital Securities) (liquidation amount $1,000 per Capital Security) in a series of private sales. In conjunction with the sales of the 2003 Capital Securities, the trusts sold $0.8 million of Floating Rate Common Securities to the Company. The trusts used the proceeds from these sales to purchase $27.8 million of Floating Rate Junior Subordinated Debentures (the Debentures) from the Company. The interest rates on the Debentures and the 2003 Capital Securities are equal to the 3-Month LIBOR plus a margin of 4.10%, reset quarterly. The interest rates are not to exceed 12.5% prior to the coupon cap date, which is approximately 5 years after the issuance date. The Debentures are unsecured and are subordinate in right of payment to all of the Company’s future senior indebtedness. The Debentures are due 30 years after issuance, but may be redeemed after the five-year anniversary at a price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest on the date of redemption. The Debentures may be redeemed prior to the five-year anniversary date upon the occurrence of specific events at a price equal to 107.5% to 100.95% plus accrued and unpaid interest to the date of redemption.

The Company used the majority of the net proceeds from the sales of the Debentures to increase the capital of its insurance subsidiaries and for general corporate purposes.

7. Shareholders’ Equity

The Company is authorized to issue 5 million shares of $0.10 par value preferred stock. As of December 31, 2006, the Company had 1,000,000 shares of Series A Mandatory Convertible Preferred Stock (the preferred shares) issued and outstanding.

The preferred shares are convertible at any time at the option of the holder at an initial conversion price of $12 per share. Any outstanding preferred shares will automatically convert into common shares on the tenth anniversary of the issuance. The preferred shares are senior to the common stock in regard to dividend and liquidation events. During the year ended December 31, 2006, HCC Insurance Holdings Inc. (HCC) converted 1,453,310 preferred shares into common stock. In January 2007, HCC converted an additional 500,000 shares.

The preferred shares paid an annual dividend of 6.0% and 7.0% on a quarterly basis for the years ended December 31, 2006 and 2005, respectively. The dividend is cumulative, and is payable when declared by the Board of Directors. The dividend rate is subject to certain adjustments based upon the Company’s A.M. Best rating and Risk Based Capital level. For the year ended December 31, 2006, the Company paid dividends of $1.4 million, with an additional $0.1 million accrued as of December 31, 2006. For the year ended December 31, 2005, the Company paid dividends of $2.2 million, with an additional $0.5 million accrued as of December 31, 2005.

The holders of the preferred shares are entitled to vote on an as-converted basis on all matters submitted for a vote of the Company’s common shareholders. In the event the dividends payable on the preferred shares are in arrears in an amount equal to at least two quarterly dividends, the holders of the preferred shares will have the exclusive right, voting as a separate class, to elect two Directors of the Company.

The Company is authorized to issue 70 million shares of $0.10 par value common stock. On October 5, 2005, the Company sold 1.4 million shares of its common stock in an underwritten public offering. The sale was made pursuant to an Underwriting Agreement, dated October 5, 2005, by and among the Company and Raymond James & Associates, Inc., as representative of the underwriters. The common stock was issued at a price of $26.75 per share, less an underwriting discount of 4.3%. The net proceeds from the sale of the common stock were approximately $35.4 million, after deducting the underwriting discounts and commissions and offering expenses. This includes an additional $0.2 million of offering expenses paid in 2006. The Company also granted the underwriters an option to purchase an additional 210,000 shares of common stock to cover over-allotments, which was exercised in full on October 31, 2005, resulting in net proceeds of $5.4 million. The Company used the net proceeds from this offering, along with the net proceeds from the over-allotment exercise, for general corporate purposes, including capital contributions to its insurance subsidiaries.

23

As of December 31, 2006, the Company had 32,457,514 common stock issued and outstanding. As of December 31, 2006, the Company had the following authorized, unissued shares reserved for future issuance:

Reserve Name	Shares Reserved
Series A Mandatory Convertible Preferred Stock	1,000,000
Amended and Restated Stock Incentive Plan	4,186,610
Non-Employee Director Stock Option Plan	218,000
2004 Employee Stock Purchase Plan	615,343
Total	6,019,953

8. Earnings Per Share

The following table presents the calculation of net income per common share on a basic and diluted basis for the years ended December 31:

(in millions, except share and per share amounts)	2006	2005	2004
Net income	$106.0	$80.5	$71.8
Preferred stock dividends	(1.0)	(2.2)	(2.5)
Income available to common shareholders	105.0	78.3	69.3
Effect of dilutive securities:
Preferred stock dividends	1.0	2.2	2.5
Income available to common shareholders
after assumed conversion	$106.0	$80.5	$71.8
Weighted average shares-basic	31,641,365	28,611,429	27,638,492
Effect of dilutive securities:
Stock options	644,373	432,216	200,511
Convertible preferred stock	1,614,734	2,707,135	2,953,310
Weighted average shares-diluted	33,900,472	31,750,780	30,792,313
Net income per common share-basic	$3.32	$2.73	$2.51
Net income per common share-diluted	$3.13	$2.53	$2.33

In 2006, options to purchase 257,866 shares of common stock and 9,075 non-vested shares were excluded from the computation of earnings per share, as these instruments were anti-dilutive. These instruments expire at various times from 2009 through 2013. In 2005, options to purchase 25,250 shares of common stock were not included in the computation of diluted earning per share because the options’ exercise price was greater than the average market price of the common stock. These options expire in 2007 through 2009. In 2004, options to purchase 415,750 shares of common stock were not included in the computation of diluted earnings per share because the options’ exercise price was greater than the average market price of the common stock. These options expire in 2005 through 2014.

In January 2007, a holder of the preferred shares converted 500,000 shares into the Company’s common stock.

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9. Underwriting, Acquisition and Insurance Expenses

Underwriting, acquisition, and insurance expenses for the years ended December 31 were as follows:

(in millions)	2006	2005	2004
Commissions	$139.2	$127.6	$115.0
General expenses	129.6	131.0	94.9
State assessments	6.4	9.7	8.9
Taxes, licenses and bureau fees	13.1	13.1	11.5
	288.3	281.4	230.3
Net deferral of policy acquisition costs	(3.2)	(18.9)	(7.5)
Total underwriting, acquisition and insurance expenses	$285.1	$262.5	$222.8

10. Pension Benefits

The Company sponsors a qualified defined benefit plan and a non-qualified unfunded supplemental defined benefit plan, both of which were curtailed effective February 2004. The following tables set forth the change in plan assets, change in projected benefit obligation, rate assumptions and components of net periodic benefit cost as of December 31 with respect to these plans. The measurement dates of the assets and liabilities of both plans were December 31 of the respective years presented.

(in millions)	2006	2005
Change in plan assets
Fair value of plan assets at beginning of year	$28.2	$31.2
Actual return on plan assets	1.2	0.8
Employer contributions	0.2	0.5
Benefits paid	(2.6)	(4.3)
Fair value of plan assets at end of year	$27.0	$28.2
Change in projected benefit obligation
Projected benefit obligation at beginning of year	$27.4	$29.7
Interest cost	1.5	1.6
Actuarial loss	0.3	0.4
Benefits paid	(2.6)	(4.3)
Projected benefit obligation at end of year	$26.6	$27.4

The Company adopted SFAS No. 158 for the year ended December 31, 2006. This statement requires an employer to recognize the overfunded or underfunded status of defined benefit postretirement plans as an asset or liability in its statement of financial position and recognize changes in the funded status in the year in which the changes occur. The Statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, for fiscal years ending after December 15, 2008, which is consistent with the Company’s current practices.

As of December 31, 2006, pension assets related to the overfunded plan were $2.7 million and other postretirement liabilities related to the unfunded plan were $2.3 million. These amounts were included in other assets and other liabilities, respectively, in the consolidated balance sheets. For additional disclosure of the effect of this statement on the consolidated balance sheet as of December 31, 2006, see Note 1 - Business and Significant Accounting Policies.

Under the requirements of SFAS No. 158, a reconciliation of the funded status to the net amount recognized is no longer necessary. However, this statement also prohibits retrospective application. Therefore, a prior year reconciliation of funded status to net amount recognized as of December 31 is presented below:

25

(in millions)	2005
Fair value of plan assets	$28.2
Less: Projected benefit obligation	27.4
Funded status	0.8
Unrecognized actuarial loss	5.4
Net amount recognized	$6.2

Amounts recognized in the consolidated balance sheet consist of:

2005
Prepaid benefit costs	$8.0
Accrued benefit liability	(1.8)
Additional minimum liability	(0.5)
Accumulated other comprehensive income	0.5
Net amount recognized	$6.2

Assumptions used to determine benefit obligations at December 31:

	2006	2005
Weighted average discount rate	5.50%	5.50%
Expected rate of increase in future compensation levels	n/a	n/a

Assumptions used to determine net periodic benefit cost for the years ended December 31:

	2006	2005	2004
Weighted average discount rate	5.50%	5.75%	6.25%
Expected return on plan assets	5.50%	5.75%	6.00%
Expected rate of increase in future compensation levels	n/a	n/a	3.00%

Components of net periodic benefit costs for the years ended December 31 were as follows:

(in millions)	2006	2005	2004
Service cost	$-	$-	$0.2
Interest cost	1.5	1.6	1.6
Expected return on plan assets	(1.5)	(1.7)	(1.8)
Settlement charge	0.3	0.6	-
Amortization of:
Prior service costs	-	-	(0.1)
Actuarial loss	0.1	0.1	0.1
Total amortization	0.1	0.1	-
Net periodic benefit cost	$0.4	$0.6	$-

The Company estimates that $0.1 million of unrecognized actuarial loss will be amortized from accumulated other comprehensive income into net periodic benefit costs during 2007.

The projected benefit obligation for the non-qualified unfunded supplemental defined benefit plan, with accumulated benefit obligations in excess of plan assets, was $2.3 million as of December 31, 2006 and 2005. The fair value of plan assets for this plan was zero for these same periods. The accumulated benefit obligation for all defined benefit plans is equal to the projected benefit obligation for each of the years presented.

The Company’s weighted-average asset allocations, by asset category, as of December 31 were as follows:

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Asset Category	2006	2005
Fixed income securities	23%	86%
Cash and short-term investments	77%	14%
	100%	100%

In the fourth quarter of 2006, management decided to utilize an external advisor to oversee the investment of the plan assets. As of December 31, 2006, the investments consisted primarily of cash and short-term investments, as the portfolio’s long-term investments were allowed to mature without reinvestment in anticipation of the transaction. Functional transfer of control to the new advisor is expected to occur in the first half of 2007, with a target allocation of 50% equity and 50% fixed maturity investments in order to align the portfolio’s risk composition with the maturity of the benefit obligations. Prior to this transition, the Company’s investment strategy was to invest in U.S. Government Agency securities and minimize exposure to the equity market in order to obtain above average short term yields while protecting the portfolio from rising interest rates. The expected return on plan assets has been ascertained using the Moody’s Aa Corporate Bond rate, rounded to the nearest 25 basis points, which management believes will conservatively approximate future earnings on current and expected investments. Based on the current funding status of the pension plan, the effects of the curtailment, and expected changes in pension plan asset values and pension obligations, the Company does not believe any significant funding of the pension plan will be required during the year ended December 31, 2007.

The Company anticipates formally terminating the plans in the future; however, no definitive date has been determined. Absent the termination of the plan, the Company expects to make the following benefit payments:

Pension
(in millions)	Benefits
2007	$2.0
2008	1.9
2009	1.9
2010	1.9
2011	2.2
Years 2012-2016	10.7

Substantially all employees of the Company are eligible to participate in employee savings plans. Under these plans, a percentage of an employee’s pay may be contributed to various savings alternatives including, under one plan, investment in the Company’s common stock. The plans call for the Company to match the employee’s contribution under several formulae. Charges to income related to such Company matching were $3.7 million in 2006, $4.8 million in 2005, and $3.5 million in 2004.

11. Share-Based Payments

Prior to 2006, the Company accounted for stock awards under the intrinsic value method prescribed in APB No. 25. Under APB No. 25, no compensation expense was recognized related to stock options which were fixed and determinable on the date of grant as the exercise price of stock options equaled the fair market value of the underlying stock on the date of grant. The Company also granted stock options to certain executives and other key employees whose vesting was contingent upon the employee meeting defined performance measures. Upon meeting the performance measures, the options vest over a four-year term from the grant date. Due to timing differences between the grant date and the measurement date of the options, the Company applied variable accounting as required by FIN 44, “Accounting for Certain Transactions Involving Stock Compensation.” The Company recognized compensation expense for the difference between the exercise price of the option and the fair market value of the Company’s common stock as of the measurement date over the vesting period of these options. All performance measures had been met for these stock options as of January 1, 2006. Additionally, in August 2004, the Compensation Committee of the Board of Directors approved a restorative options feature applicable to all options which had exercise prices greater than or equal to $16.21 per share granted prior to February 2, 2004, resulting in variable accounting treatment for such awards. The Company recognized compensation expense associated with the modification of these existing awards from that date forward through September 13, 2005, when the Compensation Committee terminated the restorative options feature applicable to such awards.

Prior to 2006, the Company accounted for its non-vested stock awards under the provisions of APB No. 25. Upon granting of the non-vested stock, unearned compensation equivalent to the market value at the date of grant was charged to shareholders' equity and subsequently amortized to expense ratably over the vesting period, except for grants subject to performance measures. These performance based shares were expensed under the accelerated expense attribution method under FIN 28, “Accounting for Stock Appreciation Rights and Other Variable Stock Option Award Plans.”

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On January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R) using the modified prospective transition method. Under that transition method, the Company recognized compensation cost in 2006 that included compensation cost for all share-based payments granted prior to, but not vested as of January 1, 2006. Compensation cost was also recognized for all share-based payments granted after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). Additionally, under the requirements of SFAS No. 123(R), the performance non-vested stock awards were no longer subject to variable accounting, as the performance measures are not market based. Effective January 1, 2006, all compensation expense for share-based payments is being recognized on a straight-line basis over each award’s vesting period.

Prior to the adoption of SFAS No. 123(R), the Company presented all tax benefits resulting from the exercise of stock options and vesting of non-vested shares as operating cash flows in the Consolidated Statement of Cash Flows. SFAS No. 123(R) requires the cash flows resulting from excess tax benefits to be classified as cash flows from financing activities. Excess tax benefits are realized tax benefits from tax deductions for exercised options and vested shares in excess of the deferred tax asset attributable to stock compensation costs for such options. As a result of adopting SFAS No. 123(R), the Company recorded $2.3 million of financing cash inflow and, conversely, $2.3 million of operating cash outflow in the Consolidated Statement of Cash Flows. The income tax benefit resulting from stock options exercises totaled $1.8 million, $1.4 million and $0 for the years ended December 31, 2006, 2005 and 2004, respectively.

The transition to SFAS No. 123(R) requires that amounts recorded as unearned stock compensation as of December 31, 2005 be reclassified into additional paid-in capital. Upon the adoption of SFAS No. 123(R) in 2006, the Company’s unearned stock-based compensation balance of $10.3 million was reclassified to additional paid-in capital.

The Company maintains an employee stock purchase plan for eligible employees. Under this plan, shares of the Company’s common stock may be purchased over an offering period of three months at 85% of the lower of the fair market value on the first day of the offering period or on the designated purchase date at the end of the offering period.

As of December 31, 2006, the Company has two share-based compensation plans, which are described below. The compensation expense recognized under these plans was $8.7 million ($5.7 net of tax), $7.4 million ($4.8 million net of tax) and $4.6 million ($3.0 million net of tax) for the years ended December 31, 2006, 2005 and 2004, respectively. The compensation expense is included in the “underwriting, acquisition and insurance expenses” line item in the accompanying Consolidated Statements of Income.

The following shows, on a pro forma basis, the effect on the Company’s net income and net income per share as if the provisions of SFAS No. 123(R) had been applied to all outstanding and unvested awards prior to January 1, 2006:

	December 31,
(in millions, except per share amounts)	2005	2004
Net income, as reported	$80.5	$71.8
Add: Total stock compensation expense included
in reported net income, net of taxes	4.8	3.0
Deduct: Total stock-based employee compensation determined under
fair value based methods for all awards, net of tax	(4.2)	(2.8)
Pro forma net income	$81.1	$72.0
Earnings per share
Basic - as reported	$2.73	$2.51
Basic - pro forma	$2.76	$2.52
Diluted - as reported	$2.53	$2.33
Diluted - pro forma	$2.55	$2.34

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Amended and Restated Stock Incentive Plan

The Company’s Amended and Restated Stock Incentive Plan, as approved by the shareholders (the “Amended Plan”), provides that an aggregate of 6,250,000 shares of the Company’s common stock may be issued to certain executives and other key employees. The stock awards may be in the form of incentive stock options, non-qualified stock options, non-vested stock awards and stock appreciation rights. Grants to individual employees cannot exceed 300,000 shares within any calendar year except in the year of their initial employment. The stock awards issued under the Amended Plan may be time-vested or have performance measures which must be met in order for the awards to vest, and generally vest over a two-to-five-year period. Stock options are required to have an exercise price equal to fair market value on the date of grant and any reduction in the exercise price of an option requires shareholder approval. Grants under the Amended Plan expire on the seventh-year anniversary of the grant. Options granted prior to February 2004 have a legal life of eleven years. Options granted after February 1, 2004 have a restorative feature which upon exercise allows for additional options to be issued to the employee subject to the employee meeting certain exercise criteria. Certain options and non-vested stock grants provide for accelerated vesting if there is a change in control, as defined by the Amended Plan.

The Company uses the Black-Scholes model to estimate the fair values on the date of grant for stock options. The Black-Scholes model uses several assumptions to value a stock option. The volatility assumption is based on the historical change in the Company’s stock price over the previous five years preceding the measurement date. The risk-free rate of return assumption is based on the five-year treasury constant maturity rate on the date of the options grant. The expected option life is based upon the average holding period over the history of the incentive plan. The dividend yield assumption is zero, as the Company suspended dividend payments in 2003 and has not communicated any immediate plans to resume dividend payments in the near future. The following table summarizes the assumptions used by the Company for the years ended December 31:

	2006	2005	2004
Risk-free rate of return	4.52% to 4.98%	3.80% to 4.47%	3.00% to 3.94%
Expected dividend yields	0.00%	0.00%	0.00%
Expected option life (years)	4.46 to 7.00	4.59	5.75
Expected volatility	43.2% to 45.8%	46.6% to 47.6%	35.6% to 36.4%

Prior to the adoption of SFAS No. 123(R), the Company recognized forfeitures when they occurred. In accordance with the requirements of SFAS No. 123(R), the Company estimates forfeitures based on historical forfeitures patterns, thereby recognizing expense only for those awards that are expected to vest. The estimate of forfeitures is adjusted as actual forfeitures differ from the Company’s estimate, resulting in recognition of compensation expense only for those awards that actually vest.

A summary of option activity under the Amended Plan as of December 31, 2006, and changes during the year is as follows:

	2006
		Weighted-	Weighted-Average	Aggregate
		Average	Remaining	Intrinsic
	Shares	Exercise Price	Contractual Term	Value
Outstanding at beginning of the year	2,353,132	$19.16
Granted	222,858	$34.59
Exercised	(429,900)	$19.48
Expired or forfeited	(41,490)	$23.04
Outstanding at end of the year	2,104,600	$20.65	5.2	29,952,061
Options vested or expected to vest
as of year end	2,050,510	$20.58	5.2	29,336,904
Exercisable at end of year	1,059,898	$19.27	5.2	16,563,027

Included in the total options granted during 2006 are 132,032 options whose vesting is contingent on the employee meeting defined performance conditions. Employees have a specified time period in which to meet the performance condition (typically one year from the date of grant) and forfeit all or a pro rata portion of the grant if the performance conditions are not met in the specified time frame. The Company evaluates the likelihood of the employee completing the performance condition and includes this estimate in the determination of the forfeiture factor for the grants.

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The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Company’s common stock for those options where the exercise price was below the quoted price at December 31, 2006.

The weighted-average grant date fair value of options granted during the years ended December 31, 2006, 2005 and 2004 were $15.68, $10.04 and $8.35 respectively. Total intrinsic value of options exercised during the years ended December 31, 2006, 2005 and 2004 were $6.3 million, $5.6 million and $0.2 million, respectively.

For the year ended December 31, 2006, the Company received cash payments of $7.4 million (net of any related tax payments) related to the settlement of stock options exercised under the Amended Plan.

Under the Amended Plan, up to 1,250,000 shares (of the total shares authorized under the plan) may be issued as non-vested stock to officers and certain key employees. The shares vest in equal annual installments over a period of two to five years, subject to continued employment. The stock is not issued until the vesting requirements are met; therefore, participants in the plan are not entitled to any voting or dividend rights until the stock has been issued. A summary of the non-vested shares activity under the Amended Plan as of December 31, 2006, and changes during the year is as follows:

	2006
		Weighted-Average
		Grant Date
	Shares	Fair Value
Outstanding at beginning of the year	258,703	$19.10
Granted	449,909	$34.21
Vested and issued	(96,727)	$17.84
Expired or forfeited	(7,854)	$27.75
Outstanding at end of the year	604,031	$30.45

Included in the total shares granted during 2006 are 363,840 shares whose vesting is contingent on the employee meeting defined performance conditions. Employees have a specified time period in which to meet the performance condition (typically one year) and forfeit the grant in its entirety if the performance conditions are not met in the specified time frame. Certain grants have a secondary performance measure which must be met by the second anniversary of the award; if the performance measure is not met, 50% of the award will be forfeited and the vesting schedule will be adjusted. The Company evaluates the likelihood of the employee completing the performance condition and includes this estimate in the determination of the forfeiture factor for the grants.

As of December 31, 2006, there was $15.3 million of total unrecognized compensation cost related to non-vested stock compensation arrangements granted by the Company. The weighted-average period over which this unrecognized expense is expected to be recognized is 2.9 years. The total fair value of shares vested during the year ended December 31, 2006 was $1.7 million.

Non-Employee Director Stock Option Plan

The Company’s Non-Employee Director Stock Option Plan, as approved by the shareholders (the “Director’s Plan”), provides for the issuance of options to purchase common stock to Directors of the Company who are not employees. The Company may issue up to 250,000 shares of common stock upon exercise of options issued under the Director’s Plan. The options issued under the Director’s Plan are not “incentive stock options.” All options will have an exercise price equal to the fair market value as of the date of grant. The options vest on the first anniversary of the grant date. The options will expire on the 7-year anniversary of the grant.

A summary of option activity under the Director’s Plan as of December 31, 2006, and changes during the year is as follows:

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	2006
		Weighted-	Weighted-Average	Aggregate
		Average	Remaining	Intrinsic
	Shares	Exercise Price	Contractual Term	Value
Outstanding at beginning of the year	120,000	$18.34
Granted	40,000	$33.63
Exercised	-	$0.00
Expired or forfeited	-	$0.00
Outstanding at end of the year	160,000	$22.17	5.6	2,031,120
Options vested or expected to vest
as of year end	160,000	$22.17	5.6	2,031,120
Exercisable at end of year	120,000	$18.34	5.4	1,981,920

The weighted-average grant date fair value of options granted during the years ended December 31, 2006, 2005 and 2004 were $18.24, $11.17 and $7.51 respectively. Total intrinsic value of options exercised during the year ended December 31, 2004 was $0.1 million. No options under this plan were exercised in 2006 or 2005.

The Company has adopted the Argonaut Deferred Compensation Plan for Non-Employee Directors, a non-funded and non-qualified deferred compensation plan. Under the Plan, non-employee directors may elect each year to defer payment of 50% or 100% of their cash compensation payable during the next calendar year. During the time that the cash compensation amounts are deferred, such amounts will be credited with interest earned at a rate two (2) percent above the prime rate, to be re-set each May 1. In addition, the Plan calls for the Company to grant a match equal to 150% of the cash compensation amounts deferred in the form of “Stock Units,” which provide directors with the economic equivalent of stock ownership and are credited as a bookkeeping entry to each director’s “Stock Unit Account.” Each Stock Unit shall be valued at the closing price of the Company’s common stock on the national exchange on which it is listed as of the date credited for all purposes under the Plan and fluctuate daily thereafter on that same basis. The Plan provides for a Stock Unit Account to be established for each non-employee director upon the effective date of the Plan and with credit for an initial bookkeeping entry for 1,333 Stock Units. Directors joining the Board after the effective date of the Plan shall have a Stock Unit Account established as of the date of their election or appointment with an identical initial bookkeeping entry. Unless removed for cause, each director (or such director’s designated beneficiary) shall be entitled to a distribution from the Plan six months after their service on the Board of Directors ends or, in the event of a change in control of the Company, as of the date of the change in control. For the year ended December 31, 2006, the Company recorded compensation expense of $1.2 million under this plan.

12. Segment Information

The Company is primarily engaged in writing property and casualty insurance. The Company has classified its business into the following four segments: Excess and Surplus Lines, Select Markets, Public Entity, and Risk Management. Additionally, the Company has liabilities associated with policies written in the 1970s and into the 1980s, and classifies the results as Run-off for purposes of segment reporting. The Company considers many factors, including the nature of the segment’s insurance products, production sources, distribution strategies and regulatory environment in determining how to aggregate operating segments.

The reporting segments follow the same accounting policies used for the Company’s consolidated financial statements and described in the summary of significant accounting policies. In evaluating the operating performance of its segments, the Company focuses on core underwriting and investing results before the consideration of realized gains or losses from the sales of investments. Realized investment gains (losses) are reported as a component of the corporate and other segment, as decisions regarding the acquisition and disposal of securities reside with the executive management of the Company and are not under the control of the individual business segments. Identifiable assets by segment are those assets used in the operation of each segment. Identifiable assets are not assigned to Run-off Lines.

Effective in 2006, the Company has modified the classification of two continuing lines programs for purposes of segment reporting. Specifically, the HCC Insurance Holdings, Inc. Directors and Officers reinsurance program and the State Fund program, formerly reported in the Risk Management segment, are now presented as a component of Select Markets. Amounts applicable to prior periods have been reclassified to conform to the presentation followed in 2006. Management believes that this new classification more accurately reflects the ongoing business of the operating segments.

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There are no major customers from whom the Company derives 10% or more of its revenue.

Revenues and income before income taxes of each reporting segment for the years ended December 31 were as follows:

(in millions)	2006	2005	2004
Revenues:
Earned premiums
Excess & Surplus Lines	$526.5	$374.9	$305.1
Select Markets	216.7	194.0	165.8
Public Entity	54.4	59.3	61.7
Risk Management	15.4	70.8	101.3
Run-off Lines	-	-	-
Total earned premiums	813.0	699.0	633.9
Net investment income
Excess & Surplus Lines	43.6	30.0	21.0
Select Markets	17.4	14.3	11.0
Public Entity	4.4	4.9	2.3
Risk Management	33.7	31.9	29.9
Run-off Lines	-	-	-
Corporate and Other	5.4	2.8	0.9
Total net investment income	104.5	83.9	65.1
Realized investment and other gains, net	21.2	3.3	5.2
Total revenue	$938.7	$786.2	$704.2
Income before income taxes
Segment income (loss):
Excess & Surplus Lines	$102.2	$57.7	$36.9
Select Markets	36.9	28.6	17.6
Public Entity	13.5	9.4	3.4
Risk Management	25.5	18.2	20.3
Run-off Lines	(9.9)	(12.5)	-
	168.2	101.4	78.2
Corporate and Other loss	(26.4)	(23.2)	(22.7)
Realized investment gains, net	13.6	3.3	5.2
Realized gain on sale of real estate, net	7.6	-	-
Total income before income taxes	$163.0	$81.5	$60.7

The following table represents identifiable assets as of December 31, 2006 and 2005:

(in millions)	2006	2005
Excess & Surplus Lines	$1,763.4	$1,356.2
Select Markets	735.8	650.6
Public Entity	141.5	153.1
Risk Management	1,052.4	1,138.8
Run-off Lines	-	-
Corporate and Other	28.4	105.9
Total	$3,721.5	$3,404.6

With the restructuring of the Risk Management segment during 2005, the Company reallocated the goodwill previously assigned to this segment in accordance with SFAS No. 142. Included in identifiable assets as of December 31, 2006 and 2005, was allocated goodwill of $0.9 million for the Public Entity segment, $68.3 million for the Excess and Surplus Lines segment, and $37.1 million for the Select Markets segment.

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13. Run-off Lines

The Company has discontinued active underwriting of certain lines of business, including segments of the general liability market, certain assumed reinsurance markets and medical malpractice. Included in the reinsurance assumed and general liability are exposures to claims for asbestos and environmental liabilities. The Company still is obligated to pay losses incurred on these lines, which include general liability and medical malpractice policies written in past years. The lines currently in run-off are characterized by long elapsed periods between the occurrence of a claim and any ultimate payment to resolve the claim. The Company utilizes a specialized staff dedicated to administer and settle these claims. The following table presents the Company’s gross reserves as of December 31:

(in millions)	2006	2005
Run-off Lines:
Reinsurance assumed	$145.2	$144.7
Other liability	42.2	42.6
Medical malpractice	8.0	15.3
Total Run-off Lines	195.4	202.6
Continuing lines	1,833.8	1,672.8
Total reserves	$2,029.2	$1,875.4

The following table presents the Company’s net underwriting results for the three years ended December 31:

(in millions)	2006	2005	2004
Run-off Lines:
Reinsurance assumed	$(12.1)	$(2.7)	$(3.7)
Other liability	(4.8)	(9.8)	3.7
Medical malpractice	7.0	-	-
Total Run-off Lines	(9.9)	(12.5)	-
Continuing lines	79.0	32.8	14.0
Underwriting income	69.1	20.3	14.0
Corporate and Other expenses	(18.8)	(11.0)	(12.6)
Total underwriting income	$50.3	$9.3	$1.4

The Company has received asbestos and environmental liability claims arising out of general liability coverage primarily written in the 1970s and into the mid-1980s. Asbestos and environmental claims originate from policies directly written by the Company and from reinsurance assumed during this period, including a portion assumed from the London market. The following table represents the total gross reserves for the Company's asbestos exposure as of December 31:

(in millions)	2006	2005	2004
Direct written
Case reserves	$11.8	$8.1	$8.9
ULAE	2.9	2.4	2.3
IBNR	25.1	30.0	33.2
Total direct written reserves	39.8	40.5	44.4
Assumed domestic
Case reserves	33.9	32.4	34.0
ULAE	4.9	3.3	2.7
IBNR	41.0	35.3	37.2
Total assumed domestic reserves	79.8	71.0	73.9
Assumed London
Case reserves	11.0	11.9	13.9
ULAE	1.7	1.3	1.1
IBNR	11.0	16.5	17.7
Total assumed London reserves	23.7	29.7	32.7
Total asbestos reserves	$143.3	$141.2	$151.0

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Reserves for asbestos and environmental claims cannot be estimated with traditional loss reserving techniques that rely on historical accident year loss development factors. The uncertainty in the asbestos and environmental reserves estimates arises from several factors including lack of historical data, inapplicability of standard actuarial projection techniques, uncertainty with regards to claim costs, coverage interpretations, and the judicial, statutory and regulatory provisions under which the claims may be ultimately resolved. It is impossible to predict how the courts will interpret coverage issues and these resolutions may have a material impact on the ultimate resolution of the asbestos and environmental liabilities. The Company uses a variety of estimation methods to calculate reserves as a whole; however, reserves for asbestos and environmental claims were determined primarily based on the report year method with some weight applied to other methods. The report year method relies most heavily on the Company's historical claims and severity information. Other methods rely more heavily on industry information. The Company engages an outside consulting actuary to perform an annual analysis on the Company's exposure to Run-off Lines.

The Company completed the 2006 analysis of loss and loss adjustment expense reserves related to its Run-off Lines which include asbestos and environmental claims during the third quarter and updated the analysis during the fourth quarter of 2006. As a result of this analysis, the Company recorded an additional $12.2 million in reserves. Additionally, the Company strengthened its unallocated loss and loss adjustment expense reserves by $4.7 million based on this analysis. Partially offsetting these increases was a reduction to the medical malpractice reserves of $7.0 million. Based on the 2006 actuarial analysis, management has recorded its best estimate of reserves. Although management has recorded its best estimate of loss reserves utilizing internal and consulting actuaries, due to the uncertainties of estimation of liabilities that may arise as discussed herein, further deterioration of claims could occur in the future. A similar analysis was completed in the third quarter of 2005, and as a result of this analysis the Company recorded an additional $0.1 million in reserves and strengthened its unallocated loss and loss adjustment expense reserves by $4.1 million.

For the year ended December 31, 2004, a similar analysis was completed, and this analysis indicated that reserves for asbestos and environmental exposures were adequate.

14. Commitments and Contingencies

The insurance subsidiaries of the Company are parties to legal actions incidental to their business. Based on the advice of counsel, management of the Company believes that the resolution of these matters will not materially affect the Company's financial condition or results of operations.

15. Leases

The Company has entered into a fifteen-year capital lease agreement for the home office of one of its subsidiaries. Under the terms of this lease, the Company has the option to purchase the property at any time during the lease for a scheduled price equal to all of the remaining fixed payments discounted at 8.5%, including a required payment of $2.5 million at the end of the lease term. If the Company fails to exercise such option, the lessor may require the Company to purchase the property for $2.5 million at the conclusion of the lease. For financial reporting purposes, the lease asset has been recorded in other assets, net of depreciation and in other liabilities at its present value using a discount rate of 8.5%. The future minimum rental payments required under this lease are as follows:

(in millions)	Amount Due
2007	$0.7
2008	0.7
2009	0.7
2010	0.7
2011	0.7
Thereafter	2.5
Total	$6.0

The Company leases additional office space and equipment under lease agreements that expire at various intervals and are subject to renewal options at market rates prevailing at the time of renewal. At December 31, 2006, future minimum payments under non-cancelable operating leases are as follows:

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(in millions)	Amount Due
2007	$6.2
2008	6.1
2009	5.7
2010	4.9
2011	4.3
Thereafter	3.5
Total	$30.7

16. Statutory Accounting Principles

The Company’s insurance subsidiaries file financial statements prepared in accordance with statutory accounting principles prescribed or permitted by insurance regulatory authorities of the state in which they are domiciled. The differences between statutory-based financial statements and financial statements prepared in accordance with GAAP vary between jurisdictions. The principal differences are that for statutory-based financial statements, deferred policy acquisition costs are not recognized, a portion of the deferred federal income tax assets are recorded, bonds are generally carried at amortized cost, certain assets are non-admitted and charged directly to surplus, a liability for a provision for reinsurance is recorded and charged directly to surplus, and outstanding losses and unearned premium are presented net of reinsurance. Statutory policyholders' surplus and net income for the years ended December 31, 2006, 2005, and 2004, of the Company’s directly-owned insurance subsidiaries, Argonaut Insurance Company and Colony Insurance Company, included in those companies' respective filings with regulatory authorities are as follows:

(in millions)	2006	2005	2004
Net income (loss)	$72.5	$(14.2)	$31.0
Surplus	$768.3	$548.1	$528.3

Various state insurance laws restrict the amount that may be transferred to Argonaut Group, Inc. from its subsidiaries in the form of dividends without prior approval of regulatory authorities. In addition, that portion of the insurance subsidiaries' net equity that results from the difference between statutory insurance principles and GAAP would not be available for dividends. No dividends were paid to the Company during 2006 or 2005. On January 30, 2004, the California Department of Insurance approved an extraordinary dividend from Argonaut Insurance Company to Argonaut Group, Inc., in the amount of $76.8 million in the form of all the outstanding stock of one of its subsidiaries. The dividend was conditional on Argonaut Group, Inc. contributing capital to Argonaut Insurance Company in an amount not less than $71.0 million. The transactions were completed in February 2004.

Argonaut Insurance Company is an immediate subsidiary of the Company and is regulated by the Illinois Department of Insurance (effective December 31, 2006, upon redomestication from California). Under Illinois Insurance Regulations, Argonaut Insurance Company is permitted to pay dividends in 2007 up to $46.6 million to Argonaut Group. Colony Insurance Company, a direct subsidiary of the Company, is regulated by the Virginia Department of Insurance. Under Virginia Insurance Regulations, Colony Insurance Company is permitted to pay dividends in 2007 up to $28.2 million to Argonaut Group. Each department of insurance may require prior approval for the payment of all dividends, based on business and regulatory conditions of the insurance companies.

17. Restructuring

In the third quarter of 2005, the Company sold a substantial portion of its risk management business. As a result of the sale, Argonaut Insurance Company reduced its workforce by 34 employees and closed three offices in 2005, with a further reduction of 12 employees and two offices in 2006. In accordance with SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” termination benefits for these employees of $0.2 million and $0.4 million were recorded during 2006 and 2005, respectively. Costs of $0.7 million associated with the office closings were recorded during 2005. In 2006, the costs associated with the office closings were not material. The costs associated with the restructuring are included in the underwriting, acquisition and insurance expense line item in the accompanying consolidated statements of income.

18. Disclosures about Fair Value of Financial Instruments

Cash and short-term investments. For those short-term investments, the carrying amount approximates fair value.

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Investment securities. For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. Fair value of these is reflected in the consolidated balance sheets.

Premiums receivable and reinsurance recoverables. The carrying value of current receivables approximates fair value. At December 31, 2006 and 2005, the carrying values of premiums receivable over 90 days were $7.0 million and $12.3 million, respectively, and the carrying values of reinsurance recoverables over 90 days were $33.6 million and $35.4 million, respectively. The Company’s methodology for establishing its reserves for doubtful accounts includes specifically identifying all potential uncollectible balances regardless of aging. Any of the over 90 day balances, where collectibility was deemed questionable, have been included in the reserves. At December 31, 2006 and 2005, the reserves for doubtful accounts for premiums receivable were $8.9 million and $11.2 million, respectively, and the reserves for doubtful accounts for reinsurance recoverables were $19.3 million and $18.8 million, respectively. Further, as of December 31, 2006 and 2005, premiums receivable over 90 days were secured by collateral in the amount of $1.1 million and $1.5 million respectively. The carrying value of aged receivables, net of reserves for doubtful accounts and collateral security, also approximates fair value due to the short duration of the expected turnover period.

Long-term debt. The Company has $144.3 million of Floating Rate Junior Subordinated Debentures outstanding as of December 31, 2006 and 2005 (see Note 6 - Junior Subordinated Debentures). The carrying amount of the Debentures approximates fair value.

19. Insurance Assessments

The Company participates in statutorily created insolvency guarantee and weather-related loss protection associations in all states where it is authorized to transact business. These associations were formed for the purpose of paying the claims of insolvent companies. The Company is assessed its pro-rata share of such claims based upon its premium writings, subject to a maximum annual assessment per line of insurance. Certain of these assessments can be recovered through premium tax offsets or policy surcharges. The Company does not believe that assessments on current insolvencies will have a material impact on its financial condition or results of operations. The Company has accrued assessments of $11.4 million at December 31, 2006.

20. Supplemental Disclosure for Other Comprehensive Income

The following table sets forth the tax effects allocated to each component of other comprehensive income for the years ended December 31, 2006, 2005, and 2004:

Tax Effects of Other	Before-Tax	Tax (Expense)	Net-of-Tax
Comprehensive Income (in millions)	Amount	or Benefit	Amount
Year ended December 31, 2004
Minimum pension liability adjustment	$(0.7)	$0.2	$(0.5)
Unrealized losses on securities held
as available-for-sale	(10.4)	3.6	(6.8)
Less: reclassification adjustment for
realized gains included in net income	(5.2)	1.8	(3.4)
	$(16.3)	$5.7	$(10.6)
Year ended December 31, 2005
Minimum pension liability adjustment	$0.2	$(0.1)	$0.1
Unrealized losses on securities held
as available-for-sale	(35.7)	12.5	(23.2)
Less: reclassification adjustment for
realized gains included in net income	(3.3)	1.2	(2.1)
	$(38.8)	$13.6	$(25.2)
Year ended December 31, 2006
Unrealized gains on securities held
as available-for-sale	$33.3	$(11.7)	$21.6
Less: reclassification adjustment for
realized gains included in net income	(13.6)	4.8	(8.8)
	$19.7	$(6.9)	$12.8

36

21. Quarterly Financial Data — Unaudited

The following table represents unaudited quarterly financial data for the years ended December 31, 2006 and 2005. In the opinion of management, all adjustments necessary to present fairly the results of operations for such periods have been made. Total revenues and net income include gains on the sale of investments. The Company cannot anticipate when or if similar gains may occur in the future. Since financial results rely heavily on estimates, caution should be used in drawing specific conclusions from quarterly consolidated results.

	Three Months Ended
(in millions, except per share amounts)	March 31	June 30	Sept. 30	Dec. 31
2006
Total revenues	$224.6	$228.7	$242.3	$243.1
Net income before taxes	31.2	35.6	46.9	49.3
Net income	20.5	23.4	30.7	31.4
Net income per common share
Basic*	$0.65	$0.74	$0.96	$0.97
Diluted*	$0.61	$0.69	$0.90	$0.92
Comprehensive income	7.5	11.6	62.2	37.5
2005
Total revenues	$183.8	$188.0	$202.0	$212.4
Net income before taxes	25.0	23.6	5.2	27.7
Net income	26.0	23.7	5.4	25.4
Net income per common share
Basic*	$0.91	$0.83	$0.17	$0.86
Diluted*	$0.83	$0.76	$0.17	$0.76
Comprehensive income (loss)	8.1	40.1	(9.3)	16.4

*Basic and diluted earnings per share are computed independently for each quarter and full year based on the respective average number of common stock outstanding; therefore, the sum of the quarterly net income per share data may not equal the net income per share for the year.

The 2005 results of operations were adversely impacted during the third and fourth quarters by approximately $9.2 million and $2.9 million, respectively, in catastrophe losses resulting from hurricanes Katrina, Rita and Wilma.

37

ARGONAUT GROUP, INC.
SCHEDULE II
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
(in millions)

BALANCE SHEETS
	December 31,
	2006	2005
Assets
Investments:
Fixed maturities	$1.5	$19.3
Other long-term investments	4.3	4.3
Short-term investments	74.0	114.1
Total investments	79.8	137.7

Cash and cash equivalents	2.7	0.2
Investment in subsidiaries	972.1	770.6
Current income taxes receivable	1.0	0.4
Goodwill	27.4	27.4
Other assets	13.2	21.3
Total assets	$1,096.2	$957.6

Liabilities and Shareholders' Equity
Junior subordinated debentures	$144.3	$144.3
Deferred tax payable	80.0	71.5
Due to subsidiaries	21.5	19.2
Other liabilities	2.7	6.5
Total liabilities	248.5	241.5
Shareholders' equity	847.7	716.1
Total liabilities and shareholders' equity	$1,096.2	$957.6

STATEMENTS OF INCOME
	For the Years Ended December 31,
	2006	2005	2004
Revenues	$5.3	$2.8	$1.0
Expenses:
Other expenses	35.4	31.4	18.3
Total operating expenses	35.4	31.4	18.3

Loss before tax and undistributed earnings	(30.1)	(28.6)	(17.3)
Benefit for income taxes	(1.4)	(13.1)	(17.8)
Net income (loss) before equity in earnings of subsidiaries	(28.7)	(15.5)	0.5
Equity in undistributed earnings of subsidiaries	134.7	96.0	71.3
Net income	$106.0	$80.5	$71.8

38

ARGONAUT GROUP, INC.
SCHEDULE II
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
(in millions)

STATEMENTS OF CASH FLOWS	For the Years Ended December 31,
	2006	2005	2004
Cash flows from operating activities:
Net income	$106.0	$80.5	$71.8
Adjustments to reconcile net income to
net cash provided (used) by operating activities:
Amortization	0.2	7.0	5.2
Share-based payments expense	8.7	-	-
Excess tax benefits from share-based payment arrangements	(2.3)	-	-
Tax benefit from exercise of stock options	-	1.4	-
Undistributed earnings in subsidiaries	(134.7)	(96.0)	(71.3)
Change in:
Deferred tax payable	10.3	15.8	4.6
Due to subsidiaries	2.3	1.0	14.3
Prepaid assets	4.0	(11.6)	(0.1)
Income taxes	1.2	(2.3)	(17.0)
Other, net	(4.6)	3.0	(2.3)
Cash provided (used) by operating activities	(8.9)	(1.2)	5.2

Cash flows from investing activities:
Maturities and mandatory calls of fixed maturity investments	18.0	2.0	6.0
Purchases of fixed maturity investments	-	(5.0)	(22.5)
Change in short-term investments	40.1	(55.0)	29.2
Acquisition of subsidiary ownership	(17.2)	-	-
Capital contribution to subsidiary	(37.0)	(20.3)	(127.0)
Cash provided (used) by investing activities	3.9	(78.3)	(114.3)

Cash flows from financing activities:
Issuance of junior subordinated debentures	-	30.9	85.9
Stock options exercised, employee stock purchase plan issuance, and
retirement of common shares (tax payments on non-vested stock)	6.8	9.8	0.8
Secondary common stock offering, net of offering expenses	(0.2)	41.0	(0.2)
Preferred stock offering expenses	-	-	(0.2)
Excess tax benefits from share-based payment arrangements	2.3	-	-
Payment of cash dividend to preferred shareholders	(1.4)	(2.2)	(2.5)
Cash provided by financing activities	7.5	79.5	83.8

Change in cash and cash equivalents	2.5	-	(25.3)
Cash and cash equivalents, beginning of period	0.2	0.2	25.5
Cash and cash equivalents, end of period	$2.7	$0.2	$0.2

39

ARGONAUT GROUP, INC.
SCHEDULE III
SUPPLEMENTARY INSURANCE INFORMATION
For the Years Ended December 31, 2006, 2005, and 2004
(in millions)

							Amortization
		Future		Premium	Net Invest.	Ben, Loss,	(Deferral)	Other	Premiums
	DAC	Benefits	UPR	Revenue	Income	& LAE	DPAC	Insur. Exp	Written
Segment	(a)	(b)	(c)	(d)	(e) (l)	(f)	(g)	(h) (2)	(i)
Year Ended December 31, 2006
Excess & Surplus Lines	$61.3	$897.6	$341.3	$526.5	$43.6	$303.2	$(3.0)	$167.7	$559.5
Select Markets	25.0	353.7	133.9	216.7	17.4	136.5	(2.6)	63.3	228.6
Public Entity	5.8	68.8	33.2	54.4	4.4	28.0	(0.5)	17.8	58.3
Risk Management	-	513.7	8.0	15.4	33.7	-	2.9	20.7	0.6
Run-off Lines	-	195.4	-	-	-	9.9	-	-	-
Corporate & Other	-	-	-	-	5.4	-	-	18.8	-
	$92.1	$2,029.2	$516.4	$813.0	$104.5	$477.6	$(3.2)	$288.3	$847.0

Year Ended December 31, 2005
Excess & Surplus Lines	$58.3	$703.0	$296.6	$374.9	$30.0	$231.2	$(21.2)	$137.2	$451.3
Select Markets	22.4	315.8	120.4	194.0	14.3	126.0	(4.8)	58.5	218.4
Public Entity	5.3	73.6	28.3	59.3	4.9	33.1	2.2	19.5	50.9
Risk Management	2.9	580.4	30.5	70.8	31.9	39.3	4.9	40.3	48.9
Run-off Lines	-	202.6	-	-	-	6.2	-	6.3	-
Corporate & Other	-	-	-	-	2.8	(8.6)	-	19.6	-
	$88.9	$1,875.4	$475.8	$699.0	$83.9	$427.2	$(18.9)	$281.4	$769.5

Year Ended December 31, 2004
Excess & Surplus Lines	$37.1	$474.2	$187.3	$305.1	$21.0	$199.4	$(2.3)	$92.1	$309.6
Select Markets	17.6	254.8	94.2	165.8	11.0	112.4	(5.3)	52.1	186.0
Public Entity	7.5	60.0	38.8	61.7	2.3	39.9	(1.9)	22.6	67.6
Risk Management	7.8	598.8	70.5	101.3	29.9	60.2	2.0	48.7	106.3
Run-off Lines	-	219.7	-	-	-	-	-	-	-
Corporate & Other	-	-	-	-	0.9	(2.2)	-	14.8	-
	$70.0	$1,607.5	$390.8	$633.9	$65.1	$409.7	$(7.5)	$230.3	$669.5

(a)	Deferred Acquisition Costs	(g)	Amortization of Deferred Policy Acquisition Costs
(b)	Future Policy Benefits, Claims, and	(h)	Other Insurance Expenses
	Claim Adjustment Expenses	(i)	Premiums Written, net
(c)	Unearned Premiums	(1)	Net investment income allocated based upon each
(d)	Premium Revenue, net (premiums earned)		segment's share of investable funds
(e)	Net Investment Income	(2)	Other insurance expenses allocated based on specific
(f)	Benefits, Claims, and Claim Adjustment Expenses		identification, where possible, and related activities

40

ARGONAUT GROUP, INC.
SCHEDULE V
VALUATION AND QUALIFYING ACCOUNTS
(in millions)

	Balance at	Charged to	Charged to		Balance
	Beginning	Cost and	Other		at End of
	of Period	Expense	Accounts	Deductions	Period
Year ended December 31, 2006
Deducted from assets:
Valuation allowance for deferred tax asset	$ -	$ -	$ -	$ -	$ -

Year ended December 31, 2005
Deducted from assets:
Valuation allowance for deferred tax asset	$ 25.1	$ -	$ -	$ 25.1	$ -

Year ended December 31, 2004
Deducted from assets:
Valuation allowance for deferred tax asset	$ 49.1	$ -	$ -	$ 24.0	$ 25.1

41

ARGONAUT GROUP, INC.
SCHEDULE VI
SUPPLEMENTARY INFORMATION FOR PROPERTY-CASUALTY INSURANCE COMPANIES
(in millions)

	For the Years Ended December 31,
	2006	2005	2004
Deferred acquisition costs	$92.1	$88.9	$70.0
Reserves for losses and loss adjustment expenses	$2,029.2	$1,875.4	$1,607.5
Unamortized discount in reserves for losses	$43.6	$43.8	$46.7
Unearned premium	$516.4	$475.8	$390.8
Premiums earned	$813.0	$699.0	$633.9
Net investment income	$104.5	$83.9	$65.1
Losses and loss adjustment expenses incurred:
Current Year	$522.5	$447.5	$408.7
Prior Years	$(44.9)	$(20.3)	$1.0
Deferral of policy acquisition costs	$(3.2)	$(18.9)	$(7.4)
Paid losses and loss adjustment expenses, net of reinsurance	$341.9	$268.9	$312.6
Gross premiums written	$1,155.6	$1,055.7	$903.4

42

     ARGONAUT’S COMPENSATION DISCUSSION & ANALYSIS

Objectives of the Company’s Compensation Program

The Company’s compensation philosophy links pay to business performance and is designed to meet the following objectives:

  Create shareholder value;
  Reward participants for value creation commensurate with competitive industry standards;
  Provide a competitive, performance based compensation program which allows the Company to attract and retain superior talent; and
  Develop a strong linkage between financial results, team affiliation, and employee pay.

THE COMPENSATION PROGRAM IS STRUCTURED TO ACHIEVE THE COMPANY’S OBJECTIVES

The following components are included in the Company’s compensation program:

  Base Salary
  Annual Equity and Non-Equity Incentive Awards
  Annual Long Term Incentive Equity Awards
  Special Equity Awards
  Retirement Benefits
  Health and Welfare Benefits
  Perquisites

Each year, the Compensation Committee adopts an overall compensation plan for the Company. The compensation plan combines a base salary which is sufficient to attract and retain superior employees with incentive awards that compensate employees for the achievement of both Company and individual performance goals. The compensation plan includes base salary for management and executives including the Named Executive Officers and incentive award targets for employees eligible to participate in the incentive plans. Generally the Company’s management is tasked with the administration of the compensation program within the limits approved by the Compensation Committee. However, the Compensation Committee reviews and approves individually the compensation for each of the senior executives of the Company, a group which includes the Named Executive Officers.

Both restricted stock and stock option awards are authorized by the Compensation Committee under the 2004 Argonaut Group, Inc. Amended and Restated Stock Incentive Plan. The Compensation Committee approves stock awards for each of the senior executives of the Company, a group which includes the Named Executive Officers. In addition, the Compensation Committee authorizes management to distribute awards to other employees. Specifically, the Compensation Committee authorizes management to distribute a pool of restricted stock grants in connection with the Annual Incentive Compensation Plan to participants in that plan. The Compensation Committee also authorizes management to distribute both restricted stock grants and stock option grants made as part of the Annual Long Term Incentive Equity Award process to specific employees and in specific amounts based upon the recommendations of management. The exercise price of a stock option grant is the closing market price of the Company’s common stock on the date that the grant is authorized by the Compensation Committee. Both the issuance of stock options below the closing price on the date of the grant and the repricing of options are prohibited by the plan.

Base Salary

Consistent with the Company’s desire to provide compensation that is sufficient to attract and retain superior employees, when establishing base pay we consider both:

  The skill and experience level of the employee; and
  The pay practices of companies with whom we compete for employees.

The Compensation Committee has selected a comparison group which includes companies who hold a leadership position in the Company’s industry segment to help craft the base compensation package. This group includes companies with whom the Company must compete for superior employees rather than the wider group of companies in the property casualty arena with whom the Company is not in direct competition. Although the Company considers compensation data for the designated comparison group when establishing base pay, the Company does not target a specific percentage of compensation reported by the designated comparison group. Instead the Company uses the data as a guide in determining the level of compensation necessary to successfully compete for employees. The Company’s designated group for this purpose includes: Arch Capital Group, Axis Capital Holdings, W.R. Berkley, Endurance Specialty Holdings Ltd., HCC Insurance Holdings, Inc. Markel Corp., Max Re Capital Ltd., Philadelphia Consolidated Holdings Corp., RLI Corp, Selective Insurance Group, Inc. and United America Indemnity Ltd. The high quality of these companies allows the Company to maintain a high level of continuity in the comparison group over time and allows the Company to have a consistent base when comparing compensation.

43

Annual Incentive Compensation Plan

The Argonaut Group, Inc. Annual Incentive Compensation Plan is designed to focus participants’ efforts on the accomplishment of financial performance goals established by senior management and approved by the Board during the Company’s annual business planning process. Generally awards are not made under this plan if the financial performance goal is not met. However it should be noted that the Board may, at its discretion, adjust a performance goal for an unexpected significant event that occurs during the year. Depending upon the nature of the unexpected significant event the financial performance goal may be either increased or decreased.

For individuals employed by a business unit, the financial performance goal is met if the underwriting income target for that business unit is achieved. The financial performance goal for executives who oversee the activities of the consolidated group, including the five Named Executive Officers, is met if a specific amount of pre-tax operating income is reported for the consolidated group. Incentive compensation under the plan includes both cash (non-equity) and equity (restricted stock) awards. The relationship between the cash component and the restricted stock component is determined by the Compensation Committee annually and varies by year, by group and, in some cases, by individual employee. Typically the restricted stock component vests over 3 years with 50% of the vesting being dependent upon the absence of a significant increase in the estimate of loss and loss expenses for the year for which the equity grant was made and 50% vesting upon the passage of time. For this purpose, a significant increase in the estimate of loss and loss expenses for a given year is defined as an aggregate increase of five points over the initial loss and loss adjustment expense ratio for that year, for example, a significant increase would occur if an initial loss and loss expense ratio of 60% rose above 65%.

The Company uses a two step process to determine awards under the Annual Incentive Compensation Plan.

a.	The first step is to determine the total amount of incentive compensation available to members of each pool. The available incentive compensation is based upon the achievement of the financial performance targets for the pool as determined by the Compensation Committee. The compensation plan approved by the Compensation Committee each year also includes the range of base compensation that will be contributed to the pool for levels of employees who are eligible to participate in that pool. The aggregate contribution to a pool is calculated by multiplying the base salary for each member of that pool by the designated target percentage and then adjusting the result by a percentage (ranging from 50% for meeting 70% of the financial goal to 200% for meeting 150% of the financial goal).

b.	Once the available incentive compensation pool has been calculated, the Company determines the individual awards for participants in the pool. Individual awards are based on an evaluation of the individual’s overall performance during the year. An individual may receive from 0% up to 200% of his or her individual target based upon the individual’s performance.

The plan also has a discretionary component which can be used to reward individual performance.

Annual Long Term Incentive Equity Grants

In addition to the awards granted as part of the Annual Incentive Compensation Plan, which are conditioned upon the achievement of financial performance targets, Named Executive Officers and other employees of the Company may receive equity grants as part of the Company’s annual grant process. Unlike grants made as part of the Annual Incentive Compensation Plan, these grants are conditioned upon the achievement of established individual performance goals during the year. The employee is notified of both the grant and the performance goal(s) for the year at the time the contingent grant is made. The Compensation Committee subsequently reviews achievement of the performance goals and if the Compensation Committee decides that performance substantially met expectations the awards are allowed to continue to vest. Either stock options and/or restricted stock may be awarded under this program. These awards vest over a four year period beginning on the initial grant date.

44

Special Equity Awards

The Compensation Committee may grant special equity awards to employees, including Named Executive Officers, to recognize an exceptional achievement or to establish an incentive for a specific performance goal. Awards may also be granted to new employees of the Company or to mark a significant event, for example, in connection with the signing of an employment agreement. Either stock options or restricted stock may be granted. The grants may or may not include performance triggers.

Retirement Benefits and Health and Welfare Benefits

As discussed in the footnotes to the Nonqualified Deferred Compensation table beginning on page 56, the Company maintains both the Argonaut Group, Inc. 401(k) Plan, a defined contribution plan, and the Argonaut Supplemental Executive Retirement Plan, a nonqualified plan, to provide retirement benefits for the Company’s employees. Named Executive Officers are entitled to participate in these plans on the same terms as other employees. Named Executive Officers are also eligible to participate in the Company’s health and welfare plans on the same terms as other employees.

Perquisites

Named Executive Officers may be provided with limited perquisites as part of the compensation program. Perquisites provided to one or more Named Executive Officers include: club membership, personal use of a pool car, company car allowance, data services, physical exams, and financial planning assistance. If a Named Executive Officer uses available time in the Company’s aircraft time-share plan for personal purposes, the employee is required to reimburse the company for the incremental cost of the trip.

Interaction of the Elements of the Compensation Program

As discussed above, the Compensation Committee has structured the Company’s compensation program to achieve the Company’s goals with each element of the program included for a specific purpose:

a.	The Company’s base salary and benefit package is designed to allow the Company to successfully compete for and retain superior employees;
b.	The Annual Incentive Compensation Plan is designed to reward the employees who contribute to the achievement of the Company’s financial goals when those goals are met;
c.	The Long Term Incentive Awards are intended to reward employees who achieve individual goals which are established to further the Company’s strategic goals; and
d.	The Special Equity Awards are intended to recognize and reward extraordinary achievements.

Stock Ownership Guidelines

Consistent with the Company’s commitment to sound corporate governance principles, the Compensation Committee adopted stock ownership guidelines for non-employee directors and officers effective November 1, 2005. The guidelines are intended to function as an important part of the Company’s executive and director compensation programs and further align the economic interests of the Company’s executives and directors with those of its shareholders. The guidelines apply to all non-employee directors and to a designated group of the Company’s senior executives, including the five Named Executive Officers. Pursuant to the guidelines, each non-employee director will be required to hold equity in the Company with a value equal to or greater than $150,000. An executive subject to the ownership guidelines must hold equity with a value equal to or greater than the participant’s base salary multiplied by a factor that ranges from 5.0 to .25 depending upon the position he or she holds. A director has four years and an executive has five years to meet the guidelines from the date that the guidelines first apply to him or her.

For purposes of the stock ownership guidelines, equity includes 1) shares of common stock beneficially owned by or on behalf of an individual or an immediate family member residing in the same household, including stock held in trusts or IRS approved plans, 2) vested or unvested shares of restricted common stock, 3) the net value, expressed in shares of common stock, of any vested stock options and 4) the net value, expressed in shares of common stock, of any other vested award that is linked to the price of the Company's common stock and granted pursuant to one of the Company's qualified or non-qualified compensation or stock incentive plans.

45

A more detailed summary of the Company’s stock ownership guidelines can be found on the Company’s web site at www.argonautgroup.com. The reference to the Company’s web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement.

Employee Agreements

The Company entered into an employment agreement with Mr. Watson in 2003 which was revised in 2005 and again in 2006. The 2006 amendment was made in connection with and executed concurrently with a restricted stock grant. The 2006 amendment increased his annual salary from $720,000 to $850,500 and extended the term of the agreement by one year to February 7, 2011.

The Company has entered into retention agreements with a designated group of senior executives including Mr. Haushill, Mr. LeFlore, Mr. Weaver and Ms. Bufkin. These agreements are designed to encourage the positive participation of senior executives in potential change of control transactions that benefit shareholder interests by providing assurances that they will have the opportunity to continue their employment following any such transaction unless they are terminated by the successor entity, in which case a severance payment will be due.

Compensation agreements with Named Executive Officers in effect on 12/31/2006 are detailed in the section entitled "Potential Payments Upon Termination or Change in Control” beginning on page 57. Effective February 25, 2007, Mr. LeFlore’s primary responsibilities were revised to include assisting Mr. Watson with transactional activities and other strategic matters. Mr. LeFlore will retain the title of General Counsel until the Company recruits a new general counsel.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four other most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limitation if they satisfy requirements under Section 162(m). While certain grants including grants of stock options made under the 2004 Amended and Restated Stock Incentive Plan are intended to qualify as “performance-based”, other grants under the 2004 Amended and Restated Stock Incentive Plan and amounts paid under the Company’s other compensation programs may not qualify. While the Compensation Committee considers the impact of 162(m) when developing and implementing the Company’s executive compensation programs, the Committee believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Compensation Committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

Indemnification

Under the Company’s Certificate of Incorporation, the Company is obligated to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Certificate of Incorporation makes such indemnification rights contract rights and entitles directors and officers to initiate legal action against the Company to enforce such indemnification rights. The Company’s Certificate of Incorporation also provides that, to the fullest extent permitted by Delaware law, a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. However, the Certificate of Incorporation does not eliminate a director’s liability for breach of the duty of loyalty, acts or omissions not in good faith, certain payments not permitted under Delaware General Corporation Law, or transactions in which the director derives an improper benefit.

46

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred	All Other
Name & Principal			Stock	Option	Incentive Plan	Compensation	Compensat
Position		Salary	Awards	Awards	Comp	Earnings	ion	Total
(1)	Year	($) (2)	($) (3)	($) (4)	($)(5)	($) (6)	($) (7)	($)
Mark Watson, PEO	2006	$706,765	$1,163,830	$919,872	$1,098,422	$3,841	$53,675	$3,946,405
Mark Haushill, PFO	2006	$285,962	$126,115	$96,516	$180,027	$1,222	$36,026	$725,868
Barbara Bufkin, SVP	2006	$293,269	$112,757	$157,062	$168,010	$414	$42,570	$774,082
Byron LeFlore, SVP	2006	$275,000	$141,065	$140,589	$216,021	$966	$11,499	$785,140
Charles Weaver, SVP	2006	$255,962	$62,334	$129,601	$150,000	$1,681	$21,671	$621,249

(1)	Compensation agreements with the Named Executive Officers are detailed in the section entitled “Potential Payments Upon Termination or Change in Control” which begins on page 57.

(2)	Cash compensation earned by the Named Executive Officers, which includes amounts deferred under the Company's 401(k) Plan and the Company’s Supplemental Executive Retirement Plan.

(3)	Expense related to restricted stock awards reported for financial purposes during the fiscal year and calculated under FAS 123R, which requires that the cost of an equity award be amortized over the period of time in which an employee provides service in exchange for the award. The 2006 FAS 123R Stock Award (restricted stock) expense was for the following grants:

	FAS 123R	FAS 123R
	Expense For	Expense For
	Prior Year	Current Year
	Restricted Stock	Restricted Stock	Total 2006 FAS
Name	Grants	Grants	123R Expense
Mark Watson	$618,289	$545,541	$1,163,830
Mark Haushill	$59,238	$66,877	$126,115
Barbara Bufkin	$53,740	$59,017	$112,757
Byron LeFlore	$60,095	$80,970	$141,065
Charles Weaver	$42,405	$19,929	$62,334

Please refer to the Grants of Plan-Based Award table on page 49 for additional information about current year grants and to the Outstanding Equity Awards at Fiscal Year-End table beginning on page 52 and the Option Exercises and Stock Vested table beginning on page 55 for additional information about prior year grants.

47

(4)

Expense related to stock option awards reported for financial purposes during the fiscal year and calculated under FAS 123R which requires that the cost of an equity award be amortized over the period of time in which an employee provides service in exchange for the award. The 2006 FAS 123R stock option expense was for the following grants:

		FAS 123R
	FAS 123R	Expense For
	Expense For	Current Year
	Prior Year Stock	Stock Option	Total 2006 FAS
Name	Option Grants	Grants	123R Expense
Mark Watson	$645,604	$274,268	$919,872
Mark Haushill	$89,542	$6,974	$96,516
Barbara Bufkin	$147,100	$9,962	$157,062
Byron LeFlore	$129,543	$11,046	$140,589
Charles Weaver	$129,601	--	$129,601

Please refer to the Grants of Plan-Based Award table on page 49 for additional information about current year grants and to the Outstanding Equity Awards at Fiscal Year-End table beginning on page 52 and the Option Exercises and Stock Vested table beginning on page 55 for additional information about prior year grants.

(5)	The cash portion of the 2006 Annual Incentive Compensation Plan which was reported as “Bonus” in prior years and which:

(a) was determined in a two step process which: (i) first required that the Company meet the financial performance goal set by the Board of Directors, and (ii) then was determined by evaluations of individual overall performance during the year;

(b) was determined and paid in 2007; and

(c)

was earned for and is reported as 2006 compensation. The equity portion of the 2006 Annual Incentive Compensation Plan was granted in 2007 and will be reported in the 2007 Grants of Plan Based Award Table.

The financial performance goal which was determined by the Board of Directors for use in making the 2006 incentive awards to Group employees was the achievement of pre-tax operating income of $115.2 million. The Company met the goal and awards were granted based on evaluations of individual performance during the year.

(6)	The change in the present value of the pension plan which occurred during 2006. The Pension Benefits table on page 56 presents additional information about both the calculation of the change and the plan itself.

(7)	All other compensation includes:

		Imputed	Supplemental	Company
		Value of	Executive	Paid Life
	401(k) Plan	Term Life	Retirement	Insurance	Perquisites
	Contributions	Insurance	Plan Benefit	Payments	(a)	Total
Mark Watson	$14,246	--	$34,074	$5,355	--	$53,675
Mark Haushill	$10,333	$766	$9,849	--	$15,078	$36,026
Barbara Bufkin	$14,975	$1,761	$5,379	--	$20,455	$42,570
Byron LeFlore	$9,900	$499	$1,100	--	--	$11,499
Charles Weaver	$13,879	$3,696	$4,096	--	--	$21,671

(a)	2006 perquisites for Named Executive Officers whose aggregate perquisite amount exceeded $10,000 during 2006. Reported amounts include: (a) Mark Haushill – car allowance, personal use of club facilities and financial planning; and (b) Barbara Bufkin – reimbursement of commuting expenses for trips between her home and the San Antonio office and financial planning.

48

Grants of Plan-Based Awards

(a)	(b)	(d)	(g)	(j)	(k)	(l)
		Estimated
		Future		All Other
		Payouts	Estimated	Stock
		Under Non-	Future Payouts	Options:	Exercise or	Grant Date
		Equity	Under Equity	Number of	Base Price	Fair Value of
		Incentive	Incentive Plan	Shares	of Option	Stock and
		Plan Awards	Awards	Underlying	Awards	Option
Name	Grant Date	Target ($)(1)	Target (#)	Options (#)	($/Sh)	Awards (6)
Mark Watson	03/02/2006			14,011 (5)	$36.37	$224,456
	03/21/2006		15,336 (2)			$539,981
	03/21/2006	$540,019
	04/20/2006		29,091 (3)			$1,018,185
	04/20/2006			20,000 (3)	$35.00	$320,400
	11/01/2006		200,000 (4)			$6,622,000
Mark Haushill	03/21/2006		3,280 (2)			$115,489
	03/21/2006	$132,011
	04/20/2006		7,252 (3)			$253,820
	04/20/2006			2,800 (3)	$35.00	$44,856
Barbara Bufkin	03/21/2006		3,280 (2)			$115,489
	03/21/2006	$132,011
	04/20/2006		5,818 (3)			$203,630
	04/20/2006			4,000 (3)	$35.00	$64,080
Byron LeFlore	03/21/2006		4,970 (2)			$174,994
	03/21/2006	$100,006
	04/20/2006		7,273 (3)			$254,555
	03/02/2006			179 (5)	$36.37	$2,868
	8/16/2006			870 (5)	$31.05	$12,267
	03/21/2006	$147,000
Charles Weaver	04/20/2006		3,636 (3)			$127,260

(1)	The non-equity portion of the 2006 Annual Incentive Compensation Plan which:

	(a)	was determined in a two step process which: (i) first required that the Company meet the financial performance goal set by the Board of Directors, and (ii) then was determined by evaluations of individual overall performance during the year;

	(b)	was determined and paid in 2007; and

	(c)	was earned for and was reported as 2006 compensation.

The financial performance goal which was determined by the Board of Directors for use in making the 2006 incentive awards to executives who oversee the activities of the consolidated group was the achievement of pre-tax operating income of $115.2 million. The Company met the goal and awards were granted based on evaluations of individual performance during the year.

49

(2)	The equity portion of the 2005 Annual Incentive Compensation Plan which:

	(a)	was determined in a two step process which: (i) first required that the Company meet the financial performance goal set by the Board of Directors, and (ii) then was determined by evaluations of individual overall performance during the year;

	(b)	were granted in 2006 and began being amortized in 2006 as required by FAS 123R.

The financial performance goal which was determined by the Board of Directors for use in making the 2005 incentive awards to executives who oversee overall Argonaut Group performance was the achievement of pre-tax operating income of $66,790,000. The Company met the goal and awards were granted based on evaluations of individual performance during the year.

(3)	Long Term Incentive Grants are awarded in connection with the achievement of performance goals established for each Named Executive Officer. Stock options will vest in 4 equal installments beginning on the first anniversary of the date of grant. One third of Mr. Weaver’s stock award will vest in one year and the balance will vest in the subsequent year. The other awards will vest ratably over a four year period.

The long term incentive grants for the Named Executive Officers for 2006 include the following performance goals:

	(a)	Mark Watson:

		(i)	Develop a role definition for the COO, identify and interview possible candidates, and narrow the group of desirable prospects;
		(ii)	Develop and move forward on an accretive acquisition; and
		(iii)	Oversee the hiring of a new General Counsel and develop the role definition and an incentive driven compensation package for Mr. LeFlore.

	(b)	Mark Haushill:

		(i)	Increase Oracle utilization to streamline the financial close process;
		(ii)	Develop and implement a comprehensive product line review including an analysis of loss reserving, loss development and rate analysis for each segment; and
		(iii)	Establish and implement an orientation and development plan for management positions.

	(c)	Barbara Bufkin:

		(i)	Organize a successful meeting to focus Argonaut employees on sales and marketing with a client focus;
		(ii)	Implement I-AXS catastrophe exposure management and train appropriate staff to achieve improved Property and WC catastrophe aggregate management at the consolidated Group level; and
		(iii)	Analyze and evaluate the relative value of retaining risk and acquiring reinsurance.

	(d)	Byron LeFlore:

		(i)	Assist in developing and executing a successful plan to hire a new General Counsel;
		(ii)	Oversee the implementation of a streamlined regulatory system which coordinates and tracks filing activity for the business units and acts as a clearinghouse for the processing of regulatory inquiries; and
		(iii)	Oversee the updating of the Contract Review and Legal Compliance processes by streamlining the processes and updating templates for frequently used agreements.

	(e)	Charles Weaver:

		(i)	Reduce pending inventory claims for the Risk Management runoff unit by 8% a month;
		(ii)	Identify, hire and train a designated management employee; and
		(iii)	Implement a catastrophe management program by July 1, 2006 including the hiring of a Group Catastrophe Officer.

In February 2007, the Compensation Committee reviewed the performance of the Named Executive Officers to determine what portion of the 2006 long term incentive grants had been earned and, thus, would be allowed to continue to vest. The Compensation Committee deemed in its discretion that Mr. Watson, Mr. Haushill, Ms. Bufkin, Mr. LeFlore and Mr. Weaver satisfied the performance requirements with respect to 70%, 75%, 100%, 100% and 65% of their individual performance goals, respectively. The percentage of the initial 2006 grant that was deemed to be earned will continue to vest with the balance of the grant, if any, being forfeited.

50

(4)	Mr. Watson's grant was made in connection with a one year extension of his employment agreement. Under the terms of the grant, vesting could not begin until Mr. Watson presented and the Board approved a proposal that the Company enter into a substantial transaction which would be beneficial to the Company’s shareholders. This requirement was satisfied on March 14, 2007 when the Board formally approved the merger of Argonaut Group, Inc. and PXRE. The grant began to vest on that date. However if this merger or a similar transaction is not completed by November 1, 2008, the number of shares included in the grant will be reduced by 50% to 100,000. The grant was made pursuant to the terms of the Argonaut Group, Inc. Amended and Restated Stock Incentive Plan. The restricted shares will vest ratably in four annual installments.

(5)	A restorative option grant is awarded when an employee uses shares he or she owns to pay for all or a portion of the exercise cost and income tax withholding of a stock option exercise. The number of shares used becomes the number of shares awarded in the restorative option grant. The strike price is the fair market value on the date of exercise. A restorative option grant fully vests in 6 months. The expiration date of the restorative option grant is the expiration date of the option that was exercised.

(6)	Fair market value on the date of the grant as determined under FAS 123R. The Company uses the Black-Scholes model to estimate the fair market values on the date of grant for stock options. The Black-Scholes model uses several assumptions to value a stock option. The volatility assumption is based on the historical change in the Company’s stock price over the previous five years preceding the measurement date. The risk-free rate of return assumption is based on the five-year treasury constant maturity rate on the date of the grant. The expected option life is based upon the average holding period over the history of the incentive plan. The dividend yield assumption is zero, as the Company suspended dividend payments in 2003 and has not communicated any immediate plans to resume dividend payments in the near future.

The fair market value calculated under FAS 123R may differ from the fair market value based upon the Company’s stock price at a point in time. The following table contrasts the FAS 123R fair market value of the 2006 grants with their value calculated using $34.86, the price at which the Company’s common stock closed on December 29, 2006, the last trading date of 2006.

				FAS 123R	Fair Market
				Grant Date	Value Based
		Restricted		Fair Market	on Market
		Stock Awards	Stock Option	Value of	Price at
Name	Grant Date	(#)s	Awards (#)	Awards	12/29/2006(i)
Mark Watson	03/02/2006		14,011 (5)	$224,456	$0
	03/21/2006	15,336 (2)		$539,981	$534,613
	04/20/2006	29,091 (3)		$1,018,185	$1,014,112
			20,000 (3)	$320,400	$0
	11/01/2006	200,000 (4)		$6,622,000	$6,972,000
Mark				$115,489	$114,341
Haushill	03/21/2006	3,280 (2)
	4/20/2006	7,252 (3)		$253,820	$252,805
			2,800 (3)	$44,856	$0
Barbara				$115,489	$114,341
Bufkin	03/21/2006	3,280 (2)
	04/20/2006	5,818 (3)		$203,630	$202,815
			4,000 (3)	$64,080	$0
Byron				$174,994	$173,254
LeFlore	03/21/2006	4,970 (2)
	04/20/2006	7,273 (3)		$254,555	$253,537
	03/02/2006		179 (5)	$2,868	$0
	8/16/2006		870 (5)	$12,267	$3,315
Charles				$127,260	$126,751
Weaver	04/20/2006	3,636 (3)

Please refer to Footnote 11 to the 2006 Consolidated Financial Statements included in the Company’s Form 10K for the year ended December 31, 2006 which provides a detailed discussion of share-based payments.

51

Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards (2)
		Number of			Number of
	Number of	Securities			Shares or	Market Value
	Securities	Underlying			Units of	of Shares or
	Underlying	Unexercised	Option		Stock That	Units of Stock
	Options (#)	Options (#)	Exercise	Option	Have Not	That Have Not
Name	Exercisable	Unexercisable	Price ($)	Expiration Date	Vested (#)	Vested ($)(1)
Mark Watson	187,400	0	$18.375	01/21/2011 (a)
	145,000	0	$18.625	03/13/2011 (b)
	50,000	0	$18.000	07/24/2012 (c)
	100,000	0	$22.920	08/06/2013 (d)
	40,000	20,000	$13.000	08/05/2014 (e)
	27,800	50,000	$16.210	02/02/2011 (f)
	25,000	75,000	$22.260	03/11/2012 (g)
	10,949	0	$22.880	01/21/2011 (h)
Mark Watson	14,011	0	$36.370	02/02/2011 (v)
	0	20,000	$35.000	04/20/2013 (w)
					20,000	$697,200 (p)
					50,000	$1,743,000 (q)
					7,861	$274,034 (r)
					15,336	$534,613(z)
						$1,014,112
					29,091	(aa)
						$6,972,000
					200,000	(bb)
Mark Haushill	10,000	0	$22.920	08/06/2013 (d)
	15,000	5,000	$12.040	05/14/2014 (j)
	10,000	10,000	$16.210	02/02/2011 (k)
	1,000	0	$23.610	12/08/2011 (m)
	0	2,800	$35.000	04/20/2013 (w)
					632	$22,032 (s)
					2,813	$98,061 (t)
					1,500	$52,290 (r)
					1,310	$45,667 (r)
					3,280	$114,341 (z)
					7,252	$252,805 (aa)
Barbara Bufkin	20,000	0	$17.580	09/03/2013 (i)
	15,000	5,000	$12.040	05/14/2014 (j)
	10,000	10,000	$16.210	02/02/2011 (k)
	970	0	$23.620	09/03/2013 (l)
	5,000	15,000	$22.260	03/11/2012 (g)
	0	4,000	$35.000	04/20/2013 (w)
					666	$23,217 (s)
					3,124	$108,903 (t)
					631	$21,997 (u)
					1,048	$36,533 (r)
					3,280	$114,341 (z)
					5,818	$202,815 (aa)

52

	Option Awards				Stock Awards (2)
		Number of			Number of
	Number of	Securities			Shares or	Market Value
	Securities	Underlying			Units of	of Shares or
	Underlying	Unexercised	Option		Stock That	Units of Stock
	Options (#)	Options (#)	Exercise	Option	Have Not	That Have Not
Name	Exercisable	Unexercisable	Price ($)	Expiration Date	Vested (#)	Vested ($)(1)
Byron LeFlore				08/06/2013 (d)
	0	2,500	$12.040	05/14/2014 (j)
	0	10,000	$16.210	02/02/2011 (k)
	0	15,000	$22.260	03/11/2012 (g)
	179	0	$36.370	02/02/2011 (x)
		870	$31.050	03/11/2012 (y)
					666	$23,217 (s)
					3,124	$108,903 (t)
					1,347	$46,956 (u)
					1,178	$41,065 (r)
					4,970	$173,254 (z)
					7,273	$253,537 (aa)
Charles Weaver	0	6,250	$12.040	05/14/2014 (j)
	0	10,000	$16.210	02/02/2011 (k)
	0	15,000	$22.260	03/11/2012 (g)
					632	$22,032 (s)
	Option Awards				Stock Awards (2)
		Number of			Number of
	Number of	Securities			Shares or	Market Value
	Securities	Underlying			Units of	of Shares or
	Underlying	Unexercised	Option		Stock That	Units of Stock
	Options (#)	Options (#)	Exercise	Option	Have Not	That Have Not
Name	Exercisable	Unexercisable	Price ($)	Expiration Date	Vested (#)	Vested ($)(1)
Charles Weaver					2,500	$87,150 (t)
					964	$33,605 (r)
					3,636	$126,751 (cc)

(1)	The market value of a stock award is calculated by multiplying the number of shares that have not vested by $34.86, the price at which the Company’s stock closed on December 29, 2006, the last trading day of the year.

(2)	Restricted stock awards granted under the 2004 Argonaut Group, Inc. Amended and Restated Stock Incentive Plan.

53

All stock awards and stock option grants vest in equal installments over the vesting period. The following is the vesting information for the grants shown above:

			Date grant
			will be fully
	# Years in Vesting Period	Grant Date	vested
(a)	4.0	01/21/2000	01/21/2004
(b)	4.0	03/13/2000	03/13/2004
(c)	4.0	07/24/2001	07/24/2005
(d)	4.0	08/06/2002	08/06/2006
(e)	4.0	08/05/2003	08/05/2007
(f)	4.0	02/02/2004	02/02/2008
(g)	4.0	03/11/2005	03/11/2009
(h)	0.5	03/15/2005	09/15/2005
(i)	4.0	09/03/2002	09/03/2006
(j)	4.0	05/14/2003	05/14/2007
(k)	4.0	02/02/2004	02/02/2008
(l)	0.5	02/17/2005	08/17/2005
(m)	0.5	02/18/2005	08/18/2005
(n)	4.0	02/04/2002	02/04/2006
(o)	0.5	03/01/2005	09/01/2005
(p)	5.0	03/11/2005	03/11/2010
(q)	4.0	01/23/2004	01/23/2008
(r)	3.0	03/11/2005	03/11/2008
(s)	3.0	02/02/2004	02/02/2007
(t)	4.0	03/03/2004	03/03/2008
(u)	4.0	03/11/2005	03/11/2009
(v)	0.5	03/02/2006	09/02/2006
(w)	4.0	04/20/2006	04/20/2010
(x)	0.5	03/02/2006	09/02/2006
(y)	0.5	08/16/2006	02/16/2007
(z)	3.0	03/21/2006	03/21/2009
(aa)	4.0	04/20/2006	04/20/2010
(bb)	4.0	11/01/2006	11/01/2010
(cc)	2.0	04/20/2006	04/20/2008

54

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	(b)		(d)
	Number of		Number of
	Shares	(c)	Shares	(e)
(a)	Acquired on	Value Realized	Acquired on	Value realized
Name	Exercise (#)	on Exercise ($)	Vesting (#)	on Vesting ($)
Watson, Mark	22,200	$447,552
			25,000	$867,500
			3,931	$137,388
			5,000	$174,750
Haushill,
Mark			634	$22,108
			500	$17,475
			655	$22,892
			1,406	$51,052
Bufkin,
Barbara			667	$23,258
			524	$18,314
			211	$7,374
			1,563	$56,753
LeFlore,
Byron	3,900	$35,022
	1,100	$9,669
	2,500	$47,900
	4,060	$80,550
	640	$12,864
	300	$6,048
	15,000	$171,300
			667	$23,258
			590	$20,621
			449	$15,693
			1,563	$56,753
Charles
Weaver	4,845	$58,378
	155	$1,938
	6,250	$121,932
	5,000	$76,696
	5,000	$46,446
	605	$4,561
			482	$16,846
			1,250	$45,388
			634	$22,108

55

Pension Benefits

		(c)	(d)	(e)
		Number	Present Value
(a)	(b)	of Years	of	Present Value
		of	Accumulated	of
		Credited	Benefit ($) as	Accumulated
		Service	of	Benefit ($) as
Name	Plan Name	(#)	12/31/2006	of 12/31/2005
Mark Watson	Argonaut Group, Inc. Retirement Plan	3.4	$27,970	$26,484
	Argonaut Group Pension Equalization Plan	3.4	$44,310	$41,955
Mark Haushill	Argonaut Group, Inc. Retirement Plan	2.2	$18,386	$17,406
	Argonaut Group Pension Equalization Plan	2.2	$4,535	$4,293
Barbara Bufkin	Argonaut Group, Inc. Retirement Plan	0.4	$5,708	$5,402
	Argonaut Group Pension Equalization Plan	0.4	$2,033	$1,925
Byron LeFlore	Argonaut Group, Inc. Retirement Plan	1.8	$14,341	$13,579
	Argonaut Group Pension Equalization Plan	1.8	$3,835	$3,631
Charles Weaver	Argonaut Group, Inc. Retirement Plan	1.0	$27,526	$25,845

In November, 2003, the Company amended both the Argonaut Group, Inc. Retirement Plan (the “Pension Plan”), a defined benefit plan, and the Argonaut Group, Inc. Pension Equalization Plan (the “Pension Equalization Plan”), a plan which provided retirement benefits which would have been payable under the Pension Plan but for the limits imposed by the Internal Revenue Code, to freeze benefits after February 29, 2004. No additional benefits have been accrued since that date. The increase in the value of the accumulated benefit during 2006 was due solely to the change in the present value of the vested benefit that existed at February 29, 2004. Please refer to Footnote 10 to the 2006 Consolidated Financial Statements included in the Company’s Form 10K for the year ended December 31, 2006 which provides details regarding valuation method and material assumptions for the plans.

Nonqualified Deferred Compensation

	(b)	(c)	(d)	(f)
(a)	Executive	Registrant	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Balance at last
	last fiscal year	last fiscal year	last fiscal year	fiscal year end
Name	($) (1)	($)(2)	($)	($)
Mark Watson	$20,338	$34,074	$29,838	$156,116
Mark Haushill	$8,529	$9,849	$3,879	$39,514
Barbara Bufkin	$378	$5,379	$687	$12,033
Byron LeFlore	$0	$1,100	$213	$2,174
Charles Weaver	$298	$4,096	$495	$9,535

Under the Argonaut Group, Inc. 401(k) Plan, a defined contribution plan, the contribution made by the Company on behalf of an employee is equal to the sum of:

       a.     100% of the first 5% of eligible pay that the employee contributes to the plan; and
       b.     2% of the employee’s eligible pay.

During 2006 the Internal Revenue Code limited the maximum amount of compensation used to calculate benefits under a defined contribution plan to $220,000 and the maximum dollar amount of the 401(k) contribution that could be made to $15,000 plus an additional $5,000 for employees over the age of 50. The Argonaut Supplemental Executive Retirement Plan (“SERP”) provides retirement benefits to the Company’s employees which would be payable under the Argonaut Group, Inc. 401(k) Plan but for the limits imposed by the Internal Revenue Code. The investment return on an individual’s SERP account balance is calculated as though the funds in the account were invested in substantially the same funds the individual designates for the investment of his or her account balance under the Company‘s 401(k) Plan.

56

During 2006, the Company made contributions to the account maintained for each Named Executive Officer for the following.

a.	The difference between the Company matching contribution which would have been made to the individual’s account under the Company’s 401(k) Plan based upon the individual’s 401(k) election had his or her contributions under that plan not been limited by reason of the Internal Revenue Code and the amount that was actually credited to the individual’s account under the Company’s 401(k) Plan;
b.	A supplemental Company contribution equal to 2% of the excess of the Named Executive Officer’s eligible compensation for the 2006 fiscal year over the maximum amount of compensation permitted to be taken into account under the Internal Revenue Code ($220,000 for the 2006 fiscal year); and
c.	Investment income calculated as though the funds in the account were invested in substantially the same funds that the individual designates for the investment of his or her account balance under the Company’s 401(k) Plan.

In addition, executives under the age of 50 who elect to contribute more than the $15,000 allowed under the Internal Revenue Code and executives 50 years old or older who elect to contribute more than the $20,000 allowed under the Internal Revenue Code can contribute 5% of the pay earned after the limit is reached to the SERP.

(1)	Executive elective contributions are included in the Salary column of the Summary Compensation Table.
(2)	Registrant contributions are shown in the Other Compensation column of the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

The Company maintains a number of plans and agreements which would determine the amount a Named Executive Officer would receive if he or she resigned or was terminated or if a change in control occurred. The following calculations are for illustration purposes only and are based on the following assumptions:

i.	The trigger event occurred on December 31, 2006;
ii.	All payments were made on that date; and
iii.	The stock price used to calculate the value of equity awards was $34.86, the price at which the Company’s common stock closed on December 29, 2006, the last trading date of 2006.

Should either a termination or change of control event occur, the amounts received by recipients will depend upon the facts applicable to the date of the transaction or event.

In addition, this disclosure includes only additional expenses that would be incurred by the Company because of a transaction or event. It does not include payouts of amounts earned before the transaction or event took place.

Mark E. Watson III Employment Agreement

On November, 1 2006, the Company entered into an Amended and Restated Executive Employment Agreement with Mr. Watson (the “Employment Agreement”) that terminates on February 7, 2011. The Employment Agreement provides that Mr. Watson shall receive an annualized Base Salary of $850,500 less applicable withholding and deductions (the ”Base Salary”). The Company’s Board of Directors may increase (but not decrease) this Base Salary as part of the Compensation Committee’s annual review of Mr. Watson’s performance.

The following describes the circumstances and the related payments that might be triggered under the terms of Mr. Watson’s Employment Agreement:

1)	Mr. Watson’s Termination By the Company With cause

If the Company terminates Mr. Watson with “Cause”, defined as:

	a)	A material breach of any provision of the Employment Agreement by Mr. Watson which is not cured within five business (5) days after the Company provides notice of the breach;
	b)	The entry of a plea of guilty or a verdict which finds Mr. Watson guilty of a crime punishable by death or imprisonment in excess of one year involving a crime that includes the commission of an act of gross dishonesty or bad morals;
	c)	Willful conduct that Mr. Watson knows or reasonably should know is detrimental to the reputation, character or standing or otherwise injurious to the Company or any of the Company’s stockholders; or
	d)	A ruling in any state or federal court or by an arbitration panel that Mr. Watson has breached the provisions of a non-compete or non-disclosure agreement, or any similar agreement or understanding which would in any way limit, as determined by the Board of Directors of the Company, his ability to perform under the Employment Agreement now or in the future;
he shall receive his Base Salary and benefits accrued through the date of termination, and he shall not be entitled to any other benefits except as required by law.

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2)	Voluntary Resignation by Mr. Watson for Good Reason or Termination of Mr. Watson By the Company Without Cause and Without A Change of Control

If: Mr. Watson resigns for “Good Reason” defined as:

	a)	Any adverse change in his duties or responsibilities;
	b)	An adverse change in his title or offices with the Company;
	c)	A reduction in his Base Salary or bonus opportunity;
	d)	A requirement that he travel on Company business to an extent substantially greater than the travel obligations he had before he entered into the Employment Agreement;
	e)	The relocation of the Company’s principal executive offices or Mr. Watson’s own office location to a location more than thirty (30) miles from their location before he entered into the Employment Agreement;
	f)	The failure of the Company to continue in effect any material employee benefit plan, compensation program, welfare benefit plan or fringe benefit plan in which Mr. Watson was participating before he entered into the Employment Agreement or an action by the Company which would adversely affect his participation in or reduce his benefits under any such plan, unless he is permitted to participate in other plans providing substantially equivalent benefits;
	g)	Any refusal by the Company to continue to permit Mr. Watson to engage in activities not directly related to the business of the Company in which he was permitted to engage before he entered into the Employment Agreement;
	h)	The Company’s failure to indemnify Mr. Watson pursuant to the indemnity provisions set forth in the Company’s Articles of Incorporation, By-Laws, or any other written agreement between him and Company; or
	i)	Any other breach of a material provision of the Employment Agreement by the Company;

or if he is terminated by the Company without Cause as defined in the first section, he will be entitled to receive an amount equal to three times his Base Salary or $2,551,500. In addition, all unvested stock options and restricted stock grants previously awarded to him shall remain in full force and effect as if no termination had occurred. The value of his unvested stock options, calculated as the difference between the Company’s common stock price at the close of market on December 29, 2006, and the option exercise price, and his unvested restricted stock, based on the Company’s common stock price at the close of market on December 29, 2006, was $13,549,659. Finally, he may purchase medical and health benefits on the same terms and conditions as they are made available to active employees of the Company until he obtains reasonably equivalent employment or for three (3) years from the date of his termination, whichever is earlier. The value of this benefit calculated using the rates in effect for the medical coverage he had selected on December 31, 2006 and assuming that he purchased the coverage for three full years is $41,329.

3)	Voluntary Resignation by Mr. Watson for Good Reason or Termination of Mr. Watson By the Company Without Cause If A Change of Control has Already Occurred or is Reasonably Anticipated

If Mr. Watson resigns due to Good Reason as defined in the second section (or, in addition to those reasons, the failure of the Company to obtain the assumption agreement from any successor giving rise to a Change of Control) or he is terminated by the Company without Cause as defined above in the first section, and a Change of Control, defined as the acquisition of more than thirty percent (30%) of the combined voting power of the Company by another person or entity, has already occurred or is reasonably expected to occur at the time of termination, he will be entitled to receive an amount equal to five times his Base Salary or $4,252,500. In addition, all unvested stock options and restricted stock grants previously awarded to him shall remain in full force and effect as if no termination had occurred. The value of his unvested stock options, calculated as the difference between the Company’s common stock price at the close of market on December 29, 2006 and the option exercise price, and his unvested restricted stock, based on the Company’s common stock price at the close of market on December 29, 2006, was $13,549,659. Finally, he may purchase medical and health benefits on the same terms and conditions as they are made available to active employees of the Company until he obtains reasonably equivalent employment or for three (3) years from the date of his termination, whichever is earlier. The value of this benefit calculated using the rates in effect for the medical coverage he had selected on December 31, 2006, and assuming that he purchased the coverage for three full years is $41,329.

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Finally, if any payment or benefit by the Company resulting from a Change in Control is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, then the Company shall also pay Mr. Watson an additional payment (a “Gross-Up Payment”) which will compensate him for the excise tax and any additional deductions which are disallowed because of its inclusion in his gross income. The amount of this payment, based on his salary and his tax rate at December 31, 2006 was $2,872,750.

4)	Disability

If Mr. Watson becomes unable to substantially perform his duties on a full-time basis due to physical or mental illness, either with or without reasonable accommodation, for a period of six (6) consecutive months, and the Company elects to terminate him within 30 days of the end of the six month period, he will be entitled to receive an amount equal to three times his Base Salary or $2,551,500. In addition, all unvested stock options and restricted stock grants previously awarded to him shall remain in full force and effect as if no termination had occurred. The value of his unvested stock options, calculated as the difference between the Company’s common stock price at the close of market on December 29, 2006, and the option exercise price, and his unvested restricted stock, based on the Company’s common stock price at the close of market on December 29, 2006, was $13,549,659. Finally, he may purchase medical and health benefits on the same terms and conditions as they are made available to active employees of the Company until he obtains reasonably equivalent employment or for three (3) years from the date of his termination, whichever is earlier. The value of this benefit calculated using the rates in effect for the medical coverage he had selected on December 31, 2006, and assuming that he purchased the coverage for three full years is $41,329.

5)	Death

If the Employment Agreement is terminated due to Mr. Watson’s death, his estate shall be entitled to receive the amount of his Base Salary accrued through the date of his death plus any bonus that is Fully Earned. “Fully Earned” is defined as the amount that would have been earned if Mr. Watson had been employed through the last date of the period that is used by the Company to determine bonuses. In addition, his surviving spouse may purchase medical and health benefits on the same terms and conditions as they are made available to active employees of the Company for a period of one year. The value of this benefit calculated using the rates in effect for the medical coverage Mr. Watson had selected on December 31, 2006 assuming that his spouse purchased the coverage for one full year is $8,339.

The payments and continued benefits under the Employment Agreement are conditioned on Mr. Watson releasing the Company and each of the Company’s subsidiaries, affiliates and their respective past, present and future partners, officers, directors, employees, consultants, attorneys, agents and stockholders, from any claims he may have against any of them, to the extent such claims arise from his employment in a form reasonably acceptable to the Company.

In addition, the Employment Agreement provides that, for a period of one year following termination, Mr. Watson shall be prohibited from

a.	Engaging in any business in the geographic area competitive with Company’s lines of specialty property or casualty insurance business;
b.	Rendering advice, or services to or otherwise assisting, any other person who is engaged, in any business in the geographic area that is competitive with Company for its lines of specialty property or casualty insurance business; or
c.	Encouraging or inducing any current or former employee of the Company to leave the employment of the Company (the “Non-Competition Obligations”).

However, if the Employment Agreement is terminated due to: (a) Mr. Watson’s Disability; (b) by the Company without Cause; or (c) by Mr. Watson for Good Reason, Mr. Watson shall no longer be bound by the foregoing Non-Competition Obligations. However, in these circumstances, he will continue to be bound by customary confidentiality provisions contained in the Employment Agreement indefinitely and will be prohibited from interfering with the Company’s relationships with its customers, prospects or clients for a period of one year.

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Executive Officer Stock Option and Restricted Stock Agreements

The stock option and restricted stock agreements for the Named Executive Officers vest upon the occurrence of a "Change of Control." A Change of Control is defined as the occurrence of any of the following: (1) the beneficial ownership of more than half of the combined voting power of the Company or of an acquiring entity is held by one person or a group acting in concert; (2) more than half of the membership of the Company's Board of Directors existing at the date of the applicable stock option or restricted stock agreement changes without the approval of such existing Board of Directors; or (3) less than half of the continuing ownership of the combined voting power of an entity which enters into a business combination with the Company or acquires substantially all of the Company's assets is owned by the Company's stockholders as constituted immediately prior to such transaction. The aggregate values of outstanding equity awards which would vest under this provision and which includes: (a) unvested stock options, calculated as the difference between the Company’s common stock price at the close of market on December 29, 2006 and the option exercise price; and (b) the unvested restricted stock, based on the Company’s common stock price at the close of market on December 29, 2006, for the named executive officers are: Mark Watson - $6,577,659; Bufkin - $997,406; Mark Haushill - $885,796; Byron LeFlore - $1,082,797; and Charles Weaver - $787,663. The value of Mr. Watson’s unvested November 1, 2006 restricted stock grant which includes this provision but includes additional provisions related to vesting is $6,972,000.

Executive Retention Agreements

On June 30, 2006, the Company’s Compensation Committee authorized the Company to enter into Executive Retention Agreements (the “Retention Agreements”) with some of the Company’s executive officers including: Barbara C. Bufkin, Mark W. Haushill, Byron L. LeFlore, Jr. and Charles Weaver. The Retention Agreements will expire on July 1, 2008. The Retention Agreements do not change the “at will” nature of the executive officer’s employment by the Company All of the substantive provisions of the Retention Agreements are the same except the amount of the lump sum severance payment. Any severance payment to Ms. Bufkin, Mr. Haushill and Mr. LeFlore will be twice the amount of their annual base cash compensation, while the severance payment for Mr. Weaver who is approaching retirement will be equal to his annual base cash compensation.

The Retention Agreements provide that if a Change of Control, defined as the acquisition of more than thirty percent (30%) of the combined voting power of the Company by another person or entity, occurs during the term of an executive officer’s Retention Agreement, and either:

1)	The executive officer’s employment is terminated within 18 months thereafter by the Company unless the executive officer:

	a)	Willfully fails to substantially perform his or her duties, within a reasonable period of time after a written demand for substantial performance is delivered to the executive officer by the individual to whom the officer reports;
	b)	Willfully engages in conduct which is demonstrably and materially injurious to the Company; or
	c)	Engages in egregious misconduct involving serious moral turpitude which involves a violation of applicable laws to the extent that the executive officer’s credibility and reputation no longer conform to the standard of the Company’s executives; or

2)	The executive officer resigns because there is:

	a)	Any change in the executive officer’s duties or responsibilities that is materially and adversely inconsistent with his or her position(s), duties, responsibilities or status with the Company at the time of the occurrence of the Change of Control;
	b)	A reduction in the executive officer’s base salary from the level of such base salary at the time of the occurrence of the Change of Control unless such reduction is part of a Company action affecting, in a similar way, all employees of a similar rank;
	c)	The relocation of the executive officer’s base office to an office that is more than 30 highway miles from the location of the executive officer’s base office at the time of the occurrence of the Change of Control;
	d)	A requirement that the executive officer engage in travel that is materially greater than is reasonably required by the Company’s business at that time;
	e)	A failure of the Company to continue in effect any material employee benefit plan, bonus and/or compensation program, welfare benefit plan or fringe benefit plan in which the executive officer is participating at the time of the occurrence of the Change of Control or the taking of any action by the Company which would adversely affect the executive officer’s participation in or reduce the executive officer’s benefits under any such plan, unless such failure or action is part of a Company action affecting in a similar way all employees of a similar rank;
	f)	A failure of the Company, without the executive officer’s consent, to pay any portion of the executive officer’s current compensation;
	g)	A failure to indemnify the executive officer pursuant to the indemnity provisions set forth in the Company’s Articles of Incorporation, By-Laws, or any other written agreement between the executive officer and the Company; or

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h)	A failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the Retention Agreement;

then the executive officer will receive a lump sum severance payment equal to two times the executive officer’s annual cash compensation for Barbara Bufkin, Mark Haushill and Byron LeFlore and one times the executive officer’s annual cash compensation for Chuck Weaver. In addition, executive officers are entitled to reimbursement of COBRA health insurance costs for 12 months for the executive and his or her dependants. The executive officer will also be entitled to any other payments and benefits for which he or she qualifies under the terms of any employee benefit plans or arrangements, other than any severance benefit, adopted by the Company from time to time and in effect at the time of his or her termination. Finally, with respect to any stock option or restricted stock grants previously awarded with vesting provisions subject only to the passage of time, the executive officer will be deemed fully vested in such stock option or restricted stock grants at the time a payment is made pursuant to the Retention Agreement to the same extent as the executive officer would have been vested if his or her employment had continued through the end of the vesting period applicable to each grant.

If any payment or benefit by the Company resulting from a Change in Control is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, then the Company shall also pay the executive officer an additional payment (a “Gross-Up Payment”) which will compensate him or her for the excise tax and any additional deductions which are disallowed because of its inclusion in his gross income.

The Retention Agreements provide that, if the executive officer is terminated and receives a lump sum severance payment equal to a multiple of such executive officer’s annual cash compensation, then for a period of one year following termination, the executive officer shall be prohibited from:

a.	Engaging in any business in the geographic area competitive with Company’s lines of specialty property or casualty insurance business;
b.	Rendering advice, or services to or otherwise assisting, any other person who is engaged, in any business in the geographic area that is competitive with Company for its lines of specialty property or casualty insurance business;
c.	Encouraging or inducing any current or former employee of the Company to leave the employment of the Company; or
d.	Interfering with the Company’s relationships with its customers, prospects or clients.

The value of the payments and benefits available to the executive officers had they been terminated under the foregoing circumstances on December 31, 2006 following a Change of Control would have been:

a.	Lump sum severance payment: Barbara Bufkin - $600,000; Mark Haushill - $580,000; Byron LeFlore - $550,000; and Charles Weaver - $260,000;
b.	COBRA reimbursements: Barbara Bufkin - $5,641; Mark Haushill - $13,776; Byron LeFlore - $13,776; and Charles Weaver - $10,257; and
c.	Accelerated vesting of restricted stock based on the Company’s common stock price at the market close on December 29, 2006 and stock options calculated using the difference between the Company’s common stock price at the market close on December 29, 2006 and stock option exercise price: Barbara Bufkin - $997,406; Mark Haushill - $885,796; Byron LeFlore - $1,082,797; and Charles Weaver - $787,663.

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PART 3

2006 PXRE Compensation and Corporate Governance Information

ALL REFERENCES IN THIS PART 3 (INCLUDING WITH RESPECT TO THE “COMPANY,” THE “BOARD,” “WE,” “US,” “OUR” AND OTHERWISE) ARE WITH RESPECT TO PXRE BEFORE THE MERGER AND WERE ACCURATE AT THE TIME TO WHICH THEY PERTAIN.

Board Meetings. In 2006, our Board of Directors met 7 times (including regularly scheduled and special meetings). Other than Messrs. Cooper and Josephson, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of Board meetings (held when such person was a director) and (ii) the total number of meetings held by the standing committees on which he or she served (during the periods when such person served). Mr. Cooper attended 70% of the aggregate number of meetings of the Board and the standing committees on which he served during 2006. Mr. Josephson attended 67% of the aggregate number of meetings of the Board and the standing committees on which he served during 2006.

It is the policy of the Board that all directors attend the Annual General Meetings of PXRE’s shareholders and 7 current directors attended last year’s Annual General Meeting.

Executive Sessions of Non-Management Directors. In order to promote open discussion among the non-management directors, the Board schedules regular executive sessions, at least four times each year, in which those directors meet without management participation. Unless the Chairman of the Board is an independent director of the Board, the chair of each executive session will rotate amongst the chairpersons of PXRE’s standing committees in the following order: (1) Audit, (2) Investment, (3) Human Resources and (4) Nominating/ Corporate Governance. Any interested party may contact the independent directors as a group or the presiding director by using the procedures set forth above under “Procedures for Contacting the Board”.

Board Committees. There are five standing committees of the Board of Directors: the Audit Committee, the Human Resources Committee, the Investment Committee, the Nominating/Corporate Governance Committee and the Executive Committee. PXRE’s Corporate Governance Guidelines require that all standing committees be chaired by an independent director. The members of each of these committees are “independent” within the meaning of the applicable rules of the NYSE and the Commission, except for Messrs. Gerald Radke and Jeffrey Radke, each of whom is a member of the Executive Committee.

In early 2006, the Board of Directors announced that it had engaged investment bankers and was commencing a strategic evaluation process. In connection with this strategic evaluation process, the Board of Director formed a special committee, the Capital and Strategic Alternatives Committee, to review and consider the Company’s various strategic alternatives. The members of the Capital and Strategic Alternatives Committee are Gerald Radke (Chairman), Mural R. Josephson, Wendy Luscombe, Jeffrey L. Radke, Craig Huff and Brad Cooper. In 2006, the Capital and Strategic Alternatives Committee met 16 times.

Audit Committee. The current members of the Audit Committee are Messrs. McLoughlin (Chairman), Josephson and Ms. Luscombe. Mr. Fiondella served as a member of the Audit Committee through February 21, 2006, when he retired from the Board of Directors for health reasons. The members of the Audit Committee are responsible for, among other things, assisting the Board of Directors in fulfilling its responsibilities in connection with our accounting and financial reporting practices and overseeing the qualifications and performance of the independent auditors. A copy of the Charter of the Audit Committee is available on our website – http://www.pxre.com. In 2006, the Audit Committee met 5 times.

The Board has determined that Messrs. McLoughlin and Josephson each qualify as an “audit committee financial expert” as that term is defined by the rules and regulations of the Commission. The Board has further determined that Ms. Luscombe is financially literate as required within the applicable rules of the NYSE.

The Audit Committee has adopted procedures for its receipt, retention, and treatment of concerns and complaints regarding accounting, internal accounting controls, or auditing matters. The Audit Committee has overseen the creation of a telephone hotline. All submissions may be made on a confidential, anonymous basis, but the Audit Committee encourages that anyone making a submission supply his or her contact information to facilitate follow-up, clarification and assistance with investigations of the concern or complaint. We do not permit retaliation or discrimination of any kind against employees for any complaints submitted in good faith.

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Report of the Audit Committee of the Board of Directors of PXRE

The Audit Committee of the PXRE Board of Directors (the “Audit Committee”) is composed of three independent directors, within the meaning of the rules of the Commission and the NYSE, and operates under a written charter adopted by the Board of Directors on February 11, 2003 and as amended on February 10, 2004. A copy of the Charter of the Audit Committee is available on our website – http://www.pxre.com. As of the date of this Report, the members of the Audit Committee are Philip R. McLoughlin (Chairman), Mural R. Josephson and Wendy Luscombe. Mr. Fiondella served as a member of the Audit Committee through February 21, 2006, when he retired from the Board of Directors for health reasons. The Board has determined that Messrs. McLoughlin and Josephson each qualify as an “audit committee financial expert” as that term is defined by the rules and regulations of the Commission, and that Ms. Luscombe is financially literate as required within the applicable rules of the NYSE. The Audit Committee met 5 times in 2006. The Audit Committee, subject to shareholder approval, appoints PXRE’s independent auditors and oversees their performance.

Management is responsible for PXRE’s financial reporting process, including the establishment and effectiveness of its system of internal controls, and for the preparation of consolidated financial statements in accordance with applicable laws, regulations and accounting principles generally accepted in the United States of America. PXRE’s independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate. Our responsibility is to assist the Board of Directors in the monitoring and oversight of these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on PXRE’s financial statements. Furthermore, our considerations and discussions with management and the independent auditors do not assure that PXRE’s financial statements are presented in accordance with generally accepted accounting principles in the United States of America, that the audit of PXRE’s financial statements has been carried out in accordance with generally accepted auditing standards or that PXRE’s independent auditors are in fact “independent.”

In performing our oversight role, we have reviewed and discussed PXRE’s consolidated financial statements with management and the independent auditors. We discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as modified or supplemented. PXRE’s independent auditors also provided us with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and we discussed with the independent auditors that firm’s independence including a review of audit and non-audit fees.

During fiscal year 2006, the Audit Committee performed all of its duties and responsibilities under the Audit Committee Charter. Based upon our discussions with management and the independent auditors and our review of the representations of management and the report of the independent auditors to the Committee, we recommended to the Board of Directors that PXRE’s audited consolidated financial statements be included in PXRE’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Commission.

Dated: March 12, 2007

AUDIT COMMITTEE Philip R. McLoughlin (Chairman) Mural R. Josephson Wendy Luscombe

Human Resources Committee. The Human Resources Committee performs the functions of a compensation committee, including approval of the compensation paid to the Chief Executive Officer and other executive officers and the administration of our various stock option and other compensation plans. The current members of the Human Resources Committee are Messrs. Huff (Chairman), Kelly and McLoughlin. Mr. Fiondella served as Chairman of the Human Resources Committee through February 21, 2006, when he retired from the Board of Directors for health reasons. A copy of the Charter of the Human Resources Committee is available on our website – http://www.pxre.com. In 2006, the Human Resources Committee met 4 times.

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Nominating/Corporate Governance Committee. The current members of the Nominating/Corporate Governance Committee are Messrs. Browne (Chairman), Josephson, and Kelly. Mr. Fiondella served as a member of the Nominating/Corporate Governance Committee through February 21, 2006, when he retired from the Board of Directors for health reasons. Mr. Stavis served as a member of the Nominating/Corporate Governance Committee through December 6, 2006, when he resigned from the Board of Directors due to the demands of his other business commitments. The Nominating/Corporate Governance Committee identifies, evaluates and recommends to the Board individuals who have credentials qualifying them to be directors of PXRE’s Board, either for appointment to the Board or to stand for election at a meeting of the shareholders, and develops and recommends to the Board corporate governance guidelines for PXRE. A copy of the Charter of the Nominating/Corporate Governance Committee is available on our website – http://www.pxre.com. The Nominating/Corporate Governance Committee met 3 times in 2006.

The Nominating/Corporate Governance Committee considers recommendations for director nominees from a variety of sources, including members of our Board and those of our subsidiaries, business contacts, significant shareholders, community leaders, third-party advisory services and members of management. The Nominating/Corporate Governance Committee also considers shareholder recommendations for director nominees that are properly received in accordance with our Bye-Laws and the applicable rules and regulations of the Commission.

The Board believes that all of its members should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its members should ideally reflect a mix of experience and other qualifications. At a minimum, any director candidate must satisfy all applicable requirements under the Exchange Act and the listing standards of the NYSE for members of committees of boards of directors. In addition, the Nominating/Corporate Governance Committee may take into consideration a director candidate’s experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business, willingness and ability to devote time to board and committee duties, financial literacy, risk management skills, and, for incumbent members of the Board, his or her past performance.

The Nominating/Corporate Governance Committee will consider director candidates recommended by shareholders. Recommendations must be in writing and sent to our corporate secretary at P.O. Box 1282, Hamilton HM FX, Bermuda, Attn: Secretary, not later than 60 days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was first mailed to shareholders. The shareholder’s notice must set forth for a person proposed to be nominated, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by the person, (iv) any other information relating to the person that is required to be disclosed under applicable rules and regulations of the Commission, including the written consent of the person proposed to be nominated to being named in the Proxy Statement as a nominee and to serving as a director if elected. The shareholder’s notice must also set forth as to the shareholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, and (ii) the class and number of Common Shares that are owned of record by such shareholder and beneficially by such beneficial owner.

Investment Committee. The current members of the Investment Committee are Ms. Luscombe (Chairwoman) and Messrs. Browne and Cooper. Mr. Stavis served as a member of the Investment Committee through December 6, 2006, when he resigned from the Board of Directors due to the demands of his other business commitments. The members of the Investment Committee are responsible for monitoring and approving the investment policies and the investments of PXRE and our reinsurance subsidiaries, including PXRE Reinsurance Ltd. (“PXRE Bermuda”) and PXRE Reinsurance Company (“PXRE Reinsurance”), and for overseeing investment management, which during 2006, was carried out by General Re – New England Asset Management, Inc. and by Mariner Investment Group, Inc. In 2006, the Investment Committee met 3 times.

Executive Committee. The current members of the Executive Committee are Messrs. G. Radke, J. Radke, Cooper and Huff. Mr. Fiondella served as a member of the Executive Committee through February 21, 2006, when he retired from the Board of Directors for health reasons. The Executive Committee is vested with the authority to exercise the powers of the full Board of Directors during the intervals between its meetings. The Executive Committee did not meet in 2006.

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Related Party Transactions

Bermuda Housing

Prior to February 29, 2000, PXRE’s chief executive officer, Jeffrey L. Radke, held a second mortgage on a home in Bermuda that he leases as his residence. The second mortgage secured the repayment of a loan made by Mr. Radke to a charitable trust in the amount of $588,000, which was used by the charitable trust to purchase the home. The loan, which becomes due in 2019, bears interest at a rate that is dependent upon the sale price of the home at the end of the loan term. On February 29, 2000, Mr. Radke assigned the second mortgage to PXRE in exchange for a payment of $500,000 by PXRE to Mr. Radke. Mr. Radke retains an interest in the second mortgage represented by $88,000 of the original $588,000 principal amount of the loan, and thus, upon PXRE’s receipt of the repayment of the loan plus interest by the charitable trust when due in 2019, Mr. Radke will be entitled to receive approximately 15% of any such repayment. This transaction was evaluated by PXRE at the time of the transaction using its then-current policies for the evaluation of related party transactions.

Executive Compensation and Compensation Committee Report

Compensation Discussion and Analysis

     Overview of Compensation Program

The Human Resources Committee (for purposes of this analysis, the “Committee”) of the Board performs the functions of a compensation committee, and has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. The Committee strives to ensure that the total compensation paid to our management is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to members of our management, including the named executive officers, are similar to those provided to executive officers holding comparable positions in other reinsurance companies operating in the Bermuda reinsurance marketplace.

Historically, the Committee had consulted with the Chief Executive Officer in evaluating the performance of the other executives when reviewing their compensation.

The individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2006, as well as the other individuals included in the 2006 Summary Compensation Table below, are referred to as the “named executive officers”.

     Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of annual, long-term and strategic goals, specifically including financial targets, by the Company, and which aligns executives’ interests with those of shareholders by rewarding the achievement of such stated financial objectives, with the ultimate goal of improving shareholder value. This philosophy formed the historic foundation of our executive compensation program until February 2006.

On February 16, 2006, we announced that we would be increasing our estimates of the net pre-tax impact of Hurricanes Katrina, Rita and Wilma on our results of operations for the year ended December 31, 2005. Following these announcements, in February 2006, our counterparty credit and financial strength ratings were downgraded by the major rating agencies to a level that was generally unacceptable to many of our reinsurance clients. These ratings downgrades have had a significant negative impact on our results of operations and profitability because they have impaired our ability to retain and renew our existing reinsurance business. Since the downgrade and subsequent withdrawal of our credit ratings in early 2006, we have not underwritten any material new reinsurance contracts or renewed any of our expiring reinsurance contracts. During 2006, a significant number of our clients exercised their contractual rights to terminate their reinsurance contracts with us as a result of the decline in our ratings and capital. In order to manage our peak zone catastrophe exposures, we had also selectively allowed extra-contractual cancellations on certain contracts that did not contain cancellation provisions triggered by rating downgrades. Effective as of January 1, 2007, virtually all of our in-force assumed reinsurance contracts had expired.

In the wake of the downgrades, in February 2006, we also first announced our intention to explore strategic alternatives due to concerns about the hurricane losses and the resulting potential negative impact on our credit ratings and business. The Board of Directors conducted a comprehensive process and considered many possible strategic alternatives, including, among others, a sale of PXRE or a sale of certain or substantially all of our assets to, or mergers with, one or more other companies or the acquisition of smaller companies that would provide diversifying lines of business. The Board of Directors also considered a variety of alternate business strategies, including strategic alliances and the redeployment of a portion of our existing capital into newly formed entities that would seek ratings acceptable to our former reinsurance clients.

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Prior to February 2006, the Committee evaluated both performance and compensation to ensure that we maintained our ability to attract and retain superior employees in key positions, and that the compensation provided to our key employees remained competitive relative to the compensation paid to similarly situated executives of our peer companies. The Committee believed that executive compensation packages provided by us to our executives, including the named executive officers, should include both cash and stock-based compensation that rewarded performance as measured against established criteria, including the attainment of a combined ratio reflecting the profitability of the Company. As a result, executive compensation was historically weighted towards long term equity compensation and annual performance based bonus awards. For example, the target compensation of Executive Vice Presidents consisted of such executive’s base salary (34% of target annual compensation), an annual performance based bonus (19% of target compensation) and an annual long term incentive award in the form of restricted stock (47% of target compensation). Executive base salaries, total compensation and the allocation of total compensation amongst the various components of the Company’s compensation program were determined based on a review of the compensation provided to executive officers holding comparable positions in other reinsurance companies operating in the Bermuda reinsurance marketplace and reviewed periodically by the Committee. The Committee’s last comprehensive review occurred in 2005, when the Committee was reviewing the renewal of the employment contract of the Company’s Chief Executive Officer. At that time, the Committee appointed one of its members to perform a study of executive compensation in the Bermuda reinsurance market on the Committee’s behalf. The study included the following companies: Arch Capital Group Ltd., Axis Capital Holdings Ltd., Endurance Specialty Holdings Ltd., Everest Re Group Ltd., Max Re Capital Ltd., Montpelier Re Holdings Ltd., Odyssey Re Holdings Corp., PartnerRe Ltd., Platinum Underwriters Holdings Ltd., and XL Capital Ltd.

Following the downgrades of the Company’s ratings and the subsequent undertaking by our Board of Directors to evaluate strategic alternatives which could best realize value for our shareholders, the Company has not operated in a manner that is consistent with past practice. Accordingly, the Committee has had to adapt its historic executive compensation philosophy to address a situation in which traditional financial goals, given that we are not currently underwriting risk, could not be achieved. Moreover, in the wake of the hurricane losses, the ratings downgrades and commencement of the strategic alternative process, we lost a significant number of our underwriters and other senior executives, including our former Chief Financial Officer, Mr. Modin, our former Chief Operating Officer, Mr. Hengesbaugh, and our Executive Vice President, International Operations, Mr. Daly. The Committee therefore adapted its approach to ensure the short term retention of executives and other key employees who the Committee believed were critical to the success of the strategic alternative evaluation process. The compensation of our Chief Executive Officer, Jeffrey Radke, however, continued to be governed by the terms of his employment contract, which are discussed below.

The primary result of this adaptation was that the Committee elected to make no equity grants in 2006 to any executive officers under the Company’s 2002 Officer Incentive Plan (the “LTI Plan”) other than the grant that the Company was contractually bound to award to Mr. Radke. The Committee also determined that the previously adopted financial goals established under the 2004 Annual Incentive Bonus Plan (“the Bonus Plan”) were not capable of being attained in 2006 due to the significant negative impact on our operations of the ratings downgrade. These financial goals included a return on equity of 17.5%, a gross expense ratio of 7.5% and a loss ratio of 50.8%. The Committee therefore concluded that no annual performance bonuses would be paid in 2006 under the Bonus Plan.

On March 3, 2006, the Committee instead elected to grant retention bonuses (the “Executive Retention Bonuses”) to assist the Company and its subsidiaries in retaining various key employees during the exploration of strategic alternatives and the implementation of the strategic alternative we selected. Included among those to whom retention bonuses were awarded were three of the named executive officers of the Company and its subsidiaries: Mr. Hengesbaugh, then Executive Vice President and Chief Operating Officer of the Company; Mr. Myron, Executive Vice President and Chief Financial Officer of the Company; and Mr. Byrnes, General Counsel and Secretary of PXRE Reinsurance Company. Mr. Radke was not awarded a retention bonus in 2006 or 2007.

Mr. Hengesbaugh received a retention bonus award of $212,750 that would have been payable on September 1, 2006 if he had remained in the employ of the Company until such date. Mr. Hengesbaugh, however, resigned effective July 17, 2006. Mr. Myron was awarded retention bonuses of $162,500, which was paid on September 1, 2006, and $341,250, which was paid on March 15, 2007. Mr. Byrnes was awarded retention bonuses of $189,000, which was paid on September 1, 2006, and $207,900, which was paid on March 15, 2007. In the case of Messrs. Myron and Byrnes, the September 1, 2006 retention payment was equal to 50% of their respective base salaries. Mr. Myron’s March 15, 2007 retention bonus payment was equal to the sum of 50% of his base salary and his target bonus amount under the Bonus Plan, which was 55% of his base salary. Mr. Byrnes’ March 15, 2007 retention bonus payment was equal to his target bonus amount under the Bonus Plan, which was 55% of his base salary.

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Mr. Byrnes' employment agreement, dated as of August 27, 2004, was scheduled to automatically renew on August 27, 2006 unless the Company or Mr. Byrnes provided a notice of non-renewal at least 120 days prior to its scheduled expiration. Due to the uncertainty of the outcome of the strategic evaluation process, Mr. Byrnes advised the Chairman of the Committee that he was not willing to allow his employment agreement to automatically renew upon the expiring terms due to the inclusion of the one-year non-competition covenants contained therein. After negotiations between Mr. Byrnes and the Chairman of the Committee, PXRE Reinsurance Company entered into a new employment agreement with Mr. Byrnes on April 4, 2006 (the "Byrnes 2006 Employment Agreement"). A summary of the terms of the agreement can be found below under the heading “Descriptions of Named Executive Officers’ Employment Agreements and Compensation Plans - Employment Agreement – Mr. Byrnes”. Three key changes were made in the Byrnes 2006 Employment Agreement from his August 27, 2004 employment agreement. First, a post-employment non-compete provision was removed. Second, the severance amount payable to Mr. Byrnes if he were terminated without cause or resigned for good reason was reduced from 24 months of base salary to 6 months of base salary. Third, the definition of "good reason" was changed to include Mr. Byrnes's resignation within 60 days of the occurrence of a change of control, as discussed below under the heading “Potential Payments to be Made to Named Executive Officers Upon Termination or a Change of Control - Payments to be Made and Benefits to be Provided Upon a Change of Control”.

Various plans provide for payments to executives upon termination or a change of control as described under the heading “Potential Payments to be Made to Named Executive Officers Upon Termination or a Change of Control” below. The Committee based its decision to provide for these payments on a review of market practices.

      Chief Executive Officer Compensation

The compensation paid to Mr. Jeffrey Radke, our Chief Executive Officer, was governed by the Employment Agreement, dated June 23, 2005, between the Company and Mr. J. Radke (the “Radke Employment Agreement”). The terms of the Radke Employment Agreement are summarized below under the heading “Descriptions of Named Executive Officers’ Employment Agreements and Compensation Plans - Employment Agreement – Mr. J. Radke”. In early 2005, the Committee undertook the renegotiation of Mr. J. Radke’s employment contract, which was due to expire on June 30, 2005. In connection with the renegotiation, the Committee reviewed the base salary, bonus and equity compensation paid to the chief executive officers of the Company’s primary Bermuda competitors named above, including the relative weight of such compensation components given by those competitors. The Committee also considered the net income, revenue, equity and market capitalization of the various competitors included within its study relative to PXRE. The Committee also reviewed the various terms of the employment contracts for such chief executive officers. Based on such review and Mr. J. Radke’s performance since his appointment as our Chief Executive Officer on July 1, 2003, the Committee determined to enter into a new employment contract with Mr. J. Radke for the period of June 23, 2005 through December 31, 2007. Pursuant to the Radke Employment Agreement, Mr. J. Radke’s (i) annual base salary was increased by 52% from $525,000 to $800,000, (ii) target bonus was increased from 80% of base salary to 100% of base salary, and (iii) annual equity grant was adjusted such that the target equity grant would be one-half of the sum of his base salary and performance bonus with respect to the prior fiscal year. No adjustment was made to the Radke Employment Agreement in 2006 and Mr. J. Radke’s 2006 compensation was paid in accordance with its terms. Mr. Radke was not awarded a retention bonus in 2006 or 2007.

In accordance with the terms of the Radke Employment Agreement, on March 16, 2006, Mr. J. Radke received a restricted share grant of 146,251 Common Shares and on March 15, 2007, Mr. J. Radke received a restricted share grant of 80,080 Common Shares under the LTI Plan, which had a fair market value on the date of grant equal to one-half of the sum of his base salary and performance bonus with respect to the prior fiscal year. No adjustment was made to Mr. J. Radke’s base salary in 2006 or 2007.

As noted above, in November 2005, the Committee had established certain financial goals for 2006 under the Bonus Plan. These financial goals included a return on equity of 17.5%, a gross expense ratio of 7.5% and a loss ratio of 50.8%. As a result of the ratings downgrade in February 2006, none of these financial goals was achieved and the Committee therefore concluded that no annual performance bonuses would be paid to the Chief Executive Officer for 2006 under the Bonus Plan.

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      Ownership Guidelines

As noted above, the Board of Directors believes that it is in the best interest of the Company and its shareholders to align the financial interests of our senior officers with those of our shareholders. To directly align the interests of executive officers with the interests of our shareholders, the Committee requires that each named executive officer maintain an ownership interest in the Company. The amount required to be retained varies depending upon the executive’s position. Under the Company’s Equity Ownership Guidelines, adopted by the Company’s Board of Directors in 2004, formal guidelines concerning the number of Common Shares that PXRE expects its senior officers to hold over the long term were implemented. Under such guidelines, the following share ownership requirements (expressed as a multiple of base salary) apply:

		Time to	Minimum
Title	Multiple	Attain	No. of Shares
Chief Executive Officer	3X	3 years	40,000
Executive Vice President	2X	3 years	25,000
Senior Vice Presidents	1.5X	3 years	10,000

Requirements with regard to Senior Vice Presidents have been suspended pending completion of the merger.

A copy of the Equity Ownership Guidelines is available on our website – http://www.pxre.com.

      Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

The named executive officers are provided housing allowances, home leave travel allowances, car allowances, club memberships, payment of life insurance premiums, and contributions to certain retirement plans. Such benefits provided to named executive officers in 2006 are reflected in the column “All Other Compensation” of the 2006 Summary Compensation Table below.

      Tax Implications

The Company is a Bermuda based company. None of the compensation paid to any of the named executive officers other than Mr. Byrnes is deductible for U.S. federal income tax purposes. Mr. Byrnes is employed by a U.S. subsidiary of the Company, and all of his compensation is deductible for U.S. federal income tax purposes.

      Accounting Implications for Stock-Based Compensation

As of January 1, 2006, PXRE adopted the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R “Share-Based Payment” (“SFAS 123R”) issued in December 2004, using the modified prospective application method. SFAS 123R establishes standards for accounting for transactions in which an entity exchanges its equity instruments for goods or services and for transactions in which an entity obtains employee services in share-based payment transactions. Under SFAS 123R, compensation costs are recognized for the fair value of all share-based compensation over their remaining vesting period, including the cost related to the unvested portion of all outstanding share-based compensation as of December 31, 2005. Previously, PXRE accounted for its share-based compensation plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and related Interpretations. No share-based compensation cost related to the options granted under the plans was reflected in net income (loss) prior to the year ended December 31, 2006. For a further discussion, see Note 12 to the Audited Consolidated Financial Statements included in this Annual Report on Form 10-K.

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Human Resources Committee

PXRE’s Human Resources Committee performed the functions of a compensation committee. The Human Resources Committee included Craig A. Huff (Chairman), Jonathan Kelly and Philip R. McLoughlin, and met XX times in 2006. The report of the PXRE Human Resources Committee follows this paragraph.

Compensation Committee Report

The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K.

       Dated: March 13, 2007

              Human Resources Committee:

                            Craig A. Huff (Chairman)
                            Jonathan Kelly
                            Philip R. McLoughlin

Compensation Committee Intelocks and Insider Participation

The Human Resources Committee performs the functions of a compensation committee, including approval of the compensation paid to the Chief Executive Officer and other executive officers and the administration of our various stock option and other compensation plans. The Human Resources Committee is comprised entirely of independent directors.

Descriptions of Named Executive Officers’ Employment Agreements and Compensation Plans

Employment Agreement – Mr. J. Radke. We entered into the Radke Employment Agreement as of June 23, 2005, for the period June 23, 2005 through December 31, 2007. The Radke Employment Agreement will be automatically extended for successive one year periods unless written notice is provided by either party at least six months prior to a scheduled expiration date. Pursuant to the Radke Employment Agreement, Mr. J. Radke will receive an annual base salary of not less than $800,000 for his services as our President and Chief Executive Officer and such salary may be increased based upon the Board’s review of his performance. In addition, his annual bonus target is equal to 100% of his salary and during the employment term he will be eligible to receive an annual equity grant by March 15th of each year of restricted Common Shares with a fair market value equal to one-half of the sum of (i) his base salary on December 31 of the prior calendar year, plus (ii) the annual bonus he earned with respect to the prior calendar year. Under the Radke Employment Agreement, Mr. J. Radke also receives a housing allowance and related gross-up tax payments, and a car and home leave allowance.

Arrangements under the Radke Employment Agreement relating to potential payments to be made to Mr. J. Radke or benefits to be received by him upon the termination of his employment are discussed under the heading “Potential Payments to be Made to Named Executive Officers Upon Termination or a Change of Control” below.

Separation Agreement – Mr. J. Radke. On March 14, 2007, PXRE and Mr. J. Radke entered into a letter agreement (the “Separation Agreement”) providing that Mr. J. Radke’s last day of employment and service as a director with PXRE (the “Separation Date”) will be the earliest of: 1) December 28, 2007; 2) the date of the closing of the merger, or in the event such closing does not occur, the date of the closing of an alternative transaction; 3) the date Mr. J. Radke terminates his employment under certain circumstances constituting “good reason” as defined in the Separation Agreement; or 4) the date his employment is terminated by PXRE under certain circumstances constituting “cause” as defined in the Separation Agreement.

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Mr. J. Radke has agreed to continue to comply with restrictive covenants relating to confidentiality, the protection of ideas, non-competition and non-solicitation. The Radke Employment Agreement was terminated except for certain provisions specified in the Separation Agreement. Provided that prior to the separation date Mr. J. Radke does not terminate his employment with PXRE other than on account of “good reason” and PXRE does not terminate his employment for “cause,” he will be entitled to the following:

  A lump sum severance payment of $1,687,634 payable on the first business day following the six-month anniversary of the Separation Date;

  An amount to be determined to compensate him for his obtaining medical and disability insurance coverage and in lieu of his continued participation in PXRE’s retirement and other benefit plans; and

  All stock options, restricted shares and other equity grants held by him will become non-forfeitable, and all restrictions on them will lapse, as of the Separation Date and all stock options (and comparable instruments) will become fully exercisable as of the Separation Date, and will remain exercisable for the maximum period permitted in the circumstance under the applicable terms of the applicable Equity Plan; provided that, notwithstanding any provision in any Equity Plan or elsewhere that would shorten the exercise period as a result of termination, such options (and comparable instruments) will remain exercisable for the balance of their original maximum term. However, if the Company determines that extension of the exercise period for any stock option (or comparable instrument) outstanding as of the date of such named executive officer’s employment agreement would trigger taxes and/or penalties under Section 409A of the Code, then no such extension will occur with regard to such stock option (or comparable instrument), and the post-termination exercise period for such stock option (or comparable instrument) will be unaffected.

Mr. Radke resigned from the Company on August 7, 2007 upon the closing of the Merger.

Employment Agreement – Mr. Byrnes. On April 4, 2006, our subsidiary, PXRE Reinsurance Company, entered into the Byrnes 2006 Employment Agreement for the period April 4, 2006 through December 31, 2007. Pursuant to the Byrnes 2006 Employment Agreement, Mr. Byrnes received an annual base salary of not less than $378,000 for the year 2006 and will receive an annual base salary of not less than $400,000 for the year 2007 for his services as our General Counsel and Secretary and such salary may be increased based upon the Board’s review of Mr. Byrnes’ performance. In addition, Mr. Byrnes received retention bonuses on September 1, 2006 and March 15, 2007 equal to $189,000 and $207,900, respectively, for remaining in the employ of PXRE Reinsurance Company through those dates. The Byrnes 2006 Employment Agreement further provides Mr. Byrnes with an annual incentive bonus target of 55% of his base salary, with respect to calendar year 2007 and based on the base salary in effect on December 31, 2007, under the Bonus Plan and a long-term incentive multiple of 1.4 of base salary for purposes of determining restricted stock grants to be awarded under the LTI Plan. If Mr. Byrnes is not awarded restricted stock grants during the first five months of 2007 with a fair market value equal to at least 1.4 times his base salary, then he will be paid a cash amount equal to $140,000 on December 15, 2007. Under the Byrnes 2006 Employment Agreement, Mr. Byrnes also receives an annual car allowance.

Arrangements under the Byrnes 2006 Employment Agreement relating to potential payments to be made to Mr. Byrnes or benefits to be received by him upon the termination of his employment are discussed under the heading “Potential Payments to be Made to Named Executive Officers Upon Termination or a Change of Control” below.

On March 13, 2007, the Human Resources Committee of the board of directors of PXRE made a retention grant to Mr. Byrnes of $200,000 in cash payable at the closing of the merger. Mr. Byrne resigned from Argo Group on August 23, 2007.

Employment Agreement - Mr. Myron. We entered into an employment agreement with Mr. Myron as of December 27, 2005 for the period December 27, 2005 through December 31, 2007. The employment agreement automatically extends for successive one year periods unless written notice is provided by either party at least six months prior to a scheduled expiration date. No such notice was given in 2007 so the agreement was extended through December 31, 2008. Pursuant to his employment agreement, Mr. Myron was to receive an annual base salary of not less than $325,000 for his services as our Chief Financial Officer and Executive Vice President and such salary could be increased based upon the Board’s review of Mr. Myron’s performance. Effective July 31, 2006, the Board increased Mr. Myron’s annual salary to $364,000. His employment agreement further provides Mr. Myron with an annual incentive bonus target of 55% of his annual base salary under the Bonus Plan and a long-term incentive multiple of 1.4 of base salary for purposes of determining restricted stock grants to be awarded under the Company’s LTI Plan. Under his employment agreement, Mr. Myron also receives a monthly housing allowance and related gross-up tax payments.

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Arrangements under Mr. Myron’s employment agreement relating to potential payments to be made to Mr. Myron or benefits to be received by him upon the termination of his employment are discussed under the heading “Potential Payments to be Made to Named Executive Officers Upon Termination or a Change of Control” below.

On March 13, 2007, the Human Resources Committee of the board of directors of PXRE made a retention grant to Mr. Myron of $250,000 in cash payable on March 15, 2008.

2002 Officer Incentive Plan. The LTI Plan was adopted by the Board of Directors and then approved by the shareholders at the May 30, 2002 Annual General Meeting of shareholders. The LTI Plan replaced the 1992 Officer Incentive Plan, which terminated on May 21, 2002. The terms and provisions of the LTI Plan are substantially similar to those in the 1992 Officer Incentive Plan.

The LTI Plan provides for the grant of incentive stock options, non-qualified stock options, and awards of restricted Common Shares (“Restricted Shares”). The LTI Plan is administered by a committee appointed by the Board of Directors. Subject to certain adjustments as provided in the LTI Plan, a maximum of 1,000,000 Common Shares are reserved for issuance upon the exercise of options and grants of Restricted Shares under the LTI Plan, plus any option terminating or expiring for any reason prior to its exercise in full, or any Restricted Shares which are forfeited under the 1992 Officer Incentive Plan, up to a maximum of 1,555,691 of which 656,189 additional options to purchase Common Shares or Restricted Shares were outstanding at December 31, 2006. Authorized but unissued shares may be used for grants of options or Restricted Shares under the LTI Plan. As of April 13, 2007, 633,296 Common Shares remained available for issuance under the LTI Plan (not counting Common Shares which could become available under the 1992 Officer Incentive Plan, which amounted to 364,815 additional options to purchase Common Shares as of April 13, 2007).

1992 Officer Incentive Plan. As described above, the 1992 Officer Incentive Plan (which was replaced by the LTI Plan) is substantially similar in all material respects to the LTI Plan, including the terms and conditions relating to a change of control. No more awards may be granted under the 1992 Officer Incentive Plan, though outstanding awards granted thereunder continue to be governed by its terms.

Restated Employee Annual Incentive Bonus Plan. Adopted in 1992, the Restated Employee Annual Incentive Bonus Plan, as amended (the “Terminated Bonus Plan”), provided for annual employee incentive awards comprised of cash and, in the case of senior and other executives, Restricted Shares.

Upon the earlier of a change of control or our shares ceasing to be publicly traded, any remaining Restricted Period applicable to Restricted Shares issued under the Terminated Bonus Plan will immediately lapse.

2004 Incentive Bonus Compensation Plan. Adopted in 2004, the 2004 Incentive Bonus Compensation Plan provides for annual employee incentive bonus awards based upon the achievement of certain corporate goals. The Bonus Plan, which is administered by the Human Resources Committee, was established to (i) attract and retain employees who contribute to our success by their ability, ingenuity and industry, (ii) motivate employees to achieve common, overall corporate results, (iii) enable employees to participate in our success and growth by providing them with the opportunity to receive compensation based directly on the achievement of performance goals and (iv) structure bonus opportunities in a way that will qualify the awards as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), so that we will be entitled to a U.S. tax deduction on the payment of such incentive awards to certain executive officers employed by our U.S. subsidiaries.

Participants in the Bonus Plan for any given performance period may include any of our key employees or any key employee of any subsidiary, operating unit or division who is designated as a participant for such period by the Human Resources Committee. The Human Resources Committee may specify the applicable performance criteria and targets to be used under the Bonus Plan for such performance period. These performance criteria may vary from participant to participant and may be based on one or more of the following financial performance measures (which may be applied on a company-wide, subsidiary, operating unit, and/or division basis): return on equity; net revenues; earnings per share; pre-tax or after-tax net income; pre-tax operating income; book value per share; market price per share; earnings available to common shareholders; operating expenses; reinsurance operating ratios; or strategic business criteria consisting of one or more objectives based upon meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures.

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Historically, the Human Resources Committee had established target bonus opportunities for each participant based on a percentage of base salary (100% for the Chief Executive Officer, 65% for the Chief Operating Officer and 55% for Executive Vice Presidents), and executive officers had the opportunity to earn up to 243% of their target bonuses based on the achievement of the designated corporate performance goals. Thirty per cent of the bonus award payable in excess of 100% of target was payable in Restricted Shares. The maximum bonus payable under the Bonus Plan to any one individual in any one calendar year is $1 million.

In November 2005, the Human Resources Committee had established certain financial goals for 2006 under the Bonus Plan. These financial goals included a return on equity of 17.5%, a gross expense ratio of 7.5% and a loss ratio of 50.8%. Because these performance targets were not met in 2006, bonus awards were not paid under the Bonus Plan for 2006.

The Human Resources Committee may determine that all or a portion of the bonuses earned under the Bonus Plan be paid in the form of our Common Shares and may impose restrictions or vesting conditions on the Common Shares. An aggregate of 450,000 Common Shares (subject to adjustment for stock splits, stock dividends, reclassifications and certain other events as provided in the Bonus Plan) are authorized for issuance under the Bonus Plan. In the event that any Common Shares are forfeited or otherwise surrendered or canceled, such Common Shares will become available for future bonus awards.

The Board of Directors may at any time amend or terminate the Bonus Plan, provided that the Board of Directors must submit any amendment to our shareholders for approval, if and to the extent such approval is required pursuant to any laws or any stock exchange rules.Our compensation plans provide for payments to executives upon termination of their employment or a change of control as described under the heading “Potential Payments to be Made to Named Executive Officers Upon Termination or a Change of Control” below.

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Compensation of Named Executive Officers in 2006

The following tables and narrative text describe the compensation earned by each person who served as Chief Executive Officer or Chief Financial Officer during 2006 or was one of our three other most highly compensated executive officers in 2006 for services rendered to PXRE and its subsidiaries in 2006. Also described below is certain future compensation such individuals may be eligible to receive upon retirement or following certain terminations of employment for various stated reasons.

						Change in
						Pension Value
						and
						Nonqualified
				Stock	Option	Deferred	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)	($) (1)	($)(1)	Earnings ($)	($)	($)
Current Executive Officers
Jeffrey Radke (2) President and CEO	2006	800,000	0	305,502	173,606	10,114	275,712	1,564,934
Robert P. Myron, Executive VP & CFO	2006	341,500	162,500	104,029	14,014	0	238,552	860,595
Bruce J. Byrnes, General Counsel & Sec, PXRE Delaware & PXRE Reinsurance	2006	378,000	189,000	300,167	50,871	6,319	48,076	972,433
Former Executive Vice President
John Daly, PXRE International Operations	2006	226,154	0	(336,687)	(196,000)	--	128,910	(177,623)
Guy D. Hengesbaugh, Former COO and Pres of PXRE Reinsurance	2006	229,115	0	(385,125)	(179,759)	--	1,196,668	860,899
John M. Modin, Former Exec VP and CFOI)	2006	7,165	0	(608,375)	(445,274)	--	782,717	(236,767)
____________________

(1)	The value of the Common Share awards and option awards reflect the compensation expense recognized in 2006 by the Company for financial statement reporting purposes with respect to (i) equity compensation awards made prior to 2006 to Messrs. Radke, Byrnes and Myron under the LTI Plan and the Bonus Plan and (ii) a grant of 146,251 Restricted Shares made to Mr. Radke on March 16, 2006 under the LTI Plan. For Messrs. Daly, Hengesbaugh and Modin, amounts in the column represent equity compensation grants made prior to 2006 to such former executives under the LTI Plan and the Bonus Plan, but which were forfeited in 2006. See Note 12 of the the Notes to the Audited Consolidated Financial Statements of the Company included elsewhere in this Annual Report on Form 10-K for information regarding how the values in the columns were arrived at.

(2)	Mr. J. Radke is also a director of PXRE, but receives no separate compensation for his services as a director.

With respect to Mr. J. Radke:

“Change in Pension Value and Nonqualified Deferred Compensation Earnings” consists of $10,114 and $0, respectively.

“All Other Compensation” consists of amounts paid to provide Bermuda housing amounting to $126,000 and related gross-up tax payments of $61,635; $40,000 of matching contributions to his 401(k) Plan; and other perquisites with individual values of less than $25,000 consisting of year-end profit sharing contributions to his 401(k) Plan and Supplemental Executive Retirement Plan (“SERP Plan”), a home leave travel allowance, life insurance premiums and a club membership.

(3)	With respect to Mr. Myron:

“Bonus” consists of a retention bonus of $162,500 received by him on September 1, 2006.

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“Change in Pension Value and Nonqualified Deferred Compensation Earnings”: in Bermuda there is a mandatory pension system which is governed by the National Pension Scheme Act 1998, which is responsible for ensuring that the documentation and administration of the plan is in accordance with that act. Our pension provider, North Atlantic Asset Management, administers and reports directly to the employees.

“All Other Compensation” consists of amounts paid to provide Bermuda housing amounting to $120,000 and related gross-up tax payments of $58,402, and other perquisites with individual values of less than $25,000 consisting of a home leave travel allowance, life insurance premiums, payment by the Company on account of Personal Time Off days he accrued but did not use in 2006, and matching contributions and a year-end profit sharing contribution to his PXRE Bermuda Pension Plan.

(4)	With respect to Mr. Byrnes:

“Bonus” consists of a retention bonus of $189,000 received by him on September 1, 2006.

“Change in Pension Value and Nonqualified Deferred Compensation Earnings” consists of $6,319 and $0, respectively.

“All Other Compensation” consists of perquisites with individual values of less than $25,000 consisting of a car allowance, life insurance premiums, payment by the Company on account of Personal Time Off days he accrued but did not use in 2006 and matching contributions and a year-end profit-sharing contribution to his 401(k) Plan and SERP Plan.

(5)	With respect to Mr. Daly:

“Change in Pension Value and Nonqualified Deferred Compensation Earnings” consists of $86,705 forfeited upon termination and $0, respectively.

“All Other Compensation” consists of amounts paid to provide Bermuda housing amounting to $80,000 and other perquisites with individual values of less than $25,000 consisting of a home leave travel allowance, life insurance premiums and a matching contribution to his PXRE Bermuda Pension Plan. After his termination on September 1, 2006, PXRE paid six months of health insurance and relocation expenses as part of his severance agreement.

(6)	With respect to Mr. Hengesbaugh:

“Change in Pension Value and Nonqualified Deferred Compensation Earnings” consists of $108,256 forfeited upon termination and $0, respectively.

“All Other Compensation” consists of amounts paid to provide Bermuda housing amounting to $68,250 and related gross-up tax payments of $28,385, and other perquisites with individual values of less than $25,000 consisting of a home leave travel allowance, life insurance premiums and matching contributions to his PXRE Bermuda Pension Plan. Also, after his termination on July 17, 2006, PXRE paid or accrued a total amount of $1,073,650, which included two years of salary, one year of housing allowance, a contribution to his PXRE Bermuda Pension Plan and health insurance as part of the severance payable under Mr. Hengesbaugh’s employment contract.

(7)	With respect to Mr. Modin:

“Change in Pension Value and Nonqualified Deferred Compensation Earnings” consists of $64,267 forfeited upon termination and $0, respectively.

“All Other Compensation” consists of a non-compete payment or accrual of $782,717 after his termination on January 6, 2006, due under his employment contract. Included in the non-compete amount was two years of salary, a car allowance, contributions to his pension plan, COBRA benefits and long term disability insurance premiums.

13

2006 Grants of Plan-Based Awards

					All
		Estimated Possible Payouts			Other	Grant
		Under Non-Equity Incentive			Stock	Date
		Plan Awards(1)			Awards:	Fair
					Number	Value of
					of	Stock
					Shares	and
		Thresh-		Maxi-	of Stock	Option
	Grant	old	Target	mum	or Units	Awards
Name	Date	($)	($)	($)	(#)	($)
Current Executive
Officers
Jeffrey Radke (2)		$520,000	$800,000	$1,000,000
	03/16/06				146,251	$487,016

Robert P. Myron		130,130	200,200	486,486	0	0

Bruce J. Byrnes		135,135	207,900	505,197	0	0

Former Executive
Officers
John Daly		120,120	184,800	449,064	0	0

Guy D.		152,116	234,025	568,681	0	0
Hengesbaugh

John M. Modin		133,205	204,930	497,980	0	0
____________________

(1)

For all named executive officers other than Mr. J. Radke, represents the threshold, target and maximum amounts that could have been payable under the Bonus Plan to such named executive officers in 2006. Amounts reflected under the "Maximum" column in excess of the amount reflected in the "Target" column would have been payable 70% in cash and 30% in restricted stock in accordance with the terms of the Bonus Plan. The performance targets established by the Committee were not met in 2006 and no bonus award was paid for 2006. Upon their termination, Messrs. Daly, Hengesbaugh and Modin forfeited their eligibility to receive a payment under the Bonus Plan, even if the performance targets had been met in 2006.

(2)

With respect to Mr. J. Radke, the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” reflect the amounts established pursuant to the Radke Employment Agreement. The stock award reflected in the “All Other Stock Awards: Number of Shares of Stock or Units” and the “Grant Date Fair Value of Stock and Option Awards” columns were granted to Mr. Radke under the LTI Plan in accordance with the terms of the Radke Employment Agreement.

14

Outstanding Equity Awards at December 31, 2006

	Option Awards				Stock Awards
						Equity
					Equity	Incentive Plan
					Incentive Plan	Awards:
					Awards:	Market or
	Number	Number			Number of	Payout Value
	of	of			Unearned	of Unearned
	Securities	Securities			Shares, Units	Shares, Units
	Underlying	Underlying			or Other	or Other
	Unexercised	Unexercised	Option		Rights That	Rights That
	Options	Options	Exercise	Option	Have Not	Have Not
	(#)	(#)	Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)(a)
Current
Executive
Officers
Jeffrey Radke	50,000	0	12.500	2/8/2010
	30,000	0	19.800	2/12/2011
	60,000	0	15.950	12/10/2011
	80,000	0	17.450	2/12/2012
	20,837	6,945(1)	23.780	2/11/2013
	24,059	56,138(2)	19.875	6/30/2013
					2,075(3)	9,566
					6,067(3)	12,982
					2,816(4)	27,969
					10,593(5)	48,834
					146,251(6)	674,217

Robert P.	4,857	1,619(1)	23.780	2/11/2013
Myron					484(3)	2,231
					1,734(3)	7,994
					2,276(4)	10,492
					5,944(5)	27,402

Bruce J.	10,000	0	15.950	12/10/2011
Byrnes	8,750	0	17.450	2/12/2012
	17,631	5,877(1)	23.780	2/11/2013
					1,756(3)	8,095
					3,496(3)	16,117
					8,216(4)	37,876
					14,446(5)	66,596
Former
Executive
Officers
John Daly(7)	0	0	0	--	0	0

Guy D.	0	0	0	--	0	0
Hengesbaugh(7)

John M.	0	0	0	--	0	0
Modin(7)
____________________

(a)     Based on closing price of our Common Shares on 12/29/06 of $4.61 per share.

15

Option awards will vest on February 11, 2007.

Option award will vest as follows: 16,040 options on June 30, 2007, 16,039 options on June 30, 2008, 16,039 options on June 30, 2009 and 8,019 options on June 30, 2010.

Restricted Shares will vest on February 11, 2007.

Restricted Shares will vest ratably in equal installments on February 11, 2007 & 2008.

Restricted Shares will vest ratably in equal installments on February 24, 2007, 2008 & 2009.

Restricted Shares will vest ratably in equal installments on March 16, 2007, 2008, 2009 & 2010.

Upon termination of employment, all outstanding unvested equity awards were forfeited. All vested unexercised options expire three months following termination of employment.

Option Exercises and Stock Vested
During the Year Ended December 31, 2006

	Stock Awards
	Number of Shares
	Acquired on	Value Realized
	Vesting	on Vesting
Name	(#)	($)(1)
Current Executive Officers
Jeffrey Radke	12,554	121,380
Robert P. Myron	3,603	27,057
Bruce J. Byrnes	14,644	135,990
Former Executive Officers
John Daly	8,682	68,184
Guy D. Hengesbaugh	13,059	114,870
John M. Modin(2)	0	0
____________________

(1)	Amounts reflect the market value of the Common Shares on the day the Common Shares vested.

(2)	Mr. Modin forfeited all unvested Restricted Shares and all unexercised options upon termination of employment.

     Pension Plan

The PXRE Reinsurance Company Retirement Plan (“Qualified Plan”) and the PXRE Reinsurance Company Supplemental Executive Retirement Plan (“SERP Plan”) were frozen effective April 1, 2004 (the “Freeze Date”). No employee will become eligible to participate in the plans after that date and benefits will not be increased as a result of service credited or compensation earned after the Freeze Date. Employees as of April 1, 2004 who continue to be employed by PXRE Reinsurance Company or an affiliate after the Freeze Date will continue to be credited with years of service for vesting purposes, eligibility for early retirement, disability retirement and pre-retirement death benefits under the plans. As of December 31, 2006, both Mr. J. Radke and Mr. Byrnes were vested in their accrued pension benefits following 5 years of credited service. Mr. Myron is not a participant in the plans. Messrs. Daly, Hengesbaugh and Modin terminated prior to 5 years of service and did not vest in the plans.

16

Pension Benefits

		Number of
		Years	Present Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)
Current Executive Officers
Jeffrey Radke	Qualified Plan	4.333	52,580	0
	SERP Plan	4.333	133,378	0
Robert P. Myron	N/A
Bruce J. Byrnes	Qualified Plan	2.833	34,379	0
	SERP Plan	2.833	81,789	0
Former Executive Officers
John Daly (2)		N/A	0	0
Guy D. Hengesbaugh (2)		N/A	0	0
John M. Modin (2)		N/A	0	0
____________________

(1)

Accumulated benefit obligations are calculated using certain assumptions under Statement of Financial Accounting Standard 132R as described in Note 11 of the Notes to the Audited Consolidated Financial Statements included elsewhere in this Annual Report on Form 10-K, except that the retirement age is assumed to be 62.

(2)	Messrs. Daly, Hengesbaugh and Modin did not remain with the Company long enough for their potential benefits to vest under either plan.

General

The Qualified Plan is a defined benefit pension plan that meets the qualification requirements under Section 401(a) of the Code. The SERP Plan is a nonqualified plan that generally provides benefits to certain key executives with retirement benefits in addition to those provided by the Company’s qualified retirement and 401(k) plans.

The Qualified Plan and the SERP Plan were frozen effective April 1, 2004.

Qualified Plan

       Normal Retirement Formula

The annual Qualified Plan benefit payable at Normal Retirement (age 62) for Messrs. J. Radke and Byrnes equals the sum of:

(a)	1.67% of Average Annual Compensation per year of Credited Service not in excess of 25 years, and

(b)	0.48% of Average Annual Compensation in excess of Covered Compensation per year of Credited Service, not in excess of 25 years.

Covered Compensation is a 35-year average of the Social Security Maximum Taxable Wage Base.

Early retirement benefits are available as early as age 55 to participants with at least 5 years of service. Qualified Plan benefits are payable under various optional annuity forms. The normal form of benefit is a Lump Sum. However, if Mr. J. Radke or Mr. Byrnes is married at Retirement and does not elect otherwise, he will receive a reduced benefit under a 50% Joint and Survivor Annuity form.

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SERP Plan

       Normal Retirement Formula

The annual SERP Plan benefit payable at Normal Retirement (age 62) for Messrs. J. Radke and Byrnes is the monthly benefit determined in accordance with the Qualified Plan, without regard to the limitation under section 401(a)(17) and 415 of the Code, less the monthly benefit determined in accordance with the terms of the Qualified Plan.

Early retirement benefits are available as early as age 55 to participants with at least 5 years of service. The SERP Plan benefits are payable in the same form as elected for the Qualified Plan.

Accumulated benefit obligations under the Qualified Plan and the SERP Plan were based on the average monthly base earnings during the three consecutive years, during the ten years preceding retirement, termination or curtailment, which produced the highest average, plus average bonuses during the ten years prior to curtailment.

2006 Non-Qualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions in	Earnings in	Withdrawals/	Balance at
	in Last Fiscal	Last Fiscal Year	Last Fiscal	Distributions	Last Fiscal
Name	Year ($)	($)	Year ($)	($)	Year End ($)
Current Executive Officers
Jeffrey Radke(1)	65,000	49,700	33,754	0	785,994
Robert P. Myron(2)	N/A	N/A	N/A	N/A	N/A
Bruce J. Byrnes (1)	8,895	8,082	3,781	0	96,923
Former Executive Officers
John Daly(2)	N/A	N/A	N/A	N/A	N/A
Guy D. Hengesbaugh(2)	N/A	N/A	N/A	N/A	N/A
John M. Modin(1)(3)	0	0	1,158	34,573	0
____________________

(1)	Under the SERP Plan, officers can make an irrevocable election to defer a portion of their salary prior to each calendar year.

(2)	Mr. Myron, Mr. Daly and Mr. Hengesbaugh did not participate under any PXRE non-qualified deferred compensation plan.

(3)	Due to the date of Mr. Modin’s termination, there were no contributions made in 2006. Six months from his termination date, Mr. Modin withdrew his funds from the plan.

Potential Payments to be Made to Named Executive Officers Upon Termination or a Change of Control

       Current Named Executive Officers

The descriptions and tables below summarize the payments and other benefits that each of the current named executive officers of the Company would have been entitled to receive if such officer’s employment had terminated on December 31, 2006. The amounts shown are estimates only. In the event of the termination of a current named executive officer’s employment, the actual amounts to be paid and the benefits to be provided could only be determined at that time.

Following the information with respect to the current named executive officers, information is provided with respect to the actual payments and other benefits that the former named executive officers became entitled to upon their termination from the Company.

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Payments to be Made and Benefits to be Provided Upon Any Termination

Under their respective employment agreements, upon the termination of any current named executive officer, regardless of the manner in which the employment terminates, and subject to a three month notice requirement, the named executive officer will be entitled to:

  any Base Salary earned through the "Termination Date” (as defined in their respective employment agreements) but not yet paid;

  payment for earned but unused vacation;

  reimbursement of any reimbursable business expenses incurred but not yet reimbursed; and

  any payment or other benefit to which the named executive officer (or members of such executive's family) may be entitled under his employment agreement or under the terms of any applicable plan, program, equity grant, agreement or arrangement (other than any severance pay plan) of the Company or any of its Affiliates.

Payments to be Made and Benefits to be Provided Upon Death or Disability of a Named Executive Officer

In addition to the payments and benefits described directly above, in the event that Mr. J. Radke’s or Mr. Myron’s employment terminates on account of his death or “permanent disability” (as defined in their respective employment agreements), such executive will be entitled to the following payments and benefits:

  in cash, promptly following the Termination Date, an amount equal to the product obtained by multiplying (x) his Target Bonus for the year of termination (determined using his Base Salary as of the Termination Date) times (y) a fraction, the numerator of which is the number of days that the executive was employed with the Company during such year and the denominator of which is 365;

  as of the Termination Date, each equity grant previously made to him shall become non-forfeitable, and all restrictions on them shall lapse; and

  as of the Termination Date, each stock option (and comparable instrument) shall become exercisable and shall remain exercisable thereafter as long as permitted in the circumstances under the terms of the applicable Equity Plan (the LTI Plan).

Payments to be Made and Benefits to be Provided Upon Termination (a) By the Company For Any Reason Other Than Death, Disability or Cause or (b) By the Named Executive Officer For Good Reason

In the event that a current named executive officer’s employment is terminated by the Company other than for death, “Permanent Disability” or “Cause” (as defined in the respective employment agreements) or is terminated by the named executive officer for “Good Reason” (as defined in the respective employment agreements), in addition to the payments and benefits listed under the heading “Payments to be Made and Benefits to be Provided Upon Any Termination” above, the named executive officer will be entitled to the following severance payments and benefits:

       in the case of Messrs. J. Radke and Myron,

  a cash payment equal to two times such executive's annualized Base Salary in effect on the Termination Date;

  a cash payment equal to any housing allowance (including a gross-up tax payment) provided pursuant to such named executive officer’s employment agreement for the one year period following such termination;

  continued participation for the named executive officer and his eligible dependents in the Company’s benefit programs (e.g., qualified and non-qualified retirement, 401(k), Bermuda pension, deferred compensation, health, medical, life, disability or similar plans or benefits made available to senior executives) for the one year period following such termination of employment; provided, that the Company may instead pay to such named executive officer an amount which, after taxes, will enable the named executive officer to purchase equivalent benefits for such one-year period;

19

  all stock options, Restricted Shares and other equity grants held by such named executive officer will become non-forfeitable, and all restrictions on them will lapse, as of the Termination Date and all stock options (and comparable instruments) will become fully exercisable as of the Termination Date, and will remain exercisable for the maximum period permitted in the circumstance under the applicable terms of the applicable Equity Plan; provided that, notwithstanding any provision in any Equity Plan or elsewhere that would shorten the exercise period as a result of termination, such options (and comparable instruments) will remain exercisable for the balance of their original maximum term. However, if the Company determines that extension of the exercise period for any stock option (or comparable instrument) outstanding as of the date of such named executive officer’s employment agreement would trigger taxes and/or penalties under Section 409A of the Code, then no such extension will occur with regard to such stock option (or comparable instrument), and the post-termination exercise period for such stock option (or comparable instrument) will be unaffected; and

  in the case of Mr. J. Radke only, a cash payment equal to any automobile allowance provided pursuant to his employment agreement for the one year period following such termination.

       in the case of Mr. Byrnes,

  a lump sum cash payment equal to 50% of his annualized Base Salary in effect on the Termination Date, payable within ten business days of the Termination Date;

  continued participation for Mr. Byrnes and his eligible dependents in the medical, dental, life and disability benefit programs for the one year period following the Termination Date on the same basis that such coverage has been provided to him prior to termination; provided, that the Company may instead pay to him a lump sum amount which, after taxes, will enable him to purchase equivalent benefits for such one-year period; and

  all stock options, Restricted Shares and other equity grants held by him shall become non-forfeitable, and all restrictions on them shall lapse, as of the Termination Date and all stock options (and comparable instruments) shall become fully exercisable as of the Termination Date, and will remain exercisable for the maximum period permitted in the circumstance under the terms of the applicable Equity Plan.

Payments to be Made and Benefits to be Provided Upon a Change of Control

  In the event that Messrs. J. Radke’s or Myron’s employment is terminated within twelve months after a Change of Control (as defined in the respective employment agreements) either (i) by the Company other than for Cause, Permanent Disability or death; or (ii) by the Company giving Notice of Non-Renewal to Mr. J. Radke or Mr. Myron under their respective employment agreements, in addition to the payments and benefits listed under the heading “Payments to be Made and Benefits to be Provided Upon Any Termination” above, Messrs. J. Radke and Myron will be entitled to the same severance payments and benefits described for them under the heading “Payments to be Made and Benefits to be Provided Upon Termination (a) By the Company for Any Reason Other than Death, Disability or Cause or (b) By the Named Executive Officer for Good Reason” above.

In the event of the occurrence of a Change of Control (as defined in Mr. Byrnes’ employment agreement), if Mr. Byrnes provides written notice of resignation within 60 days of the closing of the transaction that constituted such Change of Control, Mr. Byrnes will be entitled to the same severance payments and benefits described for him under the heading “Payments to be Made and Benefits to be Provided Upon Termination (a) By the Company For Any Reason Other Than Death, Disability or Cause or (b) By the Named Executive Officer For Good Reason” above.

Under the LTI Plan, upon the earlier to occur of a Change of Control of the Company or the Common Shares of the Company ceasing to be publicly traded, the following benefits may apply:

  any unexercised portion of an option will become exercisable and any Restricted Period (as defined in the plan) with respect to Restricted Shares will lapse; and

  the committee that administers the plan may, for a period of up to 60 days following a change of control or the date the Common Shares cease to be publicly traded, allow certain participants the right to surrender all or part of his or her options and receive a cash payment equal to the greater of (i) the excess of the fair market value of the Common Shares subject to the surrendered options over the exercise price or (ii) except for Incentive Stock Options, the excess of the per share net worth (determined as provided in the LTI Plan) of the Common Shares to which the surrendered options pertain on the date of surrender over the per share net worth of such Common Shares on the date the option was granted.

  The LTI Plan further provides that if a participant does not make an election under the above provisions on or before the 60th day following a change of control resulting from certain mergers and consolidations, the sale of all or substantially all of our assets, our liquidation or dissolution, or such cessation of public trading, the participant will be deemed to have made such election as of such 60th day and the participant will receive the cash payment which he would have been due had he made an election on such 60th day and the participant’s option and surrender rights will be deemed to have been canceled.

20

Non-Compete/Non-Solicitation Compensation

In the event that Messrs. J. Radke’s or Myron’s employment is terminated by PXRE for Cause, by such named executive officer without Good Reason, on account of such named executive officer’s Permanent Disability, or upon expiration of such executive officer’s employment term pursuant to: (i) a Notice of Non-Renewal of his employment agreement from the named executive officer to PXRE, or (ii) a Notice of Non-Renewal from the Company to such named executive officer (provided that a Change of Control has not occurred within the twelve months preceding the giving of such Notice) and if the Board elects to enforce the covenants contained in such executive officer’s employment agreement regarding non-competition and non-solicitation, such named executive officer will be entitled to receive: (i) a cash payment equal to two times such named executive officer’s annualized Base Salary in effect on the Termination Date and (ii) a cash payment equal to any annual housing and, in the case of Mr. Radke, automobile allowance, and such named executive officer and his dependents will continue to participate in the Company’s benefit plans or be provided equivalent after-tax compensation or benefits for the one year period following the Termination Date.

Conditions and Obligations of Named Executive Officers For and Upon Receipt of Payments and Benefits Described Above

  In consideration for any of the severance payments described above, the current named executive officer receiving such payment and/or benefit would be subject to the following obligations:

  the named executive officer first having executed, and delivered to the Company, a mutual release of claims without revoking such release during the seven days following delivery;

  in the case of Messrs. J. Radke and Myron, in the event of termination as a result of a Change of Control, by the Company for Cause, by the named executive officer for Good Reason or in the event of any other termination of such named executive officer’s employment whereby the Board elects to pay the Non-Compete/Non-Solicitation Compensation referred to above, for the one year period beginning on the Termination Date, such named executive officer (i) may not personally in any manner, directly or indirectly, engage, or assist in being engaged, in Property Business (as defined in the respective employment agreements) in any of Bermuda, London, England, New York, New Jersey or Connecticut and (ii) may not personally, except as permitted by the Company upon its prior written consent, in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any of its Affiliates to terminate or abandon his or her employment for any purpose whatsoever, or, in connection with any Property Business, call on, service, solicit or otherwise do business with any customer of the Company or any of Affiliates.

  If either of Messrs. J. Radke or Myron materially breaches either of the above two obligations, and fails to timely cure such breach after written notice from the Company, the Company may:

  cease providing such named executive officer with Non-Competition/Non-Solicitation Compensation and all cash severance benefits provided for under their respective employment agreements;

  require that such named executive officer promptly repay to the Company, on an after-tax basis, any such cash amounts previously paid, or the value of any such benefits previously provided; and

  require that any stock options, Common Shares or other Common Share-based awards be, to the extent that they became vested solely by reason of the named executive officer’s termination of employment, be forfeited to the Company on an after-tax basis, or if the named executive officer exercised such stock options and/or sold such Common Shares, require that such named executive officer promptly pay to the Company the after-tax proceeds he received from such sale/exercise or, in the case of Common Shares that were obtained on exercise of options and that have not been sold, forfeit such Common Shares to the Company on an after-tax basis.

If, after the Termination Date, the Company materially breaches any of its material obligations to either of Messrs. J. Radke or Myron, and the breach is not fully cured upon 15 days written notice from the named executive officer, then such named executive officer will no longer be bound by the non-competition and non-solicitation provisions of his employment agreement and such provisions will be null and void.

21

Gross-Up Payment

The employment agreements of the current named executive officers provide that if certain payments referred to therein made to the named executive officer result in the imposition of an excise tax, then the named executive officer will be entitled to receive an additional payment (a "Gross-Up Payment") prior to the date on which any excise tax is due (through withholding or otherwise) in an amount such that after payment by the named executive officer of all income, excise, employment and other taxes on the Gross-Up Payment (and any interest and penalties imposed with respect thereto) the named executive officer would retain an amount of the Gross-Up Payment equal to the excise tax imposed.

Payments to be Made Upon Retirement

In the event of the retirement of Messrs. J. Radke or Byrnes, in addition to the payments and benefits listed under the heading “Payments to be Made and Benefits to be Provided Upon Any Termination” above, they will each be entitled to receive payments under the Qualified Plan and the SERP Plan described under “Pension Plan” above. Mr. Myron is not a participant under such plans.

Tabular Presentation of Potential Payments to be Made to Current Named Executive Officers Upon Termination or a Change of Control

The following tables show the potential payments to be made to the current named executive officers upon termination or a Change of Control of the Company. The values listed for each of the named executive officers are estimates only and are based on the assumption that the triggering event took place on December 31, 2006 and that the price per share of the Company’s securities was $4.61, which was the closing market price of the Company’s Shares on December 29, 2006. In the event of the termination of a current named executive officer’s employment, the actual amounts to be paid and the benefits to be provided could only be determined at the time of such executive’s termination from the Company.

The following table shows the potential payments upon termination or a Change of Control of the Company for Jeffrey Radke, the Company’s President and Chief Executive Officer.

				Termination
				by
				Company for any
				reason other than
				Death, Disability	Termination
	Termination		Termination	or Cause or by	Following a
	Upon	Termination	Upon Disability	executive for	Change of
Benefit	Retirement ($)	Upon Death ($)	($)	Good Reason ($)	Control ($)
Cash Severance	0	800,000(1)	800,000(1)	1,787,635(2)	1,787,635(2)
Accelerated
Vesting of
Equity Awards:
Restricted
Shares	637,288(3)	637,288 (3)	637,288 (3)	637,288 (3)	637,288 (3)
Stock Options	170,230 (4)	170,230 (4)	170,230 (4)	170,230 (4)	170,230 (4)
Pension Plan	40,000(5)	0	0	40,000(5)	40,000(5)
Health Care
Coverage	0	0	0	24,337(6)	24,337(6)
____________________

(1)	Mr. Radke would have received, in cash, and promptly following the Termination Date, his Target Bonus of $800,000 times (365/365) had the goals in the Bonus Plan been met.

(2)

Represents two times his Base Salary of $800,000 plus a housing allowance for one year following termination valued at $187,635, including related gross-up tax payments of $61,635. Such payments would have been made in twenty-four equal monthly installments on the 15th of each month commencing six months following the Termination Date.

22

(3)

Mr. Radke’s Restricted Shares would have become non-forfeitable and all restrictions on them would have lapsed. The amounts for Restricted Shares represent the unamortized expense at December 31, 2006 that would be recognized by the Company in connection with the acceleration of vesting of unvested equity grants.

(4)	The amounts for stock options represent unamortized expense at December 31, 2006 that would be recognized by the Company in connection with the acceleration of vesting of unvested equity grants.

(5)	Represents matching contribution to his 401(k) plan.

(6)	Represents our best estimate of the annual cost of health, medical and life insurance premiums.

The following table shows the potential payments upon termination or a Change of Control of the Company for Robert Myron, the Company’s Executive Vice President and Chief Financial Officer.

				Termination
				by
				Company for any
				reason other than
				Death, Disability	Termination
	Termination		Termination	or Cause or by	Following a
	Upon	Termination	Upon Disability	executive for	Change of
Benefit	Retirement	Upon Death ($)	($)	Good Reason ($)	Control ($)
Cash Severance	0	200,200(1)	200,200(1)	906,403 (2)	906,403 (2)
Accelerated
Vesting of
Equity Awards:
Restricted
Shares	144,544(3)	144,544(3)	144,544(3)	144,544(3)	144,544(3)
Stock Options	0(4)	0	0	0(4)	0(4)
Pension Plan	0	0	0	18,200(5)	18,200(5)
Health Care
Coverage			0	18,808(6)	18,808(6)
____________________

(1)	Represents his Target Bonus of $200,200 (which is 55% of his Base Salary of $364,000 times (365/365)) that he would have received had the goals in the Bonus Plan been met.

(2)

Represents two times his Base Salary of $364,000 plus a housing allowance for one year following termination valued at $178,403 including related gross-up tax payments of $58,402. Such payments would have been made in twenty-four equal monthly installments on the 15th of each month following the Termination Date.

(3)	Mr. Myron’s Restricted Shares would have become non-forfeitable and all restrictions on them would have lapsed. The amounts for Restricted Shares represent the unamortized expense at December 31, 2006 that would be recognized by the Company in connection with the acceleration of vesting of unvested equity grants.

(4)	There was no unamortized amount related to stock options at December 31, 2006 that would be recognized by the Company on acceleration of vesting of unvested equity grants.

(5)	Represents matching contribution to his Bermuda pension plan.

(6)	Represents our best estimate of the annual cost of health, medical and life insurance premiums.

The following table shows the potential payments upon termination or a Change of Control of the Company for Bruce Byrnes, the General Counsel and Secretary of PXRE Delaware and PXRE Reinsurance.

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				Termination
				by
				Company for any
				reason other than
				Death, Disability or
				Cause or by	Termination
	Termination Upon	Termination Upon	Termination Upon	executive for Good	Following a Change
Benefit	Retirement	Death ($)	Disability ($)	Reason ($)	of Control ($)
Cash Severance	0	0	0	189,000(1)	189,000(1)
Accelerated
Vesting of Equity
Awards
Restricted Shares	395,471(2)	395,471(2)	395,471(2)	395,471(2)	395,471(2)
Stock Options	0(3)	0(3)	0(3)	0(3)	0(3)
Pension Plan	18,900(4)	0	0	18,900(4)	18,900(4)
Health Care
Coverage	0	0	0	18,808(5)	18,808(5)
Tax Gross-Up
Payments	0	0	0	0	0
____________________

(1)	Mr. Byrnes would have received a lump sum cash payment of $189,000, payable within ten business days of the Termination Date (which is 50% of his 2006 Base Salary of $378,000)

(2)

Mr. Byrnes’ Restricted Shares would have become non-forfeitable and all restrictions on them would have lapsed. The amounts for Restricted Shares represent the unamortized expense at December 31, 2006 that would be recognized by the Company in connection with the acceleration of vesting of unvested equity grants.

(3)	There was no unamortized amount related to stock options at December 31, 2006 that would be recognized by the Company on acceleration of vesting of unvested equity grants.

(4)	Represents matching contributions to his 401(k) plan and SERP Plan.

(5)	Represents our best estimate of the annual cost of health, medical and life insurance premiums.

       Former Named Executive Officers

Mr. John Daly

  Mr. Daly’s employment agreement had expired and his employment with the Company was terminated effective September 1, 2006. Upon termination, in addition to the payments and benefits described under the heading “Payments to be Made and Benefits to be Provided Upon Any Termination” above, he was provided with the following payments and benefits:

  2 airline tickets for relocation back to the United Kingdom in the amount of $4,280;

  a lump sum payment of $10,000; and

  continued medical coverage paid by the Company until March 1, 2007, the cost of which to the Company was $9,044.

Mr. Hengesbaugh

  Mr. Hengesbaugh resigned from the Company on July 17, 2006. Upon his resignation, in addition to the payments and benefits described under the heading “Payments to be Made and Benefits to be Provided Upon Any Termination” above, he was provided with the following payments and benefits pursuant to the terms of his employment agreement:

  a cash payment equal to two times his annual base salary for an amount of $851,000 payable over a period of twenty-four months in bi-weekly installments, reduced by any compensation he receives during that period from any other insurer, reinsurer or broker;

  a cash payment equal to one year of his monthly housing allowance, including a tax gross-up, for an amount of $178,403 payable over a period of twenty-four months in equal installments;

24

  continued participation for himself and his dependents at the Company’s expense in a health insurance plan at a cost to the Company of $22,972 for the period from August 1, 2006 through July 31, 2007; and

  a matching contribution to his PXRE Bermuda Pension Plan at a cost to the Company of $18,860

Mr. Modin

  Mr. Modin resigned from the Company on January 6, 2006. Upon his resignation, in addition to the payments and benefits described under the heading “Payments to be Made and Benefits to be Provided Upon Any Termination” above, he was provided with the following payments and benefits pursuant to the terms of his employment agreement because the Company elected to enforce the one year non-competition covenant contained in it:

  a cash payment equal to two times his annual base salary for an amount of $745,200, of which $372,600 was paid in bi-weekly installments over the period from the Termination Date through January 5, 2007 and $372,600 was paid in a lump sum cash payment on January 8, 2007;

  a cash payment equal to his car allowance for an amount of $7,200, which was paid in bi-weekly installments from the Termination Date through January 5, 2007 a reimbursement in the amount of $9,023 for all premiums paid by Mr. Modin under “COBRA” for continued health coverage for the period from the Termination Date through August, 2006;

  a cash payment of $18,630 representing matching contributions that the Company would have contributed on Mr. Modin’s behalf to the SERP Plan and his 401(k) plan, paid in bi-weekly installments over the period from the Termination Date through January 5, 2007; and

  continued coverage under PXRE’s life and disability insurance plans through January 5, 2007 at a cost to the Company of $1,110.

Director Compensation

Cash Compensation. In 2006, each non-employee director, other than Mr. G. Radke, received an annual retainer of $35,000. Mr. G. Radke, as Chairman of the Board, received an annual retainer of $50,000. The Audit Committee Chairperson received an additional retainer of $12,000. All other Committee Chairpersons and the Vice Chairman of the Board received additional retainers of $6,000. In addition, the directors received Board meeting fees of $2,000 for each day that the director attended meetings of the Board of Directors or its committees. During the 2006 fiscal year, we paid a total of $855,000 in directors’ fees.

Other Compensation. Under the PXRE Director Equity and Deferred Compensation Plan (the “Director Compensation Plan”), non-employee directors may elect to defer receipt of the annual retainer and fees for services as a member of the Board of Directors or to elect, prior to the subject year, to receive all or a portion of the annual retainer and fees-for-services in the form of our Common Shares or options to purchase our Common Shares. Deferred amounts are credited with earnings (losses) mirroring the fund or funds provided in our 401(k) Savings and Investments Plan that are designated by the director. The number of shares that may be awarded upon an election to receive our Common Shares is the number of whole shares equal to (i) the amount elected to be deferred divided by (ii) the fair market value per Common Share, as determined pursuant to the Director Compensation Plan.

The number of whole Common Shares subject to an option grant elected under the Director Compensation Plan is determined by dividing the amount elected by the “option value”, as determined pursuant to the Director Compensation Plan. The exercise price per share under each option is equal to the fair market value per Common Share, as determined pursuant to the Director Compensation Plan. Options granted under the Director Compensation Plan are immediately exercisable and may be exercised until the tenth anniversary of the date of grant. In the event a director terminates service on the Board, such person’s options are exercisable for three years after the date of termination of service, but not beyond the original expiration date. In the event of the death of a director after termination of service on the Board, any outstanding options expire on the later of the date the director could have exercised the option at the time the director terminated service or one year from the date of death, provided that in no event may an option be exercised beyond its original expiration date.

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During the 2006 fiscal year, 2,723 Common Shares and options to purchase 11,988 Common Shares were awarded pursuant to the Director Compensation Plan.

The Director Compensation Plan is administered by the Board of Directors. The Board of Directors has full power and authority to construe and interpret the Director Compensation Plan and adopt and amend such rules and regulations for the administration of the Director Compensation Plan as it deems desirable. The Board of Directors may amend the Director Compensation Plan as it deems advisable, provided that shareholder approval is required for any amendment to the Director Compensation Plan that (i) materially increases the benefit accruing to participants under the Director Compensation Plan, (ii) increases the number of securities that may be issued under the Director Compensation Plan or (iii) materially modifies the requirements for participants in the Director Compensation Plan. Additionally, no amendment may materially and adversely affect any right of a director with respect to any option previously granted without such director’s written consent. The Board of Directors may terminate the Director Compensation Plan at any time. If not earlier terminated by the Board of Directors, the Director Compensation Plan will terminate immediately following the Annual General Meeting of shareholders in 2008.

Under the PXRE Director Stock Plan, as amended (the “Director Stock Plan”), each non-employee director is automatically granted, on the date of each Annual General Meeting, an option exercisable for the purchase of 5,000 Common Shares at a price per share equal to the market value at the date of grant. The option vests ratably over a period of three years from the date of grant (other than in the case of a “change of control” (as defined in the Director Stock Plan), our Common Shares ceasing to be publicly traded or the death, disability or retirement of the director, which, in each case, will result in a lapse of the restriction). In addition, upon the termination of service on the Board of Directors by a non-employee director as a result of disability (as determined by the Board of Directors) or retirement (as defined under the Director Stock Plan), which termination occurs six months following the prior Annual General Meeting of shareholders, the director will receive a fully vested option exercisable for the purchase of 5,000 Common Shares on the last day of service as a director at a price per share equal to the fair market value at the date of grant. In the event a director terminates service on the Board of Directors by reason of death, retirement or disability, the total number of option shares will become immediately exercisable and will continue to be exercisable for three years (but not beyond its original expiration date). In the event a director terminates service on the Board of Directors other than by reason of death, disability or retirement, such person’s options (to the extent vested and exercisable upon such termination) will be exercisable for three months after the date of termination of service, but not beyond the original expiration date. In the event of death of a director after terminating service on the Board of Directors, any outstanding options will expire on the later of the date the director could have exercised the option at the time the director terminated service or one year from the date of death, provided that in no event may an option be exercised beyond its original expiration date. No option may be re-priced after the date of grant (other than in connection with an adjustment in our Common Shares, as provided in the Director Stock Plan).

Additionally, commencing in 2004, under the Director Stock Plan, each non-employee director was automatically granted, on the date of each Annual General Meeting of shareholders, 2,500 Common Shares subject to certain restrictions. The restrictions on the restricted shares lapse ratably over a period of three years from the date of grant (other than in the case of a “change of control” (as defined in the Director Stock Plan), our Common Shares ceasing to be publicly traded or the death, disability or retirement of the director, which, in each case, will result in a lapse of the restriction). In addition, upon the termination of service on the Board of Directors by a non-employee director as a result of disability or retirement that occurs at least six months following the prior Annual General Meeting of shareholders, the director will receive 1,000 fully vested Common Shares on the director’s last day of service.

As of April 13, 2007, options for a total of 258,834 Common Shares had been granted, net of cancellations and exercises, pursuant to the Director Stock Plan, of which a total of 197,482 Common Shares are currently exercisable. As of April 13, 2007, 139,222 restricted Common Shares had been granted, net of cancellations, pursuant to the Director Stock Plan, 95,881 of which are currently vested. Directors who are granted restricted Common Shares under the Director Stock Plan are entitled to receive dividends on and to vote such Common Shares during the restricted period.

Pursuant to the terms of the Director Stock Plan, a total of 2,500 Restricted Shares and options to acquire 5,000 Common Shares would be due to be granted to directors at the 2007 Annual General Meeting. As of April 13, 2007, only 18,001 Common Shares remain authorized and unissued under the Director Stock Plan, leaving a deficit of 41,999 Common Shares. As a result, no grants will be made under the Director Stock Plan in 2007 unless it is amended.

In light of the pending merger transaction between PXRE and Argonaut, the Board of Directors expects to review and substantially change the current director compensation program once the transaction has been consummated and the Board reconstituted after the merger. In the interim, the Board of Directors determined to make a one-time additional retainer payment of $60,000 on May 1, 2007 to each non-employee director in lieu of the restricted shares and option grants that would have been granted under the Director Stock Plan if sufficient shares remained available thereunder.

26

The Director Stock Plan is administered by the Board of Directors, which is authorized to interpret the Director Stock Plan, but has no authority with respect to the selection of directors to receive options, the number of Common Shares subject to the Director Stock Plan or to each grant thereunder, or the option price for Common Shares subject to granted options. The Board of Directors may amend the Director Stock Plan as it deems advisable, but may not, without further approval of the shareholders, increase the maximum number of Common Shares issuable under the Director Stock Plan or options or restricted Common Shares to be granted thereunder, change the option price or price of the restricted Common Shares provided in the Director Stock Plan, extend the period during which options or restricted Common Shares may be granted or exercised, or change the class of persons eligible to receive options or restricted Common Shares.

Under the PXRE Non-Employee Director Deferred Stock Plan (the “Director Plan”), our eligible non-employee directors upon becoming directors used to each be granted the right to receive 2,000 Common Shares (subject to anti-dilution adjustments) at certain specified times following their respective termination of services as director. Effective as of January 1, 2003, the Director Plan was terminated; however, the terms of the Director Plan will continue to apply to those awards that have previously been granted to the non-employee directors but pursuant to which Common Shares have not yet been delivered. As of April 13, 2007, our eligible non-employee directors as a group have the right to receive a total of 10,000 Common Shares pursuant to the terms of the Director Plan.

On each date that dividends are paid to holders of our Common Shares, each director who was granted the right to receive Common Shares under the Director Plan is paid an amount in cash equal to the product of (i) the dividend per Common Share for the applicable dividend payment date and (ii) the number of Common Shares that have been granted to the director, but that have not yet been delivered.

The Director Plan is administered by the Board of Directors, which may amend or terminate the Director Plan at any time. However, no such amendment or termination may reduce the number of Common Shares granted to the directors prior to such amendment or termination. As discussed above, effective January 1, 2003, the Board of Directors terminated the Director Plan.

The following table summarizes, in tabular format, the compensation of our directors for 2006:

Director Compensation for the Year Ended December 31, 2006

				Change in Pension
				Value and
				Nonqualified
	Fees Earned or			Deferred
	Paid in Cash	Stock	Option	Compensation
Name	($)	Awards ($)(1)	Awards ($)(2)	Earnings ($)	Total ($)
Gerald L. Radke(3)	110,000	21,883	13,776	0	145,659
F. Sedgwick Browne(4)	117,000	47,861	33,259	5,224	203,344
Bradley E. Cooper(5)	83,000	47,861	33,259	0	164,120
Craig A. Huff(6)	79,000	47,861	33,259	1,527	161,647
Mural R. Josephson(7)	93,000	41,000	28,305	0	162,305
Jonathan Kelly(8)	85,000	21,883	13,776	0	120,659
Wendy Luscombe(9)	115,000	47,861	33,259	15,177	211,297
Philip R. McLoughlin(10)	101,000	47,861	33,259	15,437	197,557
Robert Stavis(11)
(Resigned 12/06/06)	69,000	47,861	33,259	0	150,120
Robert Fiondella(12)
(Retired 2/21/06)	43,016	69,569	55,373	11,033	178,991
____________________

(1)	Other than Mr. G. Radke, Mr. Kelly and Mr. Fiondella, each Non-Employee Director was granted 2,500 restricted Common Shares pursuant to the Director Stock Plan in 2006, 2005, and 2004, with grant date fair values of $9,450, $59,350 and $60,950, respectively. Mr. G. Radke received no grant in 2004. Mr. Kelly joined the Board in 2005 and received no grant in 2004. Mr. Fiondella retired in February 2006 and did not participate in the 2006 grant.

27

(2)	Other than Mr. G. Radke, Mr. Kelly and Mr. Fiondella, pursuant to the Director Stock Plan each Non- Employee Director was granted: (i) in 2006, options to acquire 3,574 Common Shares with a fair value on the date of grant of $2,702, (ii) in 2005, options to acquire 5,000 Common Shares with a fair value on the date of grant of $39,527, (iii) in 2004, options to acquire 5,000 Common Shares with a fair value on the date of grant of $46,322. Mr. G. Radke received no grant in 2004. Mr. Kelly joined the Board in 2005 and received no grant in 2004. Mr. Fiondella retired in February 2006 and did not participate in the 2006 grant. Fair value was determined using a modified Black-Scholes pricing model. See Note 12, Share-Based Compensation, of the Notes to the Audited Consolidated Financial Statements included elsewhere in this Annual Report on Form 10- K.

(3)	As of December 31, 2006, Mr. G. Radke held 4,167 Restricted Shares and options to purchase 8,574 Common Shares.

(4)	As of December 31, 2006, Mr. Browne held 5,001 Restricted Shares and options to purchase 47,756 Common Shares.

(5)	Mr. Cooper was appointed as a Class IV Director by Capital Z. Pursuant to Mr. Cooper’s instructions, all director compensation payable to him after 2002 was paid to Capital Z. As of December 31, 2006, Mr. Cooper/Capital Z held 5,001 Restricted Shares and options to purchase 23,574 Common Shares that were granted as a result of Mr. Cooper’s service as a Director.

(6)	Mr. Huff was appointed as a Class IV Director by Reservoir. Pursuant to Mr. Huff’s instructions, all director compensation payable to him was paid to Reservoir after 2002. As of December 31, 2006, Mr. Huff/Reservoir held 5,001 Restricted Shares and options to purchase 27,010 Common Shares that were granted as a result of Mr. Huff’s service as a Director.

(7)	Mr. Josephson began his service as a Director on August 3, 2004 and the Restricted Shares and options granted to him in 2004 had grant date fair values of $57,350 and $43,586, respectively. As of December 31, 2006, Mr. Josephson held 5,001 Restricted Shares and options to purchase 13,574 Common Shares.

(8)	Mr. Kelly was appointed as a Class IV Director by Capital Z. Pursuant to Mr. Kelly’s instructions, all director compensation payable to him was paid to Capital Z. As of December 31, 2006, Capital Z held 4,167 Restricted Shares and options to purchase 8,574 Common Shares that were granted as a result of Mr. Kelly’s service as a Director.

(9)	During 2006, Ms. Luscombe deferred $41,000 of fees. As of December 31, 2006, Ms. Luscombe held 5,001 Restricted Shares and options to purchase 34,158 Common Shares.

(10)	As of December 31, 2006, Mr. McLoughlin held 5,001 Restricted Shares and options to purchase 48,389 Common Shares.

(11)	As of December 31, 2006, Mr. Stavis held 0 Restricted Shares and options to purchase 18,222 Common Shares. Mr. Stavis resigned as a Director on December 6, 2006. Mr. Stavis was appointed as a Class IV Director by RER Reinsurance Holdings LP (‘RER”). Upon Mr. Stavis’ resignation, 5,001 Restricted Shares and options to purchase 8,575 Common Shares were automatically transferred to RER, which were held by RER as of December 31, 2006.

(12)	Mr. Fiondella retired from the Board of Directors in February 2006. Upon his retirement, Mr. Fiondella was awarded 1,000 fully vested Common Shares with a grant date fair value of $3,960. As of December 31, 2006, Mr. Fiondella held options to purchase 75,137 Common Shares.

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PART 4

PXRE 10K

PART I

Unless the context otherwise requires, references in this Form 10-K to “PXRE,” “we,” “us” and “our” include PXRE Group Ltd., a Bermuda holding company (the “Company”) and its subsidiaries, which principally include PXRE Reinsurance Ltd. (“PXRE Bermuda”), PXRE Corporation (“PXRE Delaware”), PXRE Reinsurance Company (“PXRE Reinsurance”), PXRE Solutions, S.A. (“PXRE Europe”), PXRE Holding (Ireland) Limited (“PXRE Ireland”) and PXRE Reinsurance (Barbados) Ltd. (“PXRE Barbados”). References to GAAP refer to accounting principles generally accepted in the United States (“GAAP”). References to SAP refer to statutory accounting principles (“SAP”) in either Bermuda where PXRE Bermuda is domiciled or the State of Connecticut where PXRE Reinsurance is domiciled, as applicable.

Cautionary Statement Regarding Forward-Looking Statements

This report contains various forward-looking statements and includes assumptions concerning our operations, future results and prospects. Statements included herein, as well as statements made by us or on our behalf in press releases, written statements or other documents filed with the Securities and Exchange Commission (the “SEC”), or in our communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, identified by words such as “intend,” “believe,” “anticipate,” or “expects” or variations of such words or similar expressions are based on current expectations, speak only as of the date hereof, and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, these forward-looking statements in this report should not be considered as a representation by us or any other person that our objectives or plans will be achieved. We caution you that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following:

(i)	we face risks related to our proposed merger with Argonaut Group, Inc.;

(ii)	if the merger with Argonaut is not completed, unless the Board of Directors identifies and implements a different operating strategic solution, we will not write or earn any material premiums in the future and, as a result, we expect to incur material operating losses, since our remaining revenue is insufficient to cover our projected operating and other expenses;

(iii)	if the merger is not consummated, we may not be able to identify or implement a strategic alternative for PXRE;

(iv)	if the merger is not consummated and our Board of Directors concludes that no other feasible strategic alternative would be in the best interests of our shareholders, it may determine that the best course of action is to place the reinsurance operations of PXRE into runoff and eventually commence an orderly winding up and liquidation of PXRE operations over some period of time that is not currently determinable;

(v)	if the merger is not consummated and the Board of Directors elects to pursue a strategic alternative that does not involve the continuation of meaningful property catastrophe reinsurance business, there is a risk that the Company could incur additional material charges or termination fees in connection with our collateralized catastrophe facility and certain multiyear ceded reinsurance agreements;

(vi)	our ability to continue to operate our business, consummate the merger and to identify, evaluate and complete any other strategic alternative is dependent on our ability to retain our management and other key employees, and we may not be able to do so;

(vii)	adverse events in 2006 negatively affected the market price of our common shares, which may lead to further securities litigation, administrative proceedings or both being brought against us;

(viii)	reserving for losses includes significant estimates, which are also subject to inherent uncertainties;

(ix)	because of potential exposure to catastrophes in the future, our financial results may vary significantly from period to period;

(x)	we operate in a highly competitive environment and no assurance can be given that we will be able to compete effectively in this environment;

(xi)	reinsurance prices may decline, which could affect our profitability;

(xii)	we may require additional capital in the future;

(xiii)	our investment portfolio is subject to significant market and credit risks which could result in an adverse impact on our financial position or results;

(xiv)	we have exited the finite reinsurance business, but claims in respect of finite reinsurance could have an adverse effect on our results of operations;

(xv)	our reliance on reinsurance brokers exposes us to their credit risk;

(xvi)	we may be adversely affected by foreign currency fluctuations;

(xvii)	retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms;

(xviii)	we have exhausted our retrocessional coverage with respect to Hurricane Katrina, leaving us exposed to further losses;

(xix)	recoveries under our collateralized facility are triggered by modeled loss to a notional portfolio, rather than our actual losses arising from a catastrophe event, which creates a potential mismatch between the risks assumed through our inwards reinsurance business and the protection afforded by this facility;

(xx)	our inability to provide the necessary collateral could affect our ability to offer reinsurance in certain markets;

(xxi)	the insurance and reinsurance business is historically cyclical, and we may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, we may have a shortage of underwriting capacity when premium rates are strong;

(xxii)	regulatory constraints may restrict our ability to operate our business;

(xxiii)	any determination by the United States Internal Revenue Service (“IRS”) that we or our offshore subsidiaries are subject to U.S. taxation could result in a material adverse impact on our financial position or results; and

(xxiv)	any changes in tax laws, tax treaties, tax rules and interpretations could result in a material adverse impact on our financial position or results.

In addition to the factors outlined above that are directly related to our business, we are also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors and the loss of key employees. The factors listed above should not be construed as exhaustive. See Management’s Discussion and Analysis of Financial Condition and Results of Operations - Certain Risks and Uncertainties.

We undertake no obligation to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 1. Business

Business: Overview

PXRE Group Ltd. is an insurance holding company organized in Bermuda. We provide reinsurance products and services to a worldwide marketplace through our wholly owned subsidiary operations located in Bermuda, Europe and the United States. Our primary business has been catastrophe and risk excess reinsurance, which accounted for substantially all of our net premiums written for the year ended December 31, 2006.

On February 16, 2006, we announced that we would be increasing our estimates of the net pre-tax impact of Hurricanes Katrina, Rita and Wilma on our results of operations for the year ended December 31, 2005. We also announced our intention to explore strategic alternatives due to concerns about the hurricane losses and the resulting potential negative impact on our credit ratings. Following these announcements, in February 2006 our counterparty credit and financial strength ratings were downgraded by the major rating agencies to a level that was unacceptable to many of our reinsurance clients. These ratings downgrades have had a significant negative impact on our results of operations and profitability because they have impaired our ability to retain and renew our existing reinsurance business. In light of the negative consequences of rating downgrades, our Board of Directors determined that we should evaluate strategic alternatives to our operating approach at that time and decided to retain Lazard Frères & Co. LLC (“Lazard”) (which has since been succeeded by Keefe, Bruyette & Woods, Inc. (“KBW”)) as a financial advisor to assist in the strategic exploration process.

Since the downgrade and withdrawal of our credit ratings in early 2006, we have not underwritten any material new reinsurance contracts or renewed any of our expiring reinsurance contracts. During 2006, most of our clients exercised their contractual rights to terminate their reinsurance contracts with us as a result of the decline in our ratings and capital. In order to manage our peak zone catastrophe exposures, the Company had also selectively allowed extra-contractual cancellations on certain contracts that do not contain cancellation provisions triggered by rating downgrades. As of January 1, 2007, virtually all of our in-force assumed reinsurance contracts had expired and we have no remaining material exposure to future catastrophe events at that date.

We had net income before convertible preferred share dividends of $28.5 million in 2006 compared to a net loss before convertible preferred share dividends of $697.6 million in 2005. The primary cause of the 2005 net loss was the net impact of catastrophe losses arising from Hurricanes Katrina, Rita and Wilma of $806.9 million, after reinsurance recoveries on our outwards reinsurance program and the impact of inwards and outwards reinstatements and additional premiums. The Company had $84.5 million in net premiums earned during the year ended December 31, 2006, as compared to $388.3 million in the prior year.

     Subsequent Event

     Proposed Merger with Argonaut Group, Inc.

On March 14, 2007, the Board of Directors concluded its strategic alternative evaluation process and announced that we had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Argonaut Group, Inc. (“Argonaut”). Pursuant to the terms of the Merger Agreement, Argonaut will merge into a newly formed PXRE Group Ltd. subsidiary, PXMS, Inc. Upon completion of the merger, and subject to the terms and conditions of the Merger Agreement which has been unanimously approved by the Board of Directors of both companies, Argonaut stockholders will receive, subject to certain adjustments, 6.4672 PXRE common shares in exchange for each share of Argonaut common stock. Upon closing of the transaction, approximately 73%of PXRE’s outstanding common shares will be owned by former Argonaut stockholders, and approximately 27% by former holders of PXRE’s common shares and convertible voting preferred shares. Argonaut stock options and other equity awards will automatically convert upon completion of the merger into stock options and equity awards with respect to PXRE common stock, subject to adjustment to reflect the exchange ratio.

Upon completion of the merger, PXRE will be renamed “Argo Group International Holdings, Ltd.” and its common shares will be delisted from the New York Stock Exchange and relisted on the NASDAQ Global Market (“NASDAQ”).

Completion of the merger, which is expected to occur in the third quarter of 2007, is subject to various conditions, including (1) receipt of approvals of the holders of PXRE and Argonaut common stock, (2) receipt of regulatory approvals, and (3) effectiveness of the Form S-4 registration statement relating to the PXRE common stock to be issued in the merger and (4) listing of the PXRE common stock on the NASDAQ.

The merger agreement contains certain termination rights for both us and Argonaut. Under certain circumstances, including those relating to competing business combination proposals, termination of the merger agreement could obligate PXRE to pay a termination fee of $20 million.

Argonaut underwrites specialty commercial insurance in niche areas of the property and casualty insurance market. Argonaut offers property and casualty insurance products through eleven wholly-owned insurance companies. Collectively, the insurance subsidiaries are admitted to write insurance in all fifty states and in the District of Columbia, Guam and the U.S. Virgin Islands and are authorized to write insurance on a surplus lines basis in all fifty states.

Argonaut targets niches in which it can develop a leadership position and which Argonaut believes will generate underwriting profits. Argonaut has stated that its growth has been achieved both organically through an operational strategy focused on underwriting discipline and as a result of acquisition activity.

Concurrently with the announcement of the merger, we also announced the formation of a new Bermuda based reinsurance subsidiary, Peleus Reinsurance Ltd. (“Peleus Re”). Peleus Re has been rated “A-” by A.M. Best & Company (“A.M. Best”) and is expected to begin writing reinsurance business. Peleus Re will focus on underwriting medium to small commercial property reinsurance risks on a pro rata and risk excess basis, and property catastrophe reinsurance risk on a controlled basis. It is also expected to reinsure casualty risks; initially through a quota share of Argonaut’s existing casualty business. Peleus Re will initially be capitalized with $213 million contributed from the existing surplus of PXRE Bermuda. PXRE Bermuda and PXRE Reinsurance will be placed into an orderly runoff, but will provide intercompany reinsurance support to Peleus Re.

The Board of Directors believes that the merger with Argonaut and resumption of reinsurance business through Peleus Re will provide shareholders with an expected return that is superior to both the potential value that shareholders would have realized if the Board of Directors had elected to pursue other non-runoff alternatives considered during the strategic evaluation process or the potential value that shareholders were likely to realize if the Company were to be liquidated after the conclusion of an orderly runoff and winding up process.

     Status of Credit and Financial Strength Ratings

Immediately following our February 16, 2006 announcement, Standard & Poor’s Ratings Services (“S&P”), a division of the McGraw-Hill Companies, Inc., downgraded its counterparty credit and financial strength rating on PXRE Reinsurance and PXRE Bermuda from “A-” to “BBB+” and placed these ratings on CreditWatch with negative implications. A.M. Best, an independent insurance industry rating organization, also downgraded its financial strength rating from “A-” to “B++” with a negative outlook. On February 17, 2006, Moody’s Investor Services (“Moody’s”) downgraded its insurance financial strength rating of PXRE Reinsurance from “Baa1” to “Baa2” and placed this rating under review for possible further downgrade.

On February 22, 2006, we announced our financial results for the quarter ended December 31, 2005. We also announced a further increase in our estimates of the net pre-tax impact of Hurricanes Katrina, Rita and Wilma. See Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Comparison of 2005 with 2004 – Losses and Loss Expenses.

Subsequently in February, 2006, S&P further downgraded its counterparty credit and financial strength rating on PXRE Reinsurance and PXRE Bermuda from “BBB+” to “BBB-”, and A.M. Best further downgraded its financial strength rating on these entities from “B++” to “B+” with a negative implication. Moody’s further downgraded its insurance financial strength rating of PXRE Reinsurance from “Baa2” to “Baa3” and placed this rating under review for possible further downgrade. See Item 1 – Business: Ratings.

In April, 2006, after finding that operational ratings below the critical “A” category provided little value for a reinsurer, we announced that we had requested that the major credit rating agencies withdraw their financial strength and claims paying ratings of the Company and its operating subsidiaries. In the wake of this request, A.M. Best downgraded its financial strength ratings of PXRE Reinsurance and PXRE Bermuda from “B+” to “B” and withdrew these ratings; S&P downgraded its counterparty credit and financial strength rating on PXRE Reinsurance and PXRE Bermuda from “BBB-” to “BB+” and then withdrew these ratings; and Moody’s downgraded its insurance financial strength rating of PXRE Reinsurance from “Baa3” to “Ba2” and then withdrew this rating.

Ratings have become an increasingly important factor in establishing the competitive position of reinsurance companies. Due to these ratings downgrades and withdrawal in 2006 of the operational ratings of our reinsurance subsidiaries by A.M. Best, S&P and Moody’s, our competitive position in the reinsurance industry has suffered, with ceding companies and brokers having moved business to other reinsurers with higher ratings. As of December 31, 2006, virtually all of the Company’s reinsurance contracts had either been cancelled, non-renewed or expired.

On March 15, 2007, Peleus Re received a rating of “A-” from A.M. Best. Our existing reinsurance subsidiaries, PXRE Bermuda and PXRE Reinsurance were also re-rated “B+” by A.M. Best on March 15, 2007.

     Overview of our 2006 Business

The following discussion of our Business in Item 1 of this Annual Report on Form 10-K concerns PXRE’s business operations during 2006 and prior. As discussed above, our Board of Directors has entered into a Merger Agreement with Argonaut. For a discussion of Argonaut’s business, see Argonaut’s Annual Report of Form 10-K for the period ended December 31, 2006, which was filed with the SEC on March 1, 2007.

Our catastrophe and risk excess business included property catastrophe excess of loss, property pro-rata, property catastrophe retrocessional, property risk excess, and marine excess and aerospace excess reinsurance products. Catastrophe and risk excess business has been our primary focus since our predecessor company was formed in 1986. This means that we primarily focused, in the year 2006 and prior, on providing reinsurance in respect of events which do not tend to occur frequently, but when they do occur, have the potential to generate a large amount of losses per occurrence. This focus on high-severity, relatively low frequency lines of business exposed us to short term volatility.

Reinsurance is a contractual arrangement in which an insurance company, usually referred to as the reinsurer, agrees to indemnify another insurance company, usually referred to as the ceding company, against all or a portion of the insurance risks underwritten by the ceding company under one or more insurance contracts. Reinsurance can provide a ceding company with several benefits, including a reduction in net liability on individual or classes of risks, catastrophe protection from large or multiple losses, assistance in maintaining acceptable financial ratios, and additional underwriting capacity.

There are two basic types of reinsurance arrangements: treaty and facultative reinsurance. All of our business was written as treaty reinsurance. In treaty reinsurance, the ceding company is obligated to cede and the reinsurer is obligated to assume a specified portion of a type or category of risks insured by the ceding company. Under treaty reinsurance, reinsurers do not generally separately evaluate each of the individual risks assumed under their treaties and, consequently, after a review of the ceding company’s underwriting practices, are largely dependent on the original risk underwriting decisions made by the ceding company. In facultative reinsurance, the ceding company cedes and the reinsurer assumes all or part of the risk under a single insurance contract. Facultative reinsurance is negotiated separately for each insurance contract that is reinsured. Facultative reinsurance normally is purchased by ceding companies for individual risks not covered by their reinsurance treaties, for amounts in excess of the dollar limits of their reinsurance treaties and for unusual risks.

Both treaty and facultative reinsurance can be written on either an excess of loss basis or a pro rata basis. Under excess of loss reinsurance arrangements, the reinsurer indemnifies the ceding company against all or a specified portion of losses and expenses in excess of a specified dollar amount, known as the reinsurer’s attachment point, generally subject to a negotiated reinsurance contract limit. This means that the reinsurer does not begin to pay its client’s claims until its claims exceed a certain contractually specified amount and its obligation to pay those claims is limited to a contractually specified aggregate amount. Under pro rata reinsurance arrangements, the ceding company and the reinsurer share the premiums as well as the losses and expenses in an agreed proportion.

In pro rata reinsurance, the reinsurer generally pays the ceding company a ceding commission. The ceding commission generally is based on the ceding company’s cost of acquiring the business being reinsured (commissions, premium taxes, assessments and miscellaneous administrative expense). Premiums paid by the ceding company to a reinsurer for excess of loss reinsurance are not directly proportional to the premiums that the ceding company receives because the reinsurer does not assume a proportionate risk.

Reinsurance can be written through intermediaries, generally professional reinsurance brokers, or directly with ceding companies. From a ceding company’s perspective, both the broker and the direct distribution channels have advantages and disadvantages. A ceding company’s decision to select one distribution channel over the other will be influenced by its perception of such advantages and disadvantages relative to the reinsurance coverage being placed.

Property catastrophe reinsurance generally covers claims arising from large catastrophes around the world such as hurricanes, windstorms, hailstorms, earthquakes, volcanic eruptions, fires, industrial explosions, freezes, riots, floods and other man-made or natural disasters. In underwriting our property catastrophe portfolio, we sought to diversify our exposures geographically and by peril in order to manage the risks assumed and maximize the return on our portfolio. In 2006, approximately 99% of our property catastrophe reinsurance and retrocessional products were written on an excess-of-loss basis based on net premiums written. All of our reinsurance contracts contained aggregate limits on our exposure to losses. For the year ended December 31, 2006, approximately 79% of our property catastrophe and risk excess net premiums written emanated from clients located outside of North America, including clients located in the United Kingdom, Continental Europe, Latin America, the Caribbean, Bermuda, Australia and Asia.

We provided property catastrophe products to both insurers and reinsurers. As of December 31, 2006, insurance and reinsurance companies comprised approximately 67% and 33%, respectively, of our total number of clients, based on client count. The reinsurance of a reinsurer or retrocedent is referred to as retrocessional reinsurance. Retrocessional reinsurance allows a reinsurer to cover its own risk exposure and can act to reduce net liability on individual or classes of risks, protect against catastrophic losses and create additional underwriting capacity. Retrocessional business generally carries substantially higher risk premiums than property catastrophe reinsurance business. We believe this risk premium is required because retrocessional coverage is characterized by higher volatility, principally due to the fact that retrocessional contracts expose a reinsurer to an uncertain level of correlation with other existing reinsurance contracts. In addition, the information available to retrocessional underwriters concerning the original primary risk is often less precise than the information received from primary insurers directly. The lack of precision in the information received from retrocessional clients also increases the difficulty of estimating losses in the immediate aftermath of a catastrophe event. Moreover, exposures from retrocessional business can change within a contract term as the underwriters of a retrocedent alter their book of business after retrocessional coverage has been bound. There are substantially fewer competitors offering this type of coverage due to the risks entailed in underwriting retrocessional business.

We also offered our clients property-per-risk, marine and aerospace reinsurance and retrocessional products. Unlike property catastrophe reinsurance, which protects against the accumulation of a large number of related losses arising out of one catastrophe, per-risk excess of loss reinsurance protects our clients against a large loss arising from a single risk or location. Substantially all of our property-per-risk was written on an excess-of-loss basis with contractual aggregate limits on our exposure to losses. Our aerospace reinsurance business included both excess of loss aviation business and excess of loss and pro rata satellite reinsurance business.

The property reinsurance market has historically been a very cyclical market, with pricing improving significantly in the wake of major insured catastrophe losses. For example, the events of September 11, 2001, combined with industry-wide reserve deficiencies recognized subsequently and generally poor investment performance of recent years, resulted in increases in pricing in conjunction with improved terms and conditions for the insurance industry for the underwriting years 2002 through 2004. As a direct result, we experienced significant rate increases and strong profitability in our core property catastrophe and risk excess segment, which is reflected in our results of operations for the years ended December 31, 2002 and 2003. Operating in this favorable environment, we had net income before convertible preferred share dividends of $64.5 million in 2002 and $96.6 million in 2003.

The underwriting environment remained favorable in 2004, but our underwriting results were negatively impacted by losses arising from Hurricanes Charley, Frances, Ivan and Jeanne that occurred during the third quarter of 2004. As a result, net income before convertible preferred share dividends for the year ended December 31, 2004 was $22.8 million.

In 2005, the underwriting environment generally remained favorable, but reinsurance rates in certain international territories had begun to soften. The unprecedented severity of Hurricane Katrina, followed by Hurricanes Rita and Wilma, however, resulted in a net loss before convertible preferred share dividends of $697.6 million for the year ended December 31, 2005. As a result of the unprecedented size of the industry-wide losses from Hurricanes Katrina, Rita and Wilma, rates and limitations in coverage were favorable for each of the lines of business that we underwrote in 2006.

We conduct our business primarily through our principal operating subsidiaries, PXRE Bermuda, PXRE Reinsurance, and PXRE Europe. PXRE Bermuda is a broker-market reinsurer with $564.2 million of statutory capital and surplus as of December 31, 2006, which, prior to the ratings downgrades referenced above, principally underwrote treaty reinsurance for property (including marine and aerospace) risks. PXRE Bermuda’s reinsurance business was supported by an unlimited parental guarantee from the Company and an excess of loss reinsurance treaty from PXRE Reinsurance that provided $100.0 million of reinsurance protection in excess of $110.0 million in the period January 1, through March 31, 2006 and $40.0 million of reinsurance protection in excess of $150.0 million at April 1, 2006. PXRE Bermuda is neither licensed nor admitted as an insurer in any jurisdiction other than Bermuda.

PXRE Reinsurance is a broker-market reinsurer with $138.0 million of statutory capital and surplus as of December 31, 2006, which, prior to the ratings downgrades referenced above, principally underwrote treaty reinsurance for property (including marine and aerospace) risks. PXRE Reinsurance is licensed, accredited or permitted to do business in each of the 50 states and the District of Columbia, Puerto Rico, Bermuda, Colombia, Mexico. Until January 31, 2003 PXRE Reinsurance also operated a branch in Belgium, which we refer to as PXRE’s Brussels Branch.

On March 14, 2007, we announced the formation of Peleus Reinsurance Ltd. Peleus is licensed as a Class 3 reinsurer in Bermuda. It has been capitalized with $213 million and will commence underwriting reinsurance through the broker market.

PXRE Europe, a Belgian reinsurance intermediary, performs reinsurance intermediary activities on behalf of PXRE Bermuda and PXRE Reinsurance.

Business: History

The Company was formed in 1999 as part of the reorganization of PXRE Delaware, a Delaware corporation. Prior to the reorganization, PXRE Delaware was the ultimate parent holding company of the various PXRE companies and its common shares were publicly-traded on the New York Stock Exchange. As a result of the reorganization, the Company became the ultimate parent holding company of PXRE Delaware and the holders of PXRE Delaware common stock automatically became holders of the same number of the Company’s common shares. The reorganization was consummated at the close of business on October 5, 1999 and, on October 6, 1999 the Company’s common shares commenced trading on the New York Stock Exchange under the symbol “PXT.” The reorganization also involved the establishment of a Bermuda-based reinsurance subsidiary, PXRE Bermuda, and a Barbados based reinsurance subsidiary, PXRE Barbados.

The Company’s predecessor, PXRE Delaware, was organized in July 1986 to succeed, through PXRE Reinsurance, to the property and casualty reinsurance business carried on since 1982 by Phoenix General Insurance Company.

The Company effected an internal reorganization of our subsidiaries on March 15, 2005. The purpose of the reorganization was to consolidate all of our non-Bermudian subsidiaries under a newly formed holding company established in Ireland, PXRE Ireland. PXRE Ireland is a wholly owned subsidiary of PXRE Bermuda. In the reorganization, PXRE Barbados distributed all of the common shares of PXRE Delaware to PXRE Bermuda. PXRE Bermuda then contributed the common shares of PXRE Delaware and the common shares of PXRE Europe to PXRE Ireland. Following the reorganization, PXRE Barbados ceased writing any new reinsurance business and is expected to be wound up in an orderly fashion during 2007.

Catastrophe and risk excess business has been our primary focus since our predecessor company was formed in 1986. Beginning in 1997, the pricing and terms in our core property reinsurance markets began to deteriorate, resulting in a soft reinsurance market that only began to recover in late 2000. During that time, we decided to pursue a variety of diversification efforts to enhance our competitiveness and growth opportunities in that soft reinsurance market environment that included: the establishment of a corporate member (“PXRE Limited”) at Lloyd’s of London (“Lloyd’s”), an underwriting syndicate (“PXRE Lloyds Syndicate 1224”) and managing agent; the establishment of an excess and surplus lines operation; the addition of a reinsurance platform offering primarily casualty products directly to insurance companies (rather than through reinsurance brokers); the enhancement of our international broker market reinsurance platform to include additional lines of business, including casualty and credit risks; an acceleration of business offerings to one of our managed business participants; and the formation of a finite reinsurance unit.

In the wake of the events of September 11, 2001, we decided to return our focus to our core property catastrophe, property per-risk, marine and aerospace reinsurance and retrocessional products. Accordingly, we exited all of the non-property catastrophe and risk businesses other than our finite business. In the first half of 2004, market conditions for finite risk deteriorated sufficiently to cause us to exit this line of business as well. As a result of this strategic realignment, we became solely focused on our catastrophe and risk excess business. This, combined with the affects of our ratings downgrades, reduced the number of our employees from a high of 103 in December 1999 to 45 at December 31, 2006.

Business: Operating Segments

During 2006, PXRE operated in two reportable property and casualty segments – (i) catastrophe and risk excess and (ii) exited lines – based on PXRE’s approach to managing the business. The exited lines segment includes business previously written and classified by the Company as direct casualty, Lloyd’s, international casualty and finite.

In addition, PXRE operated in two geographic segments in 2006 – North American, representing North American based risks written by North American based clients, and International (principally worldwide risks including the United States, United Kingdom, Continental Europe, Latin America, the Caribbean, Bermuda, Australia and Asia), representing all other premiums written.

As of January 1, 2007, virtually all of our in-force assumed reinsurance contracts had expired.

During 2006, unpaid net loss and loss expense reserves in the exited lines segment decreased from $93.5 million at December 31, 2005 to $48.2 million at December 31, 2006 as a result of both the payment of losses and loss expenses and commutations in this segment.

There are no differences among the accounting policies of the segments as compared to PXRE’s consolidated financial statements.

PXRE does not maintain separate balance sheet data for its operating segments nor does it allocate net investment income, net realized investment gains or losses, other fee income, other reinsurance related expense, operating expenses, foreign exchange gains and losses, or interest expense to these segments. Accordingly, PXRE does not review and evaluate the financial results of its operating segments based upon balance sheet data and these other income statement items.

Operating Segments-Catastrophe and Risk Excess

Our primary business during 2006 was our catastrophe and risk excess business. Our catastrophe and risk excess portfolio consisted principally of property catastrophe excess of loss, property pro-rata, property catastrophe retrocessional, property risk excess, and marine excess and aerospace excess reinsurance coverages. The catastrophe and risk excess segment accounted for substantially all of our net premiums earned for the years ended December 31, 2006, 2005 and 2004. This portfolio can be characterized as being comprised of coverages involving higher expected margins and volatility.

Net premiums earned in this segment were $84.9 million, $389.6 million and $301.8 million for the years ended December 31, 2006, 2005 and 2004, respectively. The decrease in premium volume in 2006 was due to cancellation and non-renewal of many of our reinsurance contracts due to our ratings downgrades in February 2006.

The increase in premium volume for the catastrophe and risk excess segment from 2001 through to 2005 was largely attributable to increases in the volume of business underwritten, and the rates charged, as a result of large losses from catastrophic events (including the events of September 11, 2001 and Hurricanes Charley, Frances, Ivan and Jeanne that occurred in 2004). The increase in 2005 can also be attributed to net reinstatement and additional premiums of $43.9 million associated with Hurricanes Katrina, Rita and Wilma.

The catastrophe and risk excess segment produced underwriting income of $59.8 million for the year ended December 31, 2006. This underwriting income was primarily attributable to the absence of any significant loss events during 2006 as well as net favorable development on our prior year losses and loss expenses, offset by a decrease in net premiums earned due to the cancellation and non-renewal of the majority of our reinsurance portfolio following our ratings downgrades in February 2006.

The catastrophe and risk excess segment produced an underwriting loss of $664.4 million for the year ended December 31, 2005. The primary cause of this underwriting loss was the impact of catastrophe losses arising from Hurricanes Katrina, Rita and Wilma of $806.9 million, after reinsurance recoveries on our outwards reinsurance program and the impact of inwards and outwards reinstatements and additional premiums. The underwriting loss from Hurricanes Katrina, Rita and Wilma affected both the North American and International segments due to treaties with worldwide coverage.

Largely as a result of the occurrence of Hurricanes Charley, Frances, Ivan and Jeanne, the catastrophe and risk excess segment produced underwriting income of only $70.2 million for the year ended December 31, 2004. The hurricane losses impacted both North American and International geographic segments as reinsurance being assumed from non-U.S. based clients was exposed to North American and Caribbean perils.

For 2006, 2005 and 2004, approximately 79%, 70% and 75%, respectively, of our property catastrophe and risk excess net premiums written were derived from clients located outside of North America, including clients located in the United Kingdom, Continental Europe, Latin America, the Caribbean, Bermuda, Australia and Asia.

The following table presents the distribution of our net premiums written, net premiums earned, losses and loss expenses incurred, commission and brokerage, net of fee income and our underwriting income (loss) for the periods indicated under our catastrophe and risk excess segment.

Catastrophe and Risk Excess Segment:	Year Ended December 31,
($000’s)	2006	2005	2004
Net Premiums Written (1)
International	$110,923	$378,583	$250,505
North American	30,148	159,101	85,661
Excess of Loss Cessions	(87,137)	(129,413)	(28,729)
	$53,934	$408,271	$307,437
Net Premiums Earned (1)
International	$128,450	$372,433	$249,365
North American	44,809	148,506	87,109
Excess of Loss Cessions	(88,311)	(131,357)	(34,655)
	$84,948	$389,582	$301,819
Losses and Loss Expenses Incurred
International	$(15,248)	$737,749	$163,781
North American	25,489	428,185	39,766
Excess of Loss Cessions	(3,751)	(161,163)	(4,649)
	$6,490	$1,004,771	$198,898
Commission and Brokerage, Net of Fee Income
International	$10,241	$25,910	$21,898
North American	7,612	16,306	10,550
Excess of Loss Cessions	844	7,040	281
	$18,697	$49,256	$32,729
Underwriting Income (Loss) (2)
International	$133,457	$(391,226)	$63,686
North American	11,708	(295,985)	36,793
Excess of Loss Cessions	(85,404)	22,766	(30,287)
	$59,761	$(664,445)	$70,192
____________________

(1)	Premiums written and earned are expressed on a net basis in order to more accurately reflect business written for our own account. The amounts shown in the North American and International geographic segments are presented net of proportional reinsurance and allocated excess of loss reinsurance cessions, but gross of corporate catastrophe excess of loss reinsurance cessions, which are separately itemized where applicable.

(2)	Underwriting income (loss) includes net premiums earned, losses and loss expenses incurred and commission and brokerage net of fee income, but does not include net investment income, net realized investment gains or losses, other fee income, other reinsurance related expense, operating expenses, foreign exchange gains or losses or interest expense. See Note 13 of our consolidated financial statements for additional information regarding our reportable segments and geographic areas.

Property Catastrophe Excess of Loss Reinsurance. Our property catastrophe excess of loss reinsurance business reinsured catastrophic perils for insurance companies on a treaty basis and provided protection for most catastrophic losses that are covered in the underlying insurance policies written by our clients. The perils in our portfolio underlying the North American portion of this segment emanated principally from East Coast and Gulf Coast hurricanes and Midwest and West Coast earthquakes. The perils underlying the International portion of this segment emanated principally from European, Japanese and Caribbean windstorm, flood and earthquake risks. In addition, we were exposed to major oil rig explosions, cruise ship disasters, satellite failures, commercial airplane crashes and similar risks throughout the world. This business was generally comprised of reinsurance contracts that incur losses only when events occur that impact more than one risk or insured. Coverage for other perils can be negotiated on a case-by-case basis. Protection under property catastrophe treaties was generally provided on an occurrence basis, allowing our ceding company clients to combine losses that have been incurred in any single event from multiple underlying policies.

The property catastrophe excess of loss reinsurance business operates on a subscription basis, with the reinsurance intermediaries seeking participation for specific treaties among a number of reinsurers. All subscribing reinsurers participate at substantially the same pricing, terms, and conditions.

Property Catastrophe Retrocessional Reinsurance. We entered into retrocessional contracts that provide property catastrophe coverage to other reinsurers or retrocedents. In providing retrocessional coverage, we focused on reinsurance that covers the retrocedent on an excess of loss basis when aggregate claims and claim expenses from a single occurrence of a covered peril and from a multiple number of reinsureds exceed a contractually specified attachment point. The coverage provided under excess of loss retrocessional contracts may be on a worldwide basis or limited in scope to selected geographic areas. Coverage can also vary from “all property” perils to limited coverage on selected perils, such as “earthquake only” coverage.

Retrocessional coverage is characterized by high volatility, principally because retrocessional contracts expose a reinsurer to an uncertain level of correlation with other existing reinsurance contracts. In addition, the information available to retrocessional underwriters concerning the original primary risk can be less precise than the information received from primary companies directly. The lack of precision in the information received from retrocessional clients also increases the difficulty of estimating losses in the immediate aftermath of a catastrophe event. Moreover, exposures from retrocessional business can change within a contract term if the underwriters of a retrocedent dramatically alter their book of business after retrocessional coverage has been bound.

Property Risk Excess Reinsurance. Our property risk excess business reinsured individual property risks of ceding companies on a treaty basis. This business was comprised of a highly diversified portfolio of property risk excess reinsurance contracts covering claims from individual insurance policies issued by our ceding company clients. Loss exposures in this business included the perils of fire, explosion, collapse, riot, vandalism, wind, tornado, flood and earthquake. For the year ended December 31, 2006, 100% of the clients reinsured by us in this business were located internationally, based on net premiums written.

Because the reinsurance contracts written in this business are exposed to losses on an individual policy basis, we underwrote and priced the agreements based on anticipated claims frequency. We used actuarial techniques to examine our ceding companies’ underwriting results as well as the underwriting results from the ceding companies with comparable books of business and pertinent industry results. These experience analyses were compared against actuarial exposure analyses to refine our pricing assumptions. Our pricing also took into account our variable and fixed expenses and our assessment of an appropriate return on the capital required to support each individual contract relative to our portfolio of risks.

Reinsurance contracts that provide coverage of individual underlying insurance policies may contain significant risk of accumulation of exposures to natural and other perils. Our underwriting process recognizes these exposures. Natural perils, such as windstorm and earthquake, are analyzed through our modeling systems. Other perils, such as fire, terrorism events and flood, are considered on a contract-by-contract basis and monitored for cumulative aggregate exposure.

This property per risk business operates as a subscription market. Those reinsurers that ultimately subscribe to any given treaty participate at substantially the same pricing, terms, and conditions.

Aerospace Reinsurance. Our aerospace business included hull, aircraft liability, aircraft products and space coverages. We wrote all of these exposures as reinsurance and retrocessional coverages. In all cases, we track our exposures by original insured in order to monitor our maximum exposures by major airline and by major manufacturer. The space business includes satellite launch and in-orbit coverage. We had chosen to write space business predominately on a proportional reinsurance basis where we sought to provide retrocessional support to underwriters that have demonstrated a positive track record in this business.

Marine Reinsurance. The marine portfolio was very limited and provided retrocessional coverage primarily against large insured market losses in the offshore energy, protection and indemnity, and pollution business segments. In 2006 and 2005, we did not underwrite any marine reinsurance contracts.

Operating Segments-Exited Lines

Our exited lines segment consists principally of North American general liability, commercial and personal auto liability, risk excess and other liability coverages; International pro rata casualty coverages; all business written through PXRE Lloyd’s Syndicate 1224; and credit coverages and finite risk coverages. In the third quarter of 2000, we ceased accepting new and renewal risks at PXRE Lloyd’s Syndicate 1224. We ceased underwriting virtually all of the other non-finite business within the exited lines segment in 2001 and all premiums written and earned relate to reinsurance contracts that were entered into prior to September 2001, but for which coverage had not expired. We ceased underwriting finite risk business in 2004.

The exited lines segment accounted for negative $0.4 million, negative $1.3 million and $2.4 million of net premiums written in 2006, 2005 and 2004, respectively. Virtually all of the premiums under these contracts have now been earned and we do not expect to report a material amount of premiums in this segment in 2007. In 2006, 2005 and 2004, the exited lines segment produced underwriting losses of $6.6 million, $7.7 million and $22.8 million, respectively. Underwriting losses for the exited lines segment in 2004 related primarily to adverse loss development on a finite contract with Lumbermens Mutual Casualty Company (“LMC”). During the fourth quarter of 2004, this contract was commuted.

In the fourth quarter of 2005, we sold PXRE Limited, the sole corporate capital provider to PXRE Lloyd’s Syndicate 1224, to Chaucer Holdings PLC (“Chaucer”) and agreed terms for the reinsurance to close of the liabilities of PXRE Lloyd’s Syndicate 1224 into a Lloyd’s syndicate controlled by Chaucer. As part of the transaction, PXRE Bermuda entered into a stop loss reinsurance contract with the Chaucer Syndicate, pursuant to which PXRE Bermuda is obligated to indemnify the Chaucer Syndicate if reinsurance liabilities arising from the PXRE Lloyd’s Syndicate 1224 exceed £6.0 million (approximately $11.6 million), subject to an aggregate limit of liability of £12.0 million (approximately $23.2 million). Prior to the sale, net loss reserves for Lloyd’s Syndicate 1224 were $11.1 million. As of December 31, 2006 and 2005, PXRE Bermuda has $1.1 million of net loss reserves related to the stop loss reinsurance contract.

The following table presents the distribution of our net premiums written, net premiums earned, losses and loss expenses incurred, commission and brokerage, net of fee income and our underwriting (loss) income for the periods indicated under our exited lines segment.

Exited Lines Segment:	Year Ended December 31,
($000’s)	2006	2005	2004
Net Premiums Written (1)
International	$(499)	$(272)	$(119)
North American	74	(994)	2,469
	$(425)	$(1,266)	$2,350
Net Premiums Earned (1)
International	$(499)	$(268)	$(121)
North American	80	(990)	6,374
	$(419)	$(1,258)	$6,253
Losses and Loss Expenses Incurred
International	$(1,188)	$(4,012)	$(4,618)
North American	7,141	10,764	32,067
	$5,953	$6,752	$27,449
Commission and Brokerage, Net of Fee Income
International	$59	$17	$417
North American	127	(314)	1,180
	$186	$(297)	$1,597
Underwriting (Loss) Income (2)
International	$630	$3,727	$4,080
North American	(7,188)	(11,440)	(26,873)
	$(6,558)	$(7,713)	$(22,793)
____________________

(1)	Premiums written and earned are expressed on a net basis (after deduction for ceded reinsurance premiums) in order to more accurately reflect business written for our own account.

(2)	Underwriting (loss) income includes net premiums earned, losses and loss expenses incurred and commission and brokerage net of fee income, but does not include net investment income, net realized investment gains or losses, other fee income, other reinsurance related expense, operating expenses, foreign exchange gains or losses or interest expense. See Note 13 of our consolidated financial statements for additional information regarding our reportable segments and geographic areas.

Business: Underwriting

In the past, we have pursued a core strategy of short-tail, high-severity, low frequency lines of business. Reinsurance treaties were reviewed for compliance with our general underwriting standards and nearly all treaties were evaluated in part based upon our internal quantitative analysis using our proprietary, internally developed models as well as third party models. We sought to manage our risk of loss through a combination of aggregate exposure limits, underwriting guidelines that take into account risks, prices and coverage and retrocessional agreements. As we underwrote risks from a large number of clients based on information generally supplied by reinsurance brokers, there was a risk of developing a concentration of exposure to loss in certain geographic areas prone to specific types of catastrophes. We developed systems and software tools to monitor and manage the accumulation of our exposure to such losses. We established guidelines for maximum tolerable losses from a single or multiple catastrophic events based on historical data and probabilistic risk limits. No assurance, however, can be given that these guidelines for probabilistic risk limits will not be exceeded in an actual event. In fact, these guidelines for probabilistic risk limits for a single event were exceeded by the unprecedented accumulation of exposures in the Hurricane Katrina loss.

     Risk Limits

We sought to manage our risk of loss through a combination of aggregate exposure limits, underwriting guidelines that take into account risks, prices and coverage and retrocessional agreements. As we underwrote risks from a large number of clients based on information generally supplied by reinsurance brokers, there was a risk of developing a concentration of exposure to loss in certain geographic areas prone to specific types of catastrophes. We developed systems and software tools to monitor and manage the accumulation of our exposure to such losses. We established guidelines for maximum probabilistic tolerable losses from a single or multiple catastrophic events based on historical data. However, no assurance can be given that these maximums will not be exceeded in some future catastrophe.

The purpose of the probabilistic risk limit is to seek to constrain the maximum amount of net loss the Company could incur from a catastrophe event with a given mathematical probability. For calendar year 2006 and prior periods, the Company had established internal risk parameters whereby the Company did not want to lose more than 25% of its beginning of calendar year total “capital” (“capital” being defined as the sum of shareholders’ equity and subordinated debt) from a single large catastrophic event after adjusting the income statement effect of the gross loss from such an event for (a) reinsurance recoveries and net reinstatement premiums received associated with the catastrophic event and (b) the expected profitability of the Company for the calendar year excluding the catastrophic event. Because it is probabilistic, the single event probabilistic risk limit did not seek to be the maximum that could be lost from a particular event. What it did seek to do, based on internal and third-party catastrophe models, was to estimate the amount of loss from an event in each zone with a remote annual probability.

The largest assumption made in calculating the amount of exposure which could be accepted in compliance with the single event probabilistic risk limit is the perils that are simulated in the third party catastrophe models. The next largest assumption is the frequency assumptions for catastrophes with given physical characteristics. Finally, the exposure information provided by our clients is subject to change throughout the contract term. We assumed that the information we had was correct and made assumptions for any missing data and expected changes in the portfolio during the contract term. All of these assumptions could give rise to potential differences between any actual event and the single event probabilistic risk limit.

The Company has never exceeded its single event probabilistic risk limit in any event other than Hurricane Katrina. Under the guidelines of the probabilistic risk limits in place during 2005, we sought to limit our gross loss and loss expenses from any single event to $683.0 million. Our gross losses and loss expenses arising from Hurricane Katrina were $771.0 million as of December 31, 2005, which was $88.0 million over our guidelines for the probabilistic risk limits. Several factors contributed to the Company’s exceeding its probabilistic risk limits in Hurricane Katrina. In setting probabilistic risk limits, we are heavily reliant on third party catastrophe models, which did not include flood damage assessments other than storm surge associated with wind events in the US. Although we attempt to account for the flood uncertainty in setting our risk limits, the losses arising from flood coverage provided by our cedents to their policyholders for Hurricane Katrina were more widespread than in past hurricanes. In certain cases, losses were larger than expected for those treaties which saw increases in cedents exposures in the US Gulf Coast from the time they purchased reinsurance from us to the time of Hurricane Katrina. Finally, the unprecedented characteristics of Hurricane Katrina resulted in significant losses under treaties which would not normally be expected to trigger such losses in a hurricane.

We utilized a two-tier approach to risk management, including both overall risk limits and a portfolio optimization system. Our portfolio optimization system incorporates third-party catastrophe modeling software and internally developed models. Our software tools use exposure data provided by our ceding company clients to simulate catastrophic losses.

Data output from the commercial modeling software is incorporated in our proprietary model for multiple purposes. First, the data is used to estimate the amount of reinsurance premium that is required to pay the long-term expected losses under the proposed contracts. Second, the data is used to estimate correlation among the contracts we have written. The degree of correlation is used to estimate the incremental capital required to support our participation on each proposed contract. Finally, the data is used to monitor our cumulative exposure to individual perils across all of our businesses. This system is used to price each reinsurance contract based on marginal capital requirements, and enables our underwriters to dynamically evaluate potential new business and exposures against the background of our existing business to optimize the overall portfolio. Any new business bound is incorporated in this analytical approach to enable a real-time assessment of the portfolio.

Our pricing of property catastrophe reinsurance contracts is based on a combination of modeled loss estimates, actual ceding company loss history, surcharges for potential unmodeled exposures (such as flooding), fixed and variable expense estimates and profit requirements. The profit requirements are based on incremental capital usage estimates described above and our required return on consumed capital.

Our portfolio was also subject to probabilistic risk limits for the business as a whole, by territory and by type of events.

We maintain strict limits on our departmental underwriting authority. All risks of up to $1.5 million per treaty program must be approved by a minimum of two underwriters, one of whom must be the department head. All risks above $1.5 million must be referred to our underwriting committee. While the Company was underwriting in 2006, the committee was comprised of our Chief Executive Officer, Chief Operating Officer and two senior underwriters. The number of committee members required for approval of a program increases with the amount of risk involved. One underwriter and at least one member of the underwriting committee other than the underwriter’s department head must approve treaty program lines in excess of $1.5 million and up to $5.0 million. At least two members of the underwriting committee must approve any treaty program lines that are greater than $5.0 million or any programs that are deemed outside the predominant risk distribution of the overall portfolio.

Business: Marketing

During 2006, we provided reinsurance for international insurance and reinsurance companies headquartered, principally, in the United Kingdom, Continental Europe, Latin America, the Caribbean, Bermuda, Australia and Asia. In the United States, we reinsured national and regional insurance and reinsurance companies and specialty insurance companies.

Historically, we have obtained substantially all of our reinsurance business through reinsurance intermediaries, which represent our clients in negotiations for the purchase of reinsurance. None of the reinsurance intermediaries through whom we obtain this business are authorized to arrange any business in our name without our approval. We pay commissions to these intermediaries or brokers that vary in size based on the amount of premiums and type of business ceded. These commission payments constitute part of our total acquisition costs and are included in our underwriting expenses. We generally pay reinsurance brokerage commissions believed to be comparable to industry norms.

In both 2006 and 2005, substantially all of gross premiums written were written in the broker market. Approximately 100% of gross premiums written for the year ended December 31, 2006 were arranged through brokers individually representing 10% or more of gross premiums written including Benfield Greig Ltd. (approximately 41%), the worldwide branch offices of Guy Carpenter & Company, Inc., a subsidiary of Marsh & McLennan Companies, Inc. (approximately 22%), Willis Re Inc. (approximately 14%), and Aon Group Ltd. (approximately 12%). The commissions we paid to these intermediaries are generally at the same rates as those paid to other intermediaries. The Company’s policy is not to pay different commission rates based on volume.

Business: Competition

Our counterparty credit and financial strength ratings were downgraded by the major rating agencies in February 2006 to a level that is generally unacceptable to most of our reinsurance clients. These ratings downgrades had a significant negative impact on our competitive position within all of our lines of reinsurance business.

Ratings have become an increasingly important factor in establishing the competitive position of reinsurance companies. Due to the ratings downgrades in February 2006 of our reinsurance subsidiaries by A.M. Best, S&P and Moody’s, our competitive position in the reinsurance industry suffered, and we were unable to retain our reinsurance portfolio or renew existing reinsurance agreements. The downgrades resulted in the loss of virtually all of our reinsurance business as ceding companies and brokers that place such business moved to other reinsurers with higher ratings.

Competitive forces in the property and casualty reinsurance industry are substantial. We operate in an industry that is highly competitive and is undergoing a variety of challenging developments. The industry has in recent years placed increased importance on credit ratings, size and financial strength in the selection of reinsurers. This trend became more pronounced in the wake of September 11, 2001, with the formation at that time and subsequently, particularly following the losses resulting from Hurricanes Katrina, Rita and Wilma, of many new large, well-capitalized reinsurance companies in Bermuda.

Many of these start-ups are focusing on the short tail property reinsurance markets in which PXRE has historically competed. Other existing competitors have also formed “side car” reinsurers to supplement their existing capacity to underwrite short tail property reinsurance business. Additionally, reinsurers are tapping new markets and complementing their range of traditional reinsurance products with innovative new products that bring together capital markets and reinsurance experience.

We compete with numerous major reinsurance and insurance companies. These competitors, many of whom have higher credit ratings, substantially greater financial, marketing and management resources than us, include independent reinsurance companies, subsidiaries or affiliates of established worldwide insurance companies, reinsurance departments of certain commercial insurance companies and underwriting syndicates. We also may face competition from new market entrants or from market participants that decide to devote greater amounts of capital to the types of business written by us.

In particular, we compete with reinsurers that provide property-based lines of reinsurance, such as ACE Tempest Reinsurance Ltd., Arch Reinsurance Ltd., Aspen Insurance Holdings Limited, AXIS Reinsurance Company, Endurance Specialty Insurance Ltd., Everest Reinsurance Company, IPC Re Limited, Lloyd’s of London syndicates, Montpelier Reinsurance Ltd., Munich Reinsurance Company, Partner Reinsurance Company Ltd., Platinum Underwriters Reinsurance, Inc., Renaissance Reinsurance Ltd., Swiss Reinsurance Company and XL Re Ltd. Competition varies depending on the type of business being insured or reinsured.

It is difficult to accurately measure the annual industry premium related to catastrophe and risk excess reinsurance; and therefore, it is difficult to measure PXRE’s share of this market. Several factors contribute to this lack of market information, including the fact that catastrophe reinsurance is often written by non-public reinsurance companies and public multi-line reinsurance companies often do not disclose the amount of catastrophe and risk excess reinsurance that they write. While we have access to the transactions presented to us, we do not have access to all of the transactions in the market. Furthermore, we may not know the final outcomes of all business submitted to PXRE due to (i) not receiving allocations on all business authorized and (ii) not authorizing all business submitted. As a result of our 2006 ratings downgrades, it is not possible to predict our market share in 2007, but we expect it will be significantly less than 2005.

Business: Ceded Reinsurance Agreements

We selectively managed our catastrophe exposures and increased our underwriting commitments by retroceding some of our underwritten risks to other reinsurers through various retrocessional arrangements. Our ceded reinsurance underwriting committee consisted of our Chief Executive Officer, Chief Financial Officer and one senior underwriter responsible for the selection of reinsurers as quota share reinsurers or as participating reinsurers in the catastrophe coverage protecting us. Proposed reinsurers are evaluated at least annually based on consideration of a number of factors including the management, financial statements and the historical experience of the reinsurer. This procedure is followed whether or not a rating has been assigned to a proposed reinsurer by any rating organization. All reinsurers, whether obtained through direct contact or the use of reinsurance intermediaries, are subject to our approval. Although management carefully selects our retrocessionaires, we are subject to credit risk with respect to our retrocessionaires because the ceding of risk to retrocessionaires does not relieve us of our liability to clients.

The following table sets forth certain information regarding the volume of premiums we ceded to other reinsurers pursuant to retrocessional agreements for the periods indicated:

	Year Ended December 31,
($000’s)	2006	2005	2004
Gross premiums written	$138,776	$542,325	$346,035
Reinsurance ceded premiums written:
Quota share reinsurers	191	814	(5,704)
Catastrophe coverage and other	(85,458)	(136,134)	(30,544)
Total reinsurance ceded premiums written	(85,267)	(135,320)	(36,248)
Net premiums written	$53,509	$407,005	$309,787

The decrease in reinsurance ceded premiums written during 2006 as compared to 2005 was largely due to ceded reinstatement and additional premiums related to Hurricanes Katrina, Rita and Wilma recognized during 2005 compared to virtually none in 2006, offset, in part, by an increase of $57.7 million in ceded premiums written associated with excess of loss retrocessional catastrophe coverage during 2006, including one of the collateralized catastrophe facilities entered into during the fourth quarter of 2005 to protect the Company against a severe catastrophe event and the related early termination charge of approximately $17.6 million.

In addition, in the fourth quarter of 2005, PXRE sponsored a catastrophe bond transaction which was determined to be a derivative and recorded at fair value. During 2006, the increase of $16.9 million in other reinsurance related expense was due to the change in fair value of this derivative, principally due to the passage of one year of the transaction’s risk coverage for calendar year 2006. The derivative will also provide $125.0 million of coverage for the period from January 1, 2007 to December 31, 2008 for second event losses in the same calendar year arising from hurricanes in the Eastern and Gulf coasts of the United States, windstorms in northern Europe and earthquakes in California. The recovery is based on modeled losses and is not limited to PXRE’s ultimate net loss from the loss event.

We had reinsurance recoverables of $38.7 million as of December 31, 2006, which represents a 65% decrease from the reinsurance recoverables of $111.9 million at December 31, 2005. Approximately 92% of our reinsurance recoverables at December 31, 2006 are either fully collateralized or reside with entities rated “A-” or its equivalent or higher by A.M. Best or S&P (as of January 2007).

Our ten largest reinsurance recoverables as of December 31, 2006, ranked by the amount of the reinsurance recoverable, are listed below:

		Amount of
		Reinsurance
	Amount of	Recoverable,
	Reinsurance	Net of
Reinsurer	Recoverable	Collateral	Rating(1)
($000’s)
GE ERC Strategic Reinsurance Limited	$16,060	$-	A
Swiss Reinsurance America Corporation	8,030	6,163	A+
Auto Owners Group	2,670	2,290	A+
Tower Insurance Company	2,475	2,475	A-
Everest Reinsurance Limited - UK	1,651	1,651	A+
American Healthcare Indemnity	1,495	1,243	B+
Merrimack Mutual Fire	1,437	1,267	A+
Lloyds 2020 – Wellington	922	824	A
Farm Bureau Group of Iowa	775	-	A
Continental Casualty Company	695	695	A
	$36,210	$16,608

(1)     Ratings were assigned as of January 2007. All ratings were as assigned by A.M. Best.

All of our outstanding reinsurance recoverables for Hurricanes Katrina, Rita and Wilma were collected as of December 31, 2006.

Business: Loss Liabilities and Claims

We establish loss and loss expense liabilities (to cover expenses related to settling claims, including legal and other fees) to provide for the ultimate cost of settlement and administration of claims for losses, including claims that have been reported to us by our reinsureds and claims for losses that have occurred but have not yet been reported to us. Under GAAP, we are not permitted to establish loss reserves until an event that may give rise to a claim occurs.

For reported losses, we establish liabilities when we receive notice of the claim. It is our general policy to establish liabilities for reported losses in an amount equal to the liability set by the reinsured. In certain instances, we will conduct an investigation to determine if the amount established by the reinsured is appropriate or if it should be adjusted.

For incurred but not reported losses, a variety of methods have been developed in the insurance industry for use in determining our provision for such liabilities. In general, these methods involve the extrapolation of reported loss data to estimate ultimate losses. Our loss calculation methods generally rely upon a projection of ultimate losses based upon the historical patterns of reported loss development. Additionally, we establish provisions through our liabilities for incurred but not reported losses for any identified deficiencies in the liabilities for reported losses set by our reinsureds.

In reserving for catastrophe losses, our estimates are influenced by underwriting information provided by our clients, industry catastrophe models and our internal analyses of this information. This reserving approach can cause significant development for an accident year. As an event matures, we rely more on our own development patterns by type of event as well as contract information to project ultimate losses for the event. Our loss estimation methods are described in more detail under Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policy Disclosures – Estimation of Losses and Loss Expenses.” Reserving for catastrophe losses is an inherently uncertain process and there is a risk that our ultimate liability for a catastrophe event will exceed our best estimate of such liability.

In reserving for non-catastrophe losses from recent years, we are usually required to make assumptions concerning the expected loss ratio usually for broad lines of business, but sometimes on an individual contract basis. We consider historical loss ratios for each line of business and utilize information provided by our clients and estimates provided by underwriters and actuaries concerning the impact of pricing and coverage changes. As experience emerges, we revise our prior estimates concerning pricing adequacy and non-catastrophe loss potential for our coverages and we will eventually rely solely on our estimated development pattern in projecting ultimate losses.

Management believes that our overall liability for losses and loss expenses recorded as of December 31, 2006 is adequate. There is a risk that our liability for losses and loss expenses could prove to be greater than expected in any year, because of the inherent uncertainty in the reserving process with a consequent adverse impact on future earnings and shareholders’ equity. Estimating the ultimate liability for losses and loss expenses is an imprecise science subject to variables that are influenced by both internal and external factors.

Our liability for losses and loss expenses has an average expected duration of 2 years for the catastrophe and risk excess segment and an average duration of 5 years for the exited lines segment.

Historically, we have focused on property-related coverages. In contrast to casualty losses, which frequently are slow to be reported and may be determined only through the lengthy, unpredictable process of litigation, property losses tend to be reported more promptly and usually are settled within a shorter time period. However, the estimation of losses for catastrophe reinsurers is inherently less reliable than for reinsurers of risks that have an established historical pattern of losses. In addition, we are required to make estimates of losses based on limited information from ceding companies as well as our own underwriting data due to the significant reporting delays that normally occur under our retrocessional book of business and with respect to insured losses that occur near the end of a reporting period. Additionally, our estimates are subject to a high level of uncertainty due to the short period of time that has passed since Hurricanes Katrina, Rita and Wilma occurred, and the extremely complex and unique causation and coverage issues associated with Hurricane Katrina, including the appropriate attribution of losses to wind or flood damage as opposed to other perils such as fire, business interruption or civil commotion. The underlying personal lines policies generally contain exclusions for flood damage; however, water damage caused by wind may be covered. We expect that causation and coverage issues may not be resolved for a considerable period of time and may be influenced by evolving legal and regulatory developments. Our loss estimation methods for these hurricanes are described in more detail under Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policy Disclosures – Estimation of Losses and Loss Expenses.”

Historically, we have underwritten a small amount of casualty reinsurance. In 1998, we began underwriting new casualty lines of business and, in 1999 and 2000 we substantially expanded our casualty and finite businesses. In September 2001, we ceased underwriting non-finite casualty business. In the first half of 2004, we ceased underwriting finite risk business. With respect to our casualty business, significant delays, ranging up to several years or more, can be expected between the reporting of a loss to us and settlement of our liability for that loss. As a result, such future claim settlements could be influenced by changing rates of inflation and other economic conditions, changing legislative, judicial and social environments and changes in our claims handling procedures. In addition, most of the risks reinsured in our finite business are also casualty risks and are subject to some of the same risks as our casualty business. While the reserving process is difficult and subjective for ceding companies, the inherent uncertainties of estimating such reserves are even greater for a reinsurer, due primarily to the longer time between the date of the occurrence and the reporting of any attendant claims to the reinsurer, the diversity of development patterns among different types of reinsurance treaties, the necessary reliance on the ceding companies for information regarding reported claims and differing reserving practices among ceding companies.

Our difficulty in accurately predicting casualty losses may also be exacerbated by the limited amount of statistically significant historical data regarding losses on our casualty lines of business. We must therefore rely on the inherently less reliable historical loss patterns reported by ceding companies and industry loss standards in calculating our casualty reserves. Thus, the actual casualty losses and loss expenses may deviate, perhaps substantially, from estimates of liabilities reflected in our consolidated financial statements.

The following table provides a reconciliation of beginning and ending loss and loss expense liabilities under GAAP for the fiscal years ended December 31, 2006, 2005 and 2004. Except with respect to certain workers’ compensation liabilities, discounted by $0.7 million and $0.6 million at December 31, 2006 and 2005, respectively, we do not discount our loss and loss expense liabilities; that is, we do not calculate them on a present value basis.

	Year Ended December 31,
($000’s)	2006	2005	2004
Gross GAAP liability for losses and loss expenses, beginning of year	$1,320,126	$460,084	$450,635
Gross provision for losses and loss expenses:
Occurring in current year	22,856	1,158,583	219,939
Occurring in prior years	(1,604)	22,474	17,570
Total gross provision	21,252	1,181,057	237,509
Gross payments for losses and loss expenses:
Occurring in current year	(4,530)	(111,179)	(18,234)
Occurring in prior years	(739,016)	(202,385)	(213,228)
Total gross payments	(743,546)	(313,564)	(231,462)
Retroactive reinsurance assumed	-	-	(1,037)
Foreign exchange and other adjustments	5,409	(7,451)	4,439
Gross GAAP liability for losses and loss expenses, end of year	$603,241	$1,320,126	$460,084
Ceded GAAP liability for losses and loss expenses, end of year	(35,327)	(107,655)	(61,215)
Net GAAP liability for losses and loss expenses, end of year	$567,914	$1,212,471	$398,869

In 2005, Hurricanes Katrina, Rita and Wilma accounted for $1,014.5 million of gross incurred losses. During 2006, there was less than $0.5 million of adverse development to our estimate of net losses and loss expenses for Hurricanes Katrina, Rita and Wilma.

Approximately ninety-five percent of our projected net ultimate incurred loss for Hurricanes Katrina, Rita and Wilma has been formally reported to us as paid or case reserves. However, as of December 31, 2006, we have paid less than 60% of our net incurred loss amounts with respect to these hurricanes. Accordingly, the liability for loss and loss expenses incurred with respect to Hurricanes Katrina, Rita and Wilma represents management’s best estimate of our ultimate liability for claims arising from these catastrophes. Our estimation of loss and loss expense liability involves significant uncertainties and is based on complex and subjective judgments. Because of the uncertainty in the process of estimating our losses from catastrophe events, there is a risk that our liability for losses and loss expenses could prove to be inadequate, with a consequent adverse impact on our future earnings and shareholders’ equity. See Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Update on Critical Accounting Policy Disclosures – Estimation of Losses and Loss Expenses.”

Our incurred loss for these events represents our best estimate, which is primarily based on reported claims, modeling, a review of affected contracts and discussions with our clients; however, some of our cedents who have incurred losses from multiple events, may have the ability to choose which losses to cede, and as such, in future periods they may reallocate losses amongst the 2005 events.

The following table presents the development of our GAAP balance sheet liability for losses and loss expenses for the period 1996 through 2006. The top line of the table shows the liabilities at the balance sheet date for each of the indicated years. This reflects the estimated amount of losses and loss expenses for claims arising in that year and all prior years that are unpaid at the balance sheet date, including losses incurred but not yet reported to us. The upper portion of the table shows the cumulative amounts subsequently paid as of successive years with respect to such liabilities. The lower portion of the table shows the re-estimated amount of previously recorded liabilities based on experience as of the end of each succeeding year. These estimates change as more information becomes known about the frequency and severity of claims for individual years. A redundancy (deficiency) exists when the re-estimated liability at each December 31 is less (greater) than the prior liability estimate. The “cumulative redundancy (deficiency)” depicted in the table, for any particular calendar year, represents the aggregate change in the initial estimates over all subsequent calendar years.

Each amount in the table below includes the effects of all changes in amounts for prior periods. For example, if a loss determined in 1998 to be $150,000 was first reserved in 1996 at $100,000, the $50,000 deficiency (actual loss minus original estimate) would be included in the cumulative redundancy (deficiency) in each of the years 1996-1997 shown below. This table does not present accident or policy year development data.

	Year Ended December 31,
($000’s, except percentages)	2006	2005	2004		2003	2002	2001		2000		1999		1998	1997		1996
Gross liabilities for losses and loss expenses	$603,241	$1,320,126	$460,084		$450,635	$447,829	$453,705		$251,620		$261,551		$102,592	$57,189		$61,389
Cumulative amount of liability paid through:
One year later		739,016	202,385		213,228	142,803	151,264		85,904		210,519		75,814	29,108		23,708
Two years later			310,784		284,020	320,231	262,860		140,051		265,904		102,526	39,853		40,673
Three years later					338,955	372,655	419,824		172,147		294,211		112,966	47,373		46,545
Four years later						407,776	468,925		287,101		308,432		118,441	50,085		52,220
Five years later							490,462		319,277		332,514		124,796	52,181		54,144
Six years later									329,804		350,467		129,476	54,615		55,863
Seven years later											354,511		139,477	56,330		57,324
Eight years later													141,717	61,699		58,680
Nine years later														62,466		60,681
Ten years later																61,438
Liabilities re-estimated as of:
One year later		1,323,847	478,714		471,368	500,643	499,773		285,959		338,881		135,227	57,280		66,257
Two years later			495,086		464,117	530,053	552,169		307,042		344,773		141,087	52,271		63,292
Three years later					476,620	523,378	588,899		330,963		351,349		139,220	63,151		61,178
Four years later						537,330	581,066		354,300		359,604		140,178	62,664		66,137
Five years later							598,975		345,107		369,589		143,745	63,973		65,819
Six years later									357,163		363,201		145,071	63,706		66,724
Seven years later											367,156		146,559	64,184		65,717
Eight years later													147,152	66,695		65,935
Nine years later														66,409		65,211
Ten years later																64,973
Gross reserves of TREX at date of merger		-	-		-	-	-		-		-		-	-		9,589
Gross reserve for elimination of one quarter lag		-	-		-	-	-		-		-		(1,191)	-		-
for UK subsidiary
Gross retroactive accounting		-	-		(1,037)	(8,074)	2,817		2,055		-		-	-		-
Foreign exchange and other adjustments		5,325	2,141		1,128	922	683		592		55		42	38		34
Gross cumulative (deficiency)/redundancy
through December 31, 2006
Amount		1,604	(32,861)		(25,893)	(96,654)	(141,770)		(102,895)		(105,550)		(45,709)	(9,182)		6,039
Percentage		0%	(7%	)	(6% )	(22% )	(31%	)	(41%	)	(40%	)	(45% )	(16%	)	9%
Retrocessional recoveries		8,809	1,647		6,583	18,483	25,762		20,794		30,211		12,199	5,803		(688)
Net cumulative (deficiency) redundancy
through December 31, 2006:
Amount		10,413	(31,214)		(19,310)	(78,171)	(116,008)		(82,101)		(75,338)		(33,510)	(3,380)		5,350
Percentage		1%	(8%	)	(6% )	(33% )	(56%	)	(53%	)	(47%	)	(48% )	(8%	)	10%

In calendar year 2006, we experienced net favorable development of $10.4 million. In calendar years 2005, 2004, 2003 and 2002 we experienced net adverse development of $23.9 million, $12.0 million, $44.7 million and $23.9 million, respectively.

During 2006, we experienced net favorable development of $10.4 million for prior-year losses and loss expenses, comprised of $16.3 million of favorable development on our catastrophe and risk excess segment and $5.9 million of adverse development on our exited lines segment. The $16.3 million of prior year favorable development in the catastrophe and risk excess segment was primarily related to favorable reported loss activity on our prior-year non-significant catastrophe losses. During 2006, there was no material change to our estimate of net losses and loss expenses for Hurricanes Katrina, Rita and Wilma. Prior year losses in the exited lines segment increased because of higher than expected reported claims.

During 2005, we experienced net adverse development of $23.9 million for prior-year losses and loss expenses, comprised of $17.3 million of adverse development on our catastrophe and risk excess segment and $6.6 million of adverse development on our exited lines segment. The $17.3 million of prior-year catastrophe and risk excess losses were primarily related to re-estimation of the 2004 storm losses following additional claim reports from cedents. Prior year losses in the exited lines segment increased because of higher than expected reported claims.

During 2004, we experienced net adverse development of $12.0 million for prior-year losses and loss expenses, comprised of $11.4 million catastrophe and risk excess net favorable development and $23.4 million exited lines net adverse development. The favorable development in the catastrophe and risk excess business was primarily related to case reserve takedowns from past significant catastrophes, such as the 2002 European floods. The $23.4 million net adverse development related to exited lines was due primarily to $13.7 million of adverse loss development related to an adverse litigation outcome concerning one aggregate excess of loss reinsurance contract (the “LMC XOL Contract”) that was commuted during the fourth quarter of 2004 following an adverse ruling in litigation. We also experienced $19.7 million of adverse development on our exited direct casualty reinsurance operations. The primary cause of the adverse development was higher than expected reported losses in 2004. Favorable development in other exited lines partially offset the adverse development experienced on the LMC XOL Contract and our exited direct reinsurance operations.

During 2003, we experienced net adverse development of $44.7 million for prior-year losses and loss expenses, $21.8 million of which was due to loss development on our exited direct casualty reinsurance operations, $8.8 million adverse development from aerospace claims arising to a significant degree from our first receipt of notice that the increase in industry losses related to a 1998 air crash had resulted in the exhaustion of deductibles under three aerospace contracts between PXRE and Reliance Insurance Company and $8.2 million of development from finite contracts, $7.3 million of which related to the LMC XOL Contract noted above.

The $21.8 million of 2003 adverse development attributable to our exited direct casualty reinsurance operations was primarily caused by $16.4 million of general liability development, with $15.3 million of this development attributable to the 2001 and 2000 accident years. In addition to the explicit recognition of more than expected reported losses during the year, there was a shift in actuarial methods with the maturing of the underwriting years.

During 2002, we experienced net adverse development of $23.9 million for prior-year losses and loss expenses, with $16.9 million from our exited lines segment, $16.2 million of which was due to adverse loss development on our exited direct casualty reinsurance operations.

In each of the calendar years 2001 to 2006, our exited direct casualty business had sustained losses beyond what was originally estimated. We underwrote this business primarily from 1999 to 2001. Initially, as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policy Disclosures – Estimation of Losses and Loss Expenses,” we utilized several loss reserving techniques, including those which were dependent on industry loss reporting patterns as provided by various industry sources, estimates of pricing adequacy as measured by the expected loss ratio, and earned premiums. As the data and the business have matured, we have placed more weight on loss development techniques that rely on the loss reporting pattern and reported losses. As a result of shifting to actuarial methodologies more appropriate to a seasoned portfolio as well as new information from both the industry and clients, we have re-estimated our incurred losses recorded related to our direct casualty business for several years.

During 2000, we experienced net adverse development of $59.6 million for prior-year losses and loss expenses, $43.4 million of which was due to loss development from catastrophic events that occurred late in 1999. In the last week of December 1999, French storms Lothar and Martin resulted in significant losses to several of our reinsureds. Because of the lateness in the year of the storms’ occurrences and the unprecedented nature of the catastrophes, only limited relevant data could be obtained from both our clients and the industry by the time the loss reserving estimates were required to be determined. As a result, our reserves (which utilize industry data as a check on client-supplied data) were increased in subsequent years due to the events that occurred at year-end 1999. There was a similar result in the estimation of losses due to Hurricane George, which occurred in 1998, in that industry wide losses were significantly underestimated.

A large portion of our adverse development of our exited direct casualty business during the previous years was due to significant industry-wide underpricing of underwriting years 1998 to 2001. The complete effect of the soft market during that period was not initially reflected in the historical industry loss ratios. We estimate that the underpricing of these underwriting years amounted to $21.2 million of the $44.7 million of 2003 adverse development, $17.0 million of the $23.9 million of 2002 adverse development, $9.0 million of the $19.3 million of adverse development in 2001 and $10.5 million of the $59.6 million of adverse development in 2000.

The adverse development in each of the years discussed above is due to a variety of factors outlined in the section “Management Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policy Disclosures – Estimation of Losses and Loss Expenses”, including late reporting by clients (particularly retrocedents) and the imprecise nature of the actuarial science accentuated when the risk is catastrophe coverage rather than large numbers of homogeneous small dollar risks. Our reserving assumptions are updated on an ongoing basis as new information becomes available to minimize this residual adverse development, which arises from many causes.

Conditions and trends that have affected reserve development in the past may not necessarily occur in the future. Accordingly, it would not be appropriate to extrapolate the future adequacy or inadequacy of our reserves based on the foregoing.

Business: Investments

In 2006, our investment strategy focused on maintaining the majority of our investment portfolio in high quality fixed income investments and short-term securities. As of December 31, 2006, approximately 98.7% of our investment portfolio was comprised of fixed maturity and short-term securities with a weighted average credit rating of AAA and approximately 1.3% of our portfolio was comprised of investments in four different hedge funds and other limited partnerships. One of our goals with respect to the investment portfolio is to achieve a low correlation between risks in our underwriting operation and risks in our investment portfolio. We utilize outside portfolio managers to manage our investments, with strict oversight by management and our Board of Directors.

We have established general procedures and guidelines for our investment portfolio. General Re-New England Asset Management, Inc. (“NEAM”) and Mariner Investment Group, Inc. (“Mariner”), a specialist in alternative investments, are our principal investment managers. Our investment policies stress conservation of principal, diversification of risk and liquidity. As of December 31, 2006, our invested assets consist primarily of bonds with fixed maturities and short-term investments, but also include limited amounts of hedge funds and other non-hedge fund limited partnership investments. Our investments are subject to market-wide risks and fluctuations, as well as to risks inherent in particular securities.

At December 31, 2006, we had, at fair value, $517.8 million in fixed maturities, $671.2 million in short-term investments (which we define as investments which have an original maturity of one year or less), $12.8 million in hedge funds, and $2.4 million in other invested assets that are comprised of other limited partnerships. See Note 4 of Notes to Consolidated Financial Statements. See also, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policy Disclosures – Valuation of Investments” and Item 7A. “Investments” for further information regarding our investment portfolio, including our hedge fund portfolio.

Subsequent to, and as a result of, the downgrades in our ratings that occurred in February 2006, we sold approximately $490.5 million of fixed income securities held by PXRE Bermuda, and additionally executed redemption orders for all of the Company’s hedge fund investments. The proceeds of the sales of the fixed income securities were all received by the first week of March 2006 and were reinvested in commercial paper and other short term investments. With respect to the proceeds of the sales of the hedge fund investments, approximately 92% of such proceeds were received by December 31, 2006. The remainder is expected to be received by June 30, 2007. As a result of these steps, we believe we have sufficient liquidity to meet the currently foreseen needs of our counterparties.

The following table summarizes our investments at December 31, 2006 and 2005 at carrying value:

	Analysis of Investments
	December 31, 2006		December 31, 2005
($000’s, except percentages)	Amount	Percent	Amount	Percent
Fixed maturities:
United States government securities	$54,200	4.5%	$57,415	3.5%
Foreign denominated securities	15,497	1.3	25,796	1.5
United States government sponsored agency debentures	53,426	4.4	190,591	11.6
United States government sponsored agency mortgage-backed
securities	131,069	10.9	171,199	10.4
Other mortgage and asset-backed securities	166,765	13.9	418,829	25.4
Obligations of states and political subdivisions	1,243	0.1	1,526	0.1
Corporate securities	95,551	7.9	368,688	22.4
Total fixed maturities	517,751	43.0	1,234,044	74.9
Short-term investments	671,197	55.7	261,076	15.9
Total fixed maturities and short-term investments	1,188,948	98.7	1,495,120	90.8
Hedge funds	12,766	1.1	148,230	9.0
Other invested assets	2,427	0.2	3,142	0.2
Total investment portfolio	$1,204,141	100.0%	$1,646,492	100.0%

At December 31, 2006, the fair value of our investment portfolio exceeded its cost by $2.5 million, of which $1.9 million related to unrealized appreciation from hedge funds and other invested assets and $0.6 million related to unrealized appreciation on fixed maturities. At December 31, 2005, the fair value of our investment portfolio exceeded its cost by $9.4 million, of which $15.9 million related to unrealized appreciation from hedge funds and other invested assets, offset in part by $6.5 million of unrealized depreciation on fixed maturities.

The following table indicates the composition of our fixed maturity and short-term investments at fair value, by time to maturity at December 31, 2006 and 2005:

	Composition of Investments by Maturity
	December 31, 2006		December 31, 2005
($000’s, except percentages)	Amount	Percent	Amount	Percent
Maturity (1)
One year or less	$744,658	62.6%	$460,435	30.8%
Over 1 year through 5 years	378,357	31.8	883,594	59.1
Over 5 years through 10 years	60,565	5.1	145,891	9.8
Over 20 years	5,368	0.5	5,200	0.3
Total fixed maturities and short-term investments	$1,188,948	100.0%	$1,495,120	100.0%
____________________

(1)	Based on expected maturity dates, which consider call options and prepayment assumptions.

The average yield to maturity of our fixed maturities portfolio, including short-term investments at December 31, 2006 and 2005 was approximately 5.3% and 4.7%, respectively.

The following table indicates the composition of our fixed maturities portfolio, at fair value, excluding short-term investments, by rating at December 31, 2006 and 2005:

	Composition of
	Fixed Maturities Portfolio By Rating (1)
	December 31, 2006		December 31, 2005
($000’s, except percentages)	Amount	Percent	Amount	Percent
United States government securities	$54,200	10.5%	$57,415	4.7%
Foreign denominated securities
Aaa and/or AAA	15,497	3.0	23,998	1.9
Aa2 and/or AA	-	-	1,798	0.2
United States government sponsored agency debentures
Aaa and/or AAA	52,924	10.2	190,086	15.4
Aa2 and/or AA	502	0.1	505	-
United States government sponsored agency mortgage-backed
securities	131,069	25.3	171,199	13.9
Other mortgage and asset-backed securities
Aaa and/or AAA	166,036	32.1	415,920	33.7
Aa2 and/or AA	729	0.1	2,866	0.2
Not rated or below BB	-	-	43	-
Obligations of states and political subdivisions
Aaa and/or AAA	753	0.1	1,040	0.1
Aa2 and/or AA	490	0.1	486	-
Corporate securities
Aaa and/or AAA	15,952	3.1	18,316	1.5
Aa2 and/or AA	18,459	3.6	54,115	4.4
A2 and/or A	35,502	6.9	256,283	20.8
Baa2 and/or BBB	20,470	3.9	34,774	2.8
Ba2 and/or BB	-	-	5,200	0.4
Not rated or below BB	5,168	1.0	-	-
Total fixed maturities	$517,751	100.0%	$1,234,044	100.0%

Aaa and/or AAA	$436,431	84.3%	$877,974	71.2%
Aa2 and/or AA	20,180	3.9	59,770	4.8
A2 and/or A	35,502	6.9	256,283	20.8
Baa2 and/or BBB	20,470	3.9	34,774	2.8
Ba2 and/or BB and/or below	5,168	1.0	5,243	0.4
Total fixed maturities	$517,751	100.0%	$1,234,044	100.0%
____________________

(1)	Ratings as assigned by Moody’s and S&P, respectively. Such ratings are generally assigned upon the issuance of the securities, subject to revision on the basis of ongoing evaluations. Where Moody’s and S&P have different ratings for a security, the lower rating is used for classification.

The following table summarizes our fixed maturity investments with unrealized losses at fair value by length of continuous unrealized loss position as of December 31, 2006:

	One Year or Less		Over One Year
		Unrealized		Unrealized
($000’s)	Fair Value	Loss	Fair Value	Loss
United States government securities	$1,051	$(7)	$47,627	$(1,180)
United States government sponsored agency debentures	7,715	(59)	22,021	(596)
United States government sponsored agency mortgage-backed
securities	-	-	15,813	(588)
Other mortgage and asset-backed securities	359	(1)	47,254	(1,429)
Obligations of states and political subdivisions	-	-	1,044	(16)
Corporate securities	3,013	(20)	47,501	(1,464)
Total temporarily impaired securities	$12,138	$(87)	$181,260	$(5,273)

During the year ended December 31, 2006, PXRE recorded $7.3 million in other than temporary impairment charges, $0.4 million of which was recovered due to sales of securities during the third and fourth quarters of 2006. The other than temporary impairment charges recorded in the current year relate to investments that the Company may not have the ability to hold to maturity or recovery as a result of the ratings downgrades of PXRE that occurred in February 2006.

Unrealized losses amounting to $1.1 million of the total unrealized loss on fixed maturity investments as of December 31, 2006 relate to investments that PXRE has deposited in a trust for the benefit of a cedent in connection with certain finite reinsurance transactions. The remaining unrealized losses are primarily due to increases in interest rates since the purchase dates for individual securities.

The following table summarizes our fixed maturity investments with unrealized losses at fair value by length of continuous unrealized loss position as of December 31, 2005:

	One Year or Less		Over One Year
		Unrealized		Unrealized
($000’s)	Fair Value	Loss	Fair Value	Loss
United States government securities	$41,260	$(1,116)	$6,286	$(200)
United States government sponsored agency debentures	50,736	(499)	19,832	(589)
United States government sponsored agency mortgage-backed
securities	15,950	(404)	2,791	(153)
Other mortgage and asset-backed securities	40,781	(532)	32,862	(1,063)
Obligations of states and political subdivisions	560	(8)	966	(20)
Corporate securities	32,385	(566)	36,924	(1,282)
Total temporarily impaired securities	$181,672	$(3,125)	$99,661	$(3,307)

During the year ended December 31, 2005, PXRE recorded $11.8 million in other than temporary impairment charges. The other than temporary impairment charges recorded in 2005 relate to investments that the Company may not have had the ability to hold to maturity or recovery as a result of the ratings downgrades of PXRE that occurred in February 2006.

Unrealized losses amounting to $1.2 million of the total unrealized loss on fixed maturity investments as of December 31, 2005 relate to investments that PXRE has deposited in a trust for the benefit of a cedent in connection with certain finite reinsurance transactions. The remaining unrealized losses are primarily due to increases in interest rates since the purchase dates for individual securities.

Set out below are the actual total returns of the different elements of our investment portfolio, together with the indices against which we benchmark the portfolio’s performance. We use the Lehman Intermediate AA Credit Index for fixed maturities, 1-month LIBOR for short-term investments and the CISDM Fund of Funds Index for hedge funds and other investments. Since we do not have an equity portfolio, the Standard & Poor’s 500 Index is not used as a comparative measure of performance.

Actual vs. Benchmark Total Return	Year Ended December 31,
	2006		2005
	Actual	Benchmark	Actual	Benchmark
Fixed maturities	4.2%	3.8%	2.4%	1.9%
Short-term investments	5.0%	5.2%	3.3%	3.5%
Total fixed maturities and short-term investments	4.6%	4.4%	2.6%	2.2%
Hedge funds	9.1%	9.3%	8.5%	6.5%
Other invested assets	30.7%	9.3%	0.7%	6.5%
Total investment portfolio	4.8%	4.7%	3.2%	2.7%

Our diversified managed hedge fund strategy has generated only two quarters of negative returns over the past ten years.

The Investment Committee of our Board of Directors and management periodically evaluate the composition of the investment portfolio and reposition the portfolio in response to market conditions in order to improve total risk-adjusted returns, while maintaining liquidity and superior credit quality. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Investments – Market Risk.”

Business: Ratings

A.M. Best maintains a letter scale rating system ranging from “A++” (superior) to “F” (in liquidation). S&P maintains a letter scale rating system ranging from “AAA” (extremely strong) to “R” (under regulatory supervision).

The property catastrophe reinsurance market is highly sensitive to the ratings assigned by the rating agencies. In the aftermath of Hurricane Katrina, each of the major rating agencies placed the credit ratings of our reinsurance subsidiaries on CreditWatch negative or the equivalent. On February 16, 2006, A.M. Best downgraded its financial strength ratings on PXRE Reinsurance and PXRE Bermuda from “A-” to “B++” with a negative outlook. In February, 2006, A.M. Best further downgraded its financial strength ratings on these entities from “B++” to “B+” with a negative implication and S&P downgraded its counterparty credit and financial strength ratings on PXRE Reinsurance and PXRE Bermuda from “A-” to “BBB+” and placed these ratings on CreditWatch with negative implications. Thereafter S&P further downgraded its counterparty credit and financial strength ratings on PXRE Reinsurance and PXRE Bermuda from “BBB+” to “BBB-” and Moody’s downgraded its insurance financial strength rating of PXRE Reinsurance from “Baa1” to “Baa2” and placed this rating under review for possible further downgrade. Subsequently, Moody’s further downgraded its insurance financial strength rating of PXRE Reinsurance from “Baa2” to “Baa3” and placed this rating under review for possible further downgrade. In April, 2006, after finding that operational ratings below the critical “A” category provided little value for a reinsurer, we announced that we had requested that the major credit rating agencies withdraw their financial strength and claims paying ratings of the Company and its operating subsidiaries. In the wake of this request, A.M. Best downgraded its financial strength ratings of PXRE Reinsurance and PXRE Bermuda from “B+” to “B” and withdrew these ratings; S&P downgraded its counterparty credit and financial strength rating on PXRE Reinsurance and PXRE Bermuda from “BBB-” to “BB+” and then withdrew these ratings; and Moody’s downgraded its insurance financial strength rating of PXRE Reinsurance from “Baa3” to “Ba2” and then withdrew this rating.

Ratings have become an increasingly important factor in establishing the competitive position of reinsurance companies. Due to the ratings downgrades and withdrawal of the operational ratings of our reinsurance subsidiaries by A.M. Best, S&P and Moody’s, our competitive position in the insurance industry has suffered and we have been unable to retain our reinsurance portfolio and renew many of our existing reinsurance agreements. These downgrades resulted in a substantial loss of business as ceding companies and brokers that place such business moved to other reinsurers with higher ratings. A change in any such rating is at the discretion of the respective rating agencies.

It is increasingly common for our assumed reinsurance contracts to contain terms that would allow our clients to cancel the contract if we are downgraded below various rating levels by one or more rating agencies. Whether a client would exercise such rights would depend, among other things, on the reasons for such a downgrade, the extent of the downgrade, the prevailing market conditions, and the pricing and availability of replacement reinsurance coverage. As of January 1, 2006, more than 75% of our business (by premium volume) was subject to contractual provisions allowing clients additional rights upon a decline in PXRE’s ratings or capital. As of December 31, 2006, almost all of the Company’s reinsurance contracts had either been cancelled, non-renewed or expired.

     Subsequent Event

On March 14, 2007, we announced a merger with Argonaut and the formation of Peleus Re. A.M. Best has granted a financial strength rating of “A-“ to Peleus Re and has re-rated PXRE Bermuda and PXRE Reinsurance “B+.” No assurance can be given that these ratings will be retained if the merger with Argonaut is not consummated.

Business: Regulation

Bermuda

     PXRE Reinsurance Ltd.

The Insurance Act 1978 of Bermuda and related regulations, as amended (collectively, the “Act”) impose on Bermuda insurance companies, including PXRE Bermuda, solvency and liquidity standards and auditing and reporting requirements, and grants to the Bermuda Monetary Authority (“BMA”) powers to supervise, investigate and intervene in the affairs of insurance companies.

Since our ratings downgrades in February 2006, we have maintained active communications with the BMA. As a result of these communications and as a precondition to the licensing of Peleus Re, PXRE Bermuda has agreed to submit to additional regulatory oversight by the BMA. We agreed that effective March 12, 2007 PXRE Bermuda will not write any insurance business other than intra-group reinsurance in support of Peleus Re without the approval of the BMA.

We have also agreed with the BMA that effective March 12, 2007, PXRE Bermuda, before reducing its total statutory capital by 10% or more, in the aggregate, as set out in its previous year's financial statements, in any calendar year, shall apply to the BMA for its approval. Notwithstanding the foregoing, PXRE Bermuda may reduce its total statutory capital, as set out in its previous year's financial statements, by less than 10%, in the aggregate in any calendar year, provided that at least fourteen days before payment of such distribution it files with the BMA a certificate signed by the insurer's principal representative and two of its directors which states that, in the opinion of those signing the certificate; the return and reduction of statutory capital will not cause the insurer to fail to meet its relevant margins.

Additionally, PXRE Bermuda, before declaring a dividend in respect of any financial year which would exceed 20% of its total statutory capital and surplus, as shown on its statutory balance sheet in relation to the previous financial year, must apply to the BMA for its approval. Notwithstanding the foregoing, PXRE Bermuda may declare and pay dividends in respect of any financial year which would not exceed 20% of its total statutory capital and surplus, as shown on its statutory balance sheet in relation to the previous financial year provided that at least fourteen days before payment of such dividend it files with the BMA a certificate signed by its principal representative and two of its directors which states that, in the opinion of those signing the certificate; the payment of such dividend will not cause PXRE Bermuda to fail to meet its relevant margins.

The Act provides that the value of the general business assets of a Class 4 insurer must exceed the amount of its general business liabilities by an amount greater than the prescribed minimum solvency margin. PXRE Bermuda, as a Class 4 insurer, is required to maintain a minimum solvency margin equal to the greatest of: (a) $100.0 million, (b) 50% of net premiums written (with a deduction for ceded reinsurance from gross premiums written not exceeding 25% of gross premiums written) or (c) 15% of loss reserves. In addition, PXRE Bermuda is prohibited from declaring or paying any dividends during any financial year it is in breach of its minimum solvency margin or minimum liquidity ratio or if the declaration or payment of such dividends would cause it to fail to meet such margin or ratio. If it fails to meet its minimum solvency margin or minimum liquidity ratio on the last day of any financial year, the insurer will be prohibited, without the approval of the BMA, from declaring or paying any dividends during the next financial year. If its total statutory capital and surplus falls to $75.0 million or less, it will have to comply with additional reporting requirements as mandated by the BMA.

The Act provides a minimum liquidity ratio for general business. An insurer engaged in general business is required to maintain the value of its relevant assets at not less than 75% of the amount of its relevant liabilities. Relevant assets include cash and time deposits, quoted investments, unquoted bonds and debentures, first liens on real estate, investment income due and accrued, accounts and premiums receivable and reinsurance balances receivable. There are certain categories of assets that, unless specifically permitted by the BMA, do not automatically qualify as relevant assets such as unquoted equity securities, investments in and advances to affiliates, real estate and collateral loans. The relevant liabilities are total general business insurance reserves and total other liabilities less deferred income tax and sundry liabilities (by interpretation, those not specifically defined).

At December 31, 2006, PXRE Bermuda’s solvency and liquidity margins and statutory capital and surplus were in excess of the minimum levels required by the Act.

As a registered Class 4 insurer, PXRE Bermuda is required to submit an opinion of its approved loss reserve specialist with its statutory financial return in respect of its loss and loss expense reserves. The appointment of the loss reserve specialist, who will normally be a qualified casualty actuary, must be approved by the BMA. Malkie Mayer, ACAS, MAAA of PXRE Reinsurance has been approved to act as PXRE Bermuda’s loss reserve specialist.

Any person who, directly or indirectly, becomes a holder of at least 10 percent, 20 percent, 33 percent or 50 percent of our common shares must notify the BMA in writing within 45 days of becoming such a holder or 30 days from the date they have knowledge of having such a holding, whichever is later. The BMA may, by written notice, object to such a person if it appears to it that the person is not fit and proper to be such a holder. The BMA may require the holder to reduce their holding of our Common Shares and direct, among other things, that voting rights attaching to the common shares shall not be exercisable. A person that does not comply with such a notice or direction from the Authority will be guilty of an offence.

The BMA may at any time, by written notice, object to a person holding 10 percent or more of our common shares if it appears to the BMA that the person is not or is no longer fit and proper to be such a holder. In such a case, the BMA may require the shareholder to reduce its holding of our common shares and direct, among other things, that such shareholder’s voting rights attaching to the common shares shall not be exercisable. A person who does not comply with such a notice or direction from the BMA will be guilty of an offence.

United States

PXRE Reinsurance is subject to regulation under the insurance statutes of various U.S. states, including Connecticut, the domiciliary state of PXRE Reinsurance. The regulation and supervision to which PXRE Reinsurance is subject relate primarily to the standards of solvency that must be met and maintained, licensing requirements for reinsurers, the nature of and limitations on investments, deposits of securities for the benefit of a reinsured, methods of accounting, periodic examinations of the financial condition and affairs of reinsurers, the form and content of reports of financial condition required to be filed, reserves for losses and other matters. In general, such regulation is for the protection of the reinsureds and policyholders, rather than investors.

In addition, the Company and PXRE Delaware are subject to regulation under the insurance holding company statutes of various U.S. states, including Connecticut. These laws and regulations vary from state to state, but generally require an insurance holding company and reinsurers that are subsidiaries of an insurance holding company to register with the state regulatory authorities and to file with those authorities certain reports including information concerning their capital structure, ownership, financial condition, and general business operations. Moreover, PXRE Reinsurance may not enter into certain transactions, including certain reinsurance agreements, management agreements, and service contracts, with members of its insurance holding company system, unless it has first notified the Connecticut Insurance Commissioner of its intention to enter into any such transaction and the Connecticut Insurance Commissioner does not disapprove of such transaction within the period specified by the Connecticut insurance statute. Among other things, such related company transactions are subject to the requirements that their terms be fair and reasonable, charges or fees for services performed be reasonable and the interests of policyholders not be adversely affected.

State laws also require prior notice or regulatory agency approval of direct or indirect changes in control of an insurer, reinsurer, or its holding company, and of certain significant inter-corporate transfers of assets within the holding company structure. An investor who acquires or attempts to acquire shares representing or convertible into more than 10% of the voting power of the securities of the Company would become subject to at least some of such regulations, would require approval by the Connecticut Insurance Commissioner prior to acquiring such shares and would be required to file certain notices and reports with the Connecticut Insurance Commissioner prior to such acquisition. See “Market for Registrant’s Common Equity and Related Shareholder Matters” for a discussion of other limitations on voting and ownership of the Company’s securities contained in the Company’s Bye-Laws.

The principal sources of cash for the payment of operating expenses, debt service obligations, and dividends by the Company are the receipt of dividends from PXRE Reinsurance, PXRE Bermuda and PXRE Ireland. Under the Connecticut insurance laws, the maximum amount of dividends or other distributions that PXRE Reinsurance may declare or pay within any twelve-month period from unassigned surplus, without regulatory approval, is limited to the lesser of (a) earned surplus or (b) the greater of 10% of policyholders’ surplus at December 31 of the preceding year or 100% of net income for the twelve-month period ended December 31 of the preceding year, all determined in accordance with SAP. Accordingly, the Connecticut insurance laws could limit the amount of dividends available for distribution by PXRE Reinsurance without prior regulatory approval, depending upon a variety of factors outside our control, including the frequency and severity of catastrophe and other loss events and changes in the reinsurance market, in the insurance regulatory environment and in general economic conditions.

In the wake of losses incurred as a result of Hurricanes Katrina, Rita and Wilma during 2005, PXRE Reinsurance has an accumulated deficit and, therefore, may not declare and pay any dividends without regulatory approval during 2007. During 2006, PXRE Reinsurance did not pay any dividends. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Financial Condition – Capital Resources.”

Additionally, Connecticut has adopted regulations respecting certain minimum capital requirements for property and casualty companies, based upon a model adopted by the National Association of Insurance Commissioners (the “NAIC”). The NAIC assists state insurance supervisory officials in achieving insurance regulatory objectives, including the maintenance and improvement of state regulation. The risk-based capital regulations adopted provide for the use of a formula to measure statutory capital and surplus needs based on the risk characteristics of a company’s products and investment portfolio to identify weakly capitalized companies. As of December 31, 2006, PXRE Reinsurance’s statutory capital and surplus was $138.0 million and substantially exceeded its calculated risk-based capital authorized control level, which was $15.4 million.

The NAIC’s Insurance Regulatory Information System (“IRIS”) was developed by a committee of state insurance regulators and is primarily intended to assist state insurance departments in executing their statutory mandates to oversee the financial condition of insurance companies operating in their respective states. IRIS identifies thirteen industry ratios and specifies “usual values” for each ratio. Departure from the usual values on four or more of the ratios can lead to inquiries from individual state insurance commissioners as to certain aspects of an insurer’s business. For the years ended December 31, 2006, 2005 and 2004, PXRE Reinsurance’s results were within the usual values for each of the thirteen ratios, except for one ratio in 2006, five ratios in 2005 and three ratios in 2004. The one ratio that fell outside the range in 2006, a two year average operating ratio, was due to increased losses primarily due to losses incurred from Hurricanes Katrina, Rita and Wilma, including an $80.0 million full limit loss on an excess of loss agreement where PXRE Reinsurance reinsured PXRE Bermuda. The five ratios that fell outside the range in 2005 were due to (a) decreases in net writings in 2005 due to an increase in net premiums written by PXRE Bermuda previously written by PXRE Reinsurance, (b) decreased investment yield associated with general market conditions and (c) increased losses and decreased surplus primarily due to losses incurred from Hurricanes Katrina, Rita and Wilma, including an $80.0 million full limit loss on an excess of loss agreement where PXRE Reinsurance reinsured PXRE Bermuda. The three ratios that fell outside the range in 2004 were due to (a) decreases in net writings in 2004 due to a decrease in finite premiums in 2004 compared to 2003 and net premiums written by PXRE Bermuda previously written by PXRE Reinsurance, (b) decreased investment yield associated with general market conditions and (c) decreased surplus primarily due to dividends paid and distributions.

From time to time, various regulatory and legislative changes have been proposed in the U.S. insurance industry, some of which could have an effect on reinsurers and insurers. Among the proposals that have in the past been or are at present being considered are the possible introduction of federal regulation in addition to, or in lieu of, the current system of state regulation of insurers, an initiative to create a federally guaranteed disaster reinsurance pool pre-funded by insurers and proposals in various state legislatures (some of which have been enacted) to conform portions of their insurance laws and regulations to various model acts adopted by the NAIC. We are unable to predict what effect, if any, the foregoing developments may have on our operations and financial condition in the future.

Business: Taxation of PXRE and its Subsidiaries

The following summary of the taxation of the Company, PXRE Bermuda, PXRE Ireland, PXRE Europe and our U.S. subsidiaries, including PXRE Reinsurance (collectively, the “PXRE U.S. Companies”) is based upon current law. Legislative, judicial or administrative changes may be forthcoming that could affect this summary. Certain subsidiaries and branch offices of PXRE are subject to taxation related to our operations in Belgium.

Bermuda

Under current Bermuda law, no income, withholding or capital gains taxes are imposed on the Company or PXRE Bermuda. The Company and PXRE Bermuda have each received an assurance from the Minister of Finance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda, to the effect that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company or PXRE Bermuda or to any of their operations or their shares, debentures or other obligations until March 28, 2016. These assurances are subject to the proviso that they are not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda (the Company and PXRE Bermuda are not currently so designated) or to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act of 1967 of Bermuda or otherwise payable in relation to the land leased to the Company or PXRE Bermuda. The Company and PXRE Bermuda each pay annual Bermuda government fees and PXRE Bermuda pays annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and other sundry fees and levies, directly or indirectly, to the Bermuda government.

Ireland

PXRE Ireland is an Irish incorporated company established as a holding company and will coordinate the administration, finances and activities of any future non-Bermudian subsidiary companies. PXRE Ireland is governed by the Companies Acts 1963 to 2003. Under Irish law, PXRE Ireland is subject to tax on its worldwide income. The tax rate is a function of the nature of the income of PXRE Ireland. Income in respect of trading (active income) is subject to tax at the rate of 12.5%. Income arising in respect of investments (passive income) is subject to tax in Ireland at a rate of 25%. In relation to a company which acts as a holding company in Ireland, certain exemptions and reliefs are available in respect of gains produced by the disposal of qualifying subsidiaries and the receipt of dividend income from such subsidiaries.

We believe that PXRE Ireland and PXRE Delaware will be entitled to the benefits provided by the income tax treaty between Ireland and the United States, which reduce the rate of withholding tax applicable to dividends paid by a U.S. corporation to an Irish shareholder from the generally applicable rate of 30% to 5%. If PXRE Delaware and/or PXRE Ireland were determined not to be eligible for these benefits and should PXRE Delaware pay dividends to PXRE Ireland, the consequent increase in withholding tax to the generally applicable 30% rate could have a material adverse effect on our financial condition and results of operations.

United States

The PXRE U.S. Companies carry on business, and are subject to taxation, in the United States. The Company believes that it and its subsidiaries, other than the PXRE U.S. Companies, have operated and will continue to operate their business in a manner that will not cause them to be treated as engaged in a trade or business within the United States. Tax conventions between the United States and Bermuda may provide relief to PXRE Bermuda if it is deemed to be engaged in the conduct of a U.S. trade or business. Under the tax convention between Bermuda and the United States (the “Bermuda Treaty”), a Bermuda company predominantly engaged in the insurance business, which meets certain ownership requirements, such as PXRE Bermuda, is subject to U.S. income tax on its insurance income found to be effectively connected with a U.S. trade or business only if that trade or business is conducted through a permanent establishment in the United States. As a holding company that is not predominantly engaged directly in an insurance business, the Company is not entitled to the benefits of the Bermuda Treaty. Similar benefits are provided under the tax convention between the United Stated and Ireland (the “Irish Treaty”) although that treaty is not limited to insurance companies. Each of the Company, PXRE Bermuda and PXRE Ireland operates under guidelines that are intended to minimize the risk that they will be treated as engaged in a U.S. trade or business; and PXRE Bermuda and PXRE Ireland each operates under guidelines that are intended to minimize the risk that it will be found to have a U.S. permanent establishment.

On this basis, we do not expect that the Company or our subsidiaries, other than the PXRE U.S. Companies, will be required to pay U.S. federal corporate income taxes (other than withholding taxes on certain U.S. source investment income and excise taxes on reinsurance premiums as described below). However, because there is uncertainty as to the activities that constitute being engaged in a trade or business in the United States even if the guidelines are complied with in all aspects, there can be no assurance that (i) the IRS will not contend successfully that the Company or a non-U.S. subsidiary is engaged in a trade or business in the United States, that (ii) PXRE Bermuda will qualify for the Bermuda Treaty or PXRE Ireland will qualify for the Irish Treaty now or in the future, or that (iii) the Bermuda Treaty and/or Irish Treaty will not be terminated or revised in a manner that could adversely affect any protection from U.S. corporate tax that they currently provide.

In such case, the income considered to be “effectively connected” with such U.S. trade or business (both underwriting income and a portion of investment income), or income attributable to a U.S. permanent establishment if treaty benefits are claimed, would be subject to U.S. federal income tax at regular corporate rates. The maximum federal income tax rate for corporations is currently 35%. Such U.S. federal income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation. The IRS takes the position that a non-U.S. corporation can generally claim deductions and credits only if it timely files a U.S. income tax return and that penalties may be assessed for the failure to timely file tax returns. The U.S. Tax Court recently held, however, that foreign corporations determined to be doing business in the United States may claim deductions and credits even if they have not timely filed a return. In addition, the U.S. imposes a branch profits tax of 30% each year on a non-U.S. corporation’s earnings and profits (reduced by the regular corporate tax and with certain other adjustments) effectively connected with its U.S. trade or business that are deemed repatriated out of the United States.

A report issued in 2005 by the Joint Committee on Taxation contains a legislative proposal that, if enacted, would treat a foreign corporation as a U.S. corporation for U.S. federal income tax purposes, and therefore subject to U.S. federal income tax on all of its income, if its primary place of management and control is located within the United States. A corporation’s primary place of management and control would be where the executive officers and senior management of the corporation exercise their day-to-day responsibility for the strategic, financial and operational policy decision making for the corporation. The proposal is proposed to be effective two years after its enactment. We are unable to predict whether this or any similar legislative proposal will be enacted, the exact form any such legislation may ultimately take and what impact any such legislation would have on us.

Section 845 of the Code allows the IRS to reallocate the amount of income between related persons who are parties to a reinsurance transaction. Accordingly, it is possible that the IRS could alter the terms of the reinsurance agreements between the PXRE U.S. Companies and PXRE Ireland, with the result of increasing the taxable income of the PXRE U.S. Companies.

Business: Employees

We employed 45 full-time employees at December 31, 2006. No employees are represented by a labor union, and management considers its relationship with employees to be satisfactory.

In the wake of the ratings downgrade and withdrawal in early 2006, we lost approximately 22% of our employees, including our Chief Operating Officer and the majority of our underwriters. Our ability to continue to operate our business and to implement the business plan contemplated under the Merger Agreement entered into by the Company and Argonaut is dependent on our ability to retain our management and other key employees.

A significant number of the PXRE’s Bermuda based employees, including the Chief Executive Officer of the Company and PXRE Bermuda, are employed pursuant to work permits granted by Bermuda authorities. The Bermuda government will issue a work permit for a specific period of time, which may be extended upon showing that, after proper public advertisements, no Bermudian (or spouse of a Bermudian or holder of a permanent resident certificate) is available who meets the minimum standards for the advertised position. The Bermuda government has a policy that limits the duration of work permits to six years, subject to certain exemptions for key employees. A significant number of our key officers, including our Chief Executive Officer, an executive vice president and key reinsurance underwriters are working in Bermuda under work permits that will expire over the next year. The Bermuda government could refuse to extend these work permits. If any of our senior executive officers were not permitted to remain in Bermuda, our operations could be disrupted and our financial performance could be adversely affected.

Business: Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC’s public reference room at room 1024, 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the public reference room. The SEC maintains a website that contains annual, quarterly and current reports, proxy statements and other information that we file electronically with the SEC. The SEC’s website is http://www.sec.gov.

We maintain an Internet website at http://www.pxre.com. We make available free of charge on our website our annual report on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 as soon as practicable after we electronically file such material with, or furnish it to, the SEC.

We also post the following PXRE corporate governance documents on our website:

  Corporate Governance Guidelines

  Audit Committee Charter

  Nominating/Corporate Governance Committee Charter

  Human Resources Charter

  Code of Business Conduct and Ethics for Directors, Officers and Employees

We will deliver any of these corporate governance documents free of charge upon request by any investor. Investors should contact Sard Verbinnen, our regularly retained investor relations consultant by calling James Tully at 1-212-687-8080 to request any of those documents.

The information on our website is not incorporated by reference into this report.

Item 1A. Risk Factors

Certain risks and uncertainties related to our business, including with respect to the cyclical nature of our business and our financial position, to the industry we operate in, to an investment in our common shares and other securities and to other matters affecting us are set forth in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the caption “Certain Risks and Uncertainties.” If one or more of these events was to occur, there could be a material adverse affect on our business and our actual results could differ materially from the results contemplated by the forward-looking statements contained in this report and other public statements we make.

Item 1B. Unresolved Staff Comments

We do not have any unresolved comments from the SEC staff regarding our periodic or current reports under the Securities Exchange Act of 1934, as amended.

Item 2. Properties

PXRE leases office space in Bermuda where our principal executive offices are located, and in Edison, New Jersey, where PXRE Reinsurance’s principal offices are located. We also lease office space in Brussels, Belgium. Our properties are leased on terms and for durations that are reflective of commercial standards in the communities where these properties are located. PXRE believes the facilities it occupies are adequate for the purposes for which they are currently used and are well maintained.

Item 3. Legal Proceedings

Between May 3, 2006 and June 16, 2006, several class action lawsuits were filed against PXRE, Jeffrey Radke, the Company’s Chief Executive Officer, and John Modin, the Company’s former Chief Financial Officer, in the U.S. District Court for the Southern District of New York on behalf of a putative class consisting of investors who purchased the publicly traded securities of PXRE between July 28, 2005 and February 16, 2006. Each of the class action complaints asserts nearly identical claims and alleges that during the purported class period certain PXRE executives made a series of materially false and misleading statements or omissions about PXRE’s business, prospects and operations, thereby causing investors to purchase PXRE’s securities at artificially inflated prices, in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Rule 10b-5 promulgated under the 1934 Act. The class action complaints allege, among other things, that the Company failed to disclose and misrepresented the following material adverse facts: (1) the full impact on PXRE’s business of Hurricanes Katrina, Rita and Wilma (the “2005 Hurricanes”); (2) the doubling of PXRE’s cost of the 2005 Hurricanes to an estimated $758 million to $788 million; and (3) the magnitude of the loss to PXRE and PXRE’s potential loss of its financial-strength and credit ratings from A.M. Best . Further, the complaints allege, based on the foregoing asserted facts, that PXRE’s statements with respect to its loss estimates for the 2005 hurricane season lacked any reasonable basis. The class actions seek an unspecified amount of damages, as well as other forms of relief. A motion to appoint a lead plaintiff and consolidate all of the class actions into a single proceeding is currently pending before the court.

On February 21, 2007, PXRE entered into a Tolling and Standstill Agreement with certain institutional investors in connection with potential claims arising out of the Private Placement of Series D Perpetual Non-voting Preferred Shares of PXRE that were sold pursuant to the Private Placement Memorandum dated on or about September 28, 2005.

We are subject to litigation and arbitration in the ordinary course of business. Management does not believe that the eventual outcome of any such pending ordinary course of business litigation or arbitration is likely to have a material effect on our financial condition or business. Pursuant to our insurance and reinsurance arrangements, disputes are generally required to be finally settled by binding arbitration.

Item 4. Submission of Matters to a Vote of Security Holders

No matters were submitted to a vote of the Company’s shareholders during the fourth quarter of 2006.

PART II

Item 5. Market for Registrant’s Common Equity and Related Shareholder Matters

Common Shares

The Company’s common shares are listed on the New York Stock Exchange under the symbol “PXT.” The following table sets forth, for the periods indicated, the high and low closing sale prices for the Company’s common shares as reported by the New York Stock Exchange and cash dividends per common share declared and subsequently paid:

	Closing Price
	High	Low	Dividends
2006:
First Quarter	$13.26	$3.01	$-
Second Quarter	4.07	3.17	-
Third Quarter	4.20	3.49	-
Fourth Quarter	4.94	4.15	-

2005:
First Quarter	$27.11	$24.62	$0.06
Second Quarter	25.22	22.99	0.12
Third Quarter	25.59	13.46	0.12
Fourth Quarter	13.71	10.22	0.12

As of March 12, 2007, the closing sale price of the Company’s common shares on the New York Stock Exchange was $4.54.

Upon and as a closing condition to the proposed merger with Argonaut, PXRE’s common shares will be delisted from the New York Stock Exchange and will be quoted on the NASDAQ.

As of March 12, 2007, there were 72,342,119, common shares issued and outstanding, which shares were held by approximately 175 shareholders of record and, based on the Company’s best information, by approximately 11,400 beneficial owners of the common shares. See Notes 11 and 12 of Notes to Consolidated Financial Statements for information with respect to shares reserved for issuance under employee benefit and stock option plans.

In April 2002, the Company issued 15,000 Convertible Voting Preferred Shares (the “Preferred Shares”). As of March 12, 2007, there were 5,813 Preferred Shares outstanding that are ultimately convertible into 5.2 million common shares, representing approximately 6.7% of the Company’s outstanding common shares on a fully diluted basis as of March 12, 2007. See “Market for Registrant’s Common Equity and Related Shareholder Matters--Preferred Shares” below.

The payment of dividends on the common shares is subject to Bermuda law and the discretion of the Company’s Board of Directors, which will consider, among other factors, our operating results, overall financial condition, capital requirements and general business conditions. There can be no assurance that dividends will be paid in the future.

Under the terms of the Preferred Shares, the payment of dividends on the Company’s common shares is subject to the following limitations: (i) no dividend may be paid upon the common shares if the dividends payable upon the Preferred Shares are overdue, (ii) the amount of dividends paid with respect to the common shares may not be increased by a cumulative annualized rate of more than 10% at any time prior to April 4, 2005 (the “Permitted Dividend Amount”) without the consent of the majority of holders of the Preferred Shares; and (iii) at any time on or after April 4, 2005, no dividend may be paid that would result in payment of any dividend or other distribution with respect to common shares or result in a redemption, offer to purchase, tender offer or other acquisition of capital shares of the Company involving consideration having an aggregate fair value in excess of the greater of the Permitted Tender Offer Amount and the Permitted Dividend Amount. For this purpose, the term “Permitted Tender Offer Amount” means an amount equal to 20% of the cumulative amount by which our consolidated net income in any calendar year commencing with the year ending December 31, 2002 exceeds $50.0 million minus the sum of all cash and the fair value of all non-cash consideration paid in respect of redemptions, offers to purchase, tender offers or other acquisitions of our capital shares on or after December 10, 2001.

As a holding company, the Company is dependent upon dividend payments from its subsidiaries, including PXRE Bermuda and PXRE Reinsurance, to pay dividends to the Company’s shareholders. PXRE Bermuda is subject to Bermuda law, which may restrict its ability to distribute dividends. PXRE Reinsurance is subject to the insurance laws of the State of Connecticut, which currently prohibit the payment of any dividends without the prior approval of the Insurance Commissioner of the State of Connecticut. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Capital Resources” and “Business – Regulation” for further information concerning restrictions under Bermuda and U.S. law.

Under the Company’s Bye-Laws, subject to certain exceptions and to waiver by the Company’s Board of Directors on a case by case basis, no transfer of the Company’s shares is permitted if such transfer would result in a shareholder owning, directly or indirectly, more than 9.9% of the voting power of the outstanding shares, including common shares, of the Company or more than 9.9% of the outstanding shares of any class of the Company’s shares. Ownership is broadly defined in the Company’s Bye-Laws.

The Company may refuse to register any such transfer on the Company’s share transfer records. A transferee will be permitted to promptly dispose of any of the Company’s shares purchased that violate the restriction and as to the transfer of which registration is refused. The transferor of such shares of the Company will be deemed to own such shares for dividend, voting and reporting purposes until a transfer of such shares has been so registered.

In addition, in the event that the Company becomes aware of a shareholder owning more than 9.9% of the voting power of the Company’s outstanding shares after a transfer of shares has been registered, the Company’s Bye-Laws provide that, subject to the same exceptions and waiver procedures, the voting rights with respect to the shares of the Company owned by any such shareholder will be limited to a voting power of 9.9%. The Board of Directors has determined to waive this requirement with respect to Capital Z Financial Services Fund II, L.P. (including, for such purpose, certain of its affiliates).

Preferred Shares

As of December 31, 2006 there were 5,813.20 shares of Preferred Stock outstanding. These shares are allocated to three series as follows: 3,168.532 Series A Preferred Shares, 1,588.492 Series B Preferred Shares and 1,056.176 Series C Preferred Shares. The material terms and provisions of the rights, preferences and privileges of the Preferred Shares and Convertible Common Shares are contained in the Description of Stock for Series A Convertible Voting Preferred Shares, Series B Convertible Voting Preferred Shares, Series C Convertible Voting Preferred Shares, Class A Convertible Voting Common Shares, Class B Convertible Voting Common Shares and Class C Convertible Voting Common Shares.

For each series, each Preferred Share, in whole or in part, is convertible at any time at the option of the holder into Convertible Common Shares for such series. The number of Convertible Common Shares per Preferred Share issuable upon any conversion will be determined by dividing a liquidation preference for the series equal to the aggregate original purchase price of the Preferred Shares plus accrued but unpaid dividends thereon, by the conversion price then in effect. As of December 31, 2006 the adjusted conversion price was $11.28.

The conversion price is subject to adjustment to avoid dilution in the event of recapitalization, reclassification, stock split, consolidation, merger, amalgamation or other similar event or an issuance of additional Common Shares in a private placement below the fair market value or in a registered public offering below 95% of fair market value (in each case, fair market value being the value immediately prior to the date of announcement of such issuance) or without consideration. As a result of the issuance of 8,843,500 Common Shares in October 2005 at the price of $13.25 per share pursuant to a public offering of Common Shares and the issuance of 34,090,906 Common Shares upon the exchange of the Series D Preferred Shares at the exchange price of $11.00 per share, the conversion price on the Preferred Shares was adjusted downwards by $1.75 in accordance with the terms of the underlying Share Purchase Agreement.

In addition, the conversion price is subject to adjustment, for certain loss and loss expense development on reserves for losses incurred on or before September 30, 2001 (and loss adjustment expenses related thereto) and for any liability or loss arising out of pending material litigation (other than legal fees and expenses), on an after-tax basis, equal to an amount computed in accordance with a formula as set forth in the Description of Stock. Adjustments occur if the development exceeds a deductible after-tax threshold of $7.0 million and, with respect to all reserves other than reserves for certain discontinued operations and the events of September 11, 2001 and liability arising out of pending litigation, the adjustment is limited to $12.0 million of further development. At December 31, 2006, PXRE has incurred $40.5 million of net adverse development above this $7.0 million threshold. As a result of this, and the anti-dilution adjustment discussed above, as of December 31, 2006, the adjusted conversion price was $11.28.

Each Series of Preferred Shares were sub-divided into two sub-series. On March 31, 2005, 5,840.6 Series A1 convertible voting preferred shares, 3,143.6 Series B1 convertible voting preferred shares and 1,393.6 Series C1 convertible voting preferred shares were mandatorily converted into 4.4 million class A convertible voting common shares, 2.4 million class B convertible voting common shares and 1.0 million class C convertible voting common shares, respectively. The conversion was effected based upon a conversion price of $13.27, which conversion price was agreed between the Company and holders of the Company’s convertible voting preferred shares pursuant to a letter agreement dated as of March 31, 2005. These shares were originally scheduled to convert on April 4, 2005, but in the interest of presenting a balance sheet reflecting the conversion on March 31, 2005, PXRE reached an agreement with the preferred shareholders to convert four days early.

All the remaining Preferred Shares will be mandatorily convertible into Convertible Common Shares on April 4, 2008.

The aggregate purchase price paid for the shares of Preferred Stock issued totaled $150.0 million. The Company’s shareholders approved the issuance on February 12, 2002.

     Subsequent Event

In connection with the proposed merger with Argonaut, the Preferred Shareholders have agreed to consent to the merger, forego future dividends and convert their preferred shares into common shares upon the closing of the merger. As consideration for such consent, foregone dividends and conversion, the conversion price was reduced from $11.28 to $6.24 provided that such reduction shall be null and void if the merger is not consummated.

Convertible Common Shares

As of December 31, 2006, there were 8.9 million Convertible Common Shares outstanding, including 1.8 million Class B Convertible Common Shares issued on exchange of the Company’s Series D Preferred Shares upon affirmative vote of the shareholders’ on November 18, 2005. Except as otherwise provided, each class of Convertible Common Shares shall have the same rights, preferences and restrictions as common shares. The Convertible Common Shares shall automatically convert into common shares on a one-for-one basis upon a transfer of record ownership thereof to any person other than the original purchasers, or any of their respective affiliates or limited partners (including, without limitation, in connection with a public offering of such shares), or a person approved by our Board of Directors in its sole discretion. Convertible Common Shares may be converted at the option of the holder thereof into common shares on a one-for-one basis at any time that such holder would be entitled to vote Preferred Shares generally in the election of directors in accordance with the Description of Stock. Our Class IV directors are designated solely by holders of our convertible common shares and preferred shares. The holders of convertible common shares do not vote for any other class of directors.

     Subsequent Event

Upon the closing of the merger, all Convertible Common Shares will be converted into Common Shares.

Item 6. Selected Financial Data.

	Year Ended December 31,
	2006	2005	2004	2003	2002
($000’s except per share data and ratios)	(1)(2)(3)(4)	(1)(2)	(1)(2)
Income Statement Data:
Gross premiums written	$138,776	$542,325	$346,035	$339,140	$366,768
Premiums ceded	(85,267)	(135,320)	(36,248)	(60,729)	(72,285)
Net premiums written	53,509	407,005	309,787	278,411	294,483
Change in unearned premiums	31,020	(18,681)	(1,715)	42,522	(25,123)
Net premiums earned	84,529	388,324	308,072	320,933	269,360
Net investment income	60,654	45,292	26,178	26,931	24,893
Net realized investment (losses) gains	(7,809)	(14,736)	(150)	2,447	8,981
Fee income	428	941	1,785	5,014	3,432
Total revenues	137,802	419,821	335,885	355,325	306,666

Losses and loss expenses incurred	12,443	1,011,523	226,347	157,598	125,361
Commission and brokerage	19,126	49,900	36,111	47,360	53,391
Other reinsurance related expense	17,862	936	-	-	-
Operating expenses	43,373	36,208	41,293	39,701	34,228
Foreign exchange losses (gains)	1,444	(1,547)	80	143	(273)
Interest expense	14,455	14,452	14,389	2,506	2,939
Minority interest in consolidated
subsidiaries (1)(2)	-	-	-	10,528	8,646
Total losses and expenses	108,703	1,111,472	318,220	257,836	224,292

Income (loss) before income taxes, cumulative
effect of accounting change and convertible
preferred share dividends	29,099	(691,651)	17,665	97,489	82,374
Income tax provision (benefit)	597	5,907	(6,234)	841	17,829
Income (loss) before cumulative effect of
accounting change and convertible preferred
share dividends	28,502	(697,558)	23,899	96,648	64,545
Cumulative effect of accounting change, net of
tax	-	-	(1,053)	-	-
Net income (loss) before convertible preferred
share dividends	$28,502	$(697,558)	$22,846	$96,648	$64,545
Convertible preferred share dividends	4,864	7,040	14,018	13,113	9,077
Net income (loss) to common shareholders	$23,638	$(704,598)	$8,828	$83,535	$55,468

	Year Ended December 31,
($000’s except per share data and ratios)	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges (5)	2.46	-	1.71	5.22	4.64
Ratio of earnings to combined fixed charges and
convertible preferred share dividends (5)	1.97	-	1.06	3.32	3.07

Basic earnings per common share:
Income (loss) before cumulative effect of
accounting change and convertible preferred
share dividends	$0.40	$(21.43)	$1.65	$8.06	$5.47
Cumulative effect of accounting change	$-	$ -	$(0.07)	$-	$ -
Net income (loss) available to common
shareholders	$0.33	$(21.65)	$0.61	$6.97	$4.70
Average common shares outstanding	71,954	32,541	14,433	11,992	11,802

Diluted earnings per common share:
Net income (loss) before cumulative effect of
accounting change and convertible preferred
share dividends	$0.40	$(21.65)	$1.59	$4.10	$3.28
Cumulative effect of accounting change(6)	$-	$ -	$(0.07)	$-	$ -
Net income (loss) (6)	$0.33	$(21.65)	$0.59	$4.10	$3.28
Average common shares outstanding (6)	71,959	32,541	14,989	23,575	19,662

Cash dividends per common share	$-	$0.42	$0.24	$0.24	$0.24

Other Operating Data:
GAAP loss ratio (7)	14.7%	260.5%	73.5%	49.1%	46.5%
GAAP expense ratio (7)	73.7	21.9	24.5	25.6	31.3
GAAP combined ratio (7)	88.4%	282.4%	98.0%	74.7%	77.8%

	As of December 31,
($000’s except per share data)	2006	2005	2004	2003	2002
Balance Sheet Data:
Cash and investments	$1,216,392	$1,660,996	$1,165,208	$1,012,327	$805,331
Total assets	1,401,343	2,116,047	1,454,416	1,359,647	1,237,142
Losses and loss expenses	603,241	1,320,126	460,084	450,635	447,829
Subordinated debt (1)(2)	167,089	167,081	167,075	-	-
Minority interest in consolidated
subsidiaries (1)(2)	-	-	-	156,841	94,335
Debt payable	-	-	-	-	30,000
Total shareholders’ equity	496,767	465,318	696,555	564,516	453,464
Book value per common share (8)	$6.41	$6.01	$21.30	$22.24	$20.33
Statutory capital and surplus:
PXRE Reinsurance Ltd.	$564,209	$530,775	$749,084	$425,839	$70,609
PXRE Reinsurance Company	$137,974	$126,991	$224,926	$425,210	$457,217
____________________

(1)	In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” (“FIN 46R”), which requires consolidation of all “Variable Interest Entities” (“VIEs”) by the “primary beneficiary,” as these terms are defined in FIN 46R. The adoption of this statement during the quarter ended March 31, 2004, resulted in PXRE deconsolidating the five special purpose trusts which issued PXRE’s trust preferred securities. As a result, the subordinated loans from the trusts are reflected as liabilities under the caption “Subordinated debt” on PXRE’s December 31, 2006 and 2005 Consolidated Balance Sheets, while PXRE’s minority investments of approximately $5.2 million in such trusts in the form of equity, which prior to March 31, 2004 were eliminated on consolidation, are reflected as assets under the caption “Other assets” with a corresponding increase in liabilities under the caption “Subordinated debt.” FIN 46R did not permit these changes to be made retroactively. In addition, gains on the repurchase of $5.2 million of PXRE’s trust preferred securities in prior periods of $1.1 million, net of tax, that were previously accounted for as extinguishments of debt, were reversed during the quarter ended March 31, 2004 and presented as a cumulative effect of an accounting change in PXRE’s Consolidated Statements of Operations and Comprehensive Operations during 2004. These repurchased securities are reflected in PXRE’s December 31, 2006 and 2005 Consolidated Balance Sheets under the caption “Fixed Maturities: Available-for-sale.”

(2)	In May 2003, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within the scope of the statement as a liability or an asset in some circumstances. PXRE adopted this statement during the quarter ended September 30, 2003; however, due to certain parts of this statement being deferred by the FASB, the adoption of this statement did not have any impact on PXRE’s Consolidated Financial Statements, financial position or results of operations until the quarter ended March 31, 2004. Accordingly, as of 2004, PXRE’s capital trust pass-through securities were reclassified on its Consolidated Balance Sheet to liabilities and entitled “Subordinated debt.” In PXRE’s Consolidated Statements of Operations and Comprehensive Operations for the years ended December 31, 2006, 2005 and 2004, the interest expense related to these securities was included with “Interest expense,” whereas for the years ended December 31, 2003 and 2002 it was included with “Minority interest in consolidated subsidiaries” as SFAS 150 did not permit these changes to be made retroactively.

(3)	At January 1, 2006, PXRE adopted the FASB SFAS No. 123R, “Share-Based Payment” (“SFAS 123R”) issued in December 2004, using the modified prospective application method. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services and for transactions in which an entity obtains employee services in share-based payment transactions. Under SFAS 123R, compensation costs are recognized for the fair value of all share-based compensation over their remaining vesting period, including the cost related to the unvested portion of all outstanding share-based compensation as of December 31, 2005. Previously, PXRE accounted for its share-based compensation plans under the recognition and measurement principles of the Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and related Interpretations. No share-based compensation cost related to the options granted under the plans was reflected in net income (loss) prior to the year ended December 31, 2006. PXRE’s adoption of SFAS 123R did not and has not had a material effect on net income.

(4)	In September, 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”), an amendment of SFAS No. 87, 88, 106 and 132R. This statement represents the completion of the first phase in the FASB’s postretirement benefits accounting project and requires an entity to recognize in its statement of financial position an asset for a defined benefit postretirement plan’s overfunded status or a liability for a plan’s underfunded status, measure a defined benefit postretirement plan’s assets and obligations that determine its funded status as of the end of the employer’s fiscal year and recognize changes in the funded status of a defined benefit postretirement plan in comprehensive income in the year in which the changes occur. The statement does not change the amount of net periodic benefit cost included in net income or address the various measurement issues associated with postretirement benefit plan accounting. PXRE adopted the portion of the statement which requires recognition of the funded status of a defined benefit postretirement plan and the disclosure requirements as of December 31, 2006. The adoption of this statement resulted in PXRE recording a charge of $0.7 million in “Accumulated other comprehensive loss” in its Consolidated Balance Sheet as of December 31, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end balance sheet is effective for fiscal years ending after December 15, 2008.

(5)	The ratios of earnings to fixed charges were determined by dividing consolidated earnings by total fixed charges. For purposes of these computations, (i) earnings consist of consolidated income before considering income taxes, fixed charges and minority interest, and (ii) fixed charges consist of interest on indebtedness, interest expense on premiums withheld under certain ceded reinsurance contracts and that portion of rentals which is deemed by PXRE’s management to be an appropriate interest factor. Earnings were inadequate to cover fixed charges by $691.7 million and $22.5 million for the years ended December 31, 2005, and 2001 respectively. The ratios of earnings to combined fixed charges and preferred dividends were determined by dividing consolidated earnings by total fixed charges and preferred dividends. Earnings were inadequate to cover fixed charges and preferred dividends by $698.7 million and $22.5 million for the years ended December 31, 2005 and 2001 respectively.

(6)	In September 2006, the SEC issued Staff Accounting Bulletin (SAB) No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (“SAB 108”). SAB 108 requires that companies assess the impact on both the balance sheet and the statement of operations when quantifying and evaluating the materiality of a misstatement. Under SAB 108, adjustment of the financial statements is required when either approach results in quantifying a misstatement that is material to a reporting period presented within the financial statements, after considering all relevant quantitative and qualitative factors. The impact on adopting SAB 108 was determined by the Company to be immaterial and does not require previously filed reports to be amended. The provisions of SAB 108 must be applied to financial statements for fiscal years ending after November 15, 2006. The 2004 net income per diluted common share for the year ended December 31, 2004 and the net income per diluted common share for the three months ended June 30, 2006 and September 30, 2006 have been adjusted for immaterial errors with respect to the anti-dilutive nature of convertible preferred share dividends and therefore the amounts presented herein do not agree with previously issued consolidated financial statements.

(7)	The loss, expense and combined ratios included under “Other Operating Data” have been derived from our Consolidated Statements of Operations and Comprehensive Operations prepared in accordance with GAAP. The underwriting results of a property and casualty insurer are discussed frequently by reference to its loss ratio, expense ratio and combined ratio. The loss ratio is the result of dividing losses and loss expenses incurred by net premiums earned. The expense ratio is the result of dividing underwriting expenses (including amortization of expenses previously deferred, commission and brokerage, net of fee income, and the operating expenses) by net premiums earned. The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio less than 100% indicates underwriting profits and a combined ratio greater than 100% indicates underwriting losses. The combined ratio does not reflect the effect of net investment income, other reinsurance related expense or other fee income on underwriting results.

(8)	Book value per share has been derived from our Consolidated Statements of Operations and Comprehensive Operations prepared in accordance with GAAP. Book value per share is the result of dividing shareholders’ equity by the sum of the common shares issued and outstanding and the number of common shares that the issued and outstanding preferred shares convert to.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis is comprised of an overview of the Company, critical accounting policy disclosures, comparisons of operating results between periods, a discussion of our financial condition and results of operations at December 31, 2006 and disclosure of certain risks and uncertainties. This discussion and analysis should be read in conjunction with the audited consolidated financial statements and related notes included in this filing. This filing contains forward-looking statements that involve risks and uncertainties. Actual results may vary materially from the results described or implied by these forward-looking statements.

Overview

PXRE Group Ltd. is an insurance holding company organized in Bermuda. We provide reinsurance products and services to a worldwide marketplace through our wholly owned subsidiary operations located in Bermuda, Europe and the United States. Our primary business has been catastrophe and risk excess reinsurance, which accounted for substantially all of our net premiums written for the year ended December 31, 2006.

On February 16, 2006, we announced that we would be increasing our estimates of the net pre-tax impact of Hurricanes Katrina, Rita and Wilma on our results of operations for the year ended December 31, 2005. We also announced our intention to explore strategic alternatives due to concerns about the hurricane losses and the resulting potential negative impact on our credit ratings. Following these announcements, in February 2006 our counterparty credit and financial strength ratings were downgraded by the major rating agencies to a level that was unacceptable to many of our reinsurance clients. These ratings downgrades have had a significant negative impact on our results of operations and profitability because they have impaired our ability to retain and renew our existing reinsurance business. In light of the negative consequences of rating downgrades, our Board of Directors determined that we should evaluate strategic alternatives to our operating approach at that time and decided to retain Lazard (which has since been succeeded by KBW) as a financial advisor to assist in the strategic exploration process.

Since the downgrade and withdrawal of our credit ratings in early 2006, we have not underwritten any material new reinsurance contracts or renewed any of our expiring reinsurance contracts. During 2006, most of our clients exercised their contractual rights to terminate their reinsurance contracts with us as a result of the decline in our ratings and capital. In order to manage our peak zone catastrophe exposures, the Company had also selectively allowed extra-contractual cancellations on certain contracts that do not contain cancellation provisions triggered by rating downgrades. As of January 1, 2007, virtually all of our in-force assumed reinsurance contracts had expired and we have no remaining material exposure to future catastrophe events at that date.

We had net income before convertible preferred share dividends of $28.5 million in 2006 compared to a net loss before convertible preferred share dividends of $697.6 million in 2005. The primary cause of the 2005 net loss was the net impact of catastrophe losses arising from Hurricanes Katrina, Rita and Wilma of $806.9 million, after reinsurance recoveries on our outwards reinsurance program and the impact of inwards and outwards reinstatements and additional premiums. The Company had $84.5 million in net premiums earned during the year ended December 31, 2006, as compared to $388.3 million in the prior year.

     Subsequent Event

     Proposed Merger with Argonaut Group, Inc.

On March 14, 2007, the Board of Directors concluded its strategic alternative evaluation process and announced that we had entered into a Merger Agreement with Argonaut. Pursuant to the terms of the Merger Agreement, Argonaut will merge into a newly formed PXRE Group Ltd. subsidiary, PXMS, Inc. Upon completion of the merger, and subject to the terms and conditions of the Merger Agreement which has been unanimously approved by the Board of Directors of both companies, Argonaut stockholders will receive, subject to certain adjustments, 6.4672 PXRE common shares in exchange for each share of Argonaut common stock. Upon closing of the transaction, approximately 73% of PXRE’s outstanding common shares will be owned by former Argonaut stockholders, and approximately 27% by former holders of PXRE’s common shares and convertible voting preferred shares. Argonaut stock options and other equity awards will automatically convert upon completion of the merger into stock options and equity awards with respect to PXRE common stock, subject to adjustment to reflect the exchange ratio.

Upon completion of the merger, PXRE will be renamed “Argo Group International Holdings, Ltd.” and its common shares will be delisted from the New York Stock Exchange and relisted on the NASDAQ.

Completion of the merger, which is expected to occur in the third quarter of 2007, is subject to various conditions, including (1) receipt of approvals of the holders of PXRE and Argonaut common stock, (2) receipt of regulatory approvals, and (3) effectiveness of the Form S-4 registration statement relating to the PXRE common stock to be issued in the merger and (4) listing of the PXRE common stock on the NASDAQ.

The merger agreement contains certain termination rights for both us and Argonaut. Under certain circumstances, including those relating to competing business combination proposals, termination of the merger agreement could obligate PXRE to pay a termination fee of $20 million.

Argonaut underwrites specialty commercial insurance in niche areas of the property and casualty insurance market. Argonaut offers property and casualty insurance products through eleven wholly-owned insurance companies. Collectively, the insurance subsidiaries are admitted to write insurance in all fifty states and in the District of Columbia, Guam and the U.S. Virgin Islands and are authorized to write insurance on a surplus lines basis in all fifty states.

Argonaut targets niches in which it can develop a leadership position and which Argonaut believes will generate underwriting profits. Argonaut has stated that its growth has been achieved both organically through an operational strategy focused on underwriting discipline and as a result of acquisition activity.

Concurrently with the announcement of the merger, we also announced the formation of a new Bermuda based reinsurance subsidiary, Peleus Re. Peleus Re has been rated “A-” by A.M. Best and is expected to begin writing reinsurance business. Peleus Re will focus on underwriting medium to small commercial property reinsurance risks on a pro rata and risk excess basis, and property catastrophe reinsurance risk on a controlled basis. It is also expected to reinsure casualty risks; initially through a quota share of Argonaut’s existing casualty business. Peleus Re will initially be capitalized with $213 million contributed from the existing surplus of PXRE Bermuda. PXRE Bermuda and PXRE Reinsurance will be placed into an orderly runoff, but will provide intercompany reinsurance support to Peleus Re.

The Board of Directors believes that the merger with Argonaut and resumption of reinsurance business through Peleus Re will provide shareholders with an expected return that is superior to both the potential value that shareholders would have realized if the Board of Directors had elected to pursue other non-runoff alternatives considered during the strategic evaluation process or the potential value that shareholders were likely to realize if the Company were to be liquidated after the conclusion of an orderly runoff and winding up process.

     Status of Credit and Financial Strength Ratings

Immediately following our February 16, 2006 announcement, S&P, a division of the McGraw-Hill Companies, Inc., downgraded its counterparty credit and financial strength rating on PXRE Reinsurance and PXRE Bermuda from “A-” to “BBB+” and placed these ratings on CreditWatch with negative implications. A.M. Best, an independent insurance industry rating organization, also downgraded its financial strength rating from “A-” to “B++” with a negative outlook. On February 17, 2006, Moody’s downgraded its insurance financial strength rating of PXRE Reinsurance from “Baa1” to “Baa2” and placed this rating under review for possible further downgrade.

On February 22, 2006, we announced our financial results for the quarter ended December 31, 2005. We also announced a further increase in our estimates of the net pre-tax impact of Hurricanes Katrina, Rita and Wilma. See Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Comparison of 2005 with 2004 – Losses and Loss Expenses.

Subsequently in February 2006, S&P further downgraded its counterparty credit and financial strength rating on PXRE Reinsurance and PXRE Bermuda from “BBB+” to “BBB-”, and A.M. Best further downgraded its financial strength rating on these entities from “B++” to “B+” with a negative implication. Moody’s further downgraded its insurance financial strength rating of PXRE Reinsurance from “Baa2” to “Baa3” and placed this rating under review for possible further downgrade. See Item 1 – Business: Ratings.

In April, 2006, after finding that operational ratings below the critical “A” category provided little value for a reinsurer, we announced that we had requested that the major credit rating agencies withdraw their financial strength and claims paying ratings of the Company and its operating subsidiaries. In the wake of this request, A.M. Best downgraded its financial strength ratings of PXRE Reinsurance and PXRE Bermuda from “B+” to “B” and withdrew these ratings; S&P downgraded its counterparty credit and financial strength rating on PXRE Reinsurance and PXRE Bermuda from “BBB-” to “BB+” and then withdrew these ratings; and Moody’s downgraded its insurance financial strength rating of PXRE Reinsurance from “Baa3” to “Ba2” and then withdrew this rating.

Ratings have become an increasingly important factor in establishing the competitive position of reinsurance companies. Due to these ratings downgrades and withdrawal in 2006 of the operational ratings of our reinsurance subsidiaries by A.M. Best, S&P and Moody’s, our competitive position in the reinsurance industry has suffered, with ceding companies and brokers having moved business to other reinsurers with higher ratings. As of December 31, 2006, virtually all of the Company’s reinsurance contracts had either been cancelled, non-renewed or expired.

On March 15, 2007, Peleus Re received a rating of “A-” from A.M. Best. Our existing reinsurance subsidiaries, PXRE Bermuda and PXRE Reinsurance were also re-rated “B+” by A.M. Best on March 15, 2007.

     Overview of our 2006 Business

The foregoing discussion of our Business in Item 1 of this Annual Report on Form 10-K concerns PXRE’s business operations during 2006 and prior. As discussed above, our Board of Directors entered into a Merger Agreement with Argonaut. For a discussion of Argonaut’s business, see Argonaut’s Annual Report of Form 10-K for the period ended December 31, 2006, which was filed with the SEC on March 1, 2007.

We incurred net income before convertible preferred share dividends of $28.5 million in 2006 compared to a net loss before convertible preferred share dividends of $697.6 million in 2005. Our profitability in 2006 was attributable to the low level of insured catastrophe activity, offset by the significant reduction in our premium volume due to cancellation and inability to renew expiring policies in the wake of our ratings downgrades. The primary cause of the 2005 net loss was the net impact on our financial position and results of operations of catastrophe losses arising from Hurricanes Katrina, Rita and Wilma of $806.9 million, after reinsurance recoveries on our outwards reinsurance program and the impact of inwards and outwards reinstatements and additional premiums. See below, Management’s Discussion and Analysis of Financial Condition and Results of Operations – Losses and Loss Expenses.

Industry sources have estimated that Hurricane Katrina, which struck the United States on August 30, 2005, caused insured industry losses from $41 billion to $60 billion. Hurricane Rita, which struck Texas on September 24, 2005, caused another $4 billion to $7 billion in insured industry losses according to these same industry sources. As a result of these hurricanes, we reported a net loss before convertible preferred share dividends of $317.3 million during the quarter ended September 30, 2005.

On September 29, 2005, S&P downgraded both the counterparty credit and financial strength ratings of our reinsurance subsidiaries from “A” (Strong) to “A-” (Strong) and announced that this rating would remain on credit watch negative. A.M. Best also downgraded the financial strength rating of our reinsurance subsidiaries from “A” (Excellent) to “A-” (Excellent) on September 30, 2005 and announced that this rating would remain under review with negative implications.

In order to address the capital lost as a result of Hurricanes Katrina and Rita, avoid further rating agency downgrades and position PXRE to take advantage of expected reinsurance market opportunities, the Board of Directors implemented a capital raising plan that resulted in the Company receiving net proceeds of $474.0 million from two separate transactions as described below.

Pursuant to a Share Purchase Agreement dated as of September 29, 2005, we agreed to issue and sell 375,000 Series D Preferred Shares in a private placement exempt from registration under the Securities Act of 1933. The Series D Preferred Shares were mandatorily exchangeable for common shares upon the shareholders’ approval of the exchange. The private placement closed on October 7, 2005. The gross proceeds from the private placement were $375.0 million and proceeds, net of agents’ discounts and commissions and offering expenses, were $359.3 million. The Series D Preferred Shares were mandatorily exchanged into 34,090,906 common shares following the affirmative vote of the Company’s shareholders at a special general meeting held on November 18, 2005 approving the exchange of the Series D Preferred Shares and the authorization of an additional 300.0 million of our common shares. Shortly after the exchange, S&P affirmed our “A-” financial strength rating and assigned us a stable outlook.

On October 7, 2005, we also completed a public offering of 8,843,500 of our common shares including 1,153,500 shares sold upon exercise of the underwriter’s over-allotment option in full, at a public offering price of $13.25 per share. Credit Suisse First Boston LLC acted as sole underwriter in the offering. Net proceeds to the Company from the common stock offering, after deducting estimated expenses and underwriter’s discounts and commissions, were approximately $114.7 million.

We contributed the net proceeds of both offerings to PXRE Bermuda to support the underwriting of reinsurance business during subsequent renewal periods.

Shortly after the completion of the foregoing capital raising transactions, Hurricane Wilma occurred, making landfall in Mexico on October 21, 2005 and Florida on October 24, 2005. Industry sources have estimated that Hurricane Wilma caused insured industry losses from $8 billion to $12 billion in Florida. As of December 31, 2005, the net impact of Hurricane Wilma on our financial position and results of operations was $138.0 million, after reinsurance recoveries on our outwards reinsurance program and the impact of inwards and outwards reinstatements and additional premiums.

As part of our December 31, 2005 year-end closing process, we reassessed our liability for claims arising from Hurricanes Katrina and Rita. As part of this year-end assessment, we determined that claims reported by clients relating to Hurricanes Katrina and Rita were significantly higher than expected, especially following a significant influx of reported claims in late November through January 2006. Our year-end assessment of Hurricane Katrina and Rita also included a review of the loss information included in the underwriting submission information provided by clients as part of the January 1, 2006 renewal process. As a result of this year-end review, we recorded an additional net liability in the fourth quarter of $238.1 million with respect to Hurricane Katrina and $48.2 million with respect to Hurricane Rita, in each case net of reinsurance recoveries on our outwards reinsurance program and the impact of inwards and outwards reinstatements and additional premiums.

The new loss estimates resulted from the Company’s assessment of new loss reports, as well as notifications received by the Company subsequent to the ratings downgrades from two counterparties exercising their rights claimed under certain of the Company’s reinsurance contracts to cancel and commute retrocessional coverage based on ratings downgrades and material changes to the Company.

We have exhausted our retrocessional coverage with respect to Hurricane Katrina, leaving us exposed to further losses from Hurricane Katrina.

Approximately ninety-five percent of our projected net ultimate incurred loss for Hurricanes Katrina, Rita and Wilma has been formally reported to us as paid or case reserves. However, as of December 31, 2006, we have paid less than 60% of our net incurred loss amounts with respect to these hurricanes. Accordingly, the liability for loss and loss expenses incurred with respect to Hurricanes Katrina, Rita and Wilma represents management’s best estimate of our ultimate liability for claims arising from these catastrophes. Our estimation of loss and loss expense liability involves significant uncertainties and is based on complex and subjective judgments. Because of the uncertainty in the process of estimating our losses from catastrophe events, there is a risk that our liability for losses and loss expenses could prove to be inadequate, with a consequent adverse impact on our future earnings and shareholders’ equity. See below, Update on Critical Accounting Policy Disclosures – Estimation of Losses and Loss Expenses.

Our incurred loss for these events represents our best estimate, which is primarily based on claims notices, modeling, a review of affected contracts by our underwriters and discussions with our clients; however, some of our cedents who have incurred losses from multiple events, may have the ability to choose which losses to cede, and as such, in future periods they may reallocate losses among the 2005 events.

As part of our reserve review process, we retained a nationally recognized actuarial firm to perform a third party review of all of our liabilities for loss and loss adjustment expenses annually since year end 2004. As a result of our internal actuarial review and third party review, management believes that the estimate of our liability for unpaid loss and loss expenses as of December 31, 2006 is adequate.

     Retrocessional Reinsurance Protection

In 2006, the Company purchased $482.3 million of single event reinsurance and catastrophe bond protection, including catastrophe bonds accounted for as reinsurance and as a derivative. This compares to $245.5 million purchased in 2005. Additionally, the amount of coverage available upon the occurrence of a second catastrophe event in 2006 was $275.0 million, compared to the 2005 amount of $25.0 million. This increased limit purchased increased ceded premiums over prior periods, exclusive of reinstatement and additional premiums. Our risk management program for our 2006 assumed reinsurance portfolio forecast that we would have significant gross premiums written during 2006.

In order to better protect PXRE against the risk of another severe catastrophe event or the occurrence of multiple significant catastrophe events, we sponsored two catastrophe bond transactions that closed during the fourth quarter of 2005. The first transaction was a $300.0 million collateralized reinsurance agreement with Atlantic & Western Re Limited (“A&W I”), a Cayman Island reinsurance company. This reinsurance coverage was designed to protect PXRE from extreme catastrophe losses arising from hurricanes in the Eastern and Gulf coasts of the United States, windstorms in northern Europe and earthquakes in California. This reinsurance provided two layers of protection over the next 5 years to PXRE. The first layer provides $200.0 million of coverage for losses arising from hurricanes in the Eastern and Gulf coasts of the United States, windstorms in northern Europe and earthquakes in California. The second layer provided $100.0 million of coverage for losses arising from hurricanes in the Eastern and Gulf coasts of the United States and windstorms in northern Europe.

The reinsurance coverage provided by A&W I was based on a modeled loss trigger. PXRE created a series of notional portfolios of reinsurance contracts designed to closely mimic the expected exposures in PXRE’s assumed reinsurance portfolio. Upon the occurrence of a hurricane, windstorm or earthquake in the covered territories, the parameters of the catastrophe event are determined and modeled against the notional portfolios. If the modeled loss to the notional portfolio exceeded the attachment point for the peril at issue, then PXRE would have made a recovery under the reinsurance agreement. The recovery was limited to PXRE’s ultimate net loss from the loss event. PXRE has the right to reset the notional portfolios after three years.

On November 8, 2005, A&W I financed the reinsurance coverage through the issuance and sale of $300.0 million in catastrophe bonds pursuant to Rule 144A under the Securities Act of 1933.

In order to have realized any benefit from the coverage provided under the A&W I reinsurance agreement, PXRE would need to incur significant losses from a catastrophe event. Since the downgrades and withdrawal of PXRE’s credit ratings in early 2006, PXRE has not underwritten any new reinsurance contracts or renewed any of its expiring reinsurance contracts. Effective as of January 1, 2007, virtually all of PXRE’s in-force assumed reinsurance contracts had expired and PXRE has no remaining material exposure to future catastrophe events. The Board of Directors of PXRE Group Ltd. concluded that it was unlikely that PXRE Group Ltd. would ultimately pursue a strategic alternative that would allow PXRE to utilize the coverage available under the A&W I reinsurance agreement in light of the extremely high attachment point under such reinsurance agreement. Accordingly, on February 8, 2007, PXRE did not pay the premium due to A&W I. The non-payment is expected to result in an event of default under the A&W I reinsurance agreement, which will trigger the early commutation of such reinsurance agreement. As a result of the early commutation of the Reinsurance Agreement, PXRE recorded termination charges of approximately $17.6 million in its December 31, 2006 consolidated financial statements. This amount is reflected as a reduction to net premium earned in the Company’s consolidated statement of operations and comprehensive operations for the year ended December 31, 2006.

The second transaction was a $250.0 million collateralized transaction with Atlantic & Western Re II Limited (“A&W II”), a Cayman Island reinsurance company, which is accounted for as a derivative. It is designed to provide coverage to PXRE for second event losses in the same calendar year arising from hurricanes in the Eastern and Gulf coasts of the United States, windstorms in northern Europe and earthquakes in California. The agreement with A&W II provides two tranches of protection to PXRE for the risk that a second significant catastrophe loss arising from a hurricane in the Eastern and Gulf coasts of the United States, a windstorm in northern Europe or earthquake in California occurs following the occurrence of a first significant hurricane, windstorm or earthquake loss. The coverage provided $250.0 million of protection for the period from January 1, 2006 to December 31, 2006 and provides $125.0 million for the period from January 1, 2007 to December 31, 2008.

The A&W II coverage is based on a modeled loss trigger. PXRE created a series of notional portfolios of reinsurance contracts designed to closely mimic the expected exposures in PXRE’s assumed reinsurance portfolio. Upon the occurrence of a hurricane, windstorm or earthquake in the covered territories, the parameters of the catastrophe event are determined and modeled against the notional portfolios. If the modeled loss to the notional portfolio exceeds the attachment point for the peril at issue, then the coverage is activated. Upon the occurrence of a second catastrophe event in the covered territories during the same calendar year, the parameters of the catastrophe event are determined and modeled against the notional portfolios. If the modeled loss to the notional portfolio for the second event exceeds the attachment point for the peril at issue, then PXRE will make a recovery under the agreement. The recovery is based on modeled losses and, unlike A&W I, is not limited to PXRE’s ultimate net losses from the loss event.

On December 21, 2005, A&W II financed the coverage through the issuance and sale of $250.0 million in catastrophe bonds pursuant to Rule 144A under the Securities Act of 1933.

The reinsurance companies that are the counterparties to these transactions are variable interest entities under the provisions of FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46R”). The Company is not the primary beneficiary of these entities and is therefore not required to consolidate these entities in its consolidated financial statements.

If the Board of Directors elects to pursue a strategic alternative that materially changes PXRE’s catastrophe risk profile, we may seek to assign or novate PXRE’s rights and obligations under the A&W II collateralized catastrophe facility to another insurance or reinsurance company. There can be no assurance that any other insurance or reinsurance company would be willing to accept such an assignment or novation, that the note holders who funded the facilities would consent to such an assignment or novation, or that the cost of such an assignment or novation would not have a material adverse impact on PXRE. If PXRE was not able to successfully assign or novate its rights and obligations under this collateralized catastrophe facility, PXRE could incur material termination fees and liabilities. If the A&W II facility is terminated prior to the end of the scheduled termination date, these fees could be as much as $5.8 million, and PXRE is obligated to make all premium payments up to the date of termination.

The Company has also purchased additional retrocessional reinsurance coverage at various retention levels in addition to the coverage obtained in the above noted catastrophe bond transactions. If the Board of Directors elects to pursue a strategic alternative that materially changes PXRE’s catastrophe risk profile, the Company will also need to evaluate its obligations under two multi-year ceded reinsurance contracts that provide the Company with reinsurance protection against catastrophic events in 2007 and 2008. In this regard, the Company will need to evaluate whether it is likely that catastrophe loss exposure assumed by PXRE in 2007 and 2008 has the potential to result in losses that exceed the retention level under these ceded reinsurance protections. The Company is currently obligated to cede reinsurance premiums of $15.0 million per annum in each of 2007 and 2008 under these multi-year contracts.

     Overview of Our Business

As a reinsurer, we generated income primarily through the premiums from clients who purchased our reinsurance contracts and the investment income generated by our portfolio of invested assets. Our primary expenses are the losses incurred under our reinsurance contracts, commissions and brokerage paid to reinsurance brokers who place reinsurance contracts with us, our general operating expenses such as salaries and rent, and interest expense on our debt. The two largest variables that determine the profitability of our business from period to period are generally the amount of premiums generated and the size of losses incurred.

Unless we are able to implement a strategic alternative that would allow us to provide clients with an acceptably rated counterparty, we do not anticipate being able to underwrite any material amount of new reinsurance business in 2007 and would therefore not be able to generate any material amount of net premiums earned during 2007. The reduction in premium income has and will have a material adverse effect on our future operating results, liquidity and financial condition. Net premiums earned were our primary source of revenue for the years ended December 31, 2006 and 2005, accounting for 61% and 92% of our revenue, respectively. In 2006 and 2005, revenue from non-premium sources was not sufficient to offset operating expenses and interest expenses. We therefore expect to incur net operating losses in future periods unless we are successful in executing a strategic alternative other than runoff. If such operating losses were to occur, this would result in a decline in our shareholders’ equity. However, we currently expect that our portfolio of short duration high credit quality fixed income securities, totaling $671.2 million as of December 31, 2006, will provide sufficient liquidity to meet the currently foreseen needs of our counterparties.

Critical Accounting Policy Disclosures

We disclose our significant accounting policies in the Notes to the Consolidated Financial Statements. Certain of these policies are critical to the portrayal of our financial condition and results since they require management to establish estimates based on complex and subjective judgments. Our critical accounting policies include the estimation of losses and loss expenses, estimation and recognition of premiums, valuation of investments and valuation of deferred tax asset.

     Estimation of Losses and Loss Expenses

As a property catastrophe reinsurer, incurred losses are inherently more volatile than those of primary insurers and reinsurers of risks that have an established historical pattern of losses. In addition, with respect to insured events that occur near the end of a reporting period, as well as with respect to our retrocessional book of business, the significant delay in losses being reported to insurance carriers, reinsurers and finally retrocessionaires require us to make estimates of losses based on limited information from our clients, industry loss estimates and our own underwriting data. Because of the uncertainty in the process of estimating our losses from insured events, there is a risk that our liabilities for losses and loss expenses could prove to be inadequate, with a consequent adverse impact on our earnings and shareholders’ equity in future periods.

In establishing our loss and loss expense liabilities, PXRE records reserves as management’s best estimate of liabilities as of the balance sheet date. Management believes that the Company’s estimated liability for unpaid losses and loss expenses as of December 31, 2006 is adequate. Since year-end 2004, all of our loss and loss expense estimates have been reviewed annually by an independent internationally recognized actuarial firm, and their conclusions have not, in any period, been materially different than those of the Company.

     Significant Uncertainties

The most significant uncertainty in our reserves involves our estimates of catastrophe losses. In reserving for catastrophe losses, our estimates are influenced by underwriting information provided by our clients, industry catastrophe models, industry loss estimates and our internal analyses of this information. This reserving approach can cause significant development from initial loss estimates in the immediate wake of a catastrophe event due to the limited information available to us as a reinsurer and retrocessionaire regarding the actual underlying losses. This process can cause our ultimate estimates to differ significantly from initial projections.

Historically, there has been significant variability in the development of catastrophe losses during the twelve month period immediately following the catastrophe event with such variability reducing after the initial twelve month period. To further illustrate the variability of setting catastrophe loss estimates, the following chart outlines the changes in the initial loss estimates for recent costly catastrophes in the United States over a three-year period based on industry insured loss:

Recent U.S. Catastrophes
Subsequent Development After Initial Estimates

		Percent Change from Initial				Percent Change from Initial
		PCS Industry Loss Estimates (2)				PXRE Loss Estimates (2)
		@ 6	@ 12	@ 2	@	@ 6	@ 12	@ 2	@ 3	@
Date	Event	Mos.	Mos.	Yrs.	Final	Mos.	Mos.	Yrs.	Yrs.	Final
Aug-92	Hurricane Andrew (1)	37%	99%	99%	99%	0%	46%	68%	59%	69%
Jan-94	Northridge Earthquake	22%	131%	178%	178%	49%	100%	145%	151%	153%
Sep-98	Hurricane George	16%	16%	16%	16%	8%	63%	41%	28%	39%
Sep-01	September 11 Events	0%	23%	23%	13%	1%	2%	2%	4%	6%
Aug-04	Florida Hurricanes	6%	11%	11%	11%	1%	28%	32%	NA	32%

(1)     Hurricane Andrew’s initial PXRE loss estimate is at September 30, 1992. We have extrapolated this loss estimate based on the best available information.

(2)     Initial estimates are as of quarter-end immediately following an event. Property Claims Services (“PCS”) is a division of the Insurance Services Office (“ISO”).

     Reserving Methodologies

We establish loss and loss expense liabilities (to cover expenses related to settling claims, including legal and other fees) to provide for the ultimate cost of settlement and administration of claims for losses, including claims that have been reported to us by our reinsureds and claims for losses that have occurred but have not yet been reported to us.

For reported losses, we establish reserves (liabilities for formally reported claims) when we receive notice of the claim, which we refer to as case reserves. It is our general policy to establish liabilities for reported losses in an amount equal to the liability set by the reinsured. In certain but infrequent instances, such as the receipt of inconsistent, incorrect or inadequate supporting documentation, we will conduct an investigation to determine if the amount established by the reinsured is appropriate or if it should be adjusted in the form of an additional case reserve.

PXRE also records reserves for losses that have been incurred but not yet reported, which are referred to as IBNR reserves. For IBNR reserves, a variety of methods have been developed in the insurance industry and are generally accepted for use in determining the appropriate provision for such liabilities. In general, these methods involve the extrapolation of reported loss data to estimate ultimate losses. Our loss calculation methods generally rely upon a projection of ultimate losses based upon the historical patterns of reported loss development.

Our methods for establishing loss and loss expense liabilities vary depending upon the nature of the losses, which can generally be divided into three categories: (1) non-catastrophe losses in our catastrophe and risk excess segment, (2) catastrophe losses in our catastrophe and risk excess segment, and (3) losses in our exited lines segment. The Company generally considers reserves for each of these categories to be “mature” as follows (1) for non-catastrophe losses in our catastrophe and risk excess segment, generally anywhere between eighteen and thirty-six months after the accident year, (2) for catastrophe losses in our catastrophe and risk excess segment, generally anywhere between six to twelve months after the event occurs, and (3) losses in our exited lines segment, depending upon the nature of the underlying business, generally anywhere from five to seven years after the accident year.

     (1) Non-Catastrophe Losses

In reserving for non-catastrophe losses in our catastrophe and risk excess segment, we use three different methods to estimate IBNR reserves: the loss ratio method; the incurred Bornhuetter-Ferguson method, which we refer to as the BF method; and the incurred loss development method, the latter two of which are “loss development approaches.” Initially, at the inception of an accident year, when there is little reported loss information, we use the loss ratio method. This method computes IBNR, as the product of an expected loss ratio and assumed earned premium minus reported loss to date. The expected loss ratio is primarily established for each line of business based on the Company’s historical loss ratios. In determining the expected loss ratio, we also consider information provided by our clients and estimates provided by our underwriters and actuaries concerning the impact of pricing and coverage changes. As the accident year matures further and reported loss activity begins to emerge (usually at the end of the second or third quarter following the loss) we change to the BF method.

The BF method is a premium based method of computing IBNR which blends the loss ratio method with the loss development method. The BF method computes IBNR for an accident year as the product of expected loss (earned premium multiplied by an expected loss ratio) and an expected percentage of unreported losses. This expected percentage of unreported loss is a function of the loss development factors developed by our corporate actuaries from our annual analysis of the Company’s historical loss development patterns by line of business. As experience emerges and accident years mature further (generally eighteen to thirty-six months after the accident year given the short-tailed nature of these property reinsurance lines) we transition to the incurred loss development method, which relies solely on our clients’ reported loss information and indicated historical loss development patterns to estimate ultimate losses.

Other alternate loss reserving methods developed in the insurance industry include the paid loss development method and the paid Bornhuetter-Ferguson method. We do not use these methods to establish our IBNR reserves. We believe that incurred loss methods are more reliable because they rely on a much larger, more stable and credible source of information, which is not influenced by the occurrence of one or more large payments. We do, however, use these alternate loss reserving methods to evaluate the reasonableness of the IBNR reserves that we establish using the incurred loss methods.

Our loss development factors and expected loss ratios are monitored regularly and updated as appropriate but at least once a year. These are the key assumptions that materially affect our estimates for reserves for losses and loss expenses. The expected loss ratio is primarily established for each line of business based on the Company’s historical loss ratios. In determining the expected loss ratio, we also consider information provided by our clients and estimates provided by our underwriters and actuaries concerning the impact of pricing and coverage changes. Loss development factors are developed from our annual analysis of our Company’s historical loss development patterns by line of business. These key assumptions did not materially change from December 31, 2005 to December 31, 2006.

     (2) Catastrophe Losses

In reserving for catastrophe losses in our catastrophe and risk excess segment, there is initially little reported loss information in the immediate wake of a catastrophe event, as was the case with the 2005 Hurricanes, Katrina, Rita and Wilma (“KRW”). The loss estimation process begins with the identification of events with characteristics similar to the recent catastrophe (geographic location, wind speed, damageability etc.), which then results in a list of the expected losses by contract from our proprietary risk management system. Third party modeling software is embedded in our proprietary risk management system.

Concurrently, our underwriting team performs a thorough contract by contract analysis to identify potential changes to the expected loss estimates including IBNR by contract. With respect to the 2005 Hurricanes, our underwriters’ estimates were subject to a high level of uncertainty. Specifically for Hurricane Katrina, this high level of uncertainty arose out of extremely complex and unique causation and coverage issues, including the appropriate attribution of losses to wind or flood damage as opposed to other perils such as fire, business interruption or civil commotion. In order to address these uncertainties, at that time, for contracts exposed to Hurricane Katrina losses in our most volatile lines of business (retrocessional and direct and facultative reinsurance) we posted reserves for a significant percentage of occurrence limits as of December 31, 2005. These lines of business represented approximately 60% of our gross loss amount on Hurricane Katrina. The underwriters’ knowledge of the clients’ underlying books of business is considered in establishing loss estimates by contract. The combination of catastrophe modeling and underwriting review of affected contracts then forms the basis of our initial loss estimates for catastrophe losses.

In light of the limited loss data available from clients in the wake of catastrophes, our actuary uses our most current internally generated catastrophe loss development factors to assess the reasonableness and adequacy of our catastrophe loss reserves in the immediate wake of a catastrophe. These significant catastrophe loss development factors reflect the historical variability of prior catastrophe loss reserves in the industry and PXRE’s specific experience.

The results of this initial process are updated when additional information is available. This information comes in the form of publicly available announcements, informal contact with brokers and/or clients, submission data and formal claim notices. As catastrophic events mature and reporting loss methods become more credible (usually six to twelve months after the event) actuarial methods implementing historical patterns can be assigned more credibility. In evaluating the loss estimates for catastrophic events, our actuaries utilize our internal database to establish projected reporting patterns and payment patterns. This database includes data dating back to the 1980’s consisting of well over one hundred catastrophic events, of which over twenty are hurricanes. Our actuary also employs industry patterns from the Reinsurance Association of America, an insurance industry organization. Using this information, we have developed loss development factors for significant catastrophes. Our internal significant catastrophe loss development factors are analyzed as appropriate and at least once per year to reflect updated industry benchmarks and changes in PXRE’s specific loss history. The volume of reported loss activity in interim quarterly periods is monitored by the Company to determine consistency with expected loss activity based on PXRE and industry historical patterns. For individual storms, PXRE specific loss development factors are applied to reported losses to estimate IBNR reserves. However these may be weighted with industry factors or judgmental adjustments for individual significant catastrophes based upon the nature of the particular catastrophe and the underwriters’ knowledge.

This catastrophe reserving process can cause our ultimate estimates to differ significantly from initial projections. For example, as part of our year-end closing process for the year ended December 31, 2005, we reassessed our ultimate liability for losses and loss expenses arising from Hurricanes Katrina, Rita and Wilma. During the course of our 2005 year-end assessment, we increased our estimate of the ultimate incurred gross losses and loss expenses arising from Hurricane Katrina by $214.6 million to $771.0 million and from Hurricane Rita by $48.1 million to $68.9 million, in each case as compared to the gross incurred losses recorded as of September 30, 2005. Our initial loss estimates for each of the hurricanes were based, in part, on insured industry loss estimates for each event, catastrophe modeling, preliminary discussions with clients and a review of potentially exposed contracts by our underwriters. In our 2005 year-end assessment of the liability for the 2005 hurricane losses, we determined that claims reported by clients relating to Hurricanes Katrina and Rita were significantly higher than expected, especially following a significant influx of reported claims from late November 2005 to February 2006. In part, the additional claims arose from a reassessment by clients of their original loss estimates for the hurricane events. For example, various clients, who advised our underwriters in the immediate wake of the hurricanes that they did not expect to experience significant losses to the reinsurance contracts in the upper layers of their reinsurance programs, reassessed their losses and submitted notices of claim for the contracts that they had previously indicated would not be impacted by the catastrophes.

In addition, in reviewing underwriting information provided by clients during December 2005 as part of the January 1, 2006 renewal process, we found that certain clients were anticipating higher losses from Hurricanes Katrina and Rita than had been reported through the formal claims channels.

As of December 31, 2006, our estimate of ultimate incurred net losses and loss expenses arising from Hurricanes Katrina, Rita and Wilma is $851.2 million. Approximately ninety-five percent of our projected net ultimate incurred loss for these hurricanes has been formally reported to us as paid or case reserves. However, as of December 31, 2006, we have paid less than 60% of our net incurred loss amounts with respect to these hurricanes. Initially, our estimate of the ultimate liability arising from these catastrophes was based on preliminary claims notices received from clients, catastrophe modeling, a review of exposed reinsurance contracts, discussions with numerous clients and a review of the underwriting information provided by clients with reinsurance contracts that renewed as of January 1, 2006. As of December 31, 2006, these events are reasonably mature to extrapolate projected ultimate loss based on historical reporting patterns, both industry and company specific. Our estimates fall within a reasonable actuarial range produced by these methods.

However, specifically for Hurricane Katrina, our estimates are subject to a high level of uncertainty arising out of extremely complex and unique causation and coverage issues, including the appropriate attribution of losses to wind or flood damage as opposed to other perils such as fire, business interruption or civil commotion. The underlying personal lines policies generally contain exclusions for flood damage; however, water damage caused by wind may be covered. We expect that causation and coverage issues may not be resolved for a considerable period of time and may be influenced by evolving legal and regulatory developments.

Our actual losses from Hurricanes Katrina, Rita and Wilma may exceed our best estimate as a result of, among other things, the receipt of additional information from clients, the attribution of losses to coverages that for the purpose of our estimates we assumed would not be exposed, and inflation in repair costs due to the limited availability of labor and materials, in which case our financial results could be further materially adversely affected.

In developing our best estimate for Hurricane Katrina, we have also assumed flood damage exclusions contained in our cedent’s underlying insurance policies will be effective. We understand that various lawsuits are pending seeking to invalidate such flood damage exclusions on various grounds. If such lawsuits were to successfully invalidate the underlying flood damage exclusions or if the court or a jury were to find that an insurer had not adequately established that a loss was attributable to flood rather than wind, our liabilities for losses and loss expenses relating to Hurricane Katrina could prove to be inadequate, with a consequent adverse impact on our earnings and shareholders’ equity in future periods. Based on reports in the press, we understand that State Farm, one of the nation’s largest insurers, has been engaging in various settlement discussions concerning claims involving the controversies over the flood exclusion. We do not reinsure State Farm, but it is unclear at this time how any potential settlements by State Farm would impact or influence our cedents.

A number of our clients have already exhausted all coverage available for losses arising from Hurricane Katrina. If other clients were to incur widespread additional losses as a result of settlements or adverse litigation results involving the flood vs. wind controversy, it is possible that our current best estimate for Hurricane Katrina will be exceeded. The “remaining limits” table below displays the potential impact to PXRE as of December 31, 2006 should the aggregate amount of losses reported by our clients from the ground up (“FGU”) from all cedents that still have remaining limits increase uniformly by various percentages:.

($000’s, except percentages)

Hurricane Katrina Remaining Limits
----------------------- Lines of Business -----------------------

X% FGU
Increase of:	Catastrophe	D&F	Retro	Risk Excess	Total	Total excluding Risk Excess
5%	8,483	3,240	3,093	1,026	15,842	14,816
10%	16,817	6,502	5,632	2,356	31,307	28,951
15%	25,005	8,098	8,079	3,718	44,900	41,182
20%	32,857	8,353	10,345	4,741	56,296	51,555
50%	71,249	9,423	20,418	8,102	109,192	101,090

If clients report increased losses this may not result in a linear increase in PXRE’s assumed loss position as the Company’s IBNR may cover such increases. In addition, the results are showing limited amounts of development at the various FGU percentages presented for certain lines of business due to the fact that as ground up losses are increased, an increasing number of underlying contracts have reached their contractual limits. Additionally, total losses are shown excluding risk excess business as this line primarily involves commercial exposures and is not expected to experience material development due to adverse personal lines litigation results in Louisiana, Mississippi and Alabama.

     (3) Exited Lines Segment Losses

In reserving for losses on our exited lines segment, there is great uncertainty due to its composition of casualty and finite businesses, which produce losses that are slower to be reported and paid than the property losses of our catastrophe and risk excess segment. Moreover, given our limited experience in the casualty and finite businesses, we do not have established historical loss development patterns that can be used to estimate these loss liabilities. We must therefore rely on the historical loss development patterns reported by our clients and industry loss development data in estimating our liabilities including IBNR. Accident years for this segment take a longer period of time to “mature” than for our catastrophe and risk excess segment, therefore, we primarily utilize the loss ratio method and BF method to establish our initial exited lines loss estimates including IBNR. When the amount of reported losses become a more reliable means for setting reserve estimates, generally five to seven years after the relevant accident year, PXRE places more weight on these reported losses to estimate its loss reserves including IBNR and less weight on the BF method.

     Additional Uncertainties

PXRE has historically been involved in very few disputes with ceding companies, especially those that enter into contracts that the Company includes in its catastrophe and risk excess segment; nevertheless contract disputes in the property casualty reinsurance industry have increased in recent years.

There is an additional risk of uncertainty in PXRE’s estimation of losses due to the fact that PXRE writes only reinsurance business and no insurance business. As a result, losses, unearned premiums and premiums written are all recorded based on reports received from the ceding companies. PXRE does not receive loss information from the underlying insureds; however, because the Company’s reinsurance business focuses on short-tail lines such as property catastrophe, retrocessional property catastrophe, risk-excess and aerospace, the delay from the time of the underlying loss to the report date to PXRE is not as significant a risk as it would be if the Company underwrote a significant amount of casualty business. However, with respect to insured events that occur near the end of a reporting period, as well as with respect to our retrocessional book of business, a delay in losses being reported to insurance carriers, reinsurers and finally retrocessionaires may require us to make estimates of losses based on limited information from our clients, industry loss estimates and our own underwriting data.

We have a system of controls in place that assists us in evaluating the completeness of the data received from cedents. PXRE derives almost all of its business from reinsurance intermediaries. As a result, the ceding company reports claims to the intermediary and the intermediary in turn reports the data to all the reinsurers included in the underlying program. Controls in place require that certain claims must be approved by the underwriter or a member of senior management to validate the reported loss data before recorded as a case reserve. The underwriter, based on his knowledge and judgment, may question the broker or ceding company if he did not expect a loss of a certain magnitude to impact a certain layer. Because many of PXRE’s losses are from events that are well known, such as large hurricanes and earthquakes, the underwriter may in fact expect losses to pierce certain layers and therefore would not question the accuracy of such loss reports. If the underwriter does question the loss data, PXRE may perform audits at the underlying ceding company in order to determine the accuracy of the amounts ceded. PXRE’s risk management and underwriting systems provide a list of impacted or potentially impacted contracts by peril and by geographic zone. This assists PXRE in determining the completeness of losses, as we will contact intermediaries and the ceding companies for which we believe underlying contracts are impacted subsequent to an event to request information.

Currently, PXRE does not have any backlog related to the processing of assumed reinsurance information. When a large loss occurs, the Company shifts personnel from various functions to assist the claims personnel in the processing and evaluation of claims data.

     Status of Loss Reserves as of December 31, 2006

The following chart sets forth the allocation of our net liabilities for unpaid losses and loss expenses between case reserves and IBNR reserves as of December 31, 2006:

	2005 and Prior	2006 Accident
($000's)	Accident Years	Year	Total
Catastrophe & Risk
Excess Segment
Case	$425,570	$4,683	$430,253
IBNR	75,706	13,727	89,433
Total	501,276	18,410	519,686

Exited Lines Segment
Case	31,219	-	31,219
IBNR	17,009	-	17,009
Total	48,228	-	48,228

All Segments
Case	456,789	4,683	461,472
IBNR	92,715	13,727	106,442
Total	$549,504	$18,410	$567,914

On an overall basis, the low and high ends of our selected range of reasonable net loss and loss expense reserves are $33.6 million below and $49.8 million above the $567.9 million best estimate. The range around the overall estimate is not the sum of the ranges about the component segments due to the impact of diversification when the reserve levels are considered in total. The impact of diversification reflects the fact that not all lines with very low correlations are expected to develop well or poorly at the same time.

The low and high ends of a range of reasonable net loss and loss expense liabilities around the best estimate displayed in the table below with respect to each segment are shown in the following table as of December 31, 2006. This range was produced using two different methods, one for the 2005 Hurricanes (KRW) and one for the remainder of our carried loss and loss expense liabilities.

Net Loss and Loss Expense Liabilities Range at December 31, 2006
($000’s)	Low End	Best Estimate	High End
Catastrophe and Risk Excess, KRW only	$338,076	$353,076	$383,076
Catastrophe and Risk Excess, excluding KRW	149,419	166,610	185,051
Catastrophe and Risk Excess, Total	487,495	519,686	568,127

Exited Lines	41,369	48,228	55,859

Impact of Diversification	5,450	-	(6,286)
Total	$534,314	$567,914	$617,700

For the 2005 Hurricanes, the range was calculated by varying key assumptions regarding PXRE and industry loss reporting patterns. A low end was suggested by assuming one month acceleration around expected historical patterns. A high end was suggested by analyzing PXRE monthly reporting patterns exhibited by the 2004 Florida Hurricanes with the assumption that this composite event may serve as a proxy for the 2005 Hurricanes. A selected range of $15.0 million below and $30.0 million above our net carried reserves was determined in the aggregate for all three events combined, after considering the sensitivity analysis outlined above, our best loss estimates, and actuarial judgment. This range of reasonable estimates does not represent a range of all possible outcomes, but it is intended to reflect the inherent variability in actuarial reserving methodologies. Assuming the flood exclusion is effective, we believe that results outside this range are unlikely, and can not assign probabilities with certainty to any points within this range.

For the remainder of our carried loss and loss expense liabilities, we used a statistical model to simulate a range of results about our best estimates assuming probability distributions believed to reasonably reflect potential for favorable and unfavorable loss development. The simulation results indicate that a five percent probability exists that the net loss reserves will be below the low estimate and a five percent probability exists that the net loss reserves will be above the high estimate. However, no assurance can be given that our ultimate losses will not be significantly different than the simulation.

The low end and high end of the range of reasonable net loss and loss expense reserves around the best estimate have decreased from December 31, 2005 principally because of the reduction in the Company’s net loss reserve amount due to the payment of claims during the year ended December 31, 2006, as well as the passage of time since the occurrences of Hurricanes Katrina, Rita and Wilma and the resulting increase in formal loss reports and decrease in actuarial variability surrounding the best estimate.

     Estimation and Recognition of Premiums

Our premiums on reinsurance business assumed are recorded as earned evenly over the contract period based upon estimated subject premiums. PXRE’s assumed premium is comprised of both minimum and deposit premium and an estimate of premium. Minimum and deposit premium is billed and collected in accordance with the provisions of the contracts and is usually billed quarterly or semi-annually. A premium estimate is also recorded if the estimate of the ultimate premium is greater than the minimum and deposit premium. The final or ultimate premium for most contracts is the product of the provisional rate and the ceding company’s subject net earned premium income (“SNEPI”). Because this portion of the premium is reasonably estimable, the Company records and recognizes it as revenue over the period of the contract in the same manner as the minimum and deposit premium. The key assumption related to the premium estimate is the estimate of the amount of the ceding company’s SNEPI, which is a significant element of PXRE’s overall underwriting process. Because of the inherent uncertainty in this process, there is the risk that premiums and related receivable balances may turn out to be higher or lower than reported.

The estimated premium receivable, net of commission and brokerage, included in “Premiums receivable, net” on the Consolidated Balance Sheets at December 31, 2006 of $93.3 million, is $75.1 million, including assumed reinstatement premiums of $69.5 million.

We record an allowance for doubtful accounts that we believe approximates the exposure for all potential uncollectible assets, after considering other balances that mitigate the exposure.

The premiums on reinsurance business ceded are recorded as incurred evenly over the contract period. Certain ceded reinsurance contracts contain provisions requiring us to pay additional premiums or reinstatement premiums in the event that losses of a significant magnitude are ceded under such contracts. Under GAAP, we are not permitted to establish reserves for these potential additional premiums until a loss occurs that would trigger the obligation to pay such additional or reinstatement premiums. As a result, the net amount recoverable from our reinsurers in the event of a loss may be reduced by the payment of additional premiums and reinstatement premiums. Frequently, the impact of such premiums will be offset by additional premiums and reinstatement premiums payable to us by our clients on our assumed reinsurance business. No assurance can be given; however, that assumed reinstatement and additional premiums will offset ceded reinstatement and additional premiums. For example, in the case of the September 11, 2001 terrorist attacks, our net premiums earned during 2001 were reduced by $26.3 million as a result of net additional premiums and reinstatement premiums. In the case of Hurricanes Katrina, Rita and Wilma our net premiums earned were increased by $43.9 million in 2005 as a result of net additional premiums and reinstatement premiums.

Assumed reinstatement premiums that reinstate coverage are written and earned at the time the associated loss event occurs. Under the contract terms of certain of our excess of loss contracts, reinstatement premiums are mandatorily due PXRE following a ceding company’s loss, based on pre-defined contract terms. Terms principally include a pro-rata amount of the original contract premium relative to the proportion of the contractual limit exhausted by the associated loss, without respect to time remaining in the term of the original limit, that is, the amount due is 100% as to time and pro-rata as to amount. Less frequently, terms can vary to incorporate a percentage of the original premium that is more or less than the original premium or can be pro-rata as to time remaining in the term of the original limit.

Ceded additional premiums are less uniform in their terms than assumed reinstatement premiums. The single largest additional premium in 2005, accounting for 80% of the additional premium written and earned for the year ended December, 2005 events, was triggered by an event in excess of $165.0 million of losses incurred.

Assumed reinstatement and additional premiums written and earned during the years ended December 31, 2006 and 2005, as reflected in the Consolidated Statements of Operations and Comprehensive Operations, were as follows:

	Year Ended December 31,
($000’s)	2006	2005
Assumed reinstatement premiums:
Reported paid losses and case reserves	$61,062	$111,448
IBNR	(62,759)	48,021
Total	$(1,697)	$159,469

Ceded reinstatement and additional premiums:
Reported paid losses and case reserves	$(177)	$98,833
IBNR	(46)	9,677
Total	$(223)	$108,510

Net reinstatement and additional premiums	$(1,474)	$50,959

Assumed reinstatement premiums receivable, net of commission and brokerage, associated with our case reserves and incurred but not reported loss and loss expense liabilities, as reflected in “Premiums receivable, net” in the Consolidated Balance Sheets, are as follows:

	December 31, 2006		December 31, 2005
($000’s, except percentages)	$	%	$	%
Assumed reinstatement premiums receivable:
Case reserves	$55,121	79%	$104,153	58%
IBNR reserves	14,410	21	76,335	42
Total	$69,531	100%	$180,488	100%

We accrue assumed reinstatement premiums based upon contract terms applied to the amount estimated to settle ultimate incurred losses. The primary factor that could affect our estimate of assumed reinstatement premiums is management’s best estimate of ultimate incurred losses. See “Critical Accounting Policy Disclosures - Estimation of Losses and Loss Expenses” with regards to the uncertainty, historical accuracy and sensitivity of this estimate. While premiums stated relative to limit (“rates on line”) have an effect on the estimate of assumed reinstatement premiums, those associated with case reserves are based on actual contract rate on line terms, and those estimates associated with IBNR are based on weighted average rate on line terms of the book of business for a given underwriting year by line of business. Therefore the primary factor that could change our estimate of assumed reinstatement premium is management’s best estimate of ultimate incurred losses and the mix of treaties along with their respective rate on lines that ultimately incur losses. Assumed reinstatement premiums receivable are settled on a net basis when loss payments are made to cedents. Accordingly, there is an insignificant amount of credit risk associated with this asset as of any given period end date.

Additional ceded premiums occur less frequently, and were incurred by the Company in 2005 due to the significance of the losses from Hurricanes Katrina and Wilma. In 2005, these ceded losses were full limit losses, resulting in additional ceded premiums. These additional ceded premiums are not expected to vary from the estimate in 2005.

     Valuation of Investments

Fair values for our investments in hedge funds and other privately held fixed income securities generally are established on the basis of the valuations provided monthly or quarterly by the managers of such investments. These valuations generally are determined based upon the valuation criteria established by the governing documents of such investments or utilized in the normal course of such manager’s business. Such valuations may differ significantly from the values that would have been used had readily available markets existed.

Hedge funds and other limited partnership investments are accounted for under the equity method whereby both the investment income and any change in the fair value are recorded through the net investment income line of the Consolidated Statements of Operations and Comprehensive Operations. The fair value of hedge funds approximates redemption values. Foreign denominated fixed maturities are accounted for as part of a trading portfolio, whereby both the investment income and a portion of the change in the fair value are recorded through the net investment income line of the Consolidated Statements of Operations and Comprehensive Operations.

We utilize the valuations provided to us by managers of our hedge funds and other privately held fixed income securities in preparing our financial statements. The carrying values used in such financial statements may not reflect the value we receive when liquidating our investment in a hedge fund or other privately held security. If liquidity is by redemption, the valuations supplied quarterly by the manager of the hedge fund or other privately held security will generally be the values used by the manager to set the redemption prices. However, to the extent a manager has discretion in pricing holdings, should substantial redemptions occur in a limited period of time, that discretion may be used to price at lower values than would otherwise be used, thus reducing the redemption price. If liquidation of our investment occurs by virtue of a liquidation of a hedge fund or other privately held securities, we may receive substantially less than the valuation method used by the manager because the valuation method used by the manager is unlikely to use liquidation values. Accordingly, the estimated fair value of our hedge fund and other privately held investments does not necessarily represent the amount that could be realized upon future sale, including in the event we need liquidity to fund catastrophic losses or loss payments.

We regularly monitor the difference between the estimated fair values of our investments and their cost or book values to identify underperforming investments and whether declines in value are temporary in nature, or “other than temporary.” If we believe a decline in the value of a particular investment is temporary, we record the decline as an unrealized loss, net of tax, in other comprehensive operations as a separate component of shareholders’ equity. If we believe the decline is “other than temporary,” we write down the carrying value of the investment and record a realized loss in our Consolidated Statements of Operations and Comprehensive Operations. We formally review each quarter the unrealized losses by value, and all investments that have been in an unrealized loss position for more than six months. In assessing whether an investment is suffering a decline in value that is “other than temporary” we pay particular attention to those trading at 80% or less of original cost, and those investments that have been downgraded by any of the major ratings agencies, general market conditions, and the status of principal and interest payments. If we conclude that a decline is “other than temporary,” we recognize a realized investment loss for the impairment. During the years ended December 31, 2006 and 2005, PXRE recorded $7.3 million and $11.8 million, respectively, in “other than temporary” impairment charges. The “other than temporary” impairment charges recorded in 2006 and 2005 relate to investments that the Company may not have the ability to hold to maturity or recovery as a result of the ratings downgrades of PXRE in February 2006. In 2004 we recognized $0.1 million of impairment losses on investment securities whose value had fallen below 80% of face value for more than six months.

     Valuation of Deferred Tax Asset

Deferred tax assets and liabilities reflect the expected tax consequences of temporary differences between carrying amounts and the tax bases of PXRE’s United States subsidiaries assets and liabilities. At December 31, 2006, PXRE had a deferred tax asset net of deferred income tax liability of $50.3 million, offset by a valuation allowance of $50.3 million.

Management reviewed the net deferred tax asset as of December 31, 2006, and as a result of the ratings downgrades of PXRE that occurred subsequent to December 31, 2005, and the related uncertainty with respect to the amount of future taxable income that will be generated by the Company, have concluded that the full valuation allowance established at December 31, 2005 continues to be required for the entire deferred tax asset as of December 31, 2006.

PXRE’s management will evaluate this valuation allowance on an ongoing basis and will make any necessary adjustments to it based upon any changes in management’s expectations of future taxable income.

If PXRE were to implement the merger with Argonaut resulting in a change of control, utilization of the net operating loss carry-forward included in deferred tax assets would be limited in future periods.

Comparison of Operating Results between Periods

Comparison of 2006 with 2005

For the year ended December 31, 2006, net income before convertible preferred share dividends was $28.5 million compared to net loss before convertible preferred share dividends of $697.6 million for 2005. Our net income in 2006 reflected the absence of any significant loss events during 2006 as well as net favorable development on our reserves for prior years. This was offset by a $303.8 million, or 78%, decrease in net premiums earned during 2006 as compared to 2005 due to the cancellation and non-renewal of many of our reinsurance contracts due to our ratings downgrades in February 2006. The primary cause of the net loss in 2005 was the net impact of catastrophe losses arising from Hurricanes Katrina, Rita and Wilma of $806.9 million, after reinsurance recoveries on our outwards reinsurance program and the impact of inwards and outwards reinstatements and additional premiums.

Net income per diluted common share was $0.33 for 2006, compared to net loss per diluted common share of $21.65 for 2005, based on diluted average shares outstanding of approximately 72.0 million in 2006 and 32.5 million in 2005. In accordance with SFAS No. 128, “Earnings Per Share,” for 2006 and 2005 it did not include 5.1 million and 11.0 million of average shares, respectively that are anti-dilutive (as shown in Note 10 to the Consolidated Financial Statements) in determining the denominator for its calculation of net income (loss) per diluted common shares.

Premiums

Gross and net premiums written for the years ended December 31, 2006 and 2005 were as follows:

($000’s)	Year Ended December 31,		$ Increase	% Increase
	2006	2005	(Decrease)	(Decrease)
Gross premiums written	$138,776	$542,325	$(403,549)	(74)%
Ceded premiums written	(85,267)	(135,320)	(50,053)	(37)
Net premiums written	$53,509	$407,005	$(353,496)	(87)%

Gross and net premiums earned for the years ended December 31, 2006 and 2005 were as follows:

($000’s)	Year Ended December 31,		$ Increase	% Increase
	2006	2005	(Decrease)	(Decrease)
Gross premiums earned	$171,175	$525,765	$(354,590)	(67)%
Ceded premiums earned	(86,646)	(137,441)	(50,795)	(37)
Net premiums earned	$84,529	$388,324	$(303,795)	(78)%

The decrease in both gross premiums written and gross premiums earned for the year ended December 31, 2006 was due to the cancellation and non-renewal of the majority of our reinsurance portfolio following our ratings downgrades in February 2006. In addition, during the year ended December 31, 2005 reinstatement premiums of $159.5 million, including $151.7 million of gross reinstatement premiums from Hurricanes Katrina, Rita and Wilma, were written and earned compared to negative gross written and gross earned reinstatement premiums of $1.7 million for the year ended December 31, 2006. See Management’s Discussion and Analysis “Critical Accounting Policy Disclosures – Estimation and Recognition of Premiums.”

The decrease in both ceded premiums written and ceded premiums earned during the year ended December 31, 2006 as compared to the prior year was largely due to $107.8 million of ceded reinstatement and additional premiums related to Hurricanes Katrina, Rita and Wilma recognized during 2005 compared to virtually none in 2006. The decrease was offset, in part, by an increase of $57.7 million and $57.0 million in ceded premiums written and ceded premiums earned, respectively, largely associated with excess of loss retrocessional catastrophe coverage during 2006, including one of the collateralized catastrophe facilities entered into during the fourth quarter of 2005 to protect the Company against a severe catastrophe event.

The decrease in both net premiums written and net premiums earned during 2006 was a result of the decrease in gross premiums written and gross premiums earned of $403.5 million and $354.6 million, respectively, which were primarily a result of the cancellation and non-renewal of the majority of our reinsurance contracts as well as reinstatement premiums written and earned from Hurricanes Katrina, Rita and Wilma in 2005, offset, in part, by the decrease in ceded premiums written and ceded premiums earned of $50.1 million and $50.8 million, respectively that were incurred in 2005 primarily in connection with Hurricanes Katrina, Rita and Wilma.

A summary of our 2006 and 2005 net premiums written and net premiums earned by business segment is included in Note 13 to our Consolidated Financial Statements.

Ratios

The underwriting results of a property and casualty insurer are discussed frequently by reference to its loss ratio, expense ratio and combined ratio. The loss ratio is the result of dividing losses and loss expenses incurred by net premiums earned. The expense ratio is the result of dividing underwriting expenses (including amortization of expenses previously deferred, commission and brokerage, net of fee income, and operating expenses) by net premiums earned. The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio less than 100% indicates underwriting profits and a combined ratio greater than 100% indicates underwriting losses. The combined ratio does not reflect the effect of net investment income, other reinsurance related expense or other fee income on underwriting results. The ratios discussed below have been calculated on a GAAP basis.

The following table summarizes the loss ratio, expense ratio and combined ratio for the years ended December 31, 2006 and 2005, respectively:

(%)	Year Ended December 31,
	2006	2005
Loss ratio	14.7%	260.5%
Expense ratio	73.7	21.9
Combined ratio	88.4%	282.4%

Catastrophe and risk excess loss ratio	7.6%	257.9%

Losses and Loss Expenses

Losses and loss expenses incurred amounted to $12.4 million in 2006 compared to $1,011.5 million in 2005. The loss ratio was 14.7% for 2006 compared to 260.5% for 2005. The decrease in our loss ratio was due to the absence of any significant property catastrophe losses during 2006 compared to net losses and loss expenses incurred of $850.8 million from Hurricanes Katrina, Rita and Wilma which occurred in 2005. In addition, there was net favorable development of $10.4 million on prior year losses during 2006 compared to $23.9 million of adverse development for prior year losses in 2005.

Net favorable development of $10.4 million for prior-year losses and loss expenses was comprised of $16.3 million of favorable development in the catastrophe and risk excess segment and $5.9 million of adverse development in the exited lines segment. The $16.3 million of prior-year favorable development in the catastrophe and risk excess segment was primarily related to favorable reported loss activity on our prior-year non-significant catastrophe losses. During 2006, there was approximately $0.5 million of adverse development to our estimate of net losses and loss expenses for Hurricanes Katrina, Rita and Wilma. Prior year losses in the exited lines segment increased because of higher than expected reported claims.

There was $22.8 million of net incurred losses from current-year losses and loss expenses during 2006 associated with non-significant catastrophe loss activity.

During 2005, we experienced net adverse development of $23.9 million for prior-year losses and loss expenses, comprised of $17.3 million of adverse development on our catastrophe and risk excess segment and $6.6 million of adverse development on our exited lines segment. The $17.3 million of prior-year catastrophe and risk excess losses was primarily related to re-estimation of the 2004 storm losses following additional claim reports from cedents. Prior year losses in the exited lines segment increased because of higher than expected reported claims.

Underwriting Expenses

The expense ratio was 73.7% for 2006 compared with 21.9% for 2005. The commission and brokerage ratio, net of fee income, was 22.4% for 2006 compared with 12.6% for 2005. The increase in the commission and brokerage ratio, net of fee income, is primarily attributable to the increase in ceded premium amounts which decreased net premiums earned without decreasing brokerage expenses, thus causing our commission and brokerage ratio to increase.

The operating expense ratio was 51.3% for 2006 compared with 9.3% for 2005. The increase in the operating expense ratio can be attributed to the decrease in net premiums earned and an increase in operating costs in 2006. Other operating expenses increased $7.2 million, or 20%, to $43.4 million for 2006 from $36.2 million in 2005 largely as a result of an increase in fees to attorneys and financial advisors, which have been incurred as a result of our ratings downgrades, the Board of Directors’ decision to explore strategic alternatives for the Company and class action securities lawsuits filed against the Company during the second quarter of 2006.

Other Reinsurance Related Expense

In the fourth quarter of 2005, PXRE sponsored a catastrophe bond transaction which was determined to be a derivative and recorded at fair value. During 2006 the increase of $16.9 million in other reinsurance related expense was due to the change in fair value of this derivative, principally due to the passage of one year of the transaction’s risk coverage for calendar year 2006.

Net Investment Income

Net investment income for the year ended December 31, 2006 increased $15.4 million, or 34%, to $60.7 million from $45.3 million for 2005. This increase was primarily due to a $20.2 million increase in income from our fixed maturity and short-term investment portfolios, offset, in part, by a $6.6 million decrease in income from our hedge funds. The average invested balances in our fixed maturity and short-term investment portfolio increased due to cash flows from proceeds from a public offering and private placement of $474.0 million in the fourth quarter of 2005 as discussed in Note 8 to the Consolidated Financial Statements as well as from the proceeds from the redemptions of hedge fund investments during 2006. The net return of the fixed maturity and short-term investment portfolios, excluding realized and unrealized capital gains, increased to 4.9% for 2006, on an annualized basis, compared to 3.7% for 2005 due to improved yields throughout the portfolio, but particularly within our short-term portfolio. Investment income related to our hedge fund portfolio decreased to $5.2 million in 2006 from $11.9 million in 2005. Investments in hedge funds produced a return of 9.1% for the year ended December 31, 2006 compared with 8.5% for the year ended December 31, 2005. Subsequent to, and as a result of the ratings downgrades in February 2006, redemption orders were executed for all of the Company’s hedge fund investments and as a result income from hedge funds is expected to continue to decrease in future periods as we receive the proceeds from our various hedge funds.

Investment income for the year ended December 31, 2006 was affected by various other reinsurance contracts where premiums payable under such contracts were retained on a funds withheld basis. In order to reduce credit risk or to comply with regulatory credit for reinsurance requirements, a portion of premiums paid under such reinsurance contracts is retained by the cedent pending payment of losses or commutation of the contract. Investment income on such withheld funds is typically for the benefit of the reinsurer and the cedent may provide a minimum investment return on such funds. On September 30, 2006, one remaining ceded reinsurance contract was commuted and the underlying funds withheld balances were settled with the reinsurers that were parties to this contract. Prior to this commutation and as of December 31, 2005, we held premiums and accrued investment income of $86.4 million due to reinsurers. On this ceded reinsurance contract we recognized a reduction to gross investment income of $4.7 million and $6.7 million during the years ended December 31, 2006 and 2005, respectively. On a net basis, this reduction to investment income was $1.4 million and $3.0 million for the years ended December 31, 2006 and 2005, respectively, representing the difference between the stated investment return under such contracts and the overall yield achieved on our total investment portfolio for the period. The weighted average contractual investment return on the funds held by PXRE is 7.1% and 7.7% for the years ended December 31, 2006 and 2005, respectively. As a result of the commutation, in future periods the Company will not experience a reduction to gross or net investment income with respect to this contract.

Net Realized Investment Losses

Net realized investment losses for 2006 were $7.8 million. The losses were primarily the result of the write down of $7.3 million of investment securities due to other than temporary impairment following the downgrades of PXRE’s credit ratings in February 2006.

Net realized investment losses for 2005 were $14.7 million. The losses were primarily the result of the write down of $11.8 million of investment securities due to other than temporary impairment following the downgrades of PXRE’s credit ratings in February 2006 and the sale of PXRE Limited, the sole member of PXRE Lloyd’s Syndicate 1224, during the fourth quarter of 2005.

Income Taxes

PXRE recognized a tax expense of $0.6 million in 2006 compared to a tax expense of $5.9 million in 2005. The tax expense in 2006 related to prior year alternative minimum tax.

Management has reviewed PXRE’s deferred tax asset and due to uncertainty with respect to the amount of future taxable income that will be generated following the downgrade of PXRE’s credit rating in February 2006, has concluded that a full valuation allowance of $50.3 million is required for all of its deferred tax asset, $48.5 million of which relates to tax benefits that otherwise would have been, with respect to 2005, or have been, with respect to years prior to 2005, recognized in the Consolidated Statements of Operations in 2005 and prior periods. The remainder relates to the tax consequences of temporary differences in Other Comprehensive Operations.

Comparison of 2005 with 2004

For the year ended December 31, 2005, net loss before convertible preferred share dividends was $697.6 million compared to net income before convertible preferred share dividends of $22.8 million for 2004. The primary cause of this net loss was the net impact of catastrophe losses arising from Hurricanes Katrina, Rita and Wilma of $806.9 million, after reinsurance recoveries on our outwards reinsurance program and the impact of inwards and outwards reinstatements and additional premiums. Our net income in 2004 was materially impacted by losses arising from the occurrence of Hurricanes Charley, Frances, Ivan and Jeanne.

Net loss per diluted common share was $21.65 for 2005 compared to net income per diluted common share of $0.59 for 2004, based on diluted average shares outstanding of approximately 32.5 million in 2005 and 15.0 million in 2004. In accordance with SFAS No. 128, “Earnings Per Share,” for 2005 and 2004 the Company did not include 11.0 million and 12.8 million of average shares that are anti-dilutive (as shown in Note 10 to the Consolidated Financial Statements) in determining the denominator for its calculation of net (loss) income per diluted common shares.

Premiums

Gross and net premiums written for the years ended December 31, 2005 and 2004 were as follows:

($000’s)	Year Ended December 31,		$ Increase	% Increase
	2005	2004	(Decrease)	(Decrease)
Gross premiums written	$542,325	$346,035	$196,290	57%
Ceded premiums written	(135,320)	(36,248)	99,072	273
Net premiums written	$407,005	$309,787	$97,218	31%

Gross and net premiums earned for the years ended December 31, 2005 and 2004 were as follows:

($000’s)	Year Ended December 31,		$ Increase	% Increase
	2005	2004	(Decrease)	(Decrease)
Gross premiums earned	$525,765	$351,274	$174,491	50%
Ceded premiums earned	(137,441)	(43,202)	94,239	218
Net premiums earned	$388,324	$308,072	$80,252	26%

The increase in both gross premiums written and gross premiums earned for the year ended December 31, 2005 was primarily driven by reinstatement premiums of $159.5 million in 2005, including $151.7 million of reinstatement premiums from Hurricanes Katrina, Rita and Wilma, compared to $35.1 million of reinstatement premiums in 2004 which were primarily a result of the 2004 Florida hurricanes and Asian typhoons. Before the effects of reinstatement premiums, PXRE experienced growth in gross premiums written and gross premiums earned of 23% and 16%, respectively, as a result of new business written and rate increases on the renewal of contracts that were impacted by losses from the 2004 Florida hurricanes and Asian typhoons.

The increase in both ceded premiums written and ceded premiums earned during the year ended December 31, 2005 was driven by $107.8 million of reinstatement and additional premiums related to Hurricanes Katrina, Rita and Wilma compared to an insignificant amount in 2004.

Before the effects of reinstatement premiums, PXRE experienced growth in net premiums written and net premiums earned of 29% and 23%, respectively, as a result of new business written and rate increases on the renewal of contracts that were impacted by losses from the 2004 Florida hurricanes and Asian typhoons.

A summary of our 2005 and 2004 net premiums written and net premiums earned by business segment is included in Note 13 to our Consolidated Financial Statements.

Ratios

The following table summarizes the loss ratio, expense ratio and combined ratio for the years ended December 31, 2005 and 2004, respectively:

(%)	Year Ended December 31,
	2005	2004
Loss ratio	260.5%	73.5%
Expense ratio	21.9	24.5
Combined ratio	282.4%	98.0%

Catastrophe and risk excess loss ratio	257.9%	65.9%

Losses and Loss Expenses

Losses and loss expenses incurred amounted to $1,011.5 million in 2005 compared to $226.3 million in 2004. The loss ratio was 260.5% for 2005 compared to 73.5% for 2004. The increase in losses and loss expenses incurred and our loss ratio was attributable to Hurricanes Katrina, Rita and Wilma that occurred during 2005.

The net impact of Hurricanes Katrina, Rita and Wilma in 2005 was $806.9 million. The net impact of the losses arising from Hurricanes Katrina, Rita and Wilma is summarized in the following table:

Year Ended
($000’s)	December 31, 2005
Gross losses and loss expenses	$1,014,506
Ceded reinsurance recoverables	(163,697)
Net losses and loss expenses	850,809
Ceded reinstatement and additional premiums earned	107,791
Assumed reinstatement premiums earned	(151,660)
Tax benefit	-
Net after tax impact	$806,940

All of the Company’s reinsurance recoverable related to Hurricanes Katrina, Rita and Wilma are either fully collateralized or reside with entities presently rated “A” or higher.

The 2005 current year net losses incurred of $987.6 million is mainly due to the 2005 hurricanes which amounted to $638.0 million from Hurricane Katrina, $68.9 million from Hurricane Rita and $143.9 million from Hurricane Wilma.

During 2005, we experienced net adverse development of $23.9 million for prior-year losses and loss expenses, consisting of $17.3 million of adverse development on our catastrophe and risk excess segment and $6.6 million of adverse development on our exited lines segment. The $17.3 million of prior-year catastrophe and risk excess losses was primarily related to re-estimation of the 2004 storm losses following additional claim reports from cedents. Prior year losses in the exited lines segment increased because of higher than expected reported claims.

During 2004, we experienced net adverse development of $12.0 million for prior-year losses and loss expenses, comprised of $11.4 million catastrophe and risk excess net favorable development and $23.4 million exited lines net adverse development. The favorable development in the catastrophe and risk excess business was primarily related to case reserve takedowns from past significant catastrophes, such as the 2002 European floods. The $23.4 million net adverse development related to exited lines was due primarily to $13.7 million of adverse loss development on the LMC XOL Contract. During the fourth quarter of 2004, this contract was commuted. We also experienced $19.7 million of adverse development on our exited direct casualty reinsurance operations. The primary cause of the adverse development was higher than expected reported losses in 2004. Favorable development in other exited lines partially offset the adverse development experienced on the LMC XOL Contract and our exited direct reinsurance operations. During the third and fourth quarters of 2004, we completed commutations of two of the largest exited direct general liability reinsurance programs, the first resulting in a $2.0 million reduction in incurred losses and the second in a $1.0 million increase in incurred losses.

Underwriting Expenses

The expense ratio was 21.9% for 2005 compared with 24.5% for 2004. The commission and brokerage ratio, net of fee income, was 12.6% for 2005 compared with 11.1% for 2004. The increase in the commission and brokerage ratio is primarily attributable to the increase in ceded reinstatement and additional premium amounts incurred in connection with the Company’s ceded reinsurance program as a result of Hurricanes Katrina, Rita and Wilma. While these ceded reinstatement and additional premium amounts decreased earned premium, they did not decrease brokerage expenses on assumed reinsurance business, thus causing our commission and brokerage ratio to increase. In addition, commission and brokerage includes costs associated with reinsurance protection through a collateralized catastrophe bond transaction of $3.6 million.

The operating expense ratio was 9.3% for 2005 compared with 13.4% for 2004. The decrease is the result of increased net premiums earned and decreased operating costs in 2005. Operating expenses for the year ended December 31, 2005 decreased $5.1 million, or 12%, to $36.2 million from $41.3 million in 2004 as a result of a 10% reduction in personnel and the curtailment of the Company’s retirement plans during 2004 and decreases in various operating expenses such as costs associated with Sarbanes-Oxley Section 404 compliance and consulting costs.

Net Investment Income

Net investment income for the year ended December 31, 2005 increased $19.1 million, or 73%, to $45.3 million from $26.2 million for 2004. This increase was primarily due to a $13.8 million increase in income from our fixed maturity and short-term investment portfolios resulting from the increase in the average invested balance due to cash flows from financing activities, including the $474.0 million of net proceeds from the two equity offerings which were completed in the fourth quarter of 2005 and net proceeds of $98.2 million from a common share offering in the fourth quarter of 2004. Additionally, the book yield of our fixed maturity and short-term investment portfolios increased to 3.7% for the year ended December 31, 2005 from 3.2% for the year ended December 31, 2004. Lastly, investment income related to our hedge fund portfolio increased to $11.9 million in 2005 from $8.7 million in 2004 as investments in hedge funds produced a return of 8.5% for the year ended December 31, 2005 compared with 7.1% for the year ended December 31, 2004.

Investment income for the year ended December 31, 2005 was also affected by various finite and other reinsurance contracts where premiums payable under such contracts were retained on a funds withheld basis. In order to reduce credit risk or to comply with regulatory credit for reinsurance requirements, a portion of premiums paid under such reinsurance contracts is retained by the cedent pending payment of losses or commutation of the contract. Investment income on such withheld funds is typically for the benefit of the reinsurer and the cedent may provide a minimum investment return on such funds. We have both ceded and assumed reinsurance contracts that involve the withholding of premiums by the cedent. On assumed reinsurance contracts, cedents held premiums and accrued investment income for which we have recognized $0.9 million of investment income for the year ended December 31, 2004. On ceded reinsurance contracts, we held premiums and accrued investment income of $86.4 million due to reinsurers as of both December 31, 2005 and 2004 for which we recognized a charge to investment income of $6.7 million and $8.0 million during the years ended December 31, 2005 and 2004, respectively. On a net basis, this reduction to investment income was $3.0 million and $3.4 million for the years ended December 31, 2005 and 2004, respectively, representing the difference between the stated investment return under such contracts and the overall yield achieved on our total investment portfolio for the period. The weighted average contractual investment return on the funds held by PXRE is 7.7% and 7.4% for the years ended December 31, 2005 and 2004, respectively, and we expect to be obligated for this contractual investment return for the life of the underlying liabilities, which is expected to be one year as of December 31, 2005 on a weighted average basis.

Net Realized Investment Gains

Net realized investment losses for 2005 were $14.7 million compared to net realized investment losses of $0.2 million for 2004. The increase in net realized investment losses relates to the write down of $11.8 million of investment securities due to other than temporary impairment following the downgrade of PXRE’s credit ratings in February 2006 and the sale of PXRE Limited, the sole member of PXRE Lloyd’s Syndicate 1224, during the fourth quarter of 2005.

Income Taxes

PXRE recognized a tax expense of $5.9 million in 2005 compared to a tax benefit of $6.2 million in 2004, reflecting the proportion of business reinsured by PXRE Reinsurance relative to the consolidated PXRE Group for Hurricanes Katrina, Rita and Wilma.

Management has reviewed PXRE’s deferred tax asset and due to uncertainty with respect to the amount of future taxable income that will be generated following the downgrade of PXRE’s credit rating in February 2006, has concluded that a full valuation allowance of $51.4 million is required for all of its deferred tax asset, $48.9 million of which relates to tax benefits that otherwise would have been, with respect to 2005, or have been, with respect to years prior to 2005, recognized in the Consolidated Statements of Operations in 2005 and prior periods. The remainder relates to the tax consequences of temporary differences in Other Comprehensive Operations.

Cumulative Adjustment

PXRE adopted the provisions of FIN 46R during the first quarter of 2004. The cumulative effect of this accounting pronouncement reduced net income for the year ended December 31, 2004 by $1.1 million but did not materially impact shareholders’ equity.

FINANCIAL CONDITION

Capital Resources

The Company and PXRE Delaware rely primarily on dividend payments and capital distributions from PXRE Bermuda and PXRE Reinsurance to pay its operating expenses, to meet its debt service obligations and to pay dividends. In the wake of losses incurred as a result of Hurricanes Katrina, Rita and Wilma which occurred in 2005, PXRE Reinsurance has an accumulated deficit and, therefore, may not declare and pay any dividend without regulatory approval. Based on the total statutory capital of PXRE Bermuda as of December 31, 2006, the aggregate capital distribution that is available to be paid during 2007, without prior regulatory approval is $104.6 million. Since our ratings downgrades in February 2006, we have been actively communicating with the BMA and we do not intend to make any further dividends or capital distributions without prior notification to the BMA. See Item I – Business: Regulation. PXRE Bermuda paid a capital distribution of $27.0 million to the Company during 2006. PXRE Reinsurance did not pay any dividends in 2006. We anticipate that this dividend and capital distribution capacity (with notification to the BMA) will be sufficient to fund our liquidity needs during 2007.

Liquidity

The primary sources of liquidity for our principal operating subsidiaries have historically been net cash flows from operating activities (including interest income from investments), the maturity or sale of investments, borrowings, capital contributions and advances. Funds are applied primarily to the payment of claims, operating expenses and to the purchase of investments. Premiums are typically received in advance of related claim payments.

Following our February 2006 ratings downgrades and the resulting level of contract terminations from our assumed book of business, in conjunction with paid losses primarily from Hurricanes Katrina, Rita and Wilma, resulted in net cash used by operating activities. Subsequent to, and as a result of, the downgrades, we sold approximately $490.5 million of fixed income securities held by PXRE Bermuda, and additionally executed redemption orders for all of the Company’s hedge fund investments. The proceeds of the sales of the fixed income securities were all received by the first week of March 2006 and were reinvested in commercial paper and other short term investments. With respect to the proceeds of the sales of the hedge fund investments, approximately 92% of such proceeds were received by December 31, 2006. The remainder is expected to be received by June 30, 2007. As a result of these steps, we believe we have sufficient liquidity to meet the currently foreseen needs of our counterparties.

If the merger with Argonaut is not consummated and our Board of Directors concludes that no other feasible strategic alternative would be in the best interests of our shareholders, it may determine that the best course of action is to place the reinsurance operations of PXRE into runoff. If runoff is chosen, the only sources of liquidity for our principal operating subsidiaries will be the maturity or sale of investments, as we will no longer expect to have net positive cash flows from operating activities, borrowings, capital contributions or advances. As of December 31, 2006, we have $671.2 million of short term investments and $532.9 million of other invested assets. Based upon our current estimates of losses and loss expenses and other liabilities on our December 31, 2006 consolidated balance sheet, we believe we have sufficient liquidity to meet the currently foreseen needs of our counterparties should we elect to go into runoff, however the nature and timing of cash flows could be highly uncertain in this scenario.

     Financings

On October 7, 2005, PXRE completed the public offering of 8,843,500 of its common shares, including 1,153,500 shares sold upon exercise of the underwriter’s over-allotment option in full, at a public offering price of $13.25 per share. Net proceeds to the Company from the common share offering, after deducting estimated expenses and underwriter’s discounts and commissions, were approximately $114.7 million.

Pursuant to a Share Purchase Agreement dated as of September 29, 2005, PXRE agreed to issue and sell 375,000 Series D Preferred Shares in a private placement exempt from registration under the Securities Act of 1933. The Series D Preferred Shares were mandatorily exchangeable for common shares upon the shareholders’ approval of the exchange. The private placement closed on October 7, 2005. The gross proceeds from the private placement were $375.0 million, and proceeds net of agents’ discounts and commissions and offering expenses were $359.3 million. The Series D Preferred Shares were mandatorily exchanged into 34,090,906 common shares following the affirmative vote of the Company’s shareholders at a special general meeting held on November 18, 2005 approving the exchange of the Series D Preferred Shares and the authorization of an additional 300.0 million common shares.

PXRE contributed the $474.0 million net proceeds of the public offering and the private placement to PXRE Bermuda to support the underwriting of reinsurance business during subsequent renewal periods.

On November 23, 2004, PXRE completed a public offering of 5.2 million of its common shares at $23.75 per share, consisting of 3.7 million shares offered by the Company and 1.5 million shares offered by certain selling shareholders. On December 2, 2004, the underwriters exercised in-full the overallotment option to purchase 0.8 million additional common shares, consisting of 0.7 million shares from the Company and 0.1 million shares from the selling shareholders. After giving effect to the sale of the overallotment shares, a total of 6.0 million shares were sold in the offering.

The Company did not receive any of the proceeds from the sale of shares by the selling shareholders. The selling shareholders converted 2,208 preferred shares, including accrued dividends, to 1.6 million common shares sold in the public offering, including the overallotment. Net proceeds to the Company from the sale of common shares sold by the Company were approximately $98.2 million, including the overallotment. PXRE used its net proceeds for general corporate purposes, including contributions to the capital of PXRE Bermuda to support growth in its business.

On April 4, 2002, the Company raised $150.0 million of additional capital through the issuance of 15,000 Convertible Voting Preferred Shares (the “Preferred Share Investment”). As of December 31, 2006, 5,813 Preferred Shares were issued and outstanding. The Preferred Shares are entitled to receive, when, as and if declared by our Board of Directors and to the extent of funds legally available for the payment of dividends, cumulative dividends per share at the rate per annum of 8% of the sum of the stated value on each share plus any accrued and unpaid dividends thereon, payable on a quarterly basis. Commencing in the second quarter of 2005, the dividends paid on such convertible voting preferred shares are paid in cash, rather than in additional convertible voting preferred shares. No dividends were paid in the first quarter of 2006 and therefore overdue dividends were accrued at 10% per annum from April 1, 2006 until paid on May 30, 2006. Dividends to preferred shareholders, paid in cash, during 2006 and 2005 amounted to $4.9 million and $3.7 million, respectively, and paid in kind during 2005 amounted to $3.4 million.

On March 31, 2005, 5,840.6 Series A1 convertible voting preferred shares, 3,143.6 Series B1 convertible voting preferred shares and 1,393.6 Series C1 convertible voting preferred shares were mandatorily converted into 4.4 million class A convertible voting common shares, 2.4 million class B convertible voting common shares and 1.0 million class C convertible voting common shares, respectively. The conversion was effected based upon a conversion price of $13.27, which conversion price was agreed between the Company and holders of the Company’s convertible voting preferred shares pursuant to a letter agreement dated as of March 31, 2005. All the remaining convertible preferred shares mandatorily convert on April 4, 2008. At December 31, 2006, there were no A1, B1 and C1 Preferred Shares and 5,813 A2, B2 and C2 Preferred Shares outstanding. As the A2 Preferred Shares, B2 Preferred Shares and C2 Preferred Shares were not voluntarily converted on or prior to the third anniversary of their issuance, an annual 8% dividend, payable in cash, will accrue until these Preferred Shares are converted.

On January 29, 1997, PXRE Capital Trust I (“PXRE Capital Trust”), a Delaware statutory trust and a wholly-owned subsidiary (non-consolidated) of PXRE Delaware, issued $103.1 million principal amount of its 8.85% TRUPS due February 1, 2027 in an institutional private placement. Proceeds from the sale of these securities were used to purchase PXRE Delaware’s 8.85% Junior Subordinated Deferrable Interest Debentures due February 1, 2027 (the “Subordinated Debt Securities”). At December 31, 2006, obligations to PXRE Capital Trust amount to $102.7 million. On April 23, 1997, PXRE Delaware and PXRE Capital Trust completed the registration with the SEC of an exchange offer for these securities and the securities were exchanged for substantially similar securities (the “Capital Securities”). Distributions on the Capital Securities (and interest on the related Subordinated Debt Securities) are payable semi-annually, in arrears, on February 1 and August 1 of each year, commencing August 1, 1997. On or after February 1, 2007, PXRE Delaware has the right to redeem the Subordinated Debt Securities, in whole at any time or in part from time to time, subject to certain conditions, at call prices of 104.180% at February 1, 2007, declining to 100.418% at February 1, 2016, and 100% thereafter.

On May 15, 2003, PXRE Capital Statutory Trust II, a Connecticut statutory trust and subsidiary (non-consolidated) of the Company, sold $18.0 million principal amount of capital trust pass-through securities due May 15, 2033. The securities bear interest payable quarterly at an initial rate of 7.35% until May 15, 2008, and thereafter at an annual rate of 3 month LIBOR plus 4.1% reset quarterly. The Company has the right to redeem the securities at any quarterly interest payment date after May 15, 2008 at 100%. The Company used the net proceeds of the sale to repay the balance of $10.0 million outstanding under its credit agreement, and to provide additional capital to PXRE Bermuda.

On May 23, 2003, PXRE Capital Trust III, a Delaware statutory trust and a subsidiary (non-consolidated) of the Company, sold $15.5 million principal amount of capital trust pass-through securities due May 23, 2033. The securities bear interest payable quarterly at a rate of 9.75%. The Company has the right to redeem the securities at call prices of 104.875% on May 23, 2008, declining to 100.975% on May 23, 2012 and 100% on May 23, 2013 or thereafter. The Company used the net proceeds to provide additional capital to PXRE Bermuda.

On October 29, 2003, PXRE Capital Statutory Trust V, a Connecticut statutory trust and a subsidiary (non-consolidated) of the Company, sold $20.6 million principal amount of capital trust pass-through securities due October 29, 2033. The securities bear interest payable quarterly at an initial rate of 7.70% until October 29, 2008, and thereafter at an annual rate of 3 month LIBOR plus 3.85% reset quarterly. The Company has the right to redeem the securities at any quarterly interest payment date after October 29, 2008 at 100%. The Company used the net proceeds to provide additional capital to PXRE Bermuda.

On November 6, 2003, PXRE Capital Trust VI, a Delaware capital trust and a subsidiary (non-consolidated) of the Company, sold $10.3 million principal amount of capital trust pass-through securities due September 30, 2033. The securities bear interest payable quarterly at an initial rate of 7.58% until September 30, 2008, and thereafter at an annual rate of 3 month LIBOR plus 3.90% reset quarterly. The Company has the right to redeem the securities at any quarterly interest payment date after September 30, 2008 at 100%. The Company used the net proceeds to provide additional capital to PXRE Bermuda.

     Share Dividends and Book Value

Dividends declared to common shareholders were $16.8 million in 2005. There were no dividends to common shareholders declared in 2006.

The Board of Directors does not intend to declare dividends on our common shares during the pendency of its evaluation of strategic alternatives.

Book value per common share was $6.41 at December 31, 2006 after considering convertible preferred shares.

     Cash Flows

Net cash flows used by operations were $434.2 million in 2006 compared to net cash flows provided by operations of $27.3 million in 2005 primarily due to an increase in net paid losses, mainly attributable to Hurricanes Katrina, Rita and Wilma, and the decrease in premiums collected as a result of the cancellation and non-renewal of contracts as a result of our ratings downgrades in February 2006.

Net cash provided by investing activities were $436.5 million in 2006 compared to net cash flows used by investing activities of $490.5 million in 2005. This increase was primarily due to the sale of investment securities in order to meet the Company’s currently foreseen liquidity needs. As discussed above, in February 2006 we sold approximately $490.5 million of fixed income securities held by PXRE Bermuda, and additionally executed redemption orders for all of the Company’s hedge fund investments. Because of the nature of the coverages we provided, which typically can produce infrequent losses of high severity, it is not possible to accurately predict our future cash flows from operating activities. As a consequence, cash flows from operating activities may fluctuate, perhaps significantly, between individual quarters and years.

If the merger with Argonaut is not consummated and our Board of Directors concludes that no other feasible strategic alternative would be in the best interests of our shareholders, it may determine that the best course of action is to place the reinsurance operations of PXRE into runoff. If runoff is chosen, the only sources of liquidity for our principal operating subsidiaries will be the maturity or sale of investments, as we will no longer expect to have net positive cash flows from operating activities, borrowings, capital contributions or advances. As of December 31, 2006, we have $671.2 million of short term investments and $532.9 million of other invested assets. The overall duration of the Company’s fixed income and short-term investment strategy is 1.1 years. Based upon our current estimates of losses and loss expenses and other liabilities on our December 31, 2006 consolidated balance sheet, we believe we have sufficient liquidity to meet the currently foreseen needs of our counterparties should we elect to go into runoff, however the nature and timing of cash flows could be highly uncertain in this scenario.

PXRE has three letter of credit (“LOC”) facilities that allow it to provide LOCs to its ceding companies if such LOC is required under the terms of the contract. All of the facilities require the Company to provide collateral in the form of fixed maturity securities or cash to the issuing bank as security for outstanding LOCs. The first is a $110.0 million committed facility with Barclays Bank plc under which the Company pays the issuing bank an annual standby commitment fee of 0.15% per annum. The second is a $200.0 million committed facility with Citibank Ireland Financial Services plc under which the Company pays the issuing bank an annual standby commitment fee of 0.10% per annum. The third is an uncommitted facility with Merrill Lynch that allows for LOCs to be issued subject to satisfactory collateral being provided to the issuing bank by the Company. There is no commitment fee for the third facility. The Company must transfer eligible assets to collateral accounts prior to each respective bank issuing an LOC. Since eligible assets include fixed income investments, such securities need not be sold in order to qualify as eligible collateral. As of December 31, 2006, the Company has pledged assets with a fair value of $329.5 million to support outstanding letters of credit. Subsequent to December 31, 2006, and as of February 28, 2007, the Company believes that approximately $89.5 million of this collateral is eligible to be released from the underlying collateral trusts that support the outstanding LOCs.

     Off-Balance Sheet Arrangements

We do not have any material off-balance sheet arrangements. We do have the following commitments, contingencies and contractual obligations. Payments due by period in the following table reflect liabilities recorded at December 31, 2006 and future commitments.

     Commitments, Contingencies and Contractual Obligations

PAYMENTS DUE BY PERIOD
Contractual Obligations		Less Than 1	1 – 3	3 – 5	More
($000’s)	Total	Year	Years	Years	Than 5 Years
Long-term debt obligations	$167,089	$-	$-	$-	$167,089
Interest on debt obligations	325,905	14,327	28,653	28,654	254,271
Losses and loss expenses	603,241	286,621	163,678	91,983	60,959
Capital (finance) lease obligations	-	-	-	-	-
Operating lease obligations	4,211	1,109	1,717	1,385	-
Purchase obligations	-	-	-	-	-
Dividends on convertible preferred
shares	5,865	4,651	1,214	-	-
Other long-term liabilities reflected on
the balance sheet under GAAP	4,607	4,568	39	-	-
Total	$1,110,918	$311,276	$195,301	$122,022	$482,319

Loss and loss expense reserves represent management’s best estimate of the ultimate cost of settling the underlying reinsurance claims. As more fully discussed in “Critical Accounting Policy Disclosures – Estimation of Losses and Loss Expenses” above, the estimation of loss and loss expense reserves is based on various complex and subjective judgments. Actual losses and loss expenses paid may deviate, perhaps substantially, from the reserve estimates reflected in our consolidated financial statements. Similarly, the timing for payment of our estimated losses is not fixed and is not determinable on an individual or aggregate basis. The assumptions used in estimating the likely payments due by periods are based on the Company’s historical claims payment experience, but due to the inherent uncertainty in the process of estimating the timing of such payments, there is a risk that the amounts paid in any such period can be significantly different than the amounts disclosed above.

As noted under “– Capital Resources” above, we expect to be able to meet the contractual obligations over 2007 with the dividend paying capacity of the Company’s subsidiary, PXRE Bermuda. PXRE Reinsurance and PXRE Bermuda expect to be able to meet their contractual obligations over 2007 with operating and investing cash flows.

As of December 31, 2006, other commitments and pledged assets include (a) LOCs of $239.3 million which are secured by cash and securities with a fair value of $329.5 million, (b) securities amounting to $9.7 million on deposit with various state insurance departments in order to comply with insurance laws, (c) cash and securities with a fair value of $53.9 million deposited in a trust for the benefit of a cedent in connection with certain deposit liabilities, (d) funding commitments to certain limited partnerships of $0.2 million, (e) commitments under the capital trust pass-through securities discussed above, and (f) commitment fees of $0.4 million per annum under the two committed LOC facilities discussed above. Subsequent to December 31, 2006 and as of February 28, 2007, the Company believes that approximately $89.5 million of this collateral is eligible to be released from the underlying collateral trusts that support the outstanding LOCs.

In order to better protect PXRE against the risk of the occurrence of multiple significant catastrophe events, we sponsored a catastrophe bond transaction that closed during the fourth quarter of 2005. The transaction was a $250.0 million collateralized transaction with A&W II, a Cayman Island reinsurance company, which is accounted for as a derivative. It is designed to provide coverage to PXRE for second event losses in the same calendar year arising from hurricanes in the Eastern and Gulf coasts of the United States, windstorms in northern Europe and earthquakes in California. The agreement with A&W II provides two tranches of protection to PXRE for the risk that a second significant catastrophe loss arising from a hurricane in the Eastern and Gulf coasts of the United States, a windstorm in northern Europe or earthquake in California occurs following the occurrence of a first significant hurricane, windstorm or earthquake loss. The coverage provided $250.0 million of protection for the period from January 1, 2006 to December 31, 2006 and provides $125.0 million for the period from January 1, 2007 to December 31, 2008. The annual premium payments with respect to the A&W II facility are $8.0 million in 2007 and 2008, respectively.

The A&W II coverage is based on a modeled loss trigger. PXRE created a series of notional portfolios of reinsurance contracts designed to closely mimic the expected exposures in PXRE’s assumed reinsurance portfolio. Upon the occurrence of a hurricane, windstorm or earthquake in the covered territories, the parameters of the catastrophe event are determined and modeled against the notional portfolios. If the modeled loss to the notional portfolio exceeds the attachment point for the peril at issue, then the coverage is activated. Upon the occurrence of a second catastrophe event in the covered territories during that calendar year, the parameters of the catastrophe event are determined and modeled against the notional portfolios. If the modeled loss to the notional portfolio for the second event exceeds the attachment point for the peril at issue, then PXRE will make a recovery under the agreement. The recovery is based on modeled losses and, unlike A&W I, is not limited to PXRE’s ultimate net loss from the loss event.

On December 21, 2005, A&W II financed the coverage through the issuance of $250.0 million in catastrophe bonds pursuant to Rule 144A under the Securities Act of 1933.

The reinsurance companies that are counterparties to these transactions are variable interest entities under the provisions of FIN 46R. The Company is not the primary beneficiary of these entities and is therefore not required to consolidate these entities in its consolidated financial statements.

If the Board of Directors elects to pursue a strategic alternative that materially changes PXRE’s catastrophe risk profile, we may seek to assign or novate PXRE’s rights and obligations under the collateralized catastrophe facility to another insurance or reinsurance company. There can be no assurance that any other insurance or reinsurance company would be willing to accept such an assignment or novation, that the note holders who funded the facility would consent to such an assignment or novation, or that the cost of such an assignment or novation would not have a material adverse impact on PXRE. If PXRE was not able to successfully assign or novate its rights and obligations under the collateralized catastrophe facility, PXRE could incur material termination fees and liabilities. If the A&W II facility is terminated prior to the end of the scheduled termination date of a tranche, PXRE could be obligated to pay significant early termination fees that could be as much as $5.8 million, and PXRE is obligated to make all premium payments up to the date of termination.

If the Board of Directors elects to pursue a strategic alternative that materially changes PXRE’s catastrophe risk profile, the Company will also need to evaluate its obligations under two multi-year ceded reinsurance contracts that provide the Company with reinsurance protection against catastrophic events in 2007 and 2008. In this regard, the Company will need to evaluate whether it is likely that catastrophe loss exposure assumed by PXRE in 2007 and 2008 has the potential to result in losses that exceed the retention level under these ceded reinsurance protections. The Company is currently obligated to cede reinsurance premiums of $15.0 million per annum in each of 2007 and 2008 under these multi-year contracts.

Taxes

PXRE Delaware files U.S. income tax returns for itself and all of its direct or indirect U.S. subsidiaries that satisfy the stock ownership requirements for consolidation. PXRE Delaware is party to a tax allocation agreement concerning filing of consolidated federal income tax returns pursuant to which each of these U.S. subsidiaries makes tax payments to PXRE Delaware in an amount equal to the federal income tax payment that would have been payable by the relevant U.S. subsidiary for the year if it had filed a separate income tax return for that year. PXRE Delaware is required to provide payment of the consolidated federal income tax liability for the entire group. If the aggregate amount of tax payments made in any tax year by one of these U.S. subsidiaries is less than (or greater than) the annual tax liability for that U.S. subsidiary on a stand-alone basis for that year, the U.S. subsidiary will be required to make up the deficiency to PXRE Delaware (or will be entitled to receive a credit if payments exceed the separate return tax liability of that U.S. subsidiary).

Certain Risks and Uncertainties

Factors Affecting Future Results of Operations

Our future results of operations involve a number of risks and uncertainties, some of which are discussed below.

We face risks related to our proposed merger with Argonaut.

There are significant risks and uncertainties associated with our proposed merger with Argonaut. For example, the merger may not be consummated, or may not be consummated in the third quarter of 2007 as currently anticipated, as a result of a number of factors, including, without limitation, the inability to obtain governmental approvals of the merger on the proposed terms or the failure of either company to obtain stockholder approval for the merger. If the combined company is not able to combine successfully the businesses of Argonaut and PXRE, the anticipated benefits from the merger may not be realized fully or at all or may take longer to realize than expected. For example, it is possible that the integration process could result in the loss of key employees or in complications in combining Argonaut’s and PXRE’s operations.

Moreover, A.M. Best’s rating of Peleus Re assumes that the merger will be consummated. If the merger is not consummated, there can be no assurance that we will be able to maintain Peleus Re’s current “A-” rating or be able to continue writing reinsurance business.

If the merger with Argonaut is not completed, unless the Board of Directors identifies and implements a different operating strategic solution, we will not write or earn any material premiums in the future and, as a result, we expect to incur material operating losses, since our remaining revenue is insufficient to cover our projected operating and other expenses.

In the aftermath of Hurricane Katrina, each of the major rating agencies placed the credit ratings of our reinsurance subsidiaries on CreditWatch negative or the equivalent, and S&P and A.M. Best initially downgraded their ratings from “A” to “A-.” On February 16, 2006, A.M. Best downgraded its financial strength rating from “A-” to “B++” with a negative outlook. In February, 2006, A.M. Best further downgraded its financial strength rating from “B++” to “B+” with negative implications and S&P downgraded its counterparty credit and financial strength rating on PXRE Reinsurance and PXRE Bermuda from “A-” to “BBB+” and placed these ratings on CreditWatch with negative implications. Thereafter, S&P further downgraded its counterparty credit and financial strength rating on PXRE Reinsurance and PXRE Bermuda from “BBB+” to “BBB-”. Moody’s downgraded its insurance financial strength rating of PXRE Reinsurance from “Baa1” to “Baa2” and placed this rating under review for possible further downgrade. Subsequently, Moody’s further downgraded its insurance financial strength rating of PXRE Reinsurance from “Baa2” to “Baa3” and placed this rating under review for possible further downgrade.

In April, 2006, after finding that operational ratings below the critical “A” category provided little value for a reinsurer we announced that we had requested that the major credit rating agencies withdraw their financial strength and claims paying ratings of the Company and its operating subsidiaries. In the wake of this request, A.M. Best downgraded its financial strength ratings of PXRE Reinsurance and PXRE Bermuda from “B+” to “B” and withdrew these ratings; S&P downgraded its counterparty credit and financial strength rating on PXRE Reinsurance and PXRE Bermuda from “BBB-” to “BB+” and then withdrew these ratings; and Moody’s downgraded its insurance financial strength rating of PXRE Reinsurance from “Baa3” to “Ba2” and then withdrew this rating.

Ratings have become an increasingly important factor in establishing the competitive position of reinsurance companies. Due to the ratings downgrades and withdrawal of the operational ratings of our reinsurance subsidiaries by A.M. Best, S&P and Moody’s, our competitive position in the reinsurance industry has suffered and we have been unable to retain or renew our reinsurance portfolio.

If the merger is not consummated, unless we are able to implement a strategic alternative that would allow us to provide clients with an acceptably rated counterparty, we do not anticipate being able to underwrite any material amount of new reinsurance business in 2007 and would therefore not be able to generate any material amount of net premiums earned during 2007. The reduction in premium income has and will have a material adverse effect on our future operating results, liquidity and financial condition. Net premiums earned were our primary source of revenue for the years ended December 31, 2006 and 2005, accounting for 61% and 92% of our revenue, respectively. In 2006 and 2005, revenue from non-premium sources was not sufficient to offset operating expenses and interest expenses. We therefore expect to incur net operating losses in future periods unless we are successful in executing a strategic alternative other than runoff. If such operating losses were to occur, this would result in a decline in our shareholders’ equity.

Ratings are not evaluations directed to investors in our securities (including investors in our common shares) or a recommendation to buy, sell or hold our securities (including our common shares). Ratings may be revised or revoked at the sole discretion of the rating agencies.

If the merger is not consummated, we may not be able to identify or implement a strategic alternative for PXRE.

Our counterparty credit and financial strength ratings were downgraded by the major rating agencies in February 2006 to a level that is generally unacceptable to many of our reinsurance clients. These ratings downgrades have had a significant negative impact on our results of operations and profitability. We have not written any new reinsurance business or renewed any expiring reinsurance business since the downgrades occurred. In light of the negative consequences of the rating downgrades, our Board of Directors decided to retain Lazard (who has since been succeeded by KBW) as a financial advisor to assist in the process of exploring strategic alternatives, which resulted in the proposed merger with Argonaut.

If the merger with Argonaut is not consummated, the Board of Directors would likely re-commence its strategic evaluation process, but we may not be able to identify or complete any of these alternatives that our Board of Directors finds to be in the shareholders’ best interests. Even if we are successful in identifying and completing a merger or sale of PXRE or some other strategic alternative, we cannot provide any assurance about the financial impact or timing of the implementation of any such strategic alternatives or that any individual shareholder will determine that such strategic alternative is in his, her or its best interests.

In almost one year of considering potential strategic alternatives, the Argonaut merger was found by our Board of Directors to be the most suitable strategic alternative available. If we are not able to consummate this merger, we may not be able to identify or implement a strategic alternative that is as attractive as Argonaut is in the future.

If the merger is not consummated and our Board of Directors concludes that no other feasible strategic alternative would be in the best interests of our shareholders, it may determine that the best course of action is to place the reinsurance operations of PXRE into runoff and eventually commence an orderly winding up and liquidation of PXRE operations over some period of time that is not currently determinable.

If the merger is not consummated, and our Board of Directors concludes that no other feasible strategic alternative would be in the best interests of our shareholders, it may determine that the best course of action is to place the reinsurance operations of PXRE into runoff. Once in runoff there are various options available to bring PXRE’s business to a conclusion including pursuing an arrangement with its policyholders in which it estimates and pays out all existing and contingent liabilities with a view to liquidating PXRE in accordance with a procedure which is approved by a statutory majority of policyholders. Under Bermuda law this is referred to as a solvent scheme of arrangement and is, in effect, a global commutation of PXRE's business.

Alternatively, a program of individual commutations could be pursued with a similar result. Following either a scheme or individual commutation program, PXRE would be placed into liquidation as a solvent entity (a voluntary liquidation approved by shareholders). In the event that PXRE were to become insolvent, the Company would have to be liquidated under the supervision of the Bermuda Supreme Court during which a court appointed liquidator of PXRE may or may not pursue a scheme of arrangement to shorten the time otherwise required to wind up PXRE's business.

In a winding up or liquidation as described above, a liquidator would be appointed and would sell or otherwise dispose of our remaining assets, pay our existing liabilities, including contingent obligations (which would have to be estimated in advance of payment) and distribute net proceeds, if any, to our shareholders in one or more liquidating distributions. In liquidation, we may not receive any material amounts for the sale or other disposition of our assets. Further, in liquidation, we will have significant obligations, including the costs incurred by the independent liquidator appointed and the work required to estimate liabilities and realize assets. Additionally, if we do not generate sufficient revenue to support our continued operations, we will be required to reduce our cash balance to support our continued operations and the amount of any liquidation proceeds available for distribution to our shareholders would thereby be reduced. Accordingly, the amount and timing of distributions, if any, to shareholders in a liquidation cannot be determined because such would depend on a variety of factors, including the amount of proceeds received from any asset sales or dispositions, the time and amount required to resolve outstanding obligations and the amount of any reserves for future contingencies. If PXRE were to become insolvent, there will be no distributions payable to our shareholders.

If the merger is not consummated and the Board of Directors elects to pursue a strategic alternative that does not involve the continuation of meaningful property catastrophe reinsurance business, there is a risk that the Company could incur material charges or termination fees in connection with our collateralized catastrophe facility and certain multiyear ceded reinsurance agreements.

During the fourth quarter of 2005, PXRE entered into a collateralized catastrophe facility that currently provides $125.0 million of aggregate protection against losses arising from hurricanes in the Eastern and Gulf coasts of the United States, windstorms in northern Europe and earthquakes in California.

If the merger is not consummated, and the Board of Directors elects to pursue a strategic alternative that materially changes PXRE’s catastrophe risk profile, the Board of Directors may elect to explore the assignment or novation of PXRE’s rights and obligations under the collateralized catastrophe facility to another insurance or reinsurance company. There can be no assurance that any other insurance or reinsurance company would be willing to accept such an assignment or novation, that note holders who funded the facilities would consent to such an assignment or novation, or that the cost of such an assignment or novation would not have a material adverse impact on PXRE. If PXRE was not able to successfully assign or novate its rights and obligations under this collateralized catastrophe facility, PXRE could incur material termination fees and liabilities., which could be as much as $5.8 million and PXRE is obligated to make all premium payments up to the date of termination.

If the merger is not consummated, and the Board of Directors elects to pursue a strategic alternative that materially changes PXRE’s catastrophe risk profile, the Company will also need to evaluate its obligations under two multi-year ceded reinsurance contracts that provide the Company with reinsurance protection against catastrophic events in 2007 and 2008. In this regard, the Company will need to evaluate whether it is likely that catastrophe loss exposure assumed by PXRE in 2007 and 2008 has the potential to result in losses that exceed the retention level under these ceded reinsurance protections. The Company is currently obligated to cede reinsurance premiums of $15.0 million per annum in each of 2007 and 2008 under these multi-year contracts.

Our ability to continue to operate our business, consummate the merger and to identify, evaluate and complete any other strategic alternative are dependent on our ability to retain our management and other key employees, and we may not be able to do so.

We may have difficulty retaining our management and other key employees on whom we will depend to continue to operate our business and to assist in consummating the merger or in identifying, evaluating and completing any other strategic alternative. If we are unable to do so for at least the time necessary to consummate the merger or identify and implement an alternative selected strategy, our continued business operations and our ability to identify, evaluate and complete a strategic alternative could be materially and adversely affected.

Adverse events in 2006 have negatively affected the market price of our common shares, which may lead to further securities litigation, administrative proceedings or both being brought against us.

We have recently experienced material adverse events, including the downgrading of our ratings in February 2006, and the market price of our common shares has declined materially and may continue to do so, regardless of our financial condition or our ability to meet our contractual and financial obligations. Due to the decline in the market price of our common shares, there is a continued risk that individual lawsuits and securities class action litigation may be brought against us or that regulators may institute administrative proceedings against us, or both. Several class action lawsuits have been filed against PXRE Group Ltd. and certain of our officers on behalf of a putative class consisting of investors who purchased our publicly traded securities between July 28, 2005 and February 16, 2006. The complaints allege, among other things, that we made false and misleading statements regarding loss estimates in violation of the federal securities laws (collectively, the “Securities Litigation”). We anticipate that additional lawsuits relating to the recent decline in our share price may be filed against us and/or certain of our current and former officers and directors in the future. It is also possible that administrative proceedings or regulatory proceedings could be commenced against us in the future (“Future Proceedings”).

The Securities Litigation and any Future Proceedings could be expensive and could divert management’s attention and other resources away from other matters. Any such diversion of management’s attention or other resources could negatively and materially impact our business. We cannot predict the timing of any trials with respect to the Securities Litigation or Future Proceedings. We are not currently able to estimate legal defense costs or the amount of any damages that we may be required to pay in connection with the Securities Litigation or Future Proceedings. The Securities Litigation, which could continue for a significant period, is currently at a very early stage and we have very little information as to the course it will take. In view of the inherent difficulty of predicting the outcome of litigation, particularly where there are many claimants and the claimants seek indeterminate damages, we are unable to predict the outcome of these matters and at this time cannot reasonably estimate the possible loss or range of loss with respect to the Securities Litigation or Future Proceedings.

We have not established any reserves for any potential liability relating to the Securities Litigation, other than $1.0 million for legal fees. We have insurance coverage with respect to claims such as the Securities Litigation, but it is not currently possible to determine whether such insurance coverage will be adequate to cover our defense costs and any losses.

The existence of the Securities Litigation or the perceived probability of Future Proceedings could have a material adverse effect on the market price of our common shares and other securities.

Reserving for losses includes significant estimates, which are also subject to inherent uncertainties.

Our success is dependent upon our ability to accurately assess the risks associated with the businesses that we insure and reinsure. Claim reserves represent estimates involving underwriting, actuarial and statistical projections, at a given point in time, of our expectations of the ultimate settlement and administration costs of claims incurred. We utilize actuarial models as well as historical insurance industry loss development patterns to assist in the establishment of appropriate claim reserves. As a property catastrophe reinsurer, incurred losses are inherently more volatile than those of primary insurers and reinsurers of risks that have an established historical pattern of losses.

In reserving for catastrophe losses, our estimates are influenced by underwriting and loss information provided by our clients, industry catastrophe models and our internal analyses of this information. As an event matures, we rely more and more on our development patterns by type of event as well as contract information to project ultimate losses for the event. This process can cause our ultimate estimates to differ significantly from initial projections.

Our estimate of the ultimate incurred gross loss and loss expenses arising from Hurricanes Katrina, Rita and Wilma of $1,023.5 million as of December 31, 2006 is based mainly on modeling, a review of exposed reinsurance contracts, claims notices received from clients, discussions with clients and loss information provided by clients to underwriters as part of the underwriting submissions received in connection with the January 2006 renewal process. Although we have begun to receive loss notices with respect to Hurricanes Katrina, Rita and Wilma, we have paid less than 60% of our net incurred loss with respect to Hurricanes Katrina, Rita and Wilma as of December 31, 2006. In addition, our estimates are subject to a high level of uncertainty arising out of extremely complex and unique causation and coverage issues, including the appropriate attribution of losses to wind or flood damage as opposed to other perils such as fire, business interruption or civil commotion. The underlying policies generally contain exclusions for flood damage; however, water damage caused by wind may be covered. We expect that causation and coverage issues may not be resolved for a considerable period of time and may be influenced by evolving legal and regulatory developments.

Our actual losses from Hurricanes Katrina, Rita and Wilma may exceed our best estimate as a result of, among other things, the receipt of additional information from clients, the attribution of losses to coverages that for the purpose of our estimates we assumed would not be exposed, and inflation in repair costs due to the limited availability of labor and materials, in which case our financial results could be further materially adversely affected.

In developing our best estimate for Hurricane Katrina, we have also assumed flood damage exclusions contained in our cedent’s underlying insurance policies will be effective. We understand that various lawsuits are pending seeking to invalidate such flood damage exclusions on various grounds. If such lawsuits were to successfully invalidate the underlying flood damage exclusions or if the court or a jury were to find that an insurer had not adequately established that a loss was attributable to flood rather than wind, our liabilities for losses and loss expenses relating to Hurricane Katrina could prove to be inadequate, with a consequent adverse impact on our earnings and shareholders’ equity in future periods. Based on reports in the press, we understand that State Farm, one of the nation’s largest insurers, has been engaging in various settlement discussions concerning claims involving the controversies over the flood exclusion. We do not reinsure State Farm, but it is unclear at this time how any potential settlements by State Farm would impact or influence our cedents.

If our clients were to incur widespread additional losses as a result of settlements or adverse litigation results involving the flood vs. wind controversy, it is possible that our current best estimate for Hurricane Katrina will be exceeded.

In our casualty and finite business, given our limited experience we do not have established historical loss development patterns that can be used to establish loss liabilities. For these lines of business, we rely on loss development patterns that have been estimated from industry or client data, which may not accurately represent the true development pattern for the business we wrote. For property lines of business, reserves may differ from ultimate settlement values due to the infrequency of some types of catastrophe losses, the incompleteness of information in the wake of a major catastrophe and delay in receiving that information. We may also seek to enter into commutations of reinsurance contracts of exited lines of business. Actual claims and claim expenses paid, including commutations, may deviate, perhaps substantially, from the reserve estimates reflected in our financial statements.

If our claim reserves are determined to be inadequate, we will be required to increase claim reserves at the time of such determination with a corresponding reduction in our net income in the period in which the deficiency is rectified. It is possible that claims in respect of events that have occurred could exceed our claim reserves and have a material adverse effect on our results of operations, in a particular period, or our financial condition in general. As a compounding factor, although most insurance contracts have policy limits, the nature of property and casualty insurance and reinsurance is that losses can exceed policy limits for a variety of reasons and could significantly exceed the premiums received on the underlying policies, thereby further adversely affecting our financial condition.

Because of potential exposure to catastrophes in the future, our financial results may vary significantly from period to period.

As a reinsurer of property catastrophe-type coverages in the worldwide marketplace, our operating results in any given period depend to a large extent on the number and magnitude of natural and man-made catastrophes such as hurricanes, windstorms, hailstorms, earthquakes, volcanic eruptions, fires, industrial explosions, freezes, riots and floods. For example, Hurricanes Katrina, Rita and Wilma resulted in a net impact of $806.9 million, after reinsurance recoveries on our outwards reinsurance program and the impact of inwards and outwards reinstatements and additional premiums as of December 31, 2005. While we may, depending on market conditions, purchase catastrophe retrocessional coverage for our own protection, the occurrence of one or more major catastrophes in any given period could nevertheless have a material adverse impact on our results of operations and financial condition and result in substantial liquidation of investments and outflows of cash as losses are paid.

We operate in a highly competitive environment and no assurance can be given that we will be able to compete effectively in this environment.

We compete with numerous companies, many of whom have credit ratings and substantially greater financial, marketing and management resources. Our ability to compete against such companies was substantially impaired when our counterparty credit and financial strength ratings were downgraded by the major rating agencies in February 2006 to a level that is generally unacceptable to many of our reinsurance clients. In light of our ratings downgrades and the material negative financial impact of the losses arising from Hurricanes Katrina, Rita and Wilma, our competitive position in the reinsurance industry has suffered and we have been unable to retain our reinsurance portfolio and renew any of our existing reinsurance agreements. No assurance can be given that we will be able to continue to compete successfully in the reinsurance markets in which we have historically operated.

If we complete the merger or another strategic alternative we will compete with reinsurers that provide property-based lines of reinsurance, such as ACE Tempest Reinsurance Ltd., Arch Reinsurance Ltd., Aspen Insurance Holdings Limited, AXIS Reinsurance Company, Endurance Specialty Insurance Ltd., Everest Reinsurance Company, IPC Re Limited, Lloyd’s of London syndicates, Montpelier Reinsurance Ltd., Munich Reinsurance Company, Partner Reinsurance Company Ltd., Platinum Underwriters Reinsurance, Inc., Renaissance Reinsurance Ltd., Swiss Reinsurance Company and XL Re Ltd. A number of reinsurers were also formed in Bermuda in the wake of Hurricanes Katrina, Rita and Wilma in 2005 that are providing additional competition.

Reinsurance prices may decline, which could affect our profitability.

Demand for reinsurance depends on numerous factors, including the frequency and severity of catastrophic events, levels of capacity, general economic conditions and underwriting results of primary property insurers. The supply of reinsurance is related to prevailing prices, recent loss experience and levels of surplus capacity. All of these factors fluctuate and may contribute to price declines generally in the reinsurance industry. Premium rates or other terms and conditions of trade may vary in the future. If any of these factors were to cause the demand for reinsurance to fall or the supply to rise, our profitability could be adversely affected if we resume underwriting.

We may require additional capital in the future.

Our future capital requirements depend on many factors, including our ability to write new business successfully and to establish premium rates and reserves at levels sufficient to cover losses. Our capital needs may also be impacted by the strategic alternative path that the Board of Directors ultimately determines to pursue.

To the extent that the funds generated by our ongoing operations and existing capitalization are insufficient to fund future operating requirements, liquidity needs, growth expectations and cover claim payments, we may need to raise additional funds through financings. Any equity or debt financing, if available at all, may be on terms that are not favorable to us or may be dilutive to our shareholders. In addition, substantial sales of our equity in the public market, or the perception that such sales could occur, could adversely affect the market price of our common shares. If we cannot obtain adequate capital, our business, operating results and financial condition could be adversely affected in a material manner.

Our investment portfolio is subject to significant market and credit risks which could result in an adverse impact on our financial position or results.

Our invested assets consist primarily of debt instruments with fixed maturities, short-term investments and, to a lesser extent, hedge funds and interests in mezzanine bond and equity limited partnerships. At December 31, 2006, 98.7% of PXRE’s investment portfolio consisted of fixed maturities and short-term investments and 1.3% consisted of hedge funds and other investments.

In February 2006, $490.5 million of fixed maturity investments were liquidated and the proceeds were invested in cash equivalents. As of December 31, 2006, $671.2 million of our invested assets were in short term investments. This could have a material negative impact on our future income from our investment portfolio.

Our invested assets are subject to market-wide risks and fluctuations as well as to risks inherent in particular securities. Although we seek to preserve our capital, we have invested in a portfolio of hedge funds and other privately held securities. These investments were designed to provide diversification of risk; however, such investments entail substantial risks. There can be no assurance that our investment objectives will be achieved, and results may vary substantially over time. In addition, although we seek to employ investment strategies that are not correlated with our reinsurance exposures, losses in our investment portfolio may occur at the same time as underwriting losses and, therefore, exacerbate such losses’ adverse effect on us. While our primary objective is capital preservation, all our portfolios have a degree of risk. See “Investments.”

Risks Related to our Fixed Maturity Investments. We are exposed to potential losses from the risks inherent in our fixed maturity investments. The two most significant risks inherent in our fixed income portfolio are interest rate risk and credit risk:

  Interest Rate Risk

Our principal fixed maturity market risk exposure is to changes in U.S. interest rates. Changes in interest rates may affect the fair value of our fixed maturity portfolio and borrowings (in the form of trust preferred securities). Our holdings subject us to exposures in the treasury, municipal, and various asset-backed sectors. Changes in interest rates could also cause a potential underperformance in our exited finite coverages and shortfalls in cash flows necessary to pay fixed rate amounts due to exited finite contract counterparties.

  Credit Risk

We are also exposed to potential losses from changes in probability of default and from defaulting counterparties with respect to our investments. A majority of our investment portfolio consists of fixed maturities and short-term investments rated “A” or “A2” or better by Moody’s or S&P. The average credit rating of the fixed maturities and short-term investments at December 31, 2006 is “AAA.” Our investment portfolio also contains privately held fixed maturities that are not traded on a recognized exchange. A deterioration in the credit quality of our investments or our inability to liquidate any of our privately held investments promptly could have an adverse effect on our financial condition.

Risks Related to our Hedge Fund Investments. We are exposed to potential losses from the risks inherent in our portfolio of hedge funds. The three most significant risks inherent in our hedge fund portfolio are liquidity risk, credit risk and market risk:

  Liquidity Risk

Liquidity risk exists in the hedge fund portfolio because there are delays between giving notice to redeem a hedge fund investment and receiving proceeds. In February 2006, redemption orders were placed with our hedge funds in the amount of $150.0 million. At December 31, 2006, the Company had $12.8 million in hedge funds subject to redemption notices. The redemption terms are defined in the offering documents and generally require notice periods and time scales for settlement. We remain at risk during the notice period, which typically specifies a month or quarter end reference point at which to calculate redemption proceeds. The risk also exists that a hedge fund may be unable to meet its redemption obligations. A hedge fund may be faced with excessive redemption notices and illiquid underlying investments.

  Credit Risk

Credit risk exists in the hedge fund portfolio where hedge funds are net long in a particular security, or group of correlated securities. Where a hedge fund is net long in a security that defaults, or suffers an adverse credit event, we are exposed to loss. Our exposure to any individual hedge fund is limited to the carrying value of the investment, and we invest in a diversified portfolio of hedge funds that utilize different strategies and markets to reduce this risk. However, different hedge funds in the portfolio may be net long in the same or correlated securities at the same time, which could have an adverse effect on the value of the portfolio and thus our financial condition.

  Market Risk

We invest in hedge funds that trade in securities using strategies that are generally market neutral. The hedge fund investments do not generally benefit from rising equity or bond markets, and have demonstrated historically low correlation of returns to equity market indices. However, the hedge funds may maintain leveraged net long positions, and this can expose us to market risks.

We have exited the finite reinsurance business, but claims in respect of finite reinsurance could have an adverse effect on our results of operations.

Finite risk reinsurance contracts are highly customized and typically involve complicated structural elements. GAAP governs whether or not a contract should be accounted for as reinsurance. Contracts that do not meet these GAAP requirements may not be accounted for as reinsurance and are required to be accounted for as deposits. As reported in the past few years, certain finite insurance and reinsurance arrangements are coming under scrutiny by the New York Attorney General’s Office, the Securities and Exchange Commission and other governmental authorities. According to the press, investigators have asserted that the contracts in question were accounted for in an improper or fraudulent manner.

We sold finite reinsurance prior to June 30, 2004, and from time to time, have purchased finite reinsurance to which we are a party. Although we have received no request for information or documents in connection with the investigations with respect to any finite reinsurance we sold or purchased from time to time, certain of our customers or reinsurers have been asked to provide or have provided documents and information in the framework of these investigations with respect to reinsurance contracts to which we are a party. Any claim challenging the appropriateness of the accounting treatment of the finite contracts we underwrote or purchased could result in negative publicity, costs and, in the event of any regulatory or judicial decision being entered against us, ultimately fines and penalties, all of which could have a material adverse effect on our business and results of operations.

Our reliance on reinsurance brokers exposes us to their credit risk.

In accordance with industry practice, we frequently pay amounts owed on claims under our policies to reinsurance brokers, and these brokers, in turn, pay these amounts over to the insurers that have reinsured a portion of their liabilities with us (we refer to these insurers as ceding insurers). In some jurisdictions, if a broker fails to make such a payment, we might remain liable to the ceding insurer for the deficiency. Conversely, in certain jurisdictions, when the ceding insurer pays premiums for these policies to reinsurance brokers for payment over to us, these premiums are considered to have been paid and the ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received the premiums. We are aware of one instance in recent years, involving an insignificant amount, in which a broker did not forward premiums to us. Consequently, in connection with the settlement of reinsurance balances, we assume a degree of credit risk associated with brokers around the world.

If we complete the merger or implement another strategic alternative, we are likely to continue to rely on such brokers and assume this risk.

We may be adversely affected by foreign currency fluctuations.

Although our functional currency is the U.S. dollar, premium receivables and loss reserves include business denominated in currencies other than U.S. dollars. We are exposed to the possibility of significant claims in currencies other than U.S. dollars. We may, from time to time, experience losses resulting from fluctuations in the values of these non-U.S. currencies, which could adversely affect our operating results. While we hold positions denominated in foreign currencies to mitigate, in part, the effects of currency fluctuations on our results of operations, we currently do not hedge our currency exposures before a catastrophic event that may produce a claim.

Retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms.

In order to limit the effect of large and multiple losses upon our financial condition, we buy reinsurance for our own account. This type of insurance is known as retrocessional reinsurance. From time to time, market conditions have limited, and in some cases have prevented, reinsurers from obtaining the types and amounts of reinsurance which they consider adequate for their business needs. Accordingly, we may not be able to obtain our desired amounts of retrocessional reinsurance. In addition, even if we are able to obtain such retrocessional reinsurance, we may not be able to negotiate terms as favorable to us as in prior years. In difficult market conditions, pricing for our retrocessional reinsurance products may improve, but conversely, obtaining retrocessional reinsurance for our own account on favorable terms can become more difficult.

A retrocessionaire’s insolvency or its inability or unwillingness to make payments under the terms of a retrocessional reinsurance treaty with us could have a material adverse effect on us. Therefore, our retrocessions subject us to credit risks because the ceding of risk to retrocessionaires does not relieve us of our liability to our clients. In the event that we cede business to a retrocessionaire, we must still pay on claims of our cedent even if we are not paid by the retrocessionaire.

We have exhausted our retrocessional coverage with respect to Hurricane Katrina, leaving us exposed to further losses.

Based on our current estimate of losses related to Hurricane Katrina, we have exhausted our retrocessional protection with respect to this event, meaning that we have no retrocessional coverage available should our Hurricane Katrina losses prove to be greater than currently estimated. We cannot be sure that retrocessional coverage will be available to us on acceptable terms, or at all, in the future. Our business, results of operations and financial condition could be materially adversely impacted by additional losses related to Hurricane Katrina.

Recoveries under our collateralized catastrophe facility are triggered by modeled loss to a notional portfolio, rather than our actual losses arising from a catastrophe event, which creates a potential mismatch between the risks assumed through our inwards reinsurance business and the protection afforded by this facility.

During the fourth quarter of 2005, PXRE entered into a collateralized facility that provides $125.0 million of aggregate protection against losses arising from hurricanes in the Eastern and Gulf coasts of the United States, windstorms in northern Europe and earthquakes in California. The coverage under the facility is based on a modeled loss trigger. PXRE created a series of notional portfolios of reinsurance contracts designed to closely mimic the expected exposures in PXRE’s assumed reinsurance portfolio. Upon the occurrence of a hurricane, windstorm or earthquake in the covered territories, the parameters of the catastrophe event are determined and modeled against the notional portfolios. If the modeled loss to the notional portfolio exceeds the attachment point for the peril at issue, then PXRE will make a recovery under the agreement. If such a hurricane, windstorm or earthquake were to occur, there is a risk that the actual losses incurred by PXRE could exceed the modeled loss to the notional portfolios and that the actual benefit of this facility could be substantially less than expected.

Our inability to provide the necessary collateral could affect our ability to offer reinsurance in certain markets.

PXRE Bermuda is not licensed or admitted as an insurer in any jurisdiction other than Bermuda. Because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security mechanisms are in place, we anticipate that our reinsurance clients will typically require PXRE Bermuda to post a letter of credit or other collateral. If we are unable to arrange for security on commercially reasonable terms, PXRE Bermuda could be limited in its ability to write business for certain of our clients.

As of March 7, 2007, we have $310.0 million committed letter of credit facilities and an uncommitted facility that allows for letters of credit to be issued subject to satisfactory collateral being provided to the issuing bank by the Company.

At December 31, 2006, the Company had issued letters of credit in the amount of $239.3 million which are secured by cash and securities with a fair value of $329.5 million.

The insurance and reinsurance business is historically cyclical, and we may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, we may have a shortage of underwriting capacity when premium rates are strong.

Historically, insurers and reinsurers have experienced significant fluctuations in operating results due to competition, frequency and severity of catastrophic events, levels of capacity, general economic conditions and other factors. The supply of insurance and reinsurance is related to prevailing prices, the level of insured losses and the level of industry surplus which, in turn, may fluctuate in response to changes in rates of return on investments being earned in the insurance and reinsurance industry. As a result, the insurance and reinsurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity as well as periods when shortages of capacity permitted favorable premium levels. Our recent growth from January 1, 2002 through December 31, 2005 relates in part to improved industry pricing, but the supply of insurance and reinsurance may increase, either by capital provided by new entrants or by the commitment of additional capital by existing insurers or reinsurers, which may cause prices to decrease. Any of these factors could lead to an adverse effect on our profits if we resume underwriting. In addition to these considerations, changes in the frequency and severity of losses suffered by insureds and insurers may affect the cycles of the insurance and reinsurance business significantly, and we expect to experience the effects of such cyclicality.

Risks Related to Regulation

Regulatory constraints may restrict our ability to operate our business.

General. Assuming the consummation of the transaction contemplated under the Merger Agreement entered into by the Company and Argonaut, and therefore the resumption of our operations,our insurance and reinsurance subsidiaries may not be able to obtain or maintain necessary licenses, permits, authorizations or accreditations in locales where we currently engage in business or in new locales, or may be able to do so only at significant cost. In addition, we may not be able to comply fully with, or obtain appropriate exemptions from, the wide variety of laws and regulations applicable to insurance or reinsurance companies or holding companies. Failure to comply with or to obtain appropriate authorizations and/or exemptions under any applicable laws could result in restrictions on our ability to do business or certain activities that are regulated in one or more of the jurisdictions in which we operate and could subject us to fines and other sanctions, which could have a material adverse effect on our business.

PXRE Bermuda. PXRE Bermuda is registered as a Class 4 Bermuda insurance and reinsurance company. Among other matters, Bermuda statutes, regulations and policies of the BMA, require PXRE Bermuda to maintain minimum levels of statutory capital, surplus and liquidity, to meet solvency standards, to obtain prior approval of ownership and transfer of shares and to submit to certain periodic examinations of its financial condition. These statutes and regulations may, in effect, restrict PXRE Bermuda’s ability to write insurance and reinsurance policies, to make certain investments and to distribute funds. By agreement with the BMA, PXRE Bermuda may not underwrite any new reinsurance business without the prior consent of the BMA.

The offshore insurance and reinsurance regulatory environment has become subject to increased scrutiny in many jurisdictions, including the United States and various states within the United States. Compliance with any new laws or regulations regulating offshore insurers or reinsurers could have a material adverse effect on our business. In addition, although PXRE Bermuda does not believe it is or will be in violation of insurance laws or regulations of any jurisdiction outside Bermuda, inquiries or challenges to PXRE Bermuda’s insurance or reinsurance activities may still be raised in the future.

PXRE U.S. Subsidiaries. PXRE Delaware and PXRE Reinsurance are subject to regulation under the insurance statutes of various U.S. states, including Connecticut, the domiciliary state of PXRE Reinsurance. The regulation and supervision to which PXRE Reinsurance is subject relates primarily to the standards of solvency that must be met and maintained, licensing requirements for reinsurers, the nature of and limitations on investments, deposits of securities for the benefit of a reinsured, methods of accounting, periodic examinations of the financial condition and affairs of reinsurers, the form and content of reports of financial condition required to be filed, reserves for losses and other matters. In general, such regulation is for the protection of the reinsureds and policyholders rather than investors.

In recent years, the U.S. insurance regulatory framework has come under increased federal scrutiny, and some state legislators have considered or enacted laws that may alter or increase state regulation of insurance and reinsurance companies and holding companies. Moreover, the NAIC, which is an association of the insurance commissioners of all 50 states and the District of Columbia, and state insurance regulators regularly reexamine existing laws and regulations.

Changes in the laws and regulations to which our insurance and reinsurance subsidiaries are subject or the interpretation of these laws and regulations could have a material adverse effect on our business or results of operations.

If PXRE Bermuda becomes subject to insurance statutes and regulations in jurisdictions other than Bermuda or there is a change to Bermuda law or regulations or application of Bermuda law or regulations, there could be a significant and negative impact on our business.

As a registered Bermuda Class 4 insurer, PXRE Bermuda is subject to regulation and supervision in Bermuda. Bermuda insurance statutes, regulations and policies of the BMA require PXRE Bermuda to, among other things:

  maintain a minimum level of capital, surplus and liquidity;

  satisfy solvency standards;

  restrict dividends and distributions;

  obtain prior approval of ownership and transfer of shares;

  appoint an approved loss reserve specialist;

  maintain a principal office and appoint and maintain a principal representative in Bermuda; and

  provide for the performance of certain periodic examinations of PXRE Bermuda and its financial condition.

In addition to the above, PXRE Bermuda has agreed to submit to additional regulatory oversight by the BMA effective March 12, 2007. Please refer to the section entitled “Business: Regulation-Bermuda” for a full discussion of this matter.

These statutes and regulations may, in effect, restrict our ability to write reinsurance policies, to distribute funds and to pursue our investment strategy.

We do not presently intend that PXRE Bermuda will be admitted to do business in any jurisdiction in the United States, the United Kingdom or elsewhere (other than Bermuda). However, we cannot assure you that insurance regulators in the United States, the United Kingdom or elsewhere will not review the activities of PXRE Bermuda, or related companies or its agents and claim that PXRE Bermuda is subject to such jurisdiction’s licensing requirements. If any such claim is successful and PXRE Bermuda must obtain a license, we may be subject to taxation in such jurisdiction. (In certain circumstances, PXRE may be subject to tax in a jurisdiction even if it is not licensed by such jurisdiction. See “Risks Related to Taxation.”) In addition PXRE Bermuda is subject to indirect regulatory requirements imposed by jurisdictions that may limit its ability to provide insurance or reinsurance. For example, PXRE Bermuda’s ability to write insurance or reinsurance may be subject, in certain cases, to arrangements satisfactory to applicable regulatory bodies. Proposed legislation and regulations may have the effect of imposing additional requirements upon, or restricting the market for, alien insurers or reinsurers with whom domestic companies place business.

Generally, Bermuda insurance statutes and regulations applicable to PXRE Bermuda are less restrictive than those that would be applicable if it were governed by the laws of any state in the United States. In the past, there have been congressional and other initiatives in the United States regarding proposals to supervise and regulate insurers domiciled outside the United States. If in the future PXRE Bermuda becomes subject to any insurance laws of the United States or any state thereof or of any other jurisdiction, we cannot assure you that PXRE Bermuda would be in compliance with those laws or that coming into compliance with those laws would not have a significant and negative effect on PXRE Bermuda’s business.

The process of obtaining licenses is very time consuming and costly, and we may not be able to become licensed in a jurisdiction other than Bermuda, should we choose to do so. The modification of the conduct of our business resulting from our becoming licensed in certain jurisdictions could significantly and negatively affect our business. In addition our inability to comply with insurance statutes and regulations could significantly and adversely affect our business by limiting our ability to conduct business as well as subjecting us to penalties and fines.

Because we are incorporated in Bermuda, we are subject to changes of Bermuda law and regulation that may have an adverse impact on our operations, including imposition of tax liability or increased regulatory supervision. In addition, we will be exposed to changes in the political environment in Bermuda. The Bermuda insurance and reinsurance regulatory framework recently has become subject to increased scrutiny in many jurisdictions, including in the United States and in various states within the United States. We cannot predict the future impact on our operations of changes in the laws and regulations to which we are or may become subject.

We may be unable to obtain extensions of work permits for our employees, which may cause our business to be adversely affected.

Under Bermuda law, non-Bermudians (other than spouses of Bermudians or holders of permanent residence certificates) may not engage in any gainful occupation in Bermuda without the specific permission of the appropriate government authority. The Bermuda government will issue a work permit for a specific period of time, which may be extended upon showing that, after proper public advertisements, no Bermudian (or spouse of a Bermudian or holder of a permanent residence certificate) is available who meets the minimum standards for the advertised position. The Bermuda government has a policy that limits the duration of work permits to six years, subject to certain exemptions for key employees. A significant number of our key officers, including our Chief Executive Officer, an executive vice president and key reinsurance underwriters are working in Bermuda under work permits that will expire over the next two years. The Bermuda government could refuse to extend these work permits. If any of our senior executive officers were not permitted to remain in Bermuda, our operations could be disrupted and our financial performance could be adversely affected.

Recent adverse events impacting our business that have led us to consider strategic alternatives could lead to regulatory inquiries and adoption of any course of action, including that contemplated under the Merger Agreement, that resulted in a change of control will require regulatory approval.

We have experienced material adverse events, including significant losses in 2005 and the downgrading of our ratings in February 2006. As a result, regulators having jurisdiction over one or more of our insurance subsidiaries could institute inquiries or proceedings against them. Any such regulatory action could impact our ability to write insurance business in some jurisdictions. In addition, the approval of insurance regulators would be required for the merger and its implementation or for the implementation of any other strategic alternatives that we may pursue, particularly any one involving a change of control of such subsidiaries. A significant delay or the denial of any required regulatory approval could negatively impact our ability to put into effect a strategic alternative that we consider beneficial to our business, which could have a material adverse impact on our results of operations and financial condition. In addition, this could have a material adverse effect on the market price of our securities.

Risks Related to an Investment in Our Common Shares

Our stock price and trading volume may be subject to significant fluctuations. Our stock price and trading volume may fluctuate in response to a number of events and factors, including:

  the results of the Board of Directors’ exploration of strategic alternatives and the implementation of, or failure to implement, the strategic alternative selected by the Board of Directors;

  potential shareholder litigation and regulatory investigations relating to the recent decline in our share price, ratings downgrade and catastrophe losses;

  natural catastrophes or other events that may impact or be perceived by investors as impacting the insurance industry, generally, and the reinsurance industry, in particular;

  quarterly variations in our operating results;

  changes in the market’s expectations about our future operating results;

  changes in financial estimates and recommendations by securities analysts concerning us or the reinsurance industry generally;

  operating and stock price performance of other companies that investors may deem comparable;

  news reports relating to our business and trends in our markets;

  changes in the laws and regulations affecting our business;

  acquisitions and financings by us or others in our industry; and

  sales or acquisitions of substantial amounts of our common stock by our directors and executive officers or principal shareholders, or the perception that such sales could occur.

In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance. These broad market fluctuations may materially adversely affect our stock price, regardless of our operating results.

We are a holding company and if our subsidiaries do not make dividend payments to us, we may not be able to pay dividends or other obligations.

We are a holding company with no operations or significant assets other than the capital stock of our subsidiaries. We effected an internal reorganization of our subsidiaries on March 15, 2005. The purpose of the reorganization was to consolidate all of our non-Bermudian subsidiaries under a newly formed holding company established in Ireland, PXRE Ireland. PXRE Ireland is a wholly owned subsidiary of PXRE Bermuda. In the reorganization, PXRE Reinsurance (Barbados) Ltd. distributed all of the common shares of PXRE Delaware to PXRE Bermuda. PXRE Bermuda then contributed the common shares of PXRE Delaware and the common shares of PXRE Europe to PXRE Ireland.

We rely primarily on cash dividends from PXRE Reinsurance, PXRE Ireland and PXRE Bermuda to pay our operating expenses, including debt service payments, shareholder dividends, if any, income taxes and other obligations that may arise from time to time. We expect future dividends and other permitted payments from these subsidiaries to be our principal source of funds to pay expenses and dividends. The payment of dividends by our reinsurance subsidiaries to us is limited under Bermuda law, Irish law and under certain insurance statutes of various U.S. states in which they are licensed to transact business. PXRE Reinsurance is subject to state regulatory restrictions that limit the maximum amount of annual dividends or other distributions, including loans or cash advances, available to stockholders without prior approval of the Insurance Commissioner of the State of Connecticut. As of January 1, 2007, PXRE Reinsurance cannot pay any dividends without the prior approval of the Insurance Commissioner of the State of Connecticut.

Bermuda insurance laws require PXRE Bermuda to maintain certain measures of solvency and liquidity, and further limit the amount by which we can reduce surplus without prior regulatory approval. Moreover, we have voluntarily agreed to further limitations on our ability to pay dividends without the prior consent of the BMA. Please refer to the section entitled “Business: Regulation-Bermuda” for a full discussion of this matter. Cash dividend payments to be made by us on our preferred shares and common shares or interest payments on our debt securities may also be affected by any inability to rely on payments from our subsidiaries.

Some aspects of our corporate structure and insurance regulations may discourage third-party takeovers and other transactions and may result in the entrenchment of incumbent management.

Under our bye-laws, subject to certain exceptions and to waiver by our board of directors on a case by case basis, no transfer of our shares is permitted if such transfer would result in a shareholder owning, directly or indirectly, more than 9.9% of the voting power of our outstanding shares, including our common shares, or more than 9.9% of the outstanding shares of any class of our share capital. Ownership is broadly defined in our bye-laws. We may refuse to register any such transfer on our share transfer records. A transferee will be permitted to promptly dispose of any of our shares purchased which violate the restriction and as to the transfer of which registration is refused.

Our bye-laws provide for a classified board of directors. The directors of the class elected at each annual general meeting hold office for a term of three years, with the term of each class expiring at successive annual general meetings of shareholders. Under our bye-laws, the vote of 66 2/3% of the outstanding shares entitled to vote and the approval of a majority of the board is required to amend bye-laws regarding appointment and removal of directors, remuneration, powers and duties of the board, indemnification of directors and officers, director’s interests and the procedures for amending bye-laws.

In the event that we become aware of a shareholder owning more than 9.9% of the voting power of our outstanding shares after a transfer of shares has been registered, our bye-laws provide that, subject to the same exceptions and waiver procedures, the voting rights with respect to our shares owned by any such shareholder will be limited to a voting power of 9.9%, subject only to the further limitation that no shareholder allocated any such voting rights may exceed the 9.9% limitation as a result of such limitation. The board of directors may waive this limitation, and has determined to waive this limitation with respect to Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P. (which, together with Capital Z Financial Services Fund II, L.P., we refer to as “Capital Z”) and certain of Capital Z’s affiliates.

In addition, our ownership of U.S. subsidiaries can, under applicable state insurance company laws and regulations, delay or impede a change of control of us. Under applicable insurance regulations, any proposed purchase of 10% or more of our voting securities would require the prior approval of the relevant insurance regulatory authorities.

The provisions described above may have the effect of making more difficult or discouraging unsolicited takeover bids from third parties. To the extent that these effects occur, shareholders could be deprived of opportunities to realize takeover premiums for their shares and the market price of their shares could be depressed. In addition, these provisions could also result in the entrenchment of incumbent management.

U.S. persons who own our common shares may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation.

The Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act which includes, where relevant, information on modifications thereto adopted pursuant to our bye-laws, applicable to us, which differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not discuss all aspects of Bermuda law that may be relevant to us and our shareholders.

Interested Directors.

Under Bermuda law and our bye-laws, a transaction entered into by us, in which a director has an interest, will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which that director has an interest following a declaration of the interest pursuant to the Companies Act provided that the director is not disqualified from doing so by the chairman of the meeting. Under Delaware law, such transaction would not be voidable if:

  the material facts as to such interested director’s relationship or interests were disclosed or were known to the   board of directors and the board of directors in good faith authorized the transaction by the affirmative vote of a majority of the disinterested directors;

  such material facts were disclosed or were known to the shareholders entitled to vote on such transaction and the transaction was specifically approved in good faith by vote of the majority of shares entitled to vote thereon; or

  the transaction was fair as to the corporation as of the time it was authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Certain Transactions with Significant Shareholders.

As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our board of directors but without obtaining prior approval from our shareholders. Amalgamations require the approval of the board of directors and, except in the case of amalgamations with and between wholly-owned subsidiaries, a resolution of shareholders approved by the affirmative vote of shareholders holding a majority of the voting power of the then outstanding shares entitled to vote. If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from shareholders holding at least two-thirds of our outstanding common stock not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes mergers and asset sales of greater than 10% of our assets that would otherwise be considered transactions in the ordinary course of business) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute.

Shareholders’ Suits.

The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where an act is alleged to be beyond our corporate power, is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in our right, against any director or officer for any act or failure to act in the performance of such director’s or officer’s duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers.

Under Bermuda law and our bye-laws, we may indemnify our directors, officers or any other person appointed to a committee of the board of directors (and their respective heirs, executors or administrators) to the full extent permitted by law against all actions, costs, charges, liabilities, loss, damage or expense incurred or sustained by such person by reason of any act done, concurred in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter in which any of such persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

Committees of the Board of Directors.

Our bye-laws provide, as permitted by Bermuda law, that the board of directors may delegate any of its powers to committees that the board appoints, and those committees may consist partly or entirely of non-directors. Delaware law allows the board of directors of a corporation to delegate many of its powers to committees, but those committees may consist only of directors.

Our shareholders may have difficulty effecting service of process on us or enforcing judgments against us in the United States.

We are incorporated pursuant to the laws of Bermuda and our business is based in Bermuda. In addition, certain of our directors and officers reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located in jurisdictions outside the United States. As such, we have been advised that there is doubt as to whether:

  a holder of our common shares would be able to enforce, in the courts of Bermuda, judgments of United States courts against persons who reside in Bermuda based upon the civil liability provisions of the United States federal securities laws;

  a holder of our common shares would be able to enforce, in the courts of Bermuda, judgments of United States courts based upon the civil liability provisions of the United States federal securities laws; and

  a holder of our common shares would be able to bring an original action in the Bermuda courts to enforce liabilities against us or our directors or officers, as well as our independent accountants, who reside outside the United States based solely upon United States federal securities laws.

Further, we have been advised that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of United States courts, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Because judgments of United States courts are not automatically enforceable in Bermuda, it may be difficult for our shareholders to recover against us based on such judgments.

The rights and protections afforded to the holders of our outstanding preferred shares could have a material negative impact on the holders of our common shares.

In April 2002, we privately placed Series A, Series B and Series C convertible preferred shares with several private equity investors. These investors have the right to nominate four directors for election to the board of directors, and were granted demand and other registration rights. These investors also have the ability to veto certain corporate actions being considered in the context of our review of strategic alternatives, including, among other things, (i) the sale or merger of the Company, (ii) the sale of more than 25% of the Company’s assets, (iii) the expansion into other lines of business, (iv) the payment of extraordinary dividends, and (v) the voluntary liquidation, dissolution or winding up of the Company.

The interest of the preferred share investors may differ materially from the interests of our common shareholders, and these investors could take actions or make decisions that are not in the best interests of our common shareholders.

In addition, the anti-dilution protections afforded to the preferred shareholders could have a material dilutive effect on our common shareholders. Each preferred share, in whole or in part, is convertible at any time at the option of the holder into convertible common shares for that series according to a formula set forth in the description of stock. The convertible common shares are, in turn, convertible into common shares on a one-for-one basis. The number of convertible common shares per preferred shares issuable upon any conversion will be determined by dividing a liquidation preference for the series equal to the aggregate original purchase price of the preferred shares plus accrued but unpaid dividends thereon, by the conversion price then in effect. The conversion price is subject to adjustment to avoid dilution in the event of recapitalization, reclassification, stock split, consolidation, merger, amalgamation or other similar event or an issuance of additional common shares in a private placement below the fair market value or in a registered public offering below 95% of fair market value or without consideration. In addition, the conversion price is subject to adjustment for certain loss and loss expense development on reserves for losses incurred on or before September 30, 2001 and for any liability or loss arising out of pending material litigation on December 10, 2001. As of March 12, 2007, the outstanding convertible common shares and preferred shares were ultimately convertible into 5.2 million common shares, or 6.7% of our outstanding common shares on a fully converted basis. However, because the conversion price for the preferred shares is subject to adjustment for a variety of reasons, including if we have certain types of adverse loss development, the number of our common shares into which the preferred shares are ultimately convertible and, accordingly, the amount of dilution experienced by our common shareholders, could increase.

Furthermore, upon conversion, sales of substantial amounts of common shares by these investors, or the perception that these sales could occur, could adversely affect the market price of the common shares, as well as our ability to raise additional capital in the public equity markets at a desirable time and price.

Risks Related to Taxation

We and our Bermuda subsidiaries may become subject to Bermuda taxes after 2016.

Bermuda currently imposes no income tax on corporations. We have obtained an assurance from the Bermuda Minister of Finance, under The Exempted Undertakings Tax Protection Act 1966 of Bermuda, that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to us or our Bermuda subsidiaries until March 28, 2016. We cannot assure you that we or our Bermuda subsidiaries will not be subject to any Bermuda tax after that date.

We and our non-U.S. subsidiaries may be subject to U.S. tax, which may have a material adverse effect on our financial condition and results of operation.

We and our non-U.S. subsidiaries have and intend to continue to operate our business in a manner that will not cause us to be treated as engaged in a trade or business in the United States (and, in the case of those non-U.S. companies qualifying for treaty protection, in a manner that will not cause us to be doing business through a permanent establishment in the United States) and, thus, we and our non-U.S. subsidiaries will not be subject to U.S. federal income taxes or branch profits tax (other than withholding taxes on certain U.S. source investment income and excise taxes on insurance or reinsurance premiums). However, because there is uncertainty as to the activities that constitute being engaged in a trade or business within the United States, and what constitutes a permanent establishment under the applicable tax treaties, there can be no assurances that the IRS will not contend successfully that we or a non-U.S. subsidiary of ours is engaged in a trade or business, or carrying on business through a permanent establishment, in the United States.

Dividends paid by PXRE Delaware to PXRE Ireland may not be eligible for benefits under the U.S.-Ireland income tax treaty.

PXRE Delaware is a Delaware corporation wholly owned by PXRE Ireland. Under U.S. federal income tax law, dividends paid by a U.S. corporation to a non-U.S. shareholder are generally subject to a 30% withholding tax, unless reduced by treaty. The income tax treaty between the Republic of Ireland and the United States (the “Irish Treaty”) reduces the rate of withholding tax on certain dividends to 5%. Were the IRS to contend successfully that PXRE Ireland is not eligible for benefits under the Irish Treaty, any dividends paid by PXRE Delaware to PXRE Ireland would be subject to the 30% withholding tax. Such a result could have a material adverse effect on our financial condition and results of operations.

If you acquire 10% or more of our shares and we or our non-U.S. subsidiaries are classified as a controlled foreign corporation (“CFC”), your taxes could increase.

Each United States person (as defined in Section 957(c) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) who (i) owns (directly, indirectly through foreign persons, or constructively by application of certain attribution rules (“constructively”)) 10% or more of the total combined voting power of all classes of stock of a foreign corporation at any time during a taxable year (such person, a “10% United States Shareholder”), and (ii) owns (directly or indirectly through foreign persons) shares of such foreign corporation on the last day of such taxable year, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed, if such foreign corporation has been a CFC for an uninterrupted period of 30 days or more during such taxable year. A foreign corporation is considered a CFC if 10% United States Shareholders own (directly, indirectly through foreign entities, or constructively) more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation or the total value of all stock of such corporation. For purposes of taking into account insurance income, a CFC also includes a foreign insurance company in which more than 25% of the total combined voting power of all classes of stock (or more than 25% of the total value of the stock) is owned (directly, indirectly or constructively) by 10% United States Shareholders, on any day during the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. We cannot assure you that we or our non-U.S. subsidiaries will not be classified as CFCs. We believe that because of the anticipated dispersion of our common share ownership, provisions in our organizational documents that limit voting power and other factors, no United States person who (i) owns our shares (directly, indirectly through one or more foreign entities or constructively), (ii) does not own (directly or indirectly through one or more foreign entities or constructively) our preferred shares and (iii) has not received a waiver from our board of directors of provisions in our organizational documents that limit voting power, should be treated as owning (directly, indirectly through foreign entities or constructively) 10% or more of the total voting power of all classes of our shares.

Due to the attribution provisions of the Code regarding determination of beneficial ownership, there is a risk that the IRS could assert that we or one or more of our non-U.S. subsidiaries are CFCs and that U.S. holders of our shares who own 10% or more of the value of our shares should be treated as owning 10% or more of the total voting power of us and/or our non-U.S. subsidiaries, notwithstanding the reduction of voting power discussed above.

If we or a non-U.S. subsidiary is determined to have “related person insurance income” (“RPII”), you may be subject to U.S. taxation on your pro rata share of such income.

If the RPII of any of our non-U.S. insurance subsidiaries were to equal or exceed 20% of such company’s gross insurance income in any taxable year and direct or indirect insureds (and persons related to such insureds) own, directly or indirectly through entities, 20% or more of our voting power or value, then a U.S. person who owns our shares (directly or indirectly through foreign entities) on the last day of the taxable year would be required to include in its income for U.S. federal income tax purposes such person’s pro rata share of such non-U.S. insurance subsidiary’s RPII for the entire taxable year, determined as if such RPII were distributed proportionately only to U.S. persons at that date regardless of whether such income is distributed. In addition, any RPII that is includible in the income of a U.S. tax-exempt organization may be treated as unrelated business taxable income. The amount of RPII earned by the non-U.S. insurance subsidiaries (generally, premium and related investment income from the direct or indirect insurance or reinsurance of any direct or indirect U.S. holder of common shares or any person related to such holder) will depend on a number of factors, including the geographic distribution of the non-U.S. insurance subsidiaries’ business and the identity of persons directly or indirectly insured or reinsured by the non-U.S. insurance subsidiaries. We believe that the gross RPII of each non-U.S. insurance subsidiary did not in prior years of operation and is not expected in the foreseeable future to equal or exceed 20% of such subsidiary’s gross insurance income. Additionally, we do not expect the direct or indirect insureds of our non-U.S. insurance subsidiaries (and persons related to such insureds) to directly or indirectly own 20% or more of either the voting power or value of our shares. No assurance can be given that this will be the case because some of the factors that determine the existence or extent of RPII may be beyond our knowledge and/or control.

The RPII rules provide that if a U.S. person disposes of shares in a foreign insurance corporation in which U.S. persons own 25% or more of the shares (even if the amount of RPII is less than 20% of the corporation’s gross insurance income and the ownership of its shares by direct or indirect insureds and related persons is less than the 20% threshold), any gain from the disposition will generally be treated as ordinary income to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (whether or not such earnings and profits are attributable to RPII). In addition, such U.S. person will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the U.S. person. These RPII rules should not apply to dispositions of our shares because we will not ourselves be directly engaged in the insurance business. The RPII provisions, however, have never been interpreted by the courts or the U.S. Treasury Department in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. The U.S. Treasury Department has authority to impose, among other things, additional reporting requirements with respect to RPII. Accordingly, the meaning of the RPII provisions and the application of those provisions to us and our non-U.S. subsidiaries are uncertain.

If we are classified as a passive foreign investment company (“PFIC”), your taxes would increase.

Although it is not anticipated that we will be classified as a PFIC for U.S. income tax purposes, if we are classified as a PFIC, it would have material adverse tax consequences for U.S. persons that directly or indirectly own our shares, including subjecting such U.S. persons to a greater tax liability than might otherwise apply and subjecting such U.S. persons to tax on amounts in advance of when tax would otherwise be imposed. There are currently no regulations regarding the application of the PFIC provisions to an insurance company. New regulations or pronouncements interpreting or clarifying these rules may be forthcoming. We cannot predict what impact, if any, such guidance would have on persons subject to U.S. federal income tax that directly or indirectly own our shares.

The reinsurance agreements between us and our U.S. subsidiaries may be subject to recharacterization or other adjustment for U.S. federal income tax purposes, which may have a material adverse effect on our financial condition and results of operations.

Under Section 845 of the Code, the IRS may allocate income, deductions, assets, reserves, credits and any other items related to a reinsurance agreement among certain related parties to the reinsurance agreement, recharacterize such items, or make any other adjustment, in order to reflect the proper source, character or amount of the items for each party. No regulations have been issued under Section 845 of the Code. Accordingly, the application of such provisions to us and our subsidiaries is uncertain and we cannot predict what impact, if any, such provisions may have on us and our subsidiaries.

Changes in U.S. federal income tax law could be retroactive and may subject us or our non-U.S. subsidiaries to U.S. federal income taxation.

The tax laws and interpretations regarding whether a company is engaged in a U.S. trade or business or whether a company is a CFC or PFIC or has RPII, are subject to change, possibly on a retroactive basis. There are currently no regulations regarding the application of the PFIC rules to an insurance company. Additionally, the regulations regarding RPII are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules will likely be forthcoming from the IRS. We are not able to predict if, when or in what form such guidance will be provided and whether such guidance will be applied on a retroactive basis.

If completed, our proposed merger with the Argonaut Group, Inc., may have adverse U.S. federal income tax consequences on us under certain circumstances.

Under recently enacted “inversion” rules, if a non-U.S. corporation acquires substantially all the assets of a U.S. corporation (including by acquiring the stock of the U.S. corporation) and if, after the acquisition, the shareholders of the U.S. corporation own at least 60 percent of the vote or value of the stock of the non-U.S. corporation, any income or gain recognized by the U.S. corporation on certain transfers of assets or licenses of property to related foreign persons may not be offset by net operating losses, foreign tax credits, or other tax attributes of the U.S. corporation . Based on the structure of the proposed merger transaction, these rules will apply to Argonaut.

In addition, the inversion rules provide that if, after the acquisition, the shareholders of the U.S. corporation own at least 80 percent of the vote or value of the stock of the non-U.S. corporation, the non-U.S. corporation will be treated as a United States corporation for tax purposes. If this rule applies following the merger with Argonaut, we would be subject to U.S. federal income tax on our worldwide income. Based on the structure of the proposed merger transaction, we believe that we will not be treated as a U.S. corporation taxable in the United States on its worldwide income. There can be no assurances , however, that the IRS will not contend successfully that we should be considered a U.S. corporation under the inversion rules.

Item 7A.

Investments

As of December 31, 2006, our investment portfolio, at fair value, was allocated 43.0% in fixed maturity debt instruments, 55.7% in short-term investments, 1.1% in hedge funds and 0.2% in other invested assets.

At December 31, 2006, 97.8% of the fair value of our fixed maturities and short-term investments portfolio was in obligations rated “A-” or better by Moody’s or S&P. Mortgage and asset-backed securities accounted for 25.1% of fixed maturities and short-term investments or 24.8% of our total investment portfolio based on fair value at December 31, 2006. The average yield to maturity of our fixed maturities and short-term investments at December 31, 2006 and 2005 was approximately 5.3% and 4.7%, respectively.

We had no direct investments in real estate or commercial mortgage loans as of December 31, 2006, other than $6.8 million of notes receivable and $1.0 million of an equity investment in a joint venture, Barr’s Bay Properties Limited, which owns the premises in which the Company’s Bermuda headquarters reside. These amounts are included in Other Assets. We may, however, invest in fixed maturities that are secured by commercial mortgages from time to time.

Fixed maturity investments, other than trading securities, are reported at fair value, with the net unrealized gain or loss, net of tax, reported in other comprehensive operations as a separate component of shareholders’ equity. Fixed maturity investments classified as trading securities are reported at fair value, with the net unrealized gain or loss reported as investment income. At December 31, 2006, an unrealized gain of $0.6 million (gain of 1 cent per share, after considering convertible preferred shares) was included in shareholders’ equity.

Short-term investments are carried at amortized cost, which approximates fair value. Our short-term investments, principally corporate securities, treasury bills and agency securities, amounted to $671.2 million at December 31, 2006, compared to $261.1 million at December 31, 2005 reflecting the re-deployment of securities following the downgrades in PXRE’s ratings in February 2006, in order to have sufficient liquidity to meet the currently foreseen needs of PXRE’s counterparties.

A significant component of our investment strategy has been investing a portion of our invested assets in a diversified portfolio of hedge funds. At December 31, 2006, total hedge fund investments amounted to $12.8 million, representing 1.1% of the total investment portfolio. At December 31, 2005, total hedge fund investments amounted to $148.2 million, representing 9.0% of the total investment portfolio. In 2006, our hedge funds earned a return of 9.1% as compared to 8.5% in 2005. As noted above, the Company executed redemption orders for all of its hedge funds during the first quarter of 2006.

Our hedge fund managers invest in a variety of markets utilizing a variety of strategies, generally through the medium of private investment companies or other entities. Generally, our hedge fund managers may be compensated on terms that may include fixed and/or performance-based fees or profit participations.

Through our hedge fund managers, we may invest or trade in any securities or instruments including, but not limited to, U.S. and non-U.S. equities and equity-related instruments, currencies, commodities and fixed-income and other debt-related instruments and derivative instruments. Hedge fund managers may use both over-the-counter and exchange traded instruments (including derivative instruments such as swaps, futures and forward agreements), trade on margin and engage in short sales. Substantially all hedge fund managers are expected to employ leverage, to varying degrees, which magnifies both the potential for gain and the exposure to loss, which may be substantial. Leverage may be obtained through margin arrangements, as well as repurchase, reverse repurchase, securities lending and other techniques. Trades may be on or off exchanges and may be in thinly traded securities or instruments, which creates the risk that attempted purchases or sales may adversely affect the price of a particular investment or its liquidation and may increase the difficulty of valuing particular positions.

While we seek capital appreciation with respect to our hedge fund investments, we are also concerned with preservation of capital. Therefore, our hedge fund portfolio is designed to take advantage of broad market opportunities and diversify risk. Nevertheless, our investment policies with respect to our hedge fund investments generally do not restrict us from participating in particular markets, strategies or investments.

Mariner, as investment advisor, allocates assets to the hedge fund managers. Mariner monitors hedge fund performance and periodically reallocates assets in its discretion. Mariner is familiar with a number of hedge fund investment strategies utilized by our hedge fund managers. Mariner has invested in some of these strategies and has a varying level of knowledge of others.

As of December 31, 2006, our investment portfolio also included $2.4 million of other invested assets in two mezzanine bond funds. The remaining aggregate cash call commitments in respect of such investments are $0.2 million.

Hedge funds and other limited partnership investments are accounted for under the equity method. Total investment income for the year ended December 31, 2006, included $6.5 million attributable to hedge funds and other investments.

Our hedge fund and other privately held securities program should be viewed as exposing us to the risk of substantial losses, which we historically sought to reduce through our multi-asset and multi-management strategy. There can be no assurance, however, that this strategy will prove to be successful.

Market Risk

We are exposed to certain market risks, including interest rate and credit risks. The potential for losses exists from changes in interest rates with respect to our investments and borrowings. We are exposed to potential losses from changes in probability of default with respect to our investments. We believe our exposure to foreign exchange risk is not material with respect to our fixed income portfolio.

One of our risk management strategies is to bear market risks that do not correlate with underwriting risks, and limit our exposure to market risks that may prevent us from servicing our insurance obligations. Our Board of Directors approves investment guidelines and the selection of external investment advisors who manage our portfolios. The investment managers make tactical investment decisions within the established guidelines. Management monitors the external advisors through written reports that are reviewed and approved by our Board of Directors or committee thereof. Management also manages diversification strategies across the portfolios in order to limit our potential loss from any single market risk. The performance and risk profiles of the portfolio are reported in various forms throughout the fiscal year to management, our Board of Directors, regulators, and to shareholders.

Our investment portfolio is summarized in Item 1, Business, Item 15, Notes to the Financial Statements and in this Item 7A under the heading “Investments.”

Interest Rate Risk

Our principal fixed maturity market risk exposure is to changes in U.S. interest rates. Changes in interest rates may affect the fair value of our fixed maturity portfolio and subordinated debt. Our holdings subject us to exposures in the treasury, municipal, and various asset-backed sectors. These sectors consist primarily of investment grade securities whose fair value is subject to interest rate, credit, prepayment and extension risk. All fixed maturity investment positions are net long with no “short” or derivative positions.

We believe that reinsurance recoverables and payables do not expose us to significant interest rate risk and are excluded from the analysis below.

In order to measure our exposure to changes in interest rates a sensitivity analysis was performed. Potential loss is measured as a change in fair value, net of applicable taxes. The fair value of the fixed maturity and short-term investment portfolios and subordinated debt at year-end were remeasured from the fair values reported in the financial statements assuming a 100 basis point increase in interest rates using various analytics and models. The potential loss in fair value measured as a proportion of total shareholders’ equity, due to interest rate exposure was estimated at 2.0% at December 31, 2006 and 3.0% at December 31, 2005. The potential loss decreased due to a shift to shorter-duration investments and a reduction in the size of the overall investment portfolio relative to total shareholders’ equity. Should such interest rate increase occur, only the decline in fair value of our fixed maturity investments would be recorded in our consolidated balance sheet; the decrease in the fair value of the subordinated debt would not be recognized.

The estimated potential loss includes declines in the fair value related to prepayment risk associated with the mortgage-related securities. The mortgage sector represents 21.9% of our portfolio of fixed maturities and short-term investments at December 31, 2006. The estimate assumes a similar change in fair value across security sectors with no adjustment for change in value due to credit risk.

Credit Risk

As of December 31, 2006, 98.7% of our investment portfolio, at fair value, consisted of fixed maturities and short-term investments. At December 31, 2006, 97.8% of the fair value of our fixed maturities and short-term investment portfolio was in obligations rated “A-” or better by Moody’s or S&P. With respect to diversification, at December 31, 2006 we own 320 individual fixed maturity investments. Non-agency mortgage and asset-backed securities accounted for 13.9% of our investment portfolio based on fair value at December 31, 2006. At December 31, 2006, we had $3.1 million at fair value of privately held fixed maturities that are not traded on a recognized exchange.

Foreign Exchange Risk

Our exposure to foreign exchange risk from our foreign denominated securities is not material. Only a small portion of our investment portfolio is denominated in currencies other than U.S. dollars. Additionally, the carrying value of certain receivables and payables denominated in foreign currencies are carried at fair value. For these reasons, these items have been excluded from the market risk disclosure. We may, however, be exposed to material foreign exchange risks in the event that a significant non-U.S. catastrophe event occurs.

Equity Price Risk

We are not materially exposed to equity price risk other than through our hedge fund investments.

Diversification Benefit

Our risk management strategy includes investments that are expected to reflect offsetting changes in fair value in response to various changes in market risks.

Item 8. Financial Statements and Supplementary Data

The following financial statements are filed as part of this Form 10-K:

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable

Item 9A. Controls and Procedures

(a) Evaluation of Disclosure Controls and Procedures

PXRE’s management, with the participation of our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures as of the end of the period covered by this report were designed and functioning effectively to provide reasonable assurance that the information required to be disclosed by us in reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. We believe that a controls system, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the controls system are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected.

Management’s Report on Internal Control Over Financial Reporting

PXRE’s management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f). Under the supervision and with the participation of PXRE’s management, including PXRE’s Chief Executive Officer and Chief Financial Officer, PXRE conducted an evaluation of the effectiveness of PXRE’s internal control over financial reporting based on the framework in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on PXRE’s evaluation under the framework in Internal Control – Integrated Framework, PXRE’s management concluded that our internal control over financial reporting was effective as of December 31, 2006. PXRE’s management’s assessment of the effectiveness of PXRE’s internal control over financial reporting as of December 31, 2006 has been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report which is included herein.

Item 9B. Other Information

Not applicable

PART III

Item 10. Directors, Executive Officers and Corporate Governance

The information required by this item is incorporated by reference from a definitive proxy statement that will be filed with the Securities and Exchange Commission not later than 120 days after the close of the year ended December 31, 2006 pursuant to Regulation 14A.

Item 11. Executive Compensation

The information required by this item is incorporated by reference from a definitive proxy statement that will be filed with the Securities and Exchange Commission not later than 120 days after the close of the year ended December 31, 2006 pursuant to Regulation 14A.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by this item is incorporated by reference from a definitive proxy statement that will be filed with the Securities and Exchange Commission not later than 120 days after the close of the year ended December 31, 2006 pursuant to Regulation 14A.

Item 13. Certain Relationships and Related Transactions and Director Independence

The information required by this item is incorporated by reference from a definitive proxy statement that will be filed with the Securities and Exchange Commission not later than 120 days after the close of the year ended December 31, 2006 pursuant to Regulation 14A.

Item 14. Principal Accountants’ Fees and Services

The information required by this item is incorporated by reference from a definitive proxy statement that will be filed with the Securities and Exchange Commission not later than 120 days after the close of the year ended December 31, 2006 pursuant to Regulation 14A.

PART IV

Item 15. Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this Form 10-K:
	(1)	Financial Statements.

(2)	Financial Statements Schedules.

Page
Schedule I – Summary of Investments (The information required by this Schedule is presented in the
financial statements and the notes thereto included in this Form 10-K.)	-

Schedule II – Condensed Financial Information of Registrant	F-36

Schedule III – Supplementary Insurance Information	F-37

Schedule IV – Reinsurance (The information required by this Schedule is presented in the financial
statements and the notes thereto included in this Form 10-K.)	-

Schedule V – Valuation and Qualifying Accounts and Reserves	F-38

Schedule VI – Supplementary Information Concerning Property/Casualty Insurance Operations	F-39

Consent of Independent Registered Public Accounting Firm	F-40

All other financial statement schedules have been omitted as inapplicable.

(3)	Exhibits.

A list of exhibits required to be filed as a part of this report is set forth in the Exhibit Index of this Form 10-K, which immediately precedes such exhibits, and is incorporated herein by reference.

(b)	Exhibits

See Item 15(a)(3) above.

(d)	Financial Statements

See Item 15(a)(2) above.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, PXRE Group Ltd. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PXRE GROUP LTD.

By:	/s/ Jeffrey L. Radke
Jeffrey L. Radke
Its President and Chief Executive Officer
Date:	March 16, 2007

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of PXRE Group Ltd. and in the capacity and on the dates indicated:

By:	/s/	Jeffrey L. Radke	By:	/s/	Robert P. Myron
		Jeffrey L. Radke			Robert P. Myron
		President and Chief Executive Officer			Executive Vice President, Chief
		(Principal Executive Officer)			Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

Date:		March 16, 2007	Date:		March 16, 2007

*By:	/s/	Gerald L. Radke	*By:	/s/	F. Sedgwick Browne
		Gerald L. Radke			F. Sedgwick Browne
		Director			Director

Date:		March 13, 2007	Date:		March 13, 2007

*By:	/s/	Bradley E. Cooper	*By:	/s/	Craig A. Huff
		Bradley E. Cooper			Craig A. Huff
		Director			Director

Date:		March 13, 2007	Date:		March 13, 2007

*By:	/s/	Mural R. Josephson	*By:	/s/	Jonathon Kelly
		Mural R. Josephson			Jonathon Kelly
		Director			Director

Date:		March 13, 2007	Date:		March 13, 2007

*By:	/s/	Wendy Luscombe	*By:	/s/	Philip R. McLoughlin
		Wendy Luscombe			Philip R. McLoughlin
		Director			Director

Date:		March 13, 2007	Date:		March 13, 2007

*By /s/	Jeffrey L. Radke
Jeffrey L. Radke
Attorney-in-Fact

Management’s Report on Internal Control Over Financial Reporting

To the Board of Directors and Shareholders
PXRE Group Ltd.:

PXRE’s management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f). Under the supervision and with the participation of PXRE’s management, including PXRE’s Chief Executive Officer and Chief Financial Officer, PXRE conducted an evaluation of the effectiveness of PXRE’s internal control over financial reporting based on the framework in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on PXRE’s evaluation under the framework in Internal Control – Integrated Framework, PXRE’s management concluded that our internal control over financial reporting was effective as of December 31, 2006. PXRE’s management’s assessment of the effectiveness of PXRE’s internal control over financial reporting as of December 31, 2006 has been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report which is included herein.

/s/ Jeffrey L. Radke	/s/ Robert P. Myron
Jeffrey L. Radke	Robert P. Myron
President and Chief Executive Officer	Executive Vice President, Chief
Financial Officer and Treasurer

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
PXRE Group Ltd.:

We have audited management's assessment, included in the accompanying Management Report on Internal Control Over Financial Reporting, that PXRE Group Ltd. (the “Company”) maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). PXRE Group Ltd.'s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assessment that PXRE Group Ltd. maintained effective internal control over financial reporting as of December 31, 2006, is fairly stated, in all material respects, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also, in our opinion, PXRE Group Ltd. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of PXRE Group Ltd., and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and our report dated March 16, 2007, expressed an unqualified opinion on those consolidated financial statements.

/s/ KPMG LLP
New York, New York
March 16, 2007

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
PXRE Group Ltd.:

We have audited the accompanying consolidated balance sheets of PXRE Group Ltd., and subsidiaries (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006. In connection with our audits of the consolidated financial statements, we also have audited financial statement schedules listed in Item 15 (a) (2) of this Form 10-K. These consolidated financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PXRE Group Ltd. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of PXRE Group Ltd.’s internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 16, 2007, expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.

/s/ KPMG LLP
New York, New York
March 16, 2007

PXRE	Consolidated Balance Sheets
Group	(Dollars in thousands, except par value per share)
Ltd.

	December 31,
	2006	2005
Assets
Investments:
Fixed maturities, at fair value:
Available-for-sale (amortized cost $502,307 and $1,212,299, respectively)	$502,254	$1,208,248
Trading (cost $14,794 and $28,225, respectively)	15,497	25,796
Short-term investments, at fair value	671,197	261,076
Hedge funds, at fair value (cost $11,583 and $132,690, respectively)	12,766	148,230
Other invested assets, at fair value (cost $1,717 and $2,806, respectively)	2,427	3,142

Total investments	1,204,141	1,646,492
Cash	12,251	14,504
Accrued investment income	3,830	10,809
Premiums receivable, net	93,325	217,446
Other receivables	7,321	17,000
Reinsurance recoverable on paid losses	3,324	4,223
Reinsurance recoverable on unpaid losses	35,327	107,655
Ceded unearned premiums	—	1,379
Deferred acquisition costs	8	5,487
Income tax recoverable	—	6,295
Other assets	41,816	84,757

Total assets	$1,401,343	$2,116,047

Liabilities
Losses and loss expenses	$603,241	$1,320,126
Unearned premiums	113	32,512
Subordinated debt	167,089	167,081
Reinsurance balances payable	34,649	30,244
Deposit liabilities	54,425	68,270
Income tax payable	597	—
Other liabilities	44,462	32,496

Total liabilities	904,576	1,650,729

Shareholders’ Equity
Serial convertible preferred shares, $1.00 par value, $10,000 stated value — 30 million shares
authorized, 0.01 million and 0.01 million shares issued and outstanding, respectively	58,132	58,132
Common shares, $1.00 par value — 350 million shares authorized, 72.4 million and 72.3 million
shares issued and outstanding, respectively	72,351	72,281
Additional paid-in capital	873,142	875,224
Accumulated other comprehensive loss	(100)	(5,468)
Accumulated deficit	(503,711)	(527,349)
Restricted shares at cost (0.4 million and 0.5 million shares, respectively)	(3,047)	(7,502)

Total shareholders’ equity	496,767	465,318

Total liabilities and shareholders’ equity	$1,401,343	$2,116,047

The accompanying notes are an integral part of these statements.

PXRE	Consolidated Statements of Operations and Comprehensive Operations
Group Ltd.	(Dollars in thousands, except per share amounts)

	Year Ended December 31,
	2006	2005	2004
Revenues
Net premiums earned	$84,529	$388,324	$308,072
Net investment income	60,654	45,292	26,178
Net realized investment losses	(7,809)	(14,736)	(150)
Fee income	428	941	1,785
	137,802	419,821	335,885
Losses and Expenses
Losses and loss expenses incurred	12,443	1,011,523	226,347
Commission and brokerage	19,126	49,900	36,111
Other reinsurance related expense	17,862	936	—
Operating expenses	43,373	36,208	41,293
Foreign exchange losses (gains)	1,444	(1,547)	80
Interest expense	14,455	14,452	14,389

	108,703	1,111,472	318,220

Income (loss) before income taxes, cumulative effect of accounting change and
convertible preferred share dividends	29,099	(691,651)	17,665
Income tax provision (benefit)	597	5,907	(6,234)

Income (loss) before cumulative effect of accounting change and convertible
preferred share dividends	28,502	(697,558)	23,899
Cumulative effect of accounting change, net of $0.2 million tax benefit	—	—	(1,053)

Net income (loss) before convertible preferred share dividends	$28,502	$(697,558)	$22,846

Convertible preferred share dividends	4,864	7,040	14,018
Net income (loss) to common shareholders	$23,638	$(704,598)	$8,828

Comprehensive Operations, Net of Tax
Net income (loss) before convertible preferred share dividends	$28,502	$(697,558)	$22,846
Net change in unrealized depreciation on investments	(3,929)	(12,061)	(5,465)
Reclassification adjustments for losses included in net income (loss)	7,996	12,164	247
Minimum additional pension liability	1,970	(716)	(1,329)

Comprehensive income (loss)	$34,539	$(698,171)	$16,299

Per Share
Basic:
Income (loss) before cumulative effect of accounting change and convertible
preferred share dividends	$0.40	$(21.43)	$1.65
Cumulative effect of accounting change	$—	$—	$(0.07)
Net income (loss) to common shareholders	$0.33	$(21.65)	$0.61

Average shares outstanding (000’s)	71,954	32,541	14,433

Diluted:
Net income (loss) before cumulative effect of accounting change and convertible
preferred share dividends(1)	$0.40	$(21.65)	$1.59
Cumulative effect of accounting change	$—	$—	$(0.07)
Net income (loss) (1)	$0.33	$(21.65)	$0.59

Average shares outstanding (000’s) (1)	71,959	32,541	14,989

(1) See Note 10, Earnings Per Share for changes under SEC's Staff Accounting Bulletin No 108

The accompanying notes are an integral part of these statements.

PXRE	Consolidated Statements of Shareholders’ Equity
Group Ltd.	(Dollars in thousands)

	Years Ended December 31, 2006, 2005 and 2004
				Accumulated	Retained
	Convertible		Additional	Other	Earnings/		Total
	Preferred	Common	Paid-in	Comprehensive	(Accumulated	Restricted	Shareholders’
	Shares	Shares	Capital	Operations	Deficit)	Shares	Equity
Balance at December 31, 2003	$172,190	$13,277	$192,078	$1,692	$188,670	$(3,391)	$564,516
Net income before convertible
preferred share dividends					22,846		22,846
Unrealized depreciation on
investments, net				(5,218)			(5,218)
Minimum additional pension liability,
net				(1,329)			(1,329)
Conversion of convertible preferred
shares	(22,337)						(22,337)
Issuance of common shares		7,192	137,331				144,523
Repurchase/cancellation of common
shares			(1,254)				(1,254)
Issuance of restricted shares						(7,291)	(7,291)
Amortization of restricted shares						3,941	3,941
Dividends to convertible preferred
shareholders	14,018				(14,018)		—
Dividends to common shareholders					(3,417)		(3,417)
Tax effect of stock options exercised			1,575				1,575
Balance at December 31, 2004	163,871	20,469	329,730	(4,855)	194,081	(6,741)	696,555
Net loss before convertible preferred
share dividends					(697,558)		(697,558)
Unrealized appreciation on
investments				103			103
Minimum additional pension liability				(716)			(716)
Conversion of convertible preferred
shares	(109,108)						(109,108)
Issuance of common shares		51,812	546,580				598,392
Repurchase/cancellation of common
shares			(2,150)				(2,150)
Issuance of restricted shares						(4,566)	(4,566)
Amortization of restricted shares						3,805	3,805
Dividends to convertible preferred
shareholders	3,369				(7,040)		(3,671)
Dividends to common shareholders					(16,832)		(16,832)
Tax effect of stock options exercised			1,064				1,064
Balance at December 31, 2005	58,132	72,281	875,224	(5,468)	(527,349)	(7,502)	465,318
Net income before convertible
preferred share dividends					28,502		28,502
Unrealized appreciation on
investments				4,067			4,067
Minimum additional pension liability				1,970			1,970
Incremental effect of applying FAS
158				(669)			(669)
Issuance of common shares		70	583				653
Repurchase/cancellation of common
shares			(3,088)				(3,088)
Cancellation of restricted shares, net						2,376	2,376
Amortization of restricted shares						2,079	2,079
Amortization of share options			423				423
Dividends to convertible preferred
shareholders					(4,864)		(4,864)
Balance at December 31, 2006	$58,132	$72,351	$873,142	$(100)	$(503,711)	$(3,047)	$496,767

The accompanying notes are an integral part of these statements.

PXRE	Consolidated Statements of Cash Flows
Group Ltd.	(Dollars in thousands)

	Year Ended December 31,
	2006	2005	2004
Cash Flows from Operating Activities
Premiums collected, net of reinsurance	$182,035	$301,982	$253,361
Losses and loss adjustment expenses paid, net of reinsurance	(620,947)	(229,295)	(123,698)
Commission and brokerage paid, net of fee income	(7,154)	(28,727)	(56,518)
Operating expenses paid	(45,967)	(31,666)	(38,189)
Net investment income received	57,180	37,788	15,894
Interest paid	(14,338)	(14,338)	(15,138)
Income taxes recovered (paid)	6,295	18,328	(6,271)
Trading portfolio purchased	(38,392)	(17,685)	—
Trading portfolio disposed	50,139	3,369	6,965
Deposit paid	(13,845)	(3,873)	(8,440)
Other	10,747	(8,608)	17,361
Net cash (used) provided by operating activities	(434,247)	27,275	45,327
Cash Flows from Investing Activities
Fixed maturities available for sale purchased	(90,510)	(733,076)	(496,986)
Fixed maturities available for sale disposed or matured	794,485	209,763	405,393
Hedge funds purchased	(4,000)	(129,388)	(13,123)
Hedge funds disposed	145,097	123,219	15,149
Other invested assets purchased	(35)	—	—
Other invested assets disposed	1,577	3,738	4,417
Net change in short-term investments	(410,121)	35,242	(120,547)
Receivable for securities	—	—	24
Payable for securities	—	—	(18)
Net cash provided (used) by investing activities	436,493	(490,502)	(205,691)
Cash Flows from Financing Activities
Proceeds from issuance of common shares	628	483,169	114,701
Cash dividends paid to common shareholders	—	(16,832)	(3,417)
Cash dividends paid to preferred shareholders	(4,864)	(3,671)	—
Cost of shares repurchased	(263)	(603)	(1,060)
Net cash (used) provided by financing activities	(4,499)	462,063	110,224
Net change in cash	(2,253)	(1,164)	(50,140)
Cash, beginning of year	14,504	15,668	65,808
Cash, end of year	$12,251	$14,504	$15,668
Reconciliation of net income (loss) to net cash provided by operating activities:
Net income (loss) before convertible preferred share dividends	$28,502	$(697,558)	$22,846
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Losses and loss expenses	(716,885)	860,041	9,449
Unearned premiums	(31,020)	18,681	1,340
Deferred acquisition costs	5,479	(3,742)	750
Receivables	133,800	(106,015)	(18,258)
Reinsurance balances payable	4,405	19,307	(42,436)
Reinsurance recoverable	73,228	(42,661)	93,201
Income taxes	6,892	24,507	(12,787)
Equity in earnings of limited partnerships	(6,460)	(13,000)	(10,744)
Trading portfolio purchased	(38,392)	(17,685)	—
Trading portfolio disposed	50,139	3,369	6,965
Deposit liability	(13,845)	(3,873)	(8,440)
Receivable on commutation	35,154	(35,154)	—
Other	34,756	21,058	3,441
Net cash (used) provided by operating activities	$(434,247)	$27,275	$45,327

The accompanying notes are an integral part of these statements.

PXRE	Notes to Consolidated Financial Statements
Group Ltd.	Years Ended December 31, 2006, 2005 and 2004

1. Organization

PXRE Group Ltd. (the “Company” or collectively with its subsidiaries, “PXRE”) is an insurance holding company organized in Bermuda. PXRE provides reinsurance products and services to a worldwide marketplace through its subsidiary operations located in Bermuda, Europe and the United States. PXRE’s primary focus is providing property catastrophe reinsurance and retrocessional coverage. PXRE also provides marine, aviation and aerospace products and services. In February 2006, the Company’s counterparty credit and financial strength ratings were downgraded by three rating agencies, after which the Company withdrew such ratings. Subsequent to the Company’s ratings downgrades and through to December 31, 2006, PXRE did not renew any of its reinsurance contracts that expired, nor did PXRE write any new reinsurance contracts and therefore exposures decreased compared to the prior year.

2. Significant Accounting Policies

     Basis of Presentation and Consolidation

The consolidated financial statements have been prepared in U.S. dollars in conformity with U.S. generally accepted accounting principles (“GAAP”). These statements reflect the consolidated operations of the Company and its wholly owned subsidiaries, including PXRE Reinsurance Ltd. (“PXRE Bermuda”), PXRE Corporation (“PXRE Delaware”), PXRE Reinsurance Company (“PXRE Reinsurance”), PXRE Solutions S.A. (“PXRE Europe”), PXRE Holding (Ireland) Limited (“PXRE Ireland”) and PXRE Reinsurance (Barbados) Ltd. (“PXRE Barbados”). All intercompany transactions have been eliminated in preparing these consolidated financial statements.

GAAP requires management to make estimates and assumptions that affect (i) the reported amount of assets and liabilities; (ii) the disclosure of contingent assets and liabilities at the date of the financial statements; and (iii) the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates which are significant include estimation of losses and loss expenses, estimation and recognition of premiums, valuation of investments and valuation of deferred tax assets.

     Premiums Assumed and Ceded

Premiums on assumed and ceded reinsurance business are recorded as earned evenly over the contract period based on estimated subject premiums. Adjustments based on actual subject premiums are recorded in the period in which they are determined. The portion of assumed and ceded premiums written relating to unexpired coverages at the end of the period is recorded as unearned premiums and ceded unearned premiums, respectively.

Assumed reinstatement premiums that reinstate coverage are written and earned at the time the associated loss event occurs. The original premium is earned over the remaining exposure period of the contract. Reinstatement premiums are estimated based upon contract terms for reported losses and estimated for incurred but not reported losses (“IBNR”). Certain of our ceded reinsurance contracts include additional premiums with provisions that adjust premiums based upon the loss experience under the contracts. For these contracts, additional premiums are written and earned following the loss event after considering the remaining coverage.

Assumed reinsurance and retrocessional contracts that do not both transfer significant insurance risk and result in the reasonable possibility that PXRE or its retrocessionaires may realize a significant loss from the insurance risk assumed are accounted for as deposits with interest income or expense credited or charged to the contract deposits and included in net investment income or fee income. These contract deposits are included in “Other assets” and “Deposit liabilities” in the Consolidated Balance Sheets.

     Deferred Acquisition Costs

Acquisition costs consist primarily of commission and brokerage expenses incurred in connection with contract issuance, net of acquisition costs ceded and fee income. These costs are deferred and amortized to income over the period in which the related premiums are earned. Deferred acquisition costs are reviewed to determine that they do not exceed recoverable amounts, after considering investment income.

     Fee Income

Fee income is recorded as earned evenly over the contract period under various arrangements whereby PXRE acts as underwriting manager for other insurers and reinsurers. These fees are initially based on premium volume, but are adjusted in some cases through contingent profit commissions related to underwriting results. In addition, fees are earned from certain finite contracts accounted for as deposits.

     Losses and Loss Expenses

A reserve for losses and loss expenses is established equal to an amount estimated to settle ultimate incurred losses. The reserve for losses and loss expenses includes an estimate of individual case reserves for reported losses for known events and an estimate of incurred but not reported losses. Individual case reserve estimates are initially based on loss reports received from third parties. The reserve for incurred but not reported losses consists of a provision for additional development in excess of the case reserves reported by ceding companies and a provision for claims which have occurred but which have not yet been reported to PXRE and is based on actuarial methods. For certain catastrophic events there is considerable uncertainty underlying the assumptions used to estimate the reserve for losses and loss expenses. Accordingly, ultimate losses and loss expenses may vary materially from the amounts provided in the consolidated financial statements. These estimates are reviewed regularly, and as experience develops and new information becomes known the reserves are adjusted as necessary. Such adjustments, if any, are recorded in the Consolidated Statements of Operations and Comprehensive Operations in the period in which they become known.

Reinsurance recoverables on paid and unpaid losses are reported as assets. Reinsurance recoverable on paid losses represents amounts recoverable from retrocessionaires at the end of the period for assumed losses previously paid. Reinsurance recoverables are recognized in a manner consistent with the underlying loss and loss expense reserve. Provisions are established for all reinsurance recoveries that are considered doubtful.

Liabilities on assumed retroactive reinsurance contracts are established for the estimated loss PXRE ultimately expects to pay out. If such losses are greater than the related assumed earned premium, a deferred charge is recorded and included in “Other assets” in the Consolidated Balance Sheets. Reinsurance recoverables on ceded retroactive reinsurance contracts are recorded for the estimated recovery that PXRE ultimately expects to receive. If such recoverables are greater than the related ceded earned premium, a deferred gain is recorded and included in “Other liabilities” in the Consolidated Balance Sheets. The deferred charge or gain is amortized over the estimated remaining settlement periods using the interest method. When changes in the amount or the timing of payments on retroactive balances occur, a cumulative amortization adjustment is recognized in earnings in the period of the change.

     Derivative Instruments

One ceded contract entered into by PXRE has been determined to be a derivative and is therefore recorded at fair value with the change in fair value reported in “Other reinsurance related expense” in the Consolidated Statements of Operations and Comprehensive Operations.

     Investments

Fixed maturity investments are considered available-for-sale or trading and are reported at fair value. Fixed maturity investments are stated at fair value as determined by the quoted market price of these securities as provided by either independent pricing services or, when such prices are not available, by reference to broker or underwriter bid indications. Unrealized gains and losses associated with the available-for-sale portfolio, as a result of temporary changes in fair value during the period such investments are held, are reflected net of income taxes and reported in other comprehensive operations as a separate component of shareholders’ equity. Unrealized losses associated with the available-for-sale portfolio that are deemed other than temporary are charged to operations in the period they are determined. Unrealized gains and losses associated with the trading portfolio are recognized in net investment income.

Short-term investments, which have an original maturity of one year or less, are carried at amortized cost, which approximates fair value.

Investments in limited partnership hedge funds and other limited partnerships are reported under the equity method, which includes the cost of the investment and subsequent proportional share of the partnership earnings. Under the equity method, earnings are recorded in net investment income.

Realized gains or losses on disposition of investments are determined on the basis of specific identification. The amortization of premiums and accretion of discounts for fixed maturity investments are computed utilizing the interest method. The effective yield under the interest method is adjusted for anticipated prepayments and extensions. Such adjustments, if any, are included in net investment income in the period in which they are determined.

     Fair Value of Financial Instruments

Fair values of certain assets and liabilities are based on published market values, if available, or estimates based upon fair values of similar issues. Fair values are reported in Notes 4 and 5.

The fair value of other assets and other liabilities approximates their carrying value due to their relative short term nature. The estimates of fair value are subjective in nature and are not necessarily indicative of the amounts that PXRE would actually realize in a current market exchange. However, any differences would not be expected to be material. Certain financial instruments such as insurance contracts are excluded from fair value disclosure; therefore the total fair value amounts cannot be aggregated to determine the underlying economic value of PXRE.

     Debt Issuance Costs

Debt issuance costs of $4.5 million associated with the issuance of the $103.1 million 8.85% PXRE Capital Trust Pass-through Securities (trust preferred securities), the $18.0 million 7.35% PXRE Capital Statutory Trust II trust preferred securities, the $15.5 million 9.75% PXRE Capital Trust III trust preferred securities, the $20.6 million 7.70% PXRE Capital Statutory Trust V trust preferred securities, and the $10.3 million 7.58% PXRE Capital Trust VI trust preferred securities are being amortized over the term of the related outstanding debt using the interest method.

     Foreign Exchange

Foreign currency monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Resulting foreign exchange gains and losses are reflected in operations for the period.

     Federal Income Taxes

Deferred tax assets and liabilities reflect the expected future tax consequences of temporary differences between carrying amounts and the tax bases of PXRE’s assets and liabilities.

Management has reviewed PXRE’s deferred tax asset and due to uncertainty with respect to the amount of future taxable income that will be generated, have concluded that a valuation allowance of $50.3 million is required for the entire deferred tax asset.

     Comprehensive Operations

Comprehensive operations are comprised of net income (loss) before convertible preferred share dividends and other comprehensive operations. Other comprehensive operations consist of the after-tax change in the net unrealized appreciation or depreciation of investments and a portion of the change in pension liabilities.

     Earnings Per Share

Basic earnings per share is determined by dividing net earnings by the weighted average number of common shares outstanding for the period. On a diluted basis, both net earnings and shares outstanding are adjusted to reflect the potential dilution that could occur if securities convertible into common shares or other contracts to issue common shares were exercised or converted into common shares or resulted in the issuance of common shares that then shared in the earnings of the entity, unless the effect of the assumed conversion is anti-dilutive.

     Share-Based Compensation

At January 1, 2006, PXRE adopted the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 123R “Share-Based Payment” (“SFAS 123R”) issued in December 2004, using the modified prospective application method. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services and for transactions in which an entity obtains employee services in share-based payment transactions. Under SFAS 123R, compensation costs are recognized for the fair value of all share-based compensation over their remaining vesting period, including the cost related to the unvested portion of all outstanding share-based compensation as of December 31, 2005. Previously, PXRE accounted for its share-based compensation plans under the recognition and measurement principles of the Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and related Interpretations. No share-based compensation cost related to the options granted under the plans was reflected in net income (loss) prior to the year ended December 31, 2006. PXRE’s adoption of SFAS 123R did not and has not had a material effect on net income.

The following table illustrates the effects on net income (loss) and income (loss) per share of applying the “fair value” method to all share option grants under the provisions of SFAS 123R for the years ended December 31, 2006, 2005 and 2004:

($000’s, except per share data)	2006	2005	2004
Net income (loss) to common shareholders:
As reported
Income (loss) before share-based compensation
expense and convertible preferred share dividends	$28,925	$(697,558)	$22,846
Total share-based compensation expense determined
under fair value based method, net of related tax
effects	(423)	-	-
	28,502	(697,558)	22,846
Deduct:
Total share-based compensation expense determined
under fair value based method, net of related tax
effects	-	(1,170)	(2,180)
Actual (Pro-forma for 2005 and 2004) net income (loss)
before convertible preferred share dividends	$28,502	$(698,728)	$20,666
Basic income (loss) per share:
As reported	$0.33	$(21.65)	$0.61
Actual (Pro-forma for 2005 and 2004)	$0.33	$(21.69)	$0.46
Diluted income (loss) per share:
As reported	$0.33	$(21.65)	$0.59
Actual (Pro-forma for 2005 and 2004)	$0.33	$(21.69)	$0.44

2004 amounts have been adjusted for immaterial errors with respect to the anti-dilutive nature of convertible preferred share dividends and therefore amounts presented herein do not agree with the previously issued consolidated financial statements.

     Employee Benefits

In September, 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”), an amendment of SFAS No. 87, 88, 106 and 132R. This statement represents the completion of the first phase in the FASB’s postretirement benefits accounting project and requires an entity to recognize in its statement of financial position an asset for a defined benefit postretirement plan’s overfunded status or a liability for a plan’s underfunded status, measure a defined benefit postretirement plan’s assets and obligations that determine its funded status as of the end of the employer’s fiscal year and recognize changes in the funded status of a defined benefit postretirement plan in comprehensive income in the year in which the changes occur. The statement does not change the amount of net periodic benefit cost included in net income or address the various measurement issues associated with postretirement benefit plan accounting. PXRE adopted the portion of the statement which requires recognition of the funded status of a defined benefit postretirement plan and the disclosure requirements as of December 31, 2006. The adoption of this statement resulted in PXRE recording a charge of $0.7 million in “Accumulated other comprehensive loss” in its Consolidated Balance Sheet as of December 31, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end balance sheet is effective for fiscal years ending after December 15, 2008.

     Effects of Prior Year Misstatements

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (“SAB 108”). SAB 108 requires that companies assess the impact on both the balance sheet and the statement of operations when quantifying and evaluating the materiality of a misstatement. Under SAB 108, adjustment of the financial statements is required when either approach results in quantifying a misstatement that is material to a reporting period presented within the financial statements, after considering all relevant quantitative and qualitative factors. The impact on adopting SAB 108 was determined by the Company to be immaterial and does not require previously filed reports to be amended. The provisions of SAB 108 must be applied to financial statements for fiscal years ending after November 15, 2006.

The 2004 net income per diluted common share for the year ended December 31, 2004 and the net income per diluted common share for the three months ended June 30, 2006 and September 30, 2006 have been adjusted for immaterial errors with respect to the anti-dilutive nature of convertible preferred share dividends and therefore the amounts presented herein do not agree with previously issued consolidated financial statements.

     New Accounting Pronouncements

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statements No. 133 and 140” (“SFAS 155”). This Statement amends Statement of Financial Accounting Standards No. 133 “Accounting for Derivatives Instruments and Hedging Activities” (“SFAS 133”) and Statement of Financial Accounting Standards No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS 140”). This Statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amends SFAS 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to be a beneficial interest other than another derivative financial instrument. In January 2007, the FASB issued implementation guidance, “Statement 133 Implementation Issue B40 Embedded Derivatives: Application of Paragraph 13(b) to Securitized Interests in Prepayable Financial Assets”, which creates a scope exception with respect to accounting for prepayment risk within certain securitized financial assets as an embedded derivative. SFAS 155 is not expected to have a material impact on its consolidated financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement for uncertain tax positions taken or expected to be taken in income tax returns. The relevant company is to determine whether it is more likely than not that the position would be sustained upon examination by tax authorities. Tax positions that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than a 50% likelihood of being realized upon ultimate settlement. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating what impact, if any, the adoption of FIN 48 will have on its consolidated financial statements.

In September 2006, the FASB issued, Statement of Financial Accounting Standards No. 157 “Fair Value Measurements” (“SFAS 157”). This Statement defines fair value, establishes a framework for measuring fair value under U.S. generally accepted accounting principles, and expands disclosures about fair value measurements. This statement also provides guidance for using fair value to measure assets and liabilities. The Statement applies whenever assets or liabilities are required or permitted to be measured at fair value under U.S. generally accepted accounting principles. The Statement does not expand the use of fair value in any new circumstances. The Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating what impact, if any, the adoption of SFAS 157 will have on its consolidated financial statements.

3. Underwriting

Premiums written and earned for the years ended December 31, 2006, 2005 and 2004 are as follows:

($000’s)	2006	2005	2004
Premiums written
Gross premiums written	$138,776	$542,325	$346,035
Ceded premiums written	(85,267)	(135,320)	(36,248)
Net premiums written	$53,509	$407,005	$309,787

Premiums earned
Gross premiums earned	$171,175	$525,765	$351,274
Ceded premiums earned	(86,646)	(137,441)	(43,202)
Net premiums earned	$84,529	$388,324	$308,072

Premiums written were assumed principally through reinsurance brokers or intermediaries. In each of 2006, 2005 and 2004, four reinsurance intermediaries individually accounted for more than 10% of gross premiums written, and collectively accounted for approximately 89%, 80% and 78% of gross premiums written, respectively.

The decrease in both gross premiums written and gross premiums earned for the year ended December 31, 2006 was primarily due to the cancellation and non-renewal of the majority of our reinsurance portfolio following our ratings downgrades in February 2006. During the year ended December 31, 2006, gross written and earned reinstatement premiums were negative $1.7 million. During the year ended December 31, 2005 reinstatement premiums of $159.5 million, including $151.7 million of reinstatement premiums from Hurricanes Katrina, Rita and Wilma, were written and earned.

PXRE purchases catastrophe retrocessional coverage for its own protection, depending on market conditions. PXRE purchases reinsurance primarily to reduce its exposure to severe losses related to any one event or catastrophe. In 2006, PXRE had reinsurance treaties in place with several different coverages, territories, limits and retentions that serve to reduce a large gross loss emanating from any one event. PXRE also purchased clash reinsurance protection which allows PXRE to recover losses ceded by more than one reinsured related to any one particular property, primarily related to PXRE’s exposure assumed on per-risk treaties. In 2005, PXRE sponsored two catastrophe bond transactions that supported two collateralized facilities which provide the Company with protection against certain severe catastrophe events and the occurrence of multiple significant catastrophe events during the same year. One of those two collateralized facilities was determined to be a derivative and is therefore recorded at fair value on PXRE’s Consolidated Balance Sheets with the changes in fair value reported in “Other reinsurance related expense” on PXRE’s Consolidated Statements of Operations and Comprehensive Operations for the year ended December 31, 2006.

The decrease in both ceded premiums written and ceded premiums earned during 2006 as compared to the prior year was largely due to $107.8 million of ceded reinstatement and additional premiums related to Hurricanes Katrina, Rita and Wilma recognized during 2005 compared to virtually none in 2006. The decrease was offset, in part, by an increase of $57.7 million and $57.0 million in ceded premiums written and ceded premiums earned, respectively, largely associated with excess of loss retrocessional catastrophe coverage purchased during 2006, including one of the collateralized catastrophe facilities entered into during the fourth quarter of 2005 to protect the Company against a severe catastrophe event and the related early termination charge of approximately $17.6 million.

In the event that retrocessionaires are unable to meet their contractual obligation, PXRE would remain liable for the underlying covered claims and therefore the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk. The Company records a provision for uncollectible underlying reinsurance recoverable when collection becomes unlikely.

At December 31, 2006, PXRE had balances with an insurer, Legion Insurance Company (“Legion”), which has been in liquidation, amounting to $3.2 million of premiums receivable, net of contingent commission. PXRE also had loss and loss expense liabilities due to Legion of $16.2 million at December 31, 2006. PXRE’s reinsurance contracts with Legion contain offset clauses whose enforceability is subject to Pennsylvania law.

PXRE has had both ceded and assumed reinsurance contracts that involve the withholding of premiums by the cedent or PXRE, as the case may be. On assumed reinsurance contracts, cedents held premiums and accrued investment income for which we have recognized $0.9 million of investment income for the year ended December 31, 2004. The assumed reinsurance contract was commuted during the year ended December 31, 2004. On September 30, 2006, the last of the ceded reinsurance contracts was commuted and the underlying funds withheld balances were settled with the reinsurers that were a party to the contract. Prior to the commutation and as of December 31, 2005, PXRE held premiums and accrued investment income of $86.4 million due to reinsurers. This amount is included, net of related receivables, under the caption, “Reinsurance balances payable” in the Company’s 2005 Consolidated Balance Sheet. PXRE owed fixed rates of interest to the retrocessionaires for these funds withheld arrangements, and on a weighted average basis such rates during the years ended December 31, 2006, 2005 and 2004 were 7.1%, 7.7% and 7.4%, respectively. Under the ceded reinsurance arrangements, PXRE reduced investment income during the years ended December 31, 2006, 2005 and 2004 by $4.7 million, $6.7 million and $8.0 million, respectively.

Included in the decrease in the Deposit Liability from $68.3 million at December 31, 2005 to $54.4 million at December 31, 2006 was $5.9 million on commuted contracts.

Activity in losses and loss expenses for the years ended December 31, 2006, 2005 and 2004 is as follows:

($000’s)	2006	2005	2004
Net balance at January 1	$1,212,471	$398,869	$303,711

Incurred related to:
Current year	22,856	987,647	214,316
Prior years	(10,413)	23,876	12,031
Total incurred	12,443	1,011,523	226,347

Recovered (paid) related to:
Current year	(4,530)	(7,643)	(12,628)
Prior years	(655,619)	(184,632)	(119,493)
Total paid	(660,149)	(192,275)	(132,121)

Retroactive reinsurance assumed	-	-	(1,037)
Retroactive reinsurance ceded	(1,980)	-	-
Foreign exchange adjustments	5,129	(5,646)	1,969

Net balance at December 31	567,914	1,212,471	398,869

Reinsurance recoverable on unpaid losses	35,327	107,655	61,215
Gross balance at December 31	$603,241	$1,320,126	$460,084

Included in the $655.6 million of net paid prior year losses and loss expenses for 2006 is $587.6 million of paid losses and loss expenses for significant catastrophes including commutations of some contracts.

As the business written by PXRE is characterized by high severity and relatively low frequency, this may result in volatility in its financial results. For the year ended December 31, 2005, current year net losses incurred of $987.6 million were mainly due to the 2005 hurricanes which amounted to $638.0 million from Hurricane Katrina, $68.9 million from Hurricane Rita and $143.9 million from Hurricane Wilma.

Our loss estimates for Hurricanes Katrina, Rita and Wilma are subject to a high level of uncertainty due to the short period of time that has passed since Hurricanes Katrina, Rita and Wilma occurred, and the extremely complex and unique causation and coverage issues associated with Hurricane Katrina, including the appropriate attribution of losses to wind or flood damage as opposed to other perils such as fire, business interruption or civil commotion. The underlying personal lines policies generally contain exclusions for flood damage; however, water damage caused by wind may be covered. We expect that causation and coverage issues may not be resolved for a considerable period of time and may be influenced by evolving legal and regulatory developments. If such lawsuits were to successfully invalidate the underlying flood damage exclusions or if the court or a jury were to find that an insurer had not adequately established that a loss was attributable to flood rather than wind, our liabilities for losses and loss expenses relating to Hurricane Katrina could prove to be inadequate, with a consequent adverse impact on our earnings and shareholders’ equity in future periods.

During 2006, PXRE experienced net favorable development of $10.4 million for prior-year losses and loss expenses, comprised of $16.3 million of favorable development in the catastrophe and risk excess segment and $5.9 million of adverse development in the exited lines segment. The $16.3 million of prior year favorable development in the catastrophe and risk excess segment was primarily related to favorable reported loss activity on our prior-year non-significant catastrophe losses. During 2006, there was no material change to our estimate of net losses and loss expenses for Hurricanes Katrina, Rita and Wilma. Prior year losses in the exited lines segment increased because of higher than expected reported claims.

During 2005, PXRE experienced net adverse development of $23.9 million for prior-year losses and loss expenses, comprised of $17.3 million of adverse development in the catastrophe and risk excess segment and $6.6 million of adverse development in the exited lines segment. The $17.3 million of prior year development in the catastrophe and risk excess segment was primarily related to re-estimation of the 2004 storm losses following additional claim reports from cedents. Prior year losses in the exited lines segment increased because of higher than expected reported claims.

During 2004, PXRE experienced net adverse development of $12.0 million for prior-year losses and loss expenses, comprised of $11.4 million catastrophe and risk excess net favorable development and $23.4 million exited lines net adverse development. The favorable development in the catastrophe and risk excess business was primarily related to case reserve takedowns from past significant catastrophes, such as the 2002 European floods. The $23.4 million net adverse development related to exited lines was due primarily to $13.7 million of adverse loss development on an aggregate excess of loss contract with Lumbermens Mutual Casualty Company (“LMC”). During the fourth quarter of 2004, this contract was commuted. The Company also experienced $19.7 million of adverse development on exited direct casualty reinsurance operations. The primary cause of the adverse development was higher than expected reported losses in 2004. Favorable development in other exited lines partially offset the adverse development experienced on the contract with LMC and direct casualty reinsurance operations. During the third and fourth quarters of 2004, the Company completed commutations of two exited direct general liability reinsurance programs, the first resulting in a $2.0 million reduction in incurred losses and the second in a $1.0 million increase in incurred losses.

4. Investments

The book value, gross unrealized gains, gross unrealized losses and estimated fair value of investments in fixed maturities as of December 31, 2006 and 2005 are shown below:

		Gross	Gross	Estimated
	Book	Unrealized	Unrealized	Fair
($000’s)	Value	Gains	Losses	Value
2006
Available for sale:
United States government securities	$55,370	$18	$(1,188)	$54,200
United States government sponsored
agency debentures	53,979	102	(655)	53,426
United States government sponsored
agency mortgage-backed securities	129,277	2,380	(588)	131,069
Other mortgage and asset-backed
securities	167,073	1,121	(1,429)	166,765
Obligations of states and political
subdivisions	1,259	-	(16)	1,243
Corporate securities	95,349	1,686	(1,484)	95,551
	502,307	5,307	(5,360)	502,254
Trading:
Foreign denominated securities	15,497	-	-	15,497

Total fixed maturities	$517,804	$5,307	$(5,360)	$517,751

		Gross	Gross	Estimated
	Book	Unrealized	Unrealized	Fair
($000’s)	Value	Gains	Losses	Value
2005
Available for sale:
United States government securities	$58,715	$16	$(1,316)	$57,415
United States government sponsored
agency debentures	191,646	33	(1,088)	190,591
United States government sponsored
agency mortgage-backed securities	171,635	121	(557)	171,199
Other mortgage and asset-backed
securities	420,068	356	(1,595)	418,829
Obligations of states and political
subdivisions	1,554	-	(28)	1,526
Corporate securities	368,681	1,855	(1,848)	368,688
	1,212,299	2,381	(6,432)	1,208,248
Trading:
Foreign denominated securities	25,796	-	-	25,796

Total fixed maturities	$1,238,095	$2,381	$(6,432)	$1,234,044

PXRE regularly monitors the difference between the estimated fair values of investments and their cost or book values to identify underperforming investments and whether declines in value are temporary in nature, or “other than temporary.” If a decline in the value of a particular investment is deemed to be temporary, the decline is recorded as an unrealized loss, net of tax, in shareholders’ equity. If the decline is “other than temporary,” the carrying value of the investment is written down and a realized loss is recorded on the statement of operations. The Company formally reviews each quarter the unrealized losses by value, and all investments that have been in an unrealized loss position for more than six months. In assessing whether an investment is suffering a decline in value that is “other than temporary,” particular attention is paid to those trading at 80% or less of original cost, and those investments that have been downgraded by any of the major ratings agencies, general market conditions, and the status of principal and interest payments, and our ability and intent to hold such securities to maturity. If a decline is deemed to be “other than temporary,” a realized investment loss is recognized for the impairment.

The following table summarizes fixed maturity investments with unrealized losses at fair value by length of continuous unrealized loss position as of December 31, 2006:

	One Year or Less		Over One Year
		Unrealized		Unrealized
($000’s)	Fair Value	Loss	Fair Value	Loss
United States government securities	$1,051	$(7)	$47,627	$(1,180)
United States government sponsored agency debentures	7,715	(59)	22,021	(596)
United States government sponsored agency mortgage-
backed securities	-	-	15,813	(588)
Other mortgage and asset-backed securities	359	(1)	47,254	(1,429)
Obligations of states and political subdivisions	-	-	1,044	(16)
Corporate securities	3,013	(20)	47,501	(1,464)
Total temporarily impaired securities	$12,138	$(87)	$181,260	$(5,273)

During the year ended December 31, 2006, PXRE recorded $7.3 million in other than temporary impairment charges, $0.4 million of which was recovered due to sales of securities during the third and fourth quarters of 2006. The other than temporary impairment charges recorded in the current year relate to investments that the Company may not have the ability to hold to maturity or recovery as a result of the ratings downgrades of PXRE that occurred in February 2006.

Unrealized losses amounting to $1.1 million of the total unrealized loss on fixed maturity investments as of December 31, 2006 relate to investments that PXRE has deposited in a trust for the benefit of a cedent in connection with certain finite reinsurance transactions. The remaining unrealized losses are primarily due to increases in interest rates since the purchase dates for individual securities.

The following table summarizes fixed maturity investments with unrealized losses at fair value by length of continuous unrealized loss position as of December 31, 2005:

	One Year or Less		Over One Year
		Unrealized		Unrealized
($000’s)	Fair Value	Loss	Fair Value	Loss
United States government securities	$41,260	$(1,116)	$6,286	$(200)
United States government sponsored agency debentures	50,736	(499)	19,832	(589)
United States government sponsored agency mortgage-
backed securities	15,950	(404)	2,791	(153)
Other mortgage and asset-backed securities	40,781	(532)	32,862	(1,063)
Obligations of states and political subdivisions	560	(8)	966	(20)
Corporate securities	32,385	(566)	36,924	(1,282)
Total temporarily impaired securities	$181,672	$(3,125)	$99,661	$(3,307)

During the year ended December 31, 2005, PXRE recorded $11.8 million in other than temporary impairment charges. The other than temporary impairment charges recorded in 2005 related to investments that the Company may not have had the ability to hold to maturity or recovery as a result of the ratings downgrades of PXRE that occurred in February 2006.

Unrealized losses amounting to $1.2 million of the total unrealized loss on fixed maturity investments as of December 31, 2005 relate to investments that PXRE has deposited in a trust for the benefit of a cedent in connection with certain finite reinsurance transactions. The remaining unrealized losses are primarily due to increases in interest rates since the purchase dates for individual securities.

Proceeds, gross realized investment gains, and gross realized investment losses from sales of fixed maturity investments before maturity or securities that prepay and from sales of equity securities were as follows:

($000’s)	2006	2005	2004
Proceeds from sales
Fixed maturities	$647,093	$52,066	$341,911
Equity securities	$-	$-	$21

Gross realized gains
Fixed maturities	$966	$83	$2,954
Equity securities	-	-	21
Other	198	-	-
	1,164	83	2,975
Gross realized losses
Fixed maturities	(8,972)	(12,248)	(2,834)
Other	(1)	(2,571)	(291)
	(8,973)	(14,819)	(3,125)

Net realized investment losses	$(7,809)	$(14,736)	$(150)

Included in gross realized losses are other than temporary write downs of investment securities of $7.3 million, $11.8 million and $0.1 million in 2006, 2005 and 2004, respectively.

In the fourth quarter of 2005, we sold PXRE Limited, the sole corporate capital provider to PXRE Lloyd’s Syndicate 1224, to Chaucer Holdings PLC (“Chaucer”) and agreed to terms for the reinsurance to close of the liabilities of PXRE Lloyd’s Syndicate 1224 into a Lloyd’s syndicate controlled by Chaucer. The Company’s loss on this sale was $2.5 million and such loss is reflected under “Other” in the table above.

The components of net investment income were as follows:

($000’s)	2006	2005	2004
Fixed maturity investments	$34,470	$35,511	$25,986
Hedge funds and other limited partnerships	6,035	11,892	10,744
Cash, short-term investments and other	30,800	9,424	4,527
	71,305	56,827	41,257

Less investment expenses	(3,600)	(2,213)	(2,800)
Less interest expense on funds held and
deposit liabilities	(7,051)	(9,322)	(12,279)

Net investment income	$60,654	$45,292	$26,178

Investment expenses principally represent fees paid to General Re-New England Asset Management, Inc., financing costs and bank charges.

     Investment Maturity Distributions

The book value and estimated fair value of fixed maturity investments at December 31, 2006 by expected maturity date are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

		Estimated
	Book	Fair
($000’s)	Value	Value
Fixed Maturity:
One year or less	$73,631	$73,461
Over 1 through 5 years	380,010	378,357
Over 5 through 10 years	60,139	60,565
Over 20 years	4,024	5,368
Total fixed maturities	$517,804	$517,751

In addition to fixed maturities, PXRE held $671.2 million and $261.1 million of short-term investments at December 31, 2006 and 2005, respectively, comprised principally of corporate securities, treasury bills and agency securities. The increase in short-term investments reflects the re-deployment of securities following the downgrades in PXRE’s ratings in February 2006, in order to have sufficient liquidity to meet the currently foreseen needs of PXRE’s counterparties and to increase the Company’s flexibility in its pursuit of various strategic alternatives.

Cash and short-term investments approximate fair value because of the short maturity of those instruments.

PXRE also held $12.8 million and $148.2 million of hedge fund assets at December 31, 2006 and 2005, respectively, which are accounted for under the equity method, as follows:

	2006		2005
($000’s)	$	Ownership %	$	Ownership %
Loeb Offshore Fund, Ltd.	$5,525	2.9	$5,038	5.1
Riva Ridge Overseas Fund, Ltd.	2,105	1.3	6,412	5.3
Mariner Atlantic Ltd.	-	-	18,239	2.0
Mariner Select International, Ltd.	1,793	-	15,926	4.5
Wexford Offshore Spectrum Fund, Ltd.	-	-	10,495	1.3
Other	3,343	-	92,120	0.4 to 13.8

Total hedge funds	$12,766		$148,230

Subsequent to, and as a result of the downgrades in our ratings that occurred in February 2006, PXRE executed redemption orders for all of the company’s hedge fund investments. As of December 31, 2006, PXRE remained beneficial owners of Loeb Offshore Fund, Ltd. and Riva Ridge Overseas Fund, Ltd. All other hedge fund investments, including Mariner Select International, Ltd., represent redemption “holdback” receivables which are expected to be released by the hedge funds upon completion of their annual audits. These receivable balances do not share in the gains or losses of the related hedge funds and therefore represent no beneficial ownership in those funds.

     Restricted Assets

Under the terms of certain reinsurance agreements, irrevocable letters of credit in the amount of $239.3 million were issued at December 31, 2006 in respect of reported loss reserves and unearned premiums. Cash and investments with a fair value of $329.5 million have been pledged as collateral with issuing banks. In addition, securities amounting to $9.7 million in par value were on deposit with various state insurance departments in order to comply with insurance laws at December 31, 2006.

PXRE has outstanding commitments for funding investments in a limited partnership of $0.2 million at December 31, 2006.

At December 31, 2006, PXRE has deposited cash and securities with a fair value of $53.9 million in a trust for the benefit of a cedent in connection with certain deposit liabilities.

As discussed in Note 3, PXRE entered into an agreement that provides $250.0 million of collateralized catastrophe protection with Atlantic & Western Re Limited II, a special purpose Cayman Islands reinsurance company which was funded through a catastrophe bond transaction. This coverage was effective January 1, 2006 and provides the Company with second event coverage arising from hurricanes in the Eastern and Gulf coasts of the United States, windstorms in northern Europe and earthquakes in California. The coverage is based on a modeled loss trigger. Upon the occurrence of a loss event, if the modeled loss exceeds the attachment point for the peril, the coverage is activated. Upon the occurrence of a second loss event during the same calendar year, if the modeled loss exceeds the attachment point, PXRE will make recovery under the agreement. The recovery is based on modeled losses and is not limited to PXRE’s ultimate net loss from the loss event. The coverage provided $250.0 million of protection for the period from January 1, 2006 to December 31, 2006 and provides $125.0 million for the period from January 1, 2007 to December 31, 2008.

PXRE records this contract at fair value and such fair value is included in “Other assets” and “Other liabilities” in the Company’s Consolidated Balance Sheets with any changes in the value reflected in “Other reinsurance related expense” in the Consolidated Statements of Operations and Comprehensive Operations. As there is no quoted market value available for this derivative, the fair value is estimated by management taking into account changes in the market for catastrophe bond reinsurance contracts with similar economic characteristics and potential recoveries from events preceding the valuation date. The amount recognized could be materially different from the actual recoveries received under this contract. Included in “Other reinsurance related expense” for the year ended December 31, 2006 was $17.9 million which was due to the change in the fair value of this derivative, principally due to the passage of one year of the transaction’s risk coverage for 2006. Included in other reinsurance related expense for the year ended December 31, 2005 was $0.9 million which consisted solely of upfront transaction costs.

The reinsurance company that is the counterparty to this transaction is a variable interest entity under the provisions of FIN 46R. The Company is not the primary beneficiary of this entity and is therefore not required to consolidate it in its consolidated financial statements.

6. Subordinated Debt

Trust preferred securities are mandatorily redeemable subordinated debt securities issued to separate special purpose trusts holding solely those securities. The subordinated debt securities at December 31, 2006 and 2005 are as follows:

($000’s)	2006	2005
8.85% fixed rate due February 1, 2027	$102,654	$102,646
7.35% fixed/floating rate due May 15, 2033	18,042	18,042
9.75% fixed rate due May 23, 2033	15,464	15,464
7.70% fixed/floating rate due October 29, 2033	20,619	20,619
7.58% fixed/floating rate due September 30, 2033	10,310	10,310
	$167,089	$167,081

The 8.85% fixed rate capital trust pass-through securities pay interest semi-annually and are redeemable by PXRE from February 1, 2007 at 104.180% declining to 100.418% at February 1, 2016, and at par thereafter.

The 7.35% fixed/floating rate capital trust pass-through securities initially pay interest quarterly at a fixed rate of 7.35% for 5 years and then at a floating rate of 3 month LIBOR plus 4.1% reset quarterly thereafter, and are redeemable by PXRE at par on or after May 15, 2008.

The 9.75% fixed rate capital trust pass-through securities pay interest quarterly and are redeemable by PXRE from May 23, 2008 at 104.875% declining to 100.975% at May 23, 2013, and at par thereafter.

The 7.70% fixed/floating rate capital trust pass-through securities initially pay interest quarterly at a rate of 7.70% for 5 years and then at a floating rate of 3 month LIBOR plus 3.85% reset quarterly thereafter, and are redeemable by PXRE at par on or after October 29, 2008.

The 7.58% fixed/floating rate capital trust pass-through securities initially pay interest quarterly at a rate of 7.58% for 5 years and then at a floating rate of 3 month LIBOR plus 3.90% reset quarterly thereafter, and are redeemable by PXRE at par on or after September 30, 2008.

PXRE has the option to defer interest payments on the capital trust pass-through securities and redeem them earlier than the due dates, subject to limits and penalties as set out in the relevant indentures.

7. Taxation

PXRE is incorporated under the laws of Bermuda and, under current Bermuda law, is not obligated to pay any taxes in Bermuda based upon income or capital gains. PXRE has received an undertaking from the Supervisor of Insurance in Bermuda pursuant to the provisions of the Exempted Undertakings Tax Protection Act, 1966, which exempts PXRE from any Bermuda taxes computed on profits, income or any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, at least until the year 2016.

PXRE does not consider itself to be engaged in a trade or business in the United States and, accordingly, does not expect to be subject to direct United States income taxation.

The United States subsidiaries of PXRE file a consolidated U.S. federal income tax return.

Income (loss) before income taxes, cumulative effect of accounting change and convertible preferred share dividends for the years ended December 31, 2006, 2005 and 2004 was as follows under the following jurisdictions:

($000’s)	2006	2005	2004
U.S.	$322	$(118,902)	$(21,147)
Bermuda and subsidiaries	28,580	(572,897)	34,384
Barbados	197	148	4,428
Total	$29,099	$(691,651)	$17,665

The components of the provision (benefit) for income taxes for the years ended December 31, 2006, 2005 and 2004 are as follows:

($000’s)	2006	2005	2004
Current
U.S.	$537	$(4,948)	$(15,242)
Foreign	60	181	4,180
Subtotal	597	(4,767)	(11,062)
Deferred U.S.	-	10,674	4,828
Income tax provision (benefit) before
change in accounting	597	5,907	(6,234)
Income tax benefit from change in
accounting	-	-	(240)
Income tax provision (benefit)	$597	$5,907	$(6,474)

The significant components of the net deferred income tax asset (liability) are as follows:

($000’s)	2006	2005
Deferred income tax asset:
Net operating loss carryforward	$37,730	$32,156
Discounted reserves and unearned premiums	6,050	13,035
AMT carryforward	2,586	2,586
Excess tax over book basis in limited partnerships and invested
assets	1,395	1,524
Deferred compensation and benefits	1,233	1,396
Allowance for doubtful accounts	746	746
Additional minimum pension liability and incremental effect of
applying FAS 158	261	716
Other, net	605	89
Total deferred income tax asset	$50,606	$52,248

Deferred income tax liability:
Excess book over tax basis in limited partnerships	$-	$(837)
Investments and unrealized foreign exchange	(346)	-
Deferred acquisition costs	(1)	(16)
Total deferred income tax liability	$(347)	$(853)

Valuation allowance	(50,259)	(51,395)
Net deferred income tax asset	$-	$-

Management has reviewed PXRE’s deferred tax asset and due to uncertainty with respect to the amount of future taxable income that will be generated, have concluded that a valuation allowance of $50.3 million is required for the entire deferred tax asset. Included in the deferred tax asset is a net operating loss which will expire in 2026.

Income tax (payable) recoverable consists of the following:

($000’s)	2006	2005
Current tax (liability) asset	$(597)	$6,295
Deferred tax asset	-	-
Income tax (payable) recoverable	$(597)	$6,295

The provision (benefit) for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate of 35% to pretax income from operations as a result of the following differences:

($000’s)	2006	2005	2004
Statutory U.S. rate	$10,185	$(242,078)	$6,183
Bermuda and subsidiary (loss) income	(10,003)	200,514	(12,034)
Foreign loss – Barbados	(69)	(51)	(1,550)
Barbados tax	37	109	4,112
Reserve for prior-year taxes	447	(1,896)	(2,600)
Valuation allowance change	(386)	48,915	-
Other, net	386	394	(345)
Income tax provision (benefit)	$597	$5,907	$(6,234)

8. Shareholders’ Equity

As of December 31, 2006, the Company had the following equity securities outstanding: (i) 63.5 million common shares, (ii) 8.9 million convertible voting common shares, and (iii) 5,813 convertible voting preferred shares.

On October 7, 2005, PXRE completed the public offering of 8.8 million of its common shares, including 1.2 million shares sold upon exercise of the underwriter’s overallotment option in full, at a public offering price of $13.25 per share. Net proceeds to the Company from the common stock offering, after deducting estimated expenses and underwriter’s discounts and commissions, were approximately $114.7 million.

Pursuant to a Share Purchase Agreement dated as of September 29, 2005, PXRE agreed to issue and sell 375,000 Series D Perpetual Non-Voting Preferred Shares (the “Series D Preferred Shares”) in a private placement exempt from registration under the Securities Act of 1933. The Series D Preferred Shares were mandatorily exchangeable for common shares upon the shareholders’ approval of the exchange. The private placement closed on October 7, 2005. The gross proceeds from the private placement were $375.0 million, and proceeds net of agents' discounts and commissions and offering expenses were $359.3 million. The Series D Preferred Shares were mandatorily exchanged into 32.3 million common shares and 1.8 milion convertible voting common shares following the affirmative vote of the Company’s shareholders at a special general meeting held on November 18, 2005 approving the exchange of the Series D Preferred Shares and the authorization of an additional 300 million common shares. No Series D Preferred Shares were outstanding as of December 31, 2006.

PXRE contributed the $474.0 million net proceeds of the public offering and the private placement to PXRE Bermuda to support the underwriting of reinsurance business during subsequent renewal periods.

On March 31, 2005, 5,840.6 Series A1 convertible voting preferred shares, 3,143.6 Series B1 convertible voting preferred shares and 1,393.6 Series C1 convertible voting preferred shares were mandatorily converted into 4.4 million class A convertible voting common shares, 2.4 million class B convertible voting common shares and 1.0 million class C convertible voting common shares, respectively. The conversion was effected based upon a conversion price of $13.27, which conversion price was agreed between the Company and holders of the Company’s convertible voting preferred shares pursuant to a letter agreement dated as of March 31, 2005. All the remaining convertible preferred shares mandatorily convert by April 4, 2008.

Each convertible voting common share converts into one common share upon sale to a third party.

The convertible preferred shares accrue cumulative dividends per share at the rate per annum of 8% of the sum of the stated value of each share plus any accrued and unpaid dividend thereon payable on a quarterly basis. Commencing in the second quarter of 2005, the dividends paid on such convertible voting preferred shares are paid in cash, rather than in additional convertible voting preferred shares. No dividends were paid in the first quarter of 2006, and therefore overdue dividends were accrued at 10% per annum from April 1, 2006 until paid on May 30, 2006.

As of December 31, 2006 and 2005, 5,813 convertible preferred shares were outstanding, which were convertible into 5.1 million common shares. Convertible preferred shares are convertible into convertible common shares at the option of the holder at any time at a conversion price equal to the original conversion price, subject to certain dilution adjustments. The number of convertible common shares issued upon the conversion of each convertible preferred share would be equal to the sum of the original purchase price ($10,000) of such convertible preferred share plus accrued but unpaid dividends divided by the adjusted conversion price. The conversion price is subject to adjustment to avoid dilution in the event of recapitalization, reclassification, stock split, consolidation, merger, amalgamation or other similar event or an issuance of additional common shares in a private placement below the fair market value or in a registered public offering below 95% of fair market value (in each case, fair market value being the value immediately prior to the date of announcement of such issuance) or without consideration. As a result of the issuance of 8.8 million common shares in October 2005 at the price of $13.25 per share pursuant to a public offering of common shares and the issuance of 34.1 million common shares upon the exchange of the Series D Perpetual Preferred Shares at the exchange price of $11.00 per share, the conversion price on the Preferred Shares was adjusted downwards by $1.75 in accordance with the terms of the underlying share purchase agreement.

In addition, the conversion price is subject to adjustment, for certain loss and loss expense development on reserves for losses incurred on or before September 30, 2001 (and loss adjustment expenses related thereto) and for any liability or loss arising out of pending material litigation (other than legal fees and expenses), on an after-tax basis, equal to an amount computed in accordance with a formula as set forth in the Description of Stock. Adjustments occur if the development exceeds a deductible after-tax threshold of $7.0 million and, with respect to all reserves other than reserves for certain discontinued operations and the events of September 11, 2001 and liability arising out of pending litigation, the adjustment is limited to $12.0 million of further development. At December 31, 2006, PXRE has incurred $40.5million of net adverse development above this $7.0 million threshold. As a result of this, and the anti-dilution adjustment discussed above, as of December 31, 2006, the adjusted conversion price was $11.28.

On November 23, 2004, PXRE completed a public offering of 5.2 million of its common shares at $23.75 per share, consisting of 3.7 million shares offered by the Company and 1.5 million shares offered by certain selling shareholders. The underwriters were given an option to purchase up to an additional 0.8 million common shares, 0.7 million from the Company and 0.1 million from the selling shareholders, solely to cover overallotments, if any, which option they exercised on December 2, 2004.

The Company did not receive any of the proceeds from the sale of shares by the selling shareholders. The selling shareholders converted 2,208 preferred shares, including accrued dividends to 1.6 million common shares sold in the public offering, including the overallotment. Net proceeds to the Company from the sale of common shares sold by the Company were approximately $98.2 million, including the overallotment. PXRE used the net proceeds for general corporate purposes, including contributions to the capital of PXRE Bermuda to support growth in its business.

Absent a specific waiver by PXRE’s Board of Directors, the Company’s Bye-Laws restrict the ownership and voting rights of any shareholder who directly or indirectly would own more than 9.9% of the outstanding common shares of the Company. The restriction requires the prompt disposition of any shares held in violation of the provision and limits the voting power of a shareholder with more than 9.9% of the outstanding shares to the voting power of a shareholder with 9.9% of the outstanding common shares.

On April 4, 2002, the Company raised $150.0 million of additional capital by issuing 15,000 convertible voting preferred shares in a private placement not involving a public offering under Section 4(2) of the Securities Act of 1933, as amended. The convertible preferred share investment occurred pursuant to a share purchase agreement, dated as of December 10, 2001, between the Company and certain investors. On February 12, 2002, the shareholders approved the sale and issuance of three series of convertible preferred shares pursuant to the share purchase agreement, including 7,500 Series A convertible preferred shares, 5,000 Series B convertible preferred shares, and 2,500 Series C convertible preferred shares. Proceeds of the offering of the convertible preferred shares, net of offering expenses of $9.1 million, amounted to $140.9 million.

Under the terms of the preferred shares, the payment of dividends on the Company’s common shares is subject to the following limitations: (i) no dividend may be paid upon the common shares if the dividends payable upon the preferred shares are overdue; (ii) the amount of dividends paid with respect to the common shares may not be increased by a cumulative annualized rate of more than 10% at any time prior to April 4, 2005 (the “Permitted Dividend Amount”) without the consent of the majority of holders of the preferred shares; and (iii) at any time on or after April 4, 2005, no dividend may be paid that would result in payment of any dividend or other distribution with respect to common shares or result in a redemption, offer to purchase, tender offer or other acquisition of capital stock of the Company involving consideration having an aggregate fair value in excess of the greater of the Permitted Tender Offer Amount and the Permitted Dividend Amount. For this purpose, the term “Permitted Tender Offer Amount” means an amount equal to 20% of the cumulative amount by which consolidated net income in any calendar year commencing with the year ended December 31, 2002 exceeds $50.0 million minus the sum of all cash and the fair value of all non-cash consideration paid in respect of redemptions, offers to purchase, tender offers or other acquisitions of capital stock on or after December 10, 2001.

At a Special General Meeting held November 18, 2005 the shareholders of PXRE approved certain changes to the Share Capital of the Company, including the authorization of additional common shares. This approval increased the authorized share capital from $60.0 million to $360.0 million and increased the number of authorized common shares from 50.0 million to 350.0 million.

Further, the shareholders approved an increase in the authorized share capital by $20.0 million and an increase in the number of authorized Preferred Shares by an additional 20.0 million shares to 30.0 million.

The shareholders also approved the division of 30.0 million of PXRE’s 300.0 million newly authorized common shares into three pre-existing classes of common shares (collectively, “Convertible Common Shares”): 10.0 million additional Class A Convertible Voting Common Shares (“Class A Convertible Common Shares”); 10.0 million additional Class B Convertible Voting Common Shares (“Class B Convertible Common Shares”) and 10.0 million additional Class C Convertible Voting Common Shares (“Class C Convertible Common Shares”). These Convertible Common Shares are to be automatically redesignated as common shares upon, and to the extent of, the exercise of conversion rights attaching to such Convertible Common Shares on a one-for-one basis. As a result, 50.0 million of the 350.0 million of the Company’s authorized common shares are divided into 20.0 million Class A convertible voting common shares, 16.7 million Class B convertible voting common shares and 13.3 million Class C convertible voting common shares.

9. Statutory Information

The Bermuda Monetary Authority (“BMA”) and the Insurance Department of the State of Connecticut, by which PXRE Bermuda and PXRE Reinsurance, respectively, are regulated, recognize as net income and surplus those amounts determined in conformity with statutory accounting principles (“SAP”) prescribed or permitted by those departments, which differ in certain respects from U.S. GAAP.

The amounts of statutory capital and surplus at December 31, and statutory net income for the years ended December 31, 2006, 2005 and 2004, as filed with insurance regulatory authorities are as shown in the table below:

($000’s)	2006	2005	2004
PXRE Bermuda
Statutory capital and surplus	$564,209	$530,775	$749,084
Statutory net income (loss)	$53,488	$(563,895)	$47,309

PXRE Reinsurance
Statutory capital and surplus	$137,974	$126,991	$224,926
Statutory net income (loss)	$8,474	$(98,244)	$3,206

During the year ended December 31, 2003, the Company contributed 42.6% of its ownership of PXRE Barbados to PXRE Bermuda, and during the year ended December 31, 2004, contributed the remaining portion. During 2005, PXRE Ireland assumed ownership of all company subsidiaries that were previously owned by PXRE Barbados. PXRE Ireland is a wholly owned subsidiary of PXRE Bermuda. As of December 31, 2006, PXRE Bermuda has assets on its statutory balance sheet equal to $51.7 million which consists of investments in subsidiaries as well as amounts due from its parent company, PXRE Group Ltd.

The payment of dividends by PXRE Bermuda is limited under Bermuda insurance laws, which require PXRE Bermuda to maintain certain measures of solvency and liquidity. As of December 31, 2006, the statutory capital and surplus of PXRE Bermuda was estimated to be $564.2 million and the amount required to be maintained was estimated to be $100.0 million.

PXRE Reinsurance is subject to state regulatory restrictions, which limit the maximum amount of annual dividends or other distributions, including loans or cash advances, available to shareholders without prior approval of the Insurance Commissioner of the State of Connecticut.

In the wake of losses incurred as a result of Hurricanes Katrina, Rita and Wilma during 2005, PXRE Reinsurance has an accumulated deficit and, therefore, may not declare and pay any dividends without regulatory approval during 2007.

The decrease in statutory capital and surplus of PXRE Reinsurance at December 31, 2005 was primarily due to a full limit loss of $80.0 million under an excess of loss protection for PXRE Bermuda.

10. Earnings Per Share

A reconciliation of income (loss) before cumulative effect of accounting change and convertible preferred share dividends to income (loss), and shares, which affect basic and diluted income (loss) per share, is as follows:

(000’s, except per share data)	2006	2005	2004
Net income (loss) to common shareholders:
Income (loss) before cumulative effect of accounting
change and convertible preferred share dividends	$28,502	$(697,558)	$23,899
Cumulative effect of accounting change, net of tax	-	-	(1,053)
Net income (loss) before convertible preferred share
dividends	$28,502	$(697,558)	$22,846
Convertible preferred share dividends	4,864	7,040	14,018
Net income (loss) to common shareholders	$23,638	$(704,598)	$8,828

Weighted average common shares outstanding:
Weighted average common shares outstanding (basic)	71,954	32,541	14,433
Equivalent shares of underlying options	5	178	376
Equivalent number of restricted shares	-	191	180
Equivalent number of perpetual preferred shares	-	3,923	-
Equivalent number of convertible preferred shares	5,113	6,684	12,756
Weighted average common equivalent shares
(diluted)	77,072	43,517	27,745
Weighted average common equivalent shares when
anti-dilutive	71,959	32,541	14,989

Per share amounts:
Basic:
Income (loss) before cumulative effect of accounting
change and convertible preferred share dividends	$0.40	$(21.43)	$1.65
Net income (loss) to common shareholders	$0.33	$(21.65)	$0.61

Diluted:
Net income (loss) before cumulative effect of
accounting change and convertible preferred share
dividends	$0.40	$(21.65)	$1.59
Net income (loss)	$0.33	$(21.65)	$0.59

2004 amounts have been adjusted for immaterial errors with respect to the anti-dilutive nature of convertible preferred share dividends and therefore amounts presented herein do not agree with the previously issued consolidated financial statements.

11. Employee Benefits

     Benefit Plans

PXRE has a non-contributory defined benefit pension plan covering all U.S. employees with one year or more of service and who had attained age 21. Benefits are generally based on years of service and compensation. PXRE funds the plan in amounts not less than the minimum statutory funding requirement nor more than the maximum amount that can be deducted for U.S. income tax purposes.

PXRE also sponsors a supplemental executive retirement plan. This plan is non-qualified and provides certain key employees with benefits in excess of normal pension benefits.

Effective March 31, 2004, PXRE curtailed these pension plans and employees no longer accrue additional benefits thereunder.

The investment policy of the fund for the retirement plan seeks to manage the fund with a long-term objective, of seven years or more, and achieve the highest practicable long-term rate of return without taking excessive risk that could jeopardize PXRE’s funding policy or subject PXRE to undue funding volatility. The objective of the investment policy is for the assets funded to achieve a rate of return over any seven-year period that exceeds the rate of inflation by 5% after the cost of managing and administering the plan.

Asset allocations of the fund at December 31, 2006 and 2005 and the target allocation are as follows:

	2006	2005	Target
Equity assets	100%	100%	80%-100%
Fixed income assets	-	-	0%-20%
	100%	100%

The components of net pension expense for the company-sponsored plans for the years ended December 31, 2006, 2005 and 2004 are as follows:

($000’s)	2006	2005	2004
Components of net periodic cost:
Service cost	$-	$-	$303
Interest cost	307	357	354
Expected return on assets	(304)	(324)	(352)
Amortization of prior service costs	-	-	50
Recognized net actuarial costs	73	106	17
Curtailments	-	-	(486)
Settlements	-	46	666
Net periodic benefit costs	$76	$185	$552

The following table sets forth the expected net pension income for the company-sponsored plans for the year ended December 31, 2007:

($000’s)	2007
Components of net periodic income:
Interest cost	$289
Expected return on assets	(356)
Recognized net actuarial costs	14
Net periodic benefit income	$(53)

In September, 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, an amendment of SFAS No. 87, 88, 106 and 132R. This statement represents the completion of the first phase in the FASB’s postretirement benefits accounting project and requires an entity to recognize in its statement of financial position an asset for a defined benefit postretirement plan’s overfunded status or a liability for a plan’s underfunded status, measure a defined benefit postretirement plan’s assets and obligations that determine its funded status as of the end of the employer’s fiscal year and recognize changes in the funded status of a defined benefit postretirement plan in comprehensive income in the year in which the changes occur. The statement does not change the amount of net periodic benefit cost included in net income or address the various measurement issues associated with postretirement benefit plan accounting. PXRE adopted the portion of the statement which requires recognition of the funded status of a defined benefit postretirement plan and the disclosure requirements as of December 31, 2006. The adoption of this statement resulted in PXRE recording a charge of $0.7 million in “Accumulated other comprehensive loss” in its Consolidated Balance Sheet as of December 31, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end balance sheet is effective for fiscal years ending after December 15, 2008.

The following table sets forth the funded status of the plans and amounts recognized in the Consolidated Balance Sheets:

($000’s)	2006	2005
Reconciliation of benefit obligation
Benefit obligation as of January 1	$(6,249)	$(6,253)
Interest cost	(307)	(357)
Actuarial gain	691	41
Benefit payments and expected expenses	82	113
Settlements	-	207
Benefit obligation as of December 31	$(5,783)	$(6,249)

Reconciliation of plan assets
Fair value of plan assets as of January 1	$4,192	$4,052
Return on plan assets	718	254
Employer contributions	-	206
Benefits paid and actual expenses	(82)	(114)
Settlements	-	(206)
Fair value of plan assets as of December 31	$4,828	$4,192

Reconciliation of funded status
Funded status	$(955)	$(2,057)
Unrecognized net loss	75	1,922
Incremental effect of applying FAS 158	669	-
Accrued cost	$(211)	$(135)

Weighted average assumptions, net periodic pension
cost, as of December 31:	2006	2005	2004
Discount rate	5.75%	5.75%	5.75%
Expected return on plan assets	8.00%	8.00%	8.00%
Rate of compensation increase	NA	NA	NA

Weighted average assumptions, benefit obligations, as of December 31:	2006	2005
Discount rate	5.75%	5.75%

The following table sets forth the expected future benefit payments.

($000’s)
2007	$1,510
2008	77
2009	57
2010	48
2011	414
Years 2012 - 2016	2,503

The Company made no contributions to its pension plans during 2006 and currently expects no significant contributions during 2007.

During 2005 and 2004, there were settlements with four and three former employees, respectively, with respect to their vested benefits in which lump sum cash payments were made to these plan participants in exchange for their rights to receive specified pension benefits.

PXRE sponsors a defined contribution plan covering all employees with three months or more of service. PXRE matches 100% of each employee’s contribution, subject to a maximum of 5% of salary. In addition, PXRE may contribute profit-sharing up to 3% of each employee’s salary. During 2006, 2005 and 2004, PXRE incurred expenses from this plan of $0.5 million, $0.7 million and $0.7 million, respectively.

      Employee Share Purchase Plan

PXRE maintains an Employee Share Purchase Plan under which it has reserved 0.1 million common shares for issuance to PXRE personnel. On the first Monday of each calendar quarter (the “Grant Date”), plan participants can enter into an agreement to purchase shares on the first Monday of the next calendar quarter (the “Exercise Date”). The purchase price is the lesser of 85% of the fair market value of PXRE’s common shares on the Grant Date or the Exercise Date.

12. Share-Based Compensation

In February 2004, the Board of Directors approved the adoption of the PXRE Group’s Annual Incentive Bonus Compensation Plan (the “2004 Bonus Plan”). As approved by PXRE’s shareholders, awards will be granted under the 2004 Bonus Plan with respect to performance on a number of criteria compared to target criteria, including return on equity, certain expense ratios and reserve adequacy as well as a discretionary component related to individual performance. Under the 2004 Bonus Plan, bonuses are paid in cash up to the amount of each employee’s target bonus. For certain senior executives and above, 30% of any bonus amount in excess of target bonus is paid in restricted shares which cliff vest after 3 years.

Prior to the adoption of the 2004 Bonus Plan, the Company provided annual bonus compensation to employees through the Restated Employee Annual Incentive Bonus Plan (the “Terminated Bonus Plan”). Under the Terminated Bonus Plan, incentive compensation to employees was based in part on return on equity compared to a target return on equity and in part at the discretion of the Restated Bonus Plan Committee. The Restated Employee Annual Incentive Bonus Plan was terminated effective December 31, 2003. The maximum compensation paid in any year was limited to 150% of target bonuses under the Terminated Bonus Plan. Amounts incurred above 150% of target up to a maximum award at 240% of target represented contingent incentive compensation. In addition, 30% of all bonus amounts paid to officers under the Terminated Bonus Plan were paid in restricted shares that cliff vest after 3 years.

The Company awards long-term equity compensation pursuant to its 1992 Officer Incentive Plan and 2002 Officer Incentive Plan, which provides for the grant of incentive share options, non-qualified share options and awards of restricted shares. Options granted under the plan have a term of 10 years and generally become exercisable in four equal annual installments commencing one year from the date of grant. The exercise price for the incentive share options must be equal to or exceed the fair market value of the common shares on the date the option is granted. The exercise price for the non-qualified options may not be less than the fair market value of the common stock on the date of grant. No options have been granted under the plan since 2003.

In 2006, 2005 and 2004, $1.1 million, $6.2 million, and $6.5 million, respectively, was incurred as expense under these plans, including bonuses granted to certain levels of employees paid in restricted shares, which vest at the end of 3 years or at each annual anniversary date over 4 years. The restricted shares are expensed pro-rata from the grant date to the final anniversary date of the grant. No income tax benefit was recognized for share-based compensation arrangements in 2006 and 2005.

Information regarding the employee option plans described above is as follows:

	Number of Shares	Range – Option Price per
		Share
Outstanding at December 31, 2003	2,247,599
Options granted	-	N/A
Options exercised	(530,468)	$12.50 - $26.69
Options forfeited	(48,759)	$15.95 - $32.94
Outstanding at December 31, 2004	1,668,372
Options granted	-	N/A
Options exercised	(409,573)	$12.50 - $24.88
Options forfeited	(63,594)	$17.45 - $32.94
Outstanding at December 31, 2005	1,195,205
Options granted	-	N/A
Options exercised	-	N/A
Options forfeited	(302,490)	$15.95 - $32.94
Outstanding at December 31, 2006	892,715

PXRE has adopted a non-employee Director Stock Plan, which provides for an annual grant of 5,000 options and 1,000 restricted shares per non-employee director from 2000 to 2003 and 5,000 options and 2,500 restricted shares per director from 2004 to 2005. In 2006, only 3,574 options and 2,500 restricted shares were granted to each director due to the limited number of authorized shares remaining under the Director Stock Plan. Restricted shares vest at each annual anniversary date over 3 years. Options granted under the plan have a term of 10 years from the date of grant and are exercisable in three equal annual installments commencing one year from the date of grant. The exercise price of the options is the fair market value on the date of grant. Under this plan, as of December 31, 2006, options for 500,000 shares were authorized, 273,833 were outstanding and 199,617 were exercisable, at exercise prices between $14.79 and $31.11.

PXRE allows its directors to elect to convert their Board of Directors retainer fee to options under the Directors Equity and Deferred Compensation Plan. Under this plan, at December 31, 2006, options for 250,000 shares were authorized and 83,627 were outstanding at prices ranging from $12.81 to $33.46 which are 100% vested and immediately exercisable for a period of 10 years.

As of December 31, 2006, total authorized common shares reserved for grants of employee and director share options and restricted shares under the above plans are 2,564,846 shares. Total shares of 1,085,305 relate to share options which are vested and exercisable at December 31, 2006 at exercise prices between $12.50 and $33.46. All options become exercisable upon a change of control of PXRE as defined by the plans.

At January 1, 2006, PXRE adopted FASB SFAS 123R issued in December 2004, using the modified prospective application method. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services and for transactions in which an entity obtains employee services in share-based payment transactions. Under SFAS 123R, compensation costs are recognized for the fair value of all share-based compensation over their remaining vesting period, including the cost related to the unvested portion of all outstanding share-based compensation as of December 31, 2005. Previously, PXRE accounted for its share-based compensation plans under the recognition and measurement principles of the Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and related Interpretations. No share-based compensation cost related to the options granted under the plans was reflected in net income (loss) prior to the year ended December 31, 2006. PXRE’s adoption of SFAS 123R did not and has not had a material effect on net income.

The following table illustrates the effects on net income (loss) and income (loss) per share of applying the “fair value” method to all share option grants under the provisions of SFAS 123R for the years ended December 31, 2006, 2005 and 2004:

($000’s, except per share data)	2006	2005	2004
Net income (loss) to common shareholders:
As reported
Income (loss) before share-based compensation
expense and convertible preferred share dividends
	$28,925	$(697,558)	$22,846
Total share-based compensation expense
determined under fair value based method, net of
related tax effects	(423)	-	-
	28,502	(697,558)	22,846
Deduct:
Total share-based compensation expense
determined under fair value based method, net of
related tax effects	-	(1,170)	(2,180)

Actual (Pro-forma for 2005 and 2004) net income
(loss) before convertible preferred share dividends	$28,502	$(698,728)	$20,666

Basic income (loss) per share:
As reported	$0.33	$(21.65)	$0.61
Actual (Pro-forma for 2005 and 2004)	$0.33	$(21.69)	$0.46
Diluted income (loss) per share:
As reported	$0.33	$(21.65)	$0.59
Actual (Pro-forma for 2005 and 2004)	$0.33	$(21.69)	$0.44

2004 amounts have been adjusted for immaterial errors with respect to the anti-dilutive nature of convertible preferred share dividends and therefore amounts presented herein do not agree with the previously issued consolidated financial statements.

The fair value of each option granted in 2006, 2005 and 2004 was estimated on the date of grant using a modified Black-Scholes option pricing model with the following weighted average assumptions:

	2006	2005	2004
Risk-free rate	4.77%	3.92%	3.73%
Dividend yield	0.00%	2.02%	0.99%
Volatility factor	38.35%	36.92%	40.72%
Expected life (in years)	5	5	5

Expected volatility is based on historical volatility of the Company’s stock. The risk-free rate is based on U.S. Treasury rates in effect at the time of the grant.

A summary of the status of the employee and director share option plans at December 31, 2006 and 2005 and changes during the years then ended is presented below:

	2006			2005
		Weighted	Weighted		Weighted	Weighted
		Average	Average		Average	Average
		Exercise	Remaining		Exercise	Remaining
	Shares	Price	Life	Shares	Price	Life
Options outstanding at beginning of year	1,522,778	$20.43		2,029,216	$19.93
Options granted	44,154	6.27		55,000	23.74
Options exercised	-	N/A		(478,412)	17.88
Options forfeited	(316,757)	21.98		(83,026)	25.13
Options outstanding at end of year	1,250,175	19.53	5.06	1,522,778	20.43	5.74
Options exercisable at end of year	1,085,305	19.68	4.71	1,143,359	20.17	5.22
Weighted average fair value of options granted		2.26			9.02

A summary of the status of unvested restricted shares as of December 31, 2006, and changes during the years ended December 31, 2006, is presented below:

		Weighted-Average
		Grant Date
Unvested Shares	Shares	Fair Value
Unvested at January 1, 200	460,868	$25.21
Granted	169,751	$3.39
Vested	(155,784)	$24.93
Forfeited	(118,442)	$24.93
Unvested at December 31, 2006	356,393	$15.04

As of December 31, 2006, there was $0.4 million of total unrecognized compensation cost related to unvested option share-based compensation arrangements and $3.0 million of unvested restricted share-based compensation arrangements granted under the Plans. Those costs are expected to be recognized over a weighted-average period of 1.3 and 1.5 years, respectively. The total fair value of restricted shares vested during 2006 and 2005, was $3.9 million and $3.0 million, respectively.

PXRE also had adopted a non-employee Director Deferred Share Plan granting 2,000 shares to each non-employee Board member prior to 2003 at the times specified in the plan. This plan was terminated effective January 1, 2003. At December 31, 2006, the 12,000 shares granted to eligible non-employee Board members will be issued to Board members at their termination

13. Segment Information

PXRE operates in two reportable property and casualty segments – (i) catastrophe and risk excess and (ii) exited lines – based on PXRE’s approach to managing the business. The exited lines segment includes business previously written and classified by the Company as direct casualty, Lloyd’s of London (“Lloyd’s”), international casualty and finite. In addition, PXRE operates in two geographic segments – North American, representing North American based risks written by North American based clients, and International (principally worldwide risks including the United States, United Kingdom, Continental Europe, Latin America, the Caribbean, Bermuda, Australia and Asia), representing all other premiums written.

There are no differences among the accounting policies of the segments as compared to PXRE’s consolidated financial statements.

PXRE does not maintain separate balance sheet data for each of its operating segments nor does it allocate net investment income, net realized investment gains or losses, other fee income, other reinsurance related expense, operating expenses, foreign exchange gains and losses or interest expense to these segments. Accordingly, PXRE does not review and evaluate the financial results of its operating segments based upon balance sheet data and these other income statement items.

The following tables summarize the net premiums written, net premiums earned and underwriting income (loss) by PXRE’s business segments. The amounts shown for the North American and International geographic segments are presented net of proportional reinsurance and allocated excess of loss reinsurance cessions, but gross of corporate catastrophe excess of loss reinsurance cessions, which are separately itemized where applicable.

Net Premiums Written

	Year Ended December 31,
	2006		2005		2004
($000’s except percentages)	Amount	Percent	Amount	Percent	Amount	Percent
Catastrophe and Risk Excess
International	$110,923		$378,583		$250,505
North American	30,148		159,101		85,661
Excess of Loss Cessions	(87,137)		(129,413)		(28,729)
	53,934	101%	408,271	100%	307,437	99%

Exited Lines
International	(499)		(272)		(119)
North American	74		(994)		2,469
	(425)	(1)	(1,266)	-	2,350	1

Total	$53,509	100%	$407,005	100%	$309,787	100%

Net Premiums Earned

	Year Ended December 31,
	2006		2005		2004
($000’s except percentages)	Amount	Percent	Amount	Percent	Amount	Percent
Catastrophe and Risk Excess
International	$128,450		$372,433		$249,365
North American	44,809		148,506		87,109
Excess of Loss Cessions	(88,311)		(131,357)		(34,655)
	84,948	100%	389,582	100%	301,819	98%

Exited Lines
International	(499)		(268)		(121)
North American	80		(990)		6,374
	(419)	-	(1,258)	-	6,253	2

Total	$84,529	100%	$388,324	100%	$308,072	100%

Underwriting income (loss) includes premiums earned, losses incurred and commission and brokerage net of fee income, but does not include net investment income, net realized investment gains or losses, other fee income, other reinsurance related expense, operating expenses, foreign exchange gains or losses or interest expense.

Underwriting Income (Loss)

	Year Ended December 31,
	2006		2005		2004
($000’s, except percentages)	Amount	Percent	Amount	Percent	Amount	Percent
Catastrophe and Risk Excess
International	$133,457		$(391,226)		$63,686
North American	11,708		(295,985)		36,793
Excess of Loss Cessions	(85,404)		22,766		(30,287)
	59,761	112%	(664,445)	99%	70,192	148%

Exited Lines
International	630		3,727		4,080
North American	(7,188)		(11,440)		(26,873)
	(6,558)	(12)	(7,713)	1	(22,793)	(48)

Total	$53,203	100%	$(672,158)	100%	$47,399	100%

The following table reconciles the underwriting income (loss) for the operating segments to income (loss) before taxes, cumulative effect of accounting change and convertible preferred share dividends as reported in the Consolidated Statements of Operations and Comprehensive Operations:

($000’s)	2006	2005	2004
Net underwriting income (loss)	$53,203	$(672,158)	$47,399
Net investment income	60,654	45,292	26,178
Net realized investment losses	(7,809)	(14,736)	(150)
Other fee income	185	-	-
Other reinsurance related expense	(17,862)	(936)	-
Operating expenses	(43,373)	(36,208)	(41,293)
Foreign exchange (losses) gains	(1,444)	1,547	(80)
Interest expense	(14,455)	(14,452)	(14,389)
Income (loss) before income taxes, cumulative
effect of accounting change and convertible
preferred share dividends	$29,099	$(691,651)	$17,665

14. Quarterly Consolidated Results of Operations (Unaudited)

The following are unaudited quarterly results of operations on a consolidated basis for the years ended December 31, 2006 and 2005. Quarterly results necessarily rely heavily on estimates. This and certain other factors, such as catastrophic losses, call for caution in drawing specific conclusions from quarterly results. Due to changes in the number of average shares outstanding, quarterly earnings per share may not add to the total for the year.

	Three Months Ended
($000’s, except per share data)	March 31	June 30	September 30	December 31
2006
Net premiums written	$78,893	$(27,906)	$20,691	$(18,169)

Revenues:
Net premiums earned	$77,087	$15,309	$5,616	$(13,483)
Net investment income	17,912	13,249	14,600	14,893
Net realized investment (losses) gains	(4,659)	(3,379)	57	172
Fee income	191	27	16	194
Total revenues	90,531	25,206	20,289	1,776
Losses and expenses:
Losses and loss expenses incurred	17,800	850	(5,966)	(241)
Commission and brokerage	11,895	4,630	1,786	815
Other reinsurance related expense	3,721	2,255	4,762	7,124
Operating expenses	10,965	11,392	11,284	9,732
Foreign exchange losses (gains)	927	338	347	(168)
Interest expense	3,611	3,601	3,616	3,627
Total losses and expenses	48,919	23,066	15,829	20,889
Income (loss) before income taxes and convertible
preferred share dividends	41,612	2,140	4,460	(19,113)
Income tax provision	-	-	-	597
Net income (loss) before convertible preferred share
dividends	$41,612	$2,140	$4,460	$(19,710)
Convertible preferred share dividends	1,163	1,375	1,163	1,163
Net income (loss) to common shareholders	$40,449	$765	$3,297	$(20,873)

Basic earnings (loss) per common share:
Net income (loss) to common shareholders	$0.56	$0.01	$0.04	$(0.29)
Average shares outstanding (000’s)	71,889	71,986	72,002	72,006
Diluted earnings (loss) per common share:
Net income (loss)	$0.54	$0.01	$0.04	$(0.29)
Average shares outstanding (000’s)	76,975	71,986	72,003	72,006

Dividends paid per common share	$-	$-	$-	$-

Amounts for the three months ended June 30, 2006 and September 30, 2006 have been adjusted for immaterial errors with respect to the anti-dilutive nature of convertible preferred share dividends and therefore amounts presented herein do not agree with the previously issued consolidated financial statements.

The net premiums earned for the three months ended December 31, 2006 is largely impacted by excess of loss retrocessional catastrophe coverage purchased during 2006, including one of the collateralized catastrophe facilities entered into during the fourth quarter of 2005 to protect the Company against a severe catastrophe event and the related early termination charge of approximately $17.6 million.

	Three Months Ended
($000’s, except per share data)	March 31	June 30	September 30	December 31
2005
Net premiums written	$113,605	$63,454	$99,281	$130,665

Revenues:
Net premiums earned	$79,434	$83,420	$68,817	$156,653
Net investment income	10,442	6,681	13,526	14,643
Net realized investment losses	(107)	(225)	(34)	(14,370)
Fee income	211	206	353	171
Total revenues	89,980	90,082	82,662	157,097
Losses and expenses:
Losses and loss expenses incurred	44,438	25,125	408,958	533,002
Commission and brokerage	9,278	9,789	12,945	17,888
Other reinsurance related expense	-	-	-	936
Operating expenses	9,377	10,471	7,255	9,105
Foreign exchange losses (gains)	598	(1,414)	(237)	(494)
Interest expense	3,610	3,612	3,615	3,615
Total losses and expenses	67,301	47,583	432,536	564,052
Income (loss) before income taxes and
convertible preferred share dividends	22,679	42,499	(349,874)	(406,955)
Income tax (benefit) provision	(64)	(1,008)	(32,531)	39,510
Net income (loss) before convertible preferred
share dividends	$22,743	$43,507	$(317,343)	$(446,465)
Convertible preferred share dividends	3,369	1,268	1,241	1,162
Net income (loss) to common shareholders	$19,374	$42,239	$(318,584)	$(447,627)

Basic earnings per common share:
Net income (loss) to common
shareholders	$0.96	$1.50	$(11.17)	$(8.45)
Average shares outstanding (000’s)	20,200	28,179	28,529	52,987
Diluted earnings per common share:
Net income (loss)	$0.69	$1.30	$(11.17)	$(8.45)
Average shares outstanding (000’s)	32,980	33,359	28,529	52,987

Dividends paid per common share	$0.06	$0.12	$0.12	$0.12

15. Contingencies

Between May 3, 2006 and June 16, 2006, several class action lawsuits have been filed against PXRE, Jeffrey Radke, the Company’s Chief Executive Officer, and John Modin, the Company’s former Chief Financial Officer, in the U.S. District Court for the Southern District of New York on behalf of a putative class consisting of investors who purchased the publicly traded securities of PXRE between July 28, 2005 and February 16, 2006. Each of the class action complaints asserts nearly identical claims and alleges that during the purported class period certain PXRE executives made a series of materially false and misleading statements or omissions about PXRE’s business, prospects and operations, thereby causing investors to purchase PXRE’s securities at artificially inflated prices, in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Rule 10b-5 promulgated under the 1934 Act. The class action complaints allege, among other things, that the Company failed to disclose and misrepresented the following material adverse facts: (1) the full impact on PXRE’s business of hurricanes Katrina, Rita and Wilma (the “2005 Hurricanes”); (2) the doubling of PXRE’s cost of the 2005 Hurricanes to an estimated $758 million to $788 million; and (3) the magnitude of the loss to PXRE and PXRE’s potential loss of its financial-strength and credit ratings from A.M. Best. Further, the complaints allege, based on the foregoing asserted facts, that PXRE’s statements with respect to its loss estimates for the 2005 hurricane season lacked any reasonable basis. The class actions seek an unspecified amount of damages, as well as other forms of relief. A motion to appoint a lead plaintiff and consolidate all of the class actions into a single proceeding is currently pending before the court.

On February 21, 2007, PXRE entered into a Tolling and Standstill Agreement with certain institutional investors in connection with potential claims arising out of the Private Placement of Series D Perpetual Non-voting Preferred Shares of PXRE that were sold pursuant to the Private Placement Memorandum dated on or about September 28, 2005.

PXRE has not established any reserves for any potential liability relating to the class action lawsuits other than $1.0 million for legal fees. The Company has insurance coverage with respect to claims such as the class action lawsuits, but it is not currently possible to determine whether such insurance coverage will be adequate to cover the Company’s defense costs and any losses. Unfavorable outcomes in the class action lawsuits, resulting in the payment of substantial damages or fines or criminal penalties, could have a material adverse effect on the Company’s business, cash flows, results of operations, financial position and prospects.

16. Subsequent Event

On March 14, 2007, the Board of Directors concluded its strategic alternative evaluation process and announced that we had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Argonaut Group, Inc. (“Argonaut”). Pursuant to the terms of the Merger Agreement, Argonaut will merge into a newly formed PXRE Group Ltd. subsidiary, PXMS, Inc. Upon completion of the merger, and subject to the terms and conditions of the Merger Agreement which has been unanimously approved by the Board of Directors of both companies, Argonaut stockholders will receive, subject to certain adjustments, 6.4672 shares of PXRE common stock in exchange for each share of Argonaut common stock. Upon closing of the transaction, approximately 73% of PXRE’s outstanding common stock will be owned by former Argonaut stockholders, and approximately 27% by former holders of PXRE’s common stock and convertible voting preferred shares. Argonaut stock options and other equity awards will automatically convert upon completion of the merger into stock options and equity awards with respect to PXRE common stock, subject to adjustment to reflect the exchange ratio.

Upon completion of the merger, PXRE will be renamed “Argo Group International Holdings, Ltd.” and its common shares will be delisted from the New York Stock Exchange and relisted on the NASDAQ Global Market (“NASDAQ”).

Completion of the merger, which is expected to occur in the third quarter of 2007, is subject to various conditions, including (1) receipt of approvals of the holders of PXRE and Argonaut common stock, (2) receipt of regulatory approvals, and (3) effectiveness of the Form S-4 registration statement relating to the PXRE common stock to be issued in the merger and listing of the PXRE common stock on the NASDAQ.

The merger agreement contains certain termination rights for both us and Argonaut. Under certain circumstances, including those relating to competing business combination proposals, termination of the merger agreement could obligate PXRE to pay a termination fee of $20 million.

Concurrently with the announcement of the merger, we also announced the formation of a new Bermuda based reinsurance subsidiary, Peleus Reinsurance Ltd. (“Peleus Re”) on March 14, 2007. Peleus Re has been rated “A-” by A.M. Best & Company and is expected to begin writing reinsurance business. Peleus Re will focus on underwriting medium to small commercial property reinsurance risks on a pro rata and risk excess basis, and property catastrophe reinsurance risk on a controlled basis. It is also expected to reinsure casualty risks, initially through a quota share of Argonaut’s existing casualty business. Peleus Re will initially be capitalized with $213 million contributed from the existing surplus of PXRE Bermuda. PXRE Bermuda and PXRE Reinsurance will be placed into an orderly runoff, but will provide intercompany reinsurance support to Peleus Re.

Since our ratings downgrades in February 2006, we have maintained active communications with the BMA. As a result of these communications PXRE has agreed to submit to additional regulatory oversight by the BMA. We agreed that effective March 12, 2007 PXRE Bermuda will not write any insurance business other than intra-group reinsurance in support of Peleus Re without the approval of the BMA.

We have also agreed with the BMA that effective March 12, 2007, PXRE Bermuda, before reducing its total statutory capital by 10% or more, in the aggregate, as set out in its previous year's financial statements, in any calendar year, shall apply to the BMA for its approval. Notwithstanding the foregoing, PXRE Bermuda may reduce its total statutory capital, as set out in its previous year's financial statements, by less than 10%, in the aggregate in any calendar year, provided that at least fourteen days before payment of such distribution it files with the BMA a certificate signed by the insurer's principal representative and two of its directors which states that, in the opinion of those signing the certificate; the return and reduction of statutory capital will not cause the insurer to fail to meet its relevant margins.

Additionally, PXRE Bermuda, before declaring a dividend in respect of any financial year which would exceed 20% of its total statutory capital and surplus, as shown on its statutory balance sheet in relation to the previous financial year, must apply to the BMA for its approval. Notwithstanding the foregoing, PXRE Bermuda may declare and pay dividends in respect of any financial year which would not exceed 20% of its total statutory capital and surplus, as shown on its statutory balance sheet in relation to the previous financial year provided that at least fourteen days before payment of such dividend it files with the BMA a certificate signed by its principal representative and two of its directors which states that, in the opinion of those signing the certificate; the payment of such dividend will not cause PXRE Bermuda to fail to meet its relevant margins.

PARENT COMPANY INFORMATION	Schedule II

PXRE Group Ltd.’s summarized financial information (parent company only) is as follows:

($000’s)	December	December
BALANCE SHEETS	31, 2006	31, 2005
Assets:
Cash	$74	$308
Equity in subsidiaries	570,747	543,062
Other assets	6,133	6,262
Total assets	$576,954	$549,632

Liabilities:
Liabilities to subsidiary	$11,803	$16,399
Other liabilities	3,949	3,480
Subordinated debt	64,435	64,435
Total liabilities	80,187	84,314
Shareholders’ equity	496,767	465,318
Total liabilities and shareholders’ equity	$576,954	$549,632

($000’s)	Years Ended December 31,
STATEMENTS OF OPERATIONS	2006	2005	2004
Net investment income	$120	$193	$131
Interest expense	(5,289)	(5,289)	(5,289)
Operating expenses	(15,646)	(7,479)	(8,015)
Loss before equity in earnings (loss) of subsidiary and cumulative effect of
accounting change	(20,815)	(12,575)	(13,173)
Equity in earnings (loss) of subsidiary	49,317	(684,983)	37,072
Income (loss) before cumulative effect of accounting change	28,502	(697,558)	23,899
Cumulative effect of accounting change, net of tax	-	-	(1,053)
Net income (loss)	$28,502	$(697,558)	$22,846

CASH FLOW STATEMENTS
Cash flows from operating activities:
Net income (loss)	$28,502	$(697,558)	$22,846
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Equity in (earnings) loss of subsidiaries	(49,317)	684,983	(37,072)
Inter-company accounts	(4,596)	18,173	(2,066)
Other	2,676	3,328	6,006
Net cash (used) provided by operating activities	(22,735)	8,926	(10,286)
Cash flows from investing activities:
Net change in short-term investments	-	-	1,099
Distribution (contribution) of capital from (to) subsidiaries	27,000	(470,895)	(100,982)
Notes to subsidiaries	-	-	4
Net cash provided (used) by investing activities	27,000	(470,895)	(99,879)
Cash flows from financing activities:
Proceeds from issuance of common shares	628	483,169	114,701
Cash dividends paid to common shareholders	-	(16,832)	(3,417)
Cash dividends paid to preferred shareholders	(4,864)	(3,671)	-
Cost of shares repurchased	(263)	(603)	(1,060)
Net cash (used) provided by financing activities	(4,499)	462,063	110,224
Net change in cash	(234)	94	59
Cash, beginning of year	308	214	155
Cash, end of year	$74	$308	$214

Supplemental disclosure of non cash flow information:
Deconsolidation increase of subordinated debt investments – Other assets and
subordinated debt	$-	$-	$1,935
Convertible preferred share dividends	$-	$3,369	$14,018

Schedule III

PXRE GROUP LTD. AND SUBSIDIARIES
SUPPLEMENTARY INSURANCE INFORMATION

	($000’s)
	Column A	Column B	Column C	Column D	Column E	Column F	Column G	Column H	Column I	Column J	Column K
			Future
			policy
			benefits,		Other
			losses,		policy			Benefits,	Amortization
	Segment-	Deferred	claims and	Assumed	claims and			claims,	of
	property	policy	loss	unearned	benefits		Net	losses and	deferred
	and	acquisition	expenses	premiums	payable	Premium	investment	settlement	policy	Other
	casualty	cost	(caption	(caption	(caption	revenue	income	expenses	acquisition	operating	Premiums
	insurance	(caption 7)	13-a-1)	13-a-2)	13-a-3)	(caption 1)	(caption 2)	(caption 4)	costs	expense	written
2006	North American					$44,889		$32,630	$7,739		$30,222
	International					127,951		(16,436)	10,300		110,424
	Corporate Wide					(88,311)		(3,751)	844		(87,137)
	Total	$8	$603,241	$113	$-	$84,529	$60,654	$12,443	$18,883	$43,373	$53,509

2005	North American					$147,516		$438,949	$15,992		$158,107
	International					372,165		733,737	25,927		378,311
	Corporate Wide					(131,357)		(161,163)	7,040		(129,413)
	Total	$5,487	$1,320,126	$32,512	$-	$388,324	$45,292	$1,011,523	$48,959	$36,208	$407,005

2004	North American					$93,483		$71,833	$11,730		$88,130
	International					249,244		159,163	22,315		250,386
	Corporate Wide					(34,655)		(4,649)	281		(28,729)
	Total	$1,745	$460,084	$15,952	$-	$308,072	$26,178	$226,347	$34,326	$41,293	$309,787

Schedule V

PXRE GROUP LTD. AND SUBSIDIARIES
VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

($000’s)
Column A	Column B	Column C		Column D	Column E

		Additions
	Balance at	(1)	(2)		Balance at
	beginning of	Charged to costs	Charged to other		end of
Description	year	and expenses	accounts	Deductions	year
Valuation allowance for deferred tax asset
2006	$51,395	$-	$-	$1,136	$50,259
2005	$-	$48,915	$2,480	$-	$51,395
2004	$-	$-	$-	$-	$-

Allowance for doubtful accounts
2006	$2,714	$2,508	$-	$-	$5,222
2005	$3,044	$(330)	$-	$-	$2,714
2004	$2,500	$544	$-	$-	$3,044

Schedule VI

PXRE GROUP LTD. AND SUBSIDIARIES

SUPPLEMENTARY INFORMATION CONCERNING

PROPERTY-CASUALTY INSURANCE OPERATIONS

	($000’s)
	Column A	Column B	Column C	Column D	Column E	Column F	Column G	Column H		Column I	Column J	Column K
			Reserves for					Claims and claim		Amortization
			unpaid					adjustment expenses		of	Paid
		Deferred	claims	Discount,				incurred related to		deferred	claims
	Affiliation	policy	and claim	if any	Assumed		Net	(1)	(2)	policy	and claim
	with	acquisition	adjustment	deducted in	unearned	Earned	investment	Current	Prior	acquisition	adjustment	Premiums
	registrant	costs	expenses	Column C	premiums	premiums	Income	year	years	costs	expenses	written
2006	Consolidated	$8	$603,241	$-	$113	$84,529	$60,654	$22,856	$(10,413)	$18,883	$660,149	$53,509

2005	Consolidated	5,487	1,320,126	-	32,512	388,324	45,292	987,647	23,876	48,959	192,275	407,005

2004	Consolidated	1,745	460,084	-	15,952	308,072	26,178	214,316	12,031	34,326	132,121	309,787

Consent of Independent Registered Public Accounting Firm

The Board of Directors
PXRE Group Ltd.:

We consent to the incorporation by reference in the registration statement (No. 333-85451) on Form S-4 of PXRE Group Ltd. of our report dated March 16, 2007, with respect to the consolidated balance sheets of PXRE Group Ltd., and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of PXRE Group Ltd.

/s/ KPMG LLP
New York, New York
March 16, 2007

EXHIBIT INDEX

     Certain of the following exhibits, as indicated parenthetically, were previously filed as exhibits to registration statements filed by PXRE Group Ltd. or its predecessor companies under the Securities Act of 1933, as amended, or to reports filed by PXRE Group Ltd. or its predecessor companies under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are hereby incorporated by reference to such statements or reports. PXRE Group Ltd.’s Exchange Act file number is 1-15259. Prior to the reorganization that resulted in the formation of PXRE Group Ltd., PXRE Corporation’s Exchange Act file numbers were 1-12595 and 0-15428.

3.1	Memorandum of Association of PXRE Group Ltd. (Exhibit 3.1 to PXRE Group Ltd.’s Form S-4 Registration Statement dated August 18, 1999).
3.2	Amended Bye-laws of PXRE Group Ltd., dated as of November 18, 2005. (Exhibit 3.2 to PXRE Group Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005)
3.3	Description of Stock of PXRE Group Ltd. (Appendix II to PXRE Group Ltd.’s Proxy Statement for the February 12, 2002 Special Meeting of Shareholders).
4.1	Form of Specimen Common Share certificate, par value $1.00 per share, of PXRE Group Ltd. (Exhibit 4.1 to PXRE Group Ltd.’s Form S-4 Registration Statement dated August 18, 1999).
4.2	Description of Stock of Series D Perpetual Non-Voting Preferred Shares of PXRE Group Ltd. (Appendix II to PXRE Group Ltd.’s Proxy Statement dated October 20, 2005).
4.3	Indenture, dated as of January 29, 1997, between PXRE Corporation and First Union National Bank, as Trustee, in respect of PXRE Corporation’s 8.85% Junior Subordinated Deferrable Interest Debentures due 2027 (Exhibit 4.3 to PXRE Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996).
4.4	First Supplemental Indenture, dated as of January 29, 1997, between PXRE Corporation and First Union National Bank, as Trustee, in respect of PXRE Corporation’s 8.85% Junior Subordinated Deferrable Interest Debentures due 2027 (Exhibit 4.4 to the Annual Report on Form 10-K of PXRE Corporation for the fiscal year ended December 31, 1996).
4.5	Amended and Restated Declaration of Trust of PXRE Capital Trust I, dated as of January 29, 1997, among PXRE Corporation, as Sponsor, the Administrators thereof, First Union Bank of Delaware, as Delaware Trustee, First Union National Bank, as Institutional Trustee, and the holders from time to time of undivided interests in the assets of PXRE Capital Trust I (Exhibit 4.5 to the Annual Report on Form 10-K of PXRE Corporation for the fiscal year ended December 31, 1996).
4.6	Capital Securities Guarantee Agreement, dated as of January 29, 1997, between PXRE Corporation and First Union National Bank, as Guarantee Trustee (Exhibit 4.6 to the Annual Report on Form 10-K of PXRE Corporation for the fiscal year ended December 31, 1996).
4.7	Common Securities Guarantee Agreement, dated as of January 29, 1997, executed by PXRE Corporation (Exhibit 4.7 to the Annual Report on Form 10-K of PXRE Corporation for the fiscal year ended December 31, 1996).
4.8	Registration Rights Agreement dated as of January 29, 1997, among PXRE Corporation, PXRE Capital Trust I and Salomon Brothers Inc, as Representative of the Initial Purchasers (Exhibit 10.1 to the Annual Report on Form 10-K of PXRE Corporation for the fiscal year ended December 31, 1996).
4.9	Investment Agreement, dated as of April 4, 2002 between PXRE Group Ltd. and certain Investors named therein (Appendix III to PXRE Group Ltd.’s Proxy Statement for the February 12, 2002 Special Meeting of Shareholders).
4.10	Amended and Restated Declaration of Trust of PXRE Capital Statutory Trust II, dated as of May 15, 2003, among PXRE Group Ltd., as Sponsor, the Administrators thereof, U.S. Bank National Association, as Institutional Trustee, and the holders from time to time of undivided beneficial interests in the assets of PXRE Capital Statutory Trust II (Exhibit 10.1 to PXRE Group Ltd.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).
4.11	Indenture for Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2033, dated as of May 15, 2003, among PXRE Group Ltd. as Issuer, and U.S. Bank National Association, as Trustee (Exhibit 10.2 to PXRE Group Ltd.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).
4.12	Guarantee Agreement, dated as of May 15, 2003, executed and delivered by PXRE Group Ltd., as Guarantor, and U.S. Bank National Association, as Trustee, for the benefit of the holders from time to time of the Capital Securities of PXRE Capital Statutory Trust II (Exhibit 10.3 to PXRE Group Ltd.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).
4.13	Amended and Restated Declaration of Trust of PXRE Capital Trust III, dated as of May 22, 2003, among PXRE Group Ltd., as Sponsor, the Administrators thereof, Wilmington Trust Company, as Delaware and Institutional Trustee, and the holders from time to time of undivided beneficial interests in the assets of PXRE Capital Trust III (Exhibit 10.6 to PXRE Group Ltd.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).
4.14	Indenture for Fixed Rate Junior Subordinated Debt Securities due 2033, dated as of May 22, 2003, among PXRE Group Ltd. as Issuer, and Wilmington Trust Company, as Trustee (Exhibit 10.7 to PXRE Group Ltd.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).
4.15	Guarantee Agreement, dated as of May 22, 2003, executed and delivered by PXRE Group Ltd., as Guarantor, and Wilmington Trust Company, as Trustee, for the benefit of the holders from time to time of the Capital Securities of PXRE Capital Trust III (Exhibit 10.8 to PXRE Group Ltd.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

4.16	Amended and Restated Declaration of Trust of PXRE Capital Statutory Trust V, dated as of October 29, 2003, among PXRE Group Ltd., as Sponsor, the Administrators thereof, U.S. Bank National Association, as Institutional Trustee, and the holders, from time to time, of undivided beneficial interests in the assets of PXRE Capital Statutory Trust V (Exhibit 4.23 to PXRE Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2003).
4.17	Indenture for Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures, Series D, due 2033, dated as of October 29, 2003, among PXRE Group Ltd. as Issuer, and U.S. Bank National Association, as Trustee (Exhibit 4.24 to PXRE Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2003).
4.18	Guarantee Agreement, dated as of October 29, 2003, executed and delivered by PXRE Group Ltd., as Guarantor, and U.S. Bank National Association, as Guarantee Trustee, for the benefit of the holders from time to time of the Capital Securities of PXRE Capital Statutory Trust V (Exhibit 4.25 to PXRE Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2003).
4.19	Amended and Restated Trust Agreement of PXRE Capital Trust VI, dated as of November 6, 2003, among PXRE Group Ltd., as Depositor, the Administrators thereof, JPMorgan Chase Bank, as Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee, and the several Holders as defined therein (Exhibit 4.28 to PXRE Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2003).
4.20	Junior Subordinated Indenture, dated as of November 6, 2003, among PXRE Group Ltd. and JPMorgan Chase Bank, as Trustee (Exhibit 4.29 to PXRE Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2003).
4.21	Guarantee Agreement for PXRE Capital Trust VI, dated as of November 6, 2003, among PXRE Group Ltd., as Guarantor, and JPMorgan Chase Bank, as Guarantee Trustee (Exhibit 4.30 to PXRE Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2003).
4.22	Agreement, dated as of March 31, 2005, between PXRE Group Ltd. and the holders of the Series A Convertible Voting Preferred Shares, Series B Convertible Preferred Shares and Series C Convertible Preferred Shares (Exhibit 10.1 to PXRE Group Ltd.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005).
4.23	Agreement, dated as of June 20, 2005, between PXRE Group Ltd. and the holders of the Series A Convertible Voting Preferred Shares, Series B Convertible Preferred Shares, Series C Convertible Preferred Shares, Class A Convertible Voting Common Shares, Class B Convertible Voting Common Shares and Class C Convertible Voting Common (Exhibit 10.1 to PXRE Group Ltd.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).
10.1	Commutation Agreement, effective January 1, 2005, between PXRE Reinsurance Ltd. and Select Reinsurance Ltd. (Exhibit 10.11 to PXRE Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2004).
10.2	Aggregate Excess of Loss Agreement effective October 1, 1999 between PXRE Reinsurance Ltd. and PXRE Reinsurance Company (Exhibit 10.25 to the Annual Report on Form 10-K of PXRE Group Ltd. for the fiscal year ended December 31, 1999).
10.3	Annex IV to Aggregate Excess of Loss Agreement effective January 1, 2003 between PXRE Reinsurance Company and PXRE Reinsurance Ltd. (Exhibit 10.6 to the Annual Report on Form 10-K of PXRE Group Ltd. for the fiscal year ended December 31, 2002).
10.4	Annex V to Aggregate Excess of Loss Agreement effective September 12, 2005 between PXRE Reinsurance Ltd. and PXRE Reinsurance Company.(Exhibit 10.4 to the Annual Report on Form 10-K of PXRE Group Ltd. For the fiscal year ended December 31, 2005)
10.5	Aggregate Excess of Loss Agreement, effective as of September 13, 2005 between PXRE Reinsurance Company and PXRE Reinsurance Ltd. .(Exhibit 10.5 to the Annual Report on Form 10-K of PXRE Group Ltd. For the fiscal year ended December 31, 2005)
10.6	Excess of Loss Agreement effective January 1, 2006 between PXRE Reinsurance Ltd. and PXRE Reinsurance Company. .(Exhibit 10.6 to the Annual Report on Form 10-K of PXRE Group Ltd. For the fiscal year ended December 31, 2005)
10.7	Excess of Loss Agreement effective April 1, 2006 between PXRE Reinsurance Ltd. and PXRE Reinsurance Company. (incorporated by reference to Exhibit 99.1 of PXRE Group Ltd.’s Current Report on Form 8-K dated May 11, 2006).
10.8	Deed Poll Guarantee of PXRE Group Ltd. in respect of PXRE Reinsurance Ltd., dated as of September 1, 2002 (Exhibit 10.3a to PXRE Group Ltd.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).
10.9	Amended and Restated Agreement Concerning Filing of Consolidated Federal Income Tax Returns, dated as of August 23, 1993, between PXRE Corporation and PXRE Reinsurance Company (Exhibit 10.8 to the Annual Report on Form 10-K of PXRE Corporation for the fiscal year ended December 31, 1993); Addendum No. 2, dated November 10, 1994, to the PXRE Corporation Amended and Restated Agreement Concerning Filing of Consolidated Federal Income Tax Returns (Exhibit 10.22 to the Annual Report on Form 10-K of PXRE Corporation for the fiscal year ended December 31, 1994); Addendum No. 3, dated as of December 11, 1996 to the PXRE Corporation Amended and Restated Agreement Concerning Filing of Consolidated Federal Income Tax Returns (Exhibit 10.22 to the Annual Report on Form 10-K of PXRE Corporation for the fiscal year ended December 31, 1996); and Addendum No. 4 to the PXRE Group Amended and Restated Agreement Concerning Filing of Consolidated Federal Income Tax Return between PXRE Corporation and Transnational Insurance Company (Exhibit 10.9 to the Annual Report on Form 10-K of PXRE Group Ltd. for the fiscal year ended December 31, 2000).

10.10	Investment Advisory Services Agreement between PXRE Reinsurance Ltd. and Mariner Investment Group, Inc., dated October 1, 1999 (Exhibit 10.10 to the Annual Report on Form 10-K of PXRE Group Ltd. for the fiscal year ended December 31, 1999).
10.11	Investment Advisory Services Agreement, dated March 14, 2000, between PXRE Corporation and Mariner Investment Group, Inc., (Exhibit 10.34 to the Annual Report on Form 10-K of PXRE Group Ltd. for the fiscal year ended December 31, 1999).
10.12	NEAM Investment Management Agreement, dated April 8, 2002, between General Re-New England Asset Management, Inc. and PXRE Reinsurance Company; Investment Management Agreement, dated April 8, 2002, between General Re-New England Asset Management, Inc. and PXRE Group Ltd.; Investment Management Agreement, dated April 8, 2002 between General Re-New England Asset Management, Inc. and PXRE Reinsurance Ltd. (Exhibit 10.1 to PXRE Group Ltd.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
10.13	PXRE Group Ltd. Employee Stock Purchase Plan as amended and restated February 13, 2002 (Appendix B to PXRE Group Ltd.’s Proxy Statement for the 2002 Annual General Meeting of Shareholders).(M)
10.14	Amended and Restated Executive Severance Plan for Certain Executives of PXRE Group Ltd. dated May 5, 2004. (Exhibit 10.24 to PXRE Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2004). (M)
10.15	1988 Stock Option Plan as amended (Exhibit A to the first Prospectus forming part of PXRE Corporation’s Form S-8 and S-3 Registration Statement dated June 21, 1990). (M)
10.16	Restated Employee Annual Incentive Bonus Plan, as amended and restated (Appendix A to PXRE Group Ltd.’s Proxy Statement for the 2000 Annual General Meeting of Shareholders). (M)
10.17	1992 Officer Incentive Plan as amended (Appendix B to PXRE Group Ltd.’s Proxy Statement for the 2000 Annual General Meeting of Shareholders). (M)
10.18	2002 Officer Incentive Plan as amended (Appendix A to PXRE Group Ltd.’s Proxy Statement for the 2002 Annual Meeting of Shareholders). (M)
10.19	Director Stock Plan (Appendix C to PXRE Group Ltd.’s Proxy Statement for the 2004 Annual General Meeting of Shareholders). (M)
10.20	Director Equity and Deferred Compensation Plan (Appendix E to PXRE Group Ltd.’s Proxy Statement for the 2000 Annual General Meeting of Shareholders). (M)
10.21	Non-Employee Director Deferred Stock Plan (Exhibit 10.17 to the Annual Report on Form 10-K of PXRE Group Ltd. for the fiscal year ended December 31, 2000). (M)
10.22	2004 Incentive Bonus Compensation Plan (Appendix B to PXRE Group Ltd.’s Proxy Statement for the 2004 Annual Meeting of Shareholders). (M)
10.23	Lease, dated May 9, 1994, between Thornall Associates, L.P. and PXRE Corporation (Exhibit 10.24 to the Annual Report on Form 10-K of PXRE Corporation for the fiscal year ended December 31, 1994); Lease, dated November 1, 1999, between Thornall Associates, L.P. and PXRE Corporation (Exhibit 10.26 to the Annual Report on Form 10-K of PXRE Group Ltd. for the fiscal year ended December 31, 1999); Sublease, dated July 1, 2000, between I- many, Inc. and PXRE Corporation (Exhibit 10.23 to the Annual Report on Form 10-K of PXRE Group Ltd. for the fiscal year ended December 31, 2000); and Sublease dated February, 2005 between PXRE Corporation and The Lincoln National Life Insurance Company.
10.24	Lease, dated February 23, 2005, between Barr’s Bay Properties Limited and PXRE Reinsurance Ltd. (Exhibit 10.34 to PXRE Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2004).
10.25	Lloyd’s Deposit Trust Deed (Third Party Deposit) dated November 29, 1996 between PXRE Limited and PXRE Reinsurance Company (Exhibit 10.32 to the Annual Report on Form 10-K of PXRE Corporation for the fiscal year ended December 31, 1997).
10.26	Lloyd’s Security and Trust Deed (Letter of Credit and Bank Guarantee) dated November 29, 1997, between PXRE Limited and Lloyd’s of London (Exhibit 10.34 to the Annual Report on Form 10-K of PXRE Corporation for the fiscal year ended December 31, 1997).
10.27	Consulting Services Agreement, dated as of May 28, 2003 by and among PXRE Group Ltd., and Gerald L. Radke (Exhibit 10.1 to PXRE Group Ltd.’s Current Report on Form 8-K dated June 4, 2003).(M)
10.28	Employment Agreement, dated August 27, 2004, by and between PXRE Group Ltd. and John M. Modin, Executive Vice President & Chief Financial Officer of PXRE Group Ltd. (Exhibit 99.2 to PXRE Group Ltd.’s Current Report on Form 8-K dated August 31, 2004). (M)
10.29	Employment Agreement, dated August 27, 2004, by and between PXRE Reinsurance Company and Bruce J. Byrnes, General Counsel & Secretary of PXRE Reinsurance Company (Exhibit 99.3 to PXRE Group Ltd.’s Current Report on Form 8-K dated August 31, 2004).(M)
____________________

(M) Indicates a management contract or compensation plan or arrangement in which the directors and/or executive or PXRE participate.
(M) Indicates a management contract or compensation plan or arrangement in which the directors and/or executive or PXRE participate.

10.30	Employment Agreement, dated September 1, 2004, by and between PXRE Reinsurance Ltd. and John T. Daly, Executive Vice President of PXRE Reinsurance Ltd. (Exhibit 99.1 to PXRE Group Ltd.’s Current Report on Form 8-K dated September 2, 2004). (M)
10.31	Employment Agreement, dated June 23, 2005, by and between PXRE Group Ltd. and Jeffrey L. Radke (Exhibit 10.2 to PXRE Group Ltd.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005). (M)
10.32	Employment Agreement, dated December 27, 2005, by and between PXRE Group Ltd. and Robert P. Myron
(incorporated by reference to Exhibit 99.1 of PXRE Group Ltd.’s Current Report on Form 8-K dated December 27, 2005). (M)
10.33	Employment Agreement, dated January 16, 2006, by and between PXRE Group Ltd. and Guy D. Hengesbaugh (incorporated by reference to Exhibit 99.1 of PXRE Group Ltd.’s Current Report on Form 8-K dated January 16, 2006). (M)
10.34	Letter of Credit Facility Agreement, dated June 25, 2004, between PXRE Reinsurance Ltd., as Borrower, and Barclays Bank PLC, as Issuer (Exhibit 10.1 to PXRE Group Ltd.’s Current Report on Form 8-K filed June 25, 2004).
10.35	Security Agreement, dated June 25, 2004, between Barclays Bank PLC, as Secured Party, and PXRE Reinsurance Ltd., as Borrower (Exhibit 10.2 to PXRE Group Ltd.’s Current Report on Form 8-K filed June 25, 2004).
10.36	Global Amendment Agreement to the Letter of Credit Facility Agreement, dated January 28, 2005, between PXRE Reinsurance Ltd., as Borrower, and Barclays Bank PLC, as Issuer (Exhibit 99.1 to PXRE Group Ltd.’s Current Report on Form 8-K filed January 28, 2005).
10.37	Amendment Agreement dated December 31, 2005 between PXRE Reinsurance Ltd and Barclays Bank PLC increasing Letter of Credit capacity to $250 million (incorporated by reference to Exhibit 99.1 of PXRE Group Ltd.’s Current Report on Form 8-K dated January 9, 2006).
10.38	Letter of Credit Facility Agreement, dated August 2, 2005, by and between Citibank Ireland Financial Services plc and PXRE Reinsurance Ltd. (Exhibit 10.1 to PXRE Group Ltd.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005).
10.39	Insurance Letters of Credit – Master Agreement, dated August 2, 2005, by and between Citibank Ireland Financial Services plc and PXRE Reinsurance Ltd. (Exhibit 10.2 to PXRE Group Ltd.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005).
10.40	Pledge Agreement, dated August 2, 2005, by and between Citibank Ireland Financial Services plc and PXRE Reinsurance Ltd (Exhibit 10.3 to PXRE Group Ltd.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005).
10.41	Additional Agreement dated January 19, 2006 between PXRE Reinsurance Ltd and Citibank Ireland Financial Services PLC adding a second Letter of Credit facility of $200 million. (incorporated by reference to Exhibit 99.1 of PXRE Group Ltd.’s Current Report on Form 8-K dated January 19, 2006).
10.42	Underwriting Agreement, dated October 3, 2005, between PXRE Group Ltd. and Credit Suisse First Boston LLC, as the underwriter (Exhibit 10.5 to PXRE Group Ltd.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005).
10.43	Share Purchase Agreement, dated September 30, 2005, by and among PXRE Group Ltd. and the investors named on the signature pages thereto (including exhibits B and C thereto) Ltd (Exhibit 10.4 to PXRE Group Ltd.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005).
10.44	Reinsurance Agreement, dated October 8, 2005, by and between PXRE Group Ltd. as cedent and Atlantic and Western Re Limited, as reinsurer (incorporated by reference to Exhibit 99.1 of PXRE Group Ltd.’s Current Report on Form 8-K dated November 8, 2005).
10.45	Stop Loss Reinsurance Agreement between PXRE Reinsurance Limited, Lloyd’s Syndicate 1224 and Omni Whittington Capital Management Limited (incorporated by reference to Exhibit 99.2 of PXRE Group Ltd.’s Current Report on Form 8-K dated November 29, 2005).
10.46	Reinsurance Agreement, dated December 21, 2005, by and between PXRE Group Ltd. as cedent and Atlantic and Western Re II Limited, as reinsurer (incorporated by reference to Exhibit 99.1 of PXRE Group Ltd.’s Current Report on Form 8-K dated December 21, 2005).
10.47	PXRE Group Ltd. Code of Business Conduct and Ethics for Directors, Officers and Employees, February 10, 2004.
10.48	Employment Agreement dated April 4, 2006 by and between PXRE Reinsurance Company and Bruce J. Byrnes .*(M)
10.49	Third Amendment dated December 29, 2006 by and between PXRE Reinsurance Ltd and Barclays Bank PLC .*
10.50	Agreement and Plan of Merger, dated March 14, 2007, between PXRE Group Ltd., PXMS Inc. and Argonaut Group, Inc. (incorporated by reference to Exhibit 2.1 of PXRE Group Ltd’s Current Report on Form 8-K dated March 16, 2007)
10.51	Voting and Conversion Agreement dated March 14, 2007, between PXRE Group Ltd., Argonaut Group, Inc. and the Stockholders named therein. (incorporated by reference to Exhibit 4.1 of PXRE Group Ltd.’s Current Report on Form 8-K dated March 16, 2007)
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(M) Indicates a management contract or compensation plan or arrangement in which the directors and/or executive or PXRE participate.

11	Statement setting forth computation of earnings per share. The information required by this Exhibit is presented in the financial statements and the notes thereto included in this Form 10-K.
12	Statement setting forth computation of ratios. Attached hereto as Exhibit 12.
21	List of Subsidiaries. Attached hereto as Exhibit 21.
23	Consents of Experts and Counsel. The consent of KPMG LLP, independent registered public accounting firm to PXRE, is included as part of Item 14(a)(2) of this Form 10-K.
24	Power of Attorney. Copies of the powers of attorney executed by each of Gerald L. Radke, F. Sedgwick Browne, Bradley E. Cooper, Craig A. Huff, Mural R. Josephson, Jonathon Kelly, Wendy Luscombe, and Philip R. McLoughlin are attached hereto as Exhibit 24.
31.1	Certification by the Chief Executive Officer Relating to a Periodic Report Containing Financial Statements pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification by the Chief Financial Officer Relating to a Periodic Report Containing Financial Statements Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of Periodic Report Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.